Exhibit (c)(iii)(D)
About this Budget Paper
Purpose and Scope
Budget Paper No. 3 Budget Estimates provides information on the financial and service delivery performance of general government agencies. The objectives are to:
•	support and explain appropriations from the Consolidated Fund, i.e. the Appropriation Bill

•	meet the requirement under Public Finance and Audit Act 1983 S27AA (2)(c) to provide ‘information about the results and services and total expenses of each service group’

•	support transparency and accountability by reporting on planned performance from the previous Budget, and explain how resources have been allocated in the current Budget.
The general government sector represents the scope of the Budget. As such, this Budget Paper only includes those agencies. Budget Paper No. 2, Budget Statement, gives an overview of the general government sector together with the classification of agencies (see Appendix C) and a glossary.
New Cluster and Appropriation Arrangements
The Government announced a restructure of government agencies in April 2011. This included regrouping agencies into nine clusters (previously 13 clusters).
Clusters comprise a group of aligned entities. Clusters do not represent a legal or reporting entity. Individual agencies are separate legal entities which are required to prepare financial and annual reports.
The aim of the cluster arrangements is to improve government services and outcomes for the community by:
•	pursuing common objectives across agencies

•	better integrating services

•	helping to allocate resources to high priority areas.
To support this aim, the Government has implemented in this Budget a new approach to appropriations.
Coordinating Ministers for each cluster will receive an appropriation for the principal department. With the support of Portfolio Ministers and the Director-General of each principal department, the Coordinating Ministers will be responsible for allocating resources to agencies within the cluster.

Budget Estimates 2011-12	i

Using this Budget Paper
Agencies previously receiving an appropriation will now receive grant funding from the principal department.
A number of smaller agencies will continue to be funded through separate appropriations to maintain their independence from government. These include bodies such as the Ombudsman’s Office, the Independent Commission Against Corruption, and the Office of the Director of Public Prosecutions.
Agency disclosures
This Budget Paper is structured into chapters by cluster. Each chapter begins with an overview of total expenses and capital expenditure for each agency within the cluster.
Detailed information is then given for each agency in the cluster, in a results and services format as prescribed in Treasury Policy Paper TPP06-9, What You Do and Why — An agency guide to defining results and services. There are some exceptions for smaller or self-funded agencies.
The information set out for each agency generally includes commentary, performance information and financial statements, although not all sections are relevant for each agency. The sections are explained below.
Commentary

Section		Definition
Introduction	Purpose	The role, main activities and responsibilities of an agency.

	Results and Services	The results that the agency is working towards and the key services that the agency provides to achieve these results. This section also notes where an agency is a lead agency for the NSW 2021 Plan.

2011-12 Budget Highlights		The agency’s major and significant ongoing and new initiatives for 2011-12, as well as any election commitments that will support the delivery of its services. For further detail on capital projects, see Budget Paper No. 4 Infrastructure Statement.

ii	Budget Estimates 2011-12

Introduction

Delivery	Recent Achievements	The agency’s major achievements in 2010-11. This section may show how new funding has improved services and any significant changes in functions, responsibilities or the operating environment.

	Future Directions	The high level strategies the agency is pursuing over the medium to long term and how these strategies ensure that services provided are achieving results.
Performance Information

Section		Definition
Result Indicators	Result	A description of the desirable impact of services on the community, the environment or the economy. It is consistent with Government priorities.

	Result Indicators	Information about the agency’s progress in achieving its desired results, including NSW 2021 Plan goals.

Service Group Statements	Service description	The services and activities that are linked together under the service group. They are grouped on the basis of the results they contribute to, the client group they serve, common cost drivers or other service measures.

	Linkage to results	A description of the range of intermediate results that contribute to the high level results which the agency targets in the longer term (see the Results and Services section of the commentary).

	Service measures	The indicators of how efficiently the agency delivers its services, as well as the quality, volume, access and timeliness of the service delivery.

	Employees	The number of staff engaged on services provided by the service group. These figures represent an estimate of annual average staffing, including temporary and short-term casual staffing, expressed on a full-time equivalent basis.

	Expenses	The type of expenses for a service group with significant items listed.

	Capital expenditure	The expenditure on the purchases of property, plant and equipment being planned by the agency for the service group.
Revenue and net cost of services was previously reported for each service group. Under the new appropriation arrangements these items are misleading at a service group level. This is because appropriations are not treated as revenue whereas grant funding is treated as revenue. The resources deployed by government to an activity, is now better shown by expenses.

Budget Estimates 2011-12	iii

Using this Budget Paper
Financial Statements
Financial statements are on an accrual basis and in line with Australian Accounting Standards.

Operating Statement	The statement details the major categories of expenses and revenues for each agency.

Balance Sheet	The assets and liabilities of the agency with the difference being the net investment by the community in the form of equity in that agency.

Cash Flow Statement	The statement details the cash impacts of agency activities including the cash appropriations sourced from taxation. The movement in cash disclosed equates to the difference between the opening and closing cash amounts in the Balance sheet.

Recurrent Funding Statement	A statement of government funding support, as shown in the Appropriation Bill, towards meeting the net cost of services (not relevant to all agencies).

Capital Funding Statement	A statement of government funding support, as shown in the Appropriation Bill, towards capital expenditure (not relevant to all agencies).

iv	Budget Estimates 2011-12

1.	The Legislature

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

The Legislature
Total Expenses	129.2	137.6	6.5
Capital Expenditure	10.6	8.6	-18.6

Budget Estimates 2011-12	1 - 1

The Legislature
Introduction
Purpose
The Legislature, or Parliament of New South Wales, provides a system of representative and responsible government by:
•	making laws

•	providing a forum for supervising and scrutinising the Executive Government and for debating public issues.
Departments within the Legislature provide support services for the Legislative Council, Legislative Assembly and Members of Parliament, and for the operation of the Parliament House building.
The Parliament operates under the Constitution Act 1902.
Results and Services
The Legislature works towards the following results.
•	Members are able to consider Bills and committees can operate effectively and efficiently in both Houses of Parliament.

•	The community is aware of the role and functions of the Parliament and has access to Members and Parliament House.
Contributing to these results, the Legislature’s key services are:
•	providing chamber and committee support services, such as procedural advice, research, public consultation and Parliamentary reporting

•	providing Members’ support services, such as organisational development, salary and entitlement administration, facilities management and information

•	running community access programs, such as school visits, tours, exhibitions and displays, public events and functions, web streaming and Member newsletters.
2011-12 Budget Highlights
In 2011-12, the Legislature’s key initiatives will include spending:
•	$1 million to replace the telephone systems in Legislative Assembly Members’ electorate offices

•	$882,000 to upgrade the Legislative Council’s broadcasting system.

1 - 2	Budget Estimates 2011-12

The Legislature
Delivery
Recent Achievements
In 2010-11, the Legislature’s key achievements included:
•	delivering an effective induction program for 61 new Members of Parliament supported by an ongoing program of training and support

•	upgrading the Legislative Assembly’s broadcasting system

•	building the Macquarie Room, a purpose-built, modern committee room

•	upgrading computer and office equipment in all electorate offices

•	upgrading the SAP financial management system

•	enhancing security and safety infrastructure within the Parliament House precinct

•	providing Wi-Fi internet access in the chambers

•	reviewing the structure, staffing and employment processes of the Department of the Legislative Assembly

•	establishing the Parliamentary Budget Office.
Future Directions
In future years, the Legislature plans to:
•	further improve services to support sittings of the Houses and committees

•	engage new technology to provide a higher level of service to Members with online training, electronic payroll, human resources and finance transactions, and information via the SAP portal

•	further improve access to information about the work of Parliament and Members

•	enhance community awareness of, and access to, the heritage values of Parliament House.

Budget Estimates 2011-12	1 - 3

The Legislature
Performance Information
Result Indicators
Chambers and committees operate effectively

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Bills passed by both Houses and received assent	no.	120	125	80	101	110
Sitting hours per year	no.	909	864	693	852	1,150
Committee reports	no.	70	67	70	57	75
Committee meetings	no.	280	287	227	165	325
Cost of support service/total Expenditure(a)%		32.9	35.2	27.8	35.0	35.0

(a)	This indicator is a benchmark for cost effectiveness of support services provided to Members of Parliament.
Community awareness and access

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Participants in education programs(a)	no.	33,663	31,380	33,000	29,825	32,550
Committee inquiry participants	no.	2,055	3,413	1,622	1,256	3,400

(a)	This indicator includes school and other tour groups.

1 - 4	Budget Estimates 2011-12

The Legislature
Service Group Statements
Chamber and Committee Support

Service description:	This service group covers specialist advice, information and research services for Members, operational support for the chambers, secretariat services for committees, and Hansard services for the Houses and committees.

Linkage to results:	This service group contributes to the Parliament of New South Wales fulfilling its role as a representative and legislative body by working towards a range of intermediate results that include:

• the effective functioning of the Parliament and its committees

• Members of Parliament are supported to fulfil their Parliamentary roles.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	112	107	110	97	100

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	16,806	17,488	18,156
Total expenses include the following:
Employee related	8,074	8,723	8,536
Other operating expenses	3,531	3,520	3,502
Other expenses	4,394	4,471	5,144

Capital Expenditure	919	1,251	778

Budget Estimates 2011-12	1 - 5

The Legislature
Members’ Support

Service description:	This service group covers Members’ services (the provision of human resources services to Members and the administration of Members’ salaries and entitlements); facilities management (maintenance of Members’ offices, the Parliament House building and associated services such as security, catering, building services) financial services and information services. For Legislative Assembly Members, it includes management of electorate offices lease, fit out and maintenance of equipment and amenities.

Linkage to results:	This service group contributes to the Parliament of New South Wales fulfilling its role as a representative and legislative body by working towards a range of intermediate results that include:

• the effective functioning of the Parliament and its committees and

• Members of Parliament are supported to fulfil their Parliamentary roles.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
FTE Members’ staff supported	no.	286	271	295	268	270
IT helpdesk calls from Members and staff	no.	7,328	3,375	7,000	11,217	7,400
Employees:	FTE	403	408	407	406	408

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	105,228	107,852	111,970
Total expenses include the following:
Employee related	50,562	53,792	52,639
Other operating expenses	22,163	21,711	21,597
Other expenses	27,462	27,576	31,722

Capital Expenditure	8,529	9,246	6,303

1 - 6	Budget Estimates 2011-12

The Legislature
Community Access

Service description:	This service group covers community education services such as school tours, visitor tours and open days and education in service sessions for teachers; exhibition services (historical displays, art exhibitions, expositions); public events and functions, particularly using the building’s function rooms; web streaming of the proceedings in both Houses and Members’ newsletters to constituents.

Linkage to results:	This service group contributes to the Parliament of New South Wales fulfilling its role as a representative and legislative body by working towards the intermediate result of community access and awareness of the role and functions of the Parliament.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Education programs conducted	no.	120	113	90	78	115
Employees:	FTE	32	35	32	34	33

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	7,151	7,157	7,429
Total expenses include the following:
Employee related	3,438	3,570	3,492
Other operating expenses	1,504	1,441	1,433
Other expenses	1,867	1,830	2,105

Capital Expenditure	1,155	1,010	1,555

Budget Estimates 2011-12	1 - 7

The Legislature
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	62,074	66,085	64,667
Other operating expenses	27,198	26,672	26,532
Depreciation and amortisation	6,190	5,863	7,385
Other expenses	33,723	33,877	38,971

Total Expenses Excluding Losses	129,185	132,497	137,555

Less:
Revenue
Sales of goods and services	4,630	5,083	5,285
Investment income	125	215	120
Grants and contributions	—	291	370
Other revenue	135	643	244

Total Revenue	4,890	6,232	6,019

Gain/(loss) on disposal of non current assets	—	(65)	—
Other gains/(losses)	—	(18)	—

Net Cost of Services	124,295	126,348	131,536

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	124,295	126,348	131,536
Recurrent Services Appropriation	108,584	113,221	116,599

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	10,603	11,507	8,636
Capital Works and Services Appropriation	10,603	11,492	8,636

1 - 8	Budget Estimates 2011-12

The Legislature
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000
Assets
Current Assets
Cash assets	2,324	2,192	2,204
Receivables	1,320	1,936	2,345
Inventories	105	119	105

Total Current Assets	3,749	4,247	4,654

Non Current Assets
Property, plant and equipment -
Land and building	126,482	131,033	134,178
Plant and equipment	56,872	57,458	55,789
Intangibles	884	2,038	1,813

Total Non Current Assets	184,238	190,529	191,780

Total Assets	187,987	194,776	196,434

Liabilities
Current Liabilities
Payables	4,342	5,671	5,211
Provisions	5,208	4,879	4,900

Total Current Liabilities	9,550	10,550	10,111

Non Current Liabilities
Provisions	44	47	45

Total Non Current Liabilities	44	47	45

Total Liabilities	9,594	10,597	10,156

Net Assets	178,393	184,179	186,278

Equity
Reserves	27,199	32,806	32,806
Accumulated funds	151,194	151,373	153,472

Total Equity	178,393	184,179	186,278

Budget Estimates 2011-12	1 - 9

The Legislature
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000
Cash Flows From Operating Activities
Payments
Employee related	52,798	58,903	56,188
Other	65,099	64,820	69,165

Total Payments	117,897	123,723	125,353

Receipts
Sale of goods and services	4,716	4,804	5,007
Interest	125	190	145
Other	3,325	5,258	3,614

Total Receipts	8,166	10,252	8,766

Net Cash Flows From Operating Activities	(109,731)	(113,471)	(116,587)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(9,650)	(9,344)	(8,161)
Other	(953)	(2,163)	(475)

Net Cash Flows From Investing Activities	(10,603)	(11,507)	(8,636)

Cash Flows From Government
Recurrent appropriation	108,584	113,221	116,599
Capital appropriation	10,603	11,492	8,636

Net Cash Flows From Government	119,187	124,713	125,235

Net Increase/(Decrease) in Cash	(1,147)	(265)	12

Opening Cash and Cash Equivalents	3,471	2,457	2,192

Closing Cash and Cash Equivalents	2,324	2,192	2,204

Cash Flow Reconciliation
Net cost of services	(124,295)	(126,348)	(131,536)
Non cash items added back	15,545	13,727	15,785
Change in operating assets and liabilities	(981)	(850)	(836)

Net Cash Flow From Operating Activities	(109,731)	(113,471)	(116,587)

1 - 10	Budget Estimates 2011-12

2. Attorney General and Justice Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

Department of Attorney General and Justice
Total Expenses	1,989.9	5,537.9	178.3
Capital Expenditure	217.4	180.3	-17.1

Judicial Commission of New South Wales
Total Expenses	5.2	5.7	8.7
Capital Expenditure	0.2	0.2	—

Office of the Director of Public Prosecutions
Total Expenses	102.5	110.0	7.3
Capital Expenditure	1.5	1.8	17.2

Department of Rural Fire Service
Total Expenses	230.3	285.4	23.9
Capital Expenditure	8.5	11.3	31.9

Fire and Rescue NSW
Total Expenses	580.6	638.0	9.9
Capital Expenditure	55.6	53.8	-3.2

Information and Privacy Commission
Total Expenses	4.0	5.4	36.8
Capital Expenditure	0.5	0.4	-26.8

Legal Aid Commission of New South Wales
Total Expenses	217.2	241.8	11.3
Capital Expenditure	4.4	4.4	—

Ministry for Police and Emergency Services
Total Expenses	43.0	49.3	14.8
Capital Expenditure	0.1	0.2	72.6

New South Wales Crime Commission
Total Expenses	18.8	19.1	1.6
Capital Expenditure	1.5	1.5	—

NSW Police Force
Total Expenses	2,682.9	3,200.5	19.3
Capital Expenditure	166.2	155.3	-6.5

State Emergency Service
Total Expenses	61.2	67.6	10.5
Capital Expenditure	3.0	2.2	-24.1

NSW Trustee and Guardian
Total Expenses	71.9	81.6	13.5
Capital Expenditure	7.5	7.9	4.8

Budget Estimates 2011-12	2 - 1

Department of Attorney General and Justice
Introduction
Purpose
The Department of Attorney General and Justice delivers legal, court and supervision services to the people of New South Wales by:
•	managing courts and justice services

•	implementing programs to reduce crime and re-offending

•	managing custodial and community-based correctional services

•	protecting rights and community standards

•	advising on law reform and legal matters.
The Department has three divisions. The Attorney General’s division manages court registries and legal jurisdictions, crime prevention programs and victims’ services. It also provides research and legal and policy advice to the Government and community.
The Corrective Services division provides custodial and community correctional services, and programs to reduce the risk of re-offending. It also supports sentencing and releasing authorities, and supplies security at courts.
The Juvenile Justice division runs youth justice conferences and supervises young people on custodial sentences or community-based orders.
Results and Services
The Department is the lead agency for the following NSW 2021 Plan goals.
•	Prevent and reduce the level of re-offending.
•	Improve community confidence in the justice system.
The Department is also the co-lead agency for the following NSW 2021 Plan goal: increase opportunities for people to improve and look after their own neighbourhoods and environment.
The Department works towards the following results.
•	The community has a high level of confidence in the justice system.
•	Crime and re-offending are reduced in the community.
•	Offenders are effectively managed and supervised.

2 - 2	Budget Estimates 2011-12

Department of Attorney General and Justice
Contributing to these results, the Department’s key services are:
•	providing legal, professional and regulatory services, and advising the Government on law, justice and legal reforms

•	administering courts, tribunals and community justice centres

•	providing key support services to courts and tribunal, including transcription, security and library information

•	implementing effective programs to reduce re-offending risks, prevent crime and divert, support and rehabilitate offenders

•	registering births, deaths and marriages and managing estate, guardianship and trustee matters

•	providing legal services to the Government through the Crown Solicitor’s Office

•	providing business and personnel services

•	managing custody, including containing inmates and providing security for inmates, employees and visitors and supervising offenders in the community

•	running youth justice conferences and community-based services for young offenders

•	supervising young offenders when the courts sentence them to detention or order them to stay in custody until their cases are decided.
2011-12 Budget Highlights
In 2011-12 the Department will focus on providing better services through increased efficiency and effectiveness, including appropriate benchmarking and investing in new areas.
In 2011-12, the Department’s key initiatives will include spending:
•	$63.4 million additional recurrent funding and $35 million one-off funding in 2011-12 to Corrective Services in NSW as an adjustment to the funding base which will be offset over time with the diversion of offenders and effort from custody to the community.

•	$40 million over 5 years to fund a new courthouse in Coffs Harbour as part of a new Government Services Precinct

•	$21.3 million recurrent funding over four years to implement the commitment to reduce recidivism below the national average within 10 years. This will be achieved with initiatives such as setting up another drug court facility, creating a specialist drug rehabilitation correctional centre and funding educational and training programs for inmates. $5 million in capital funding has also been allocated towards this commitment

•	$18.6 million to upgrade court facilities such as the Downing Centre, Liverpool, Waverley, Taree, King St, Port Macquarie and other sites around the state

Budget Estimates 2011-12	2 - 3

Department of Attorney General and Justice
•	$11.2 million over four years to reduce the number of young people being held in remand at Juvenile Justice centres by helping courts to speed up bail hearings and assist young people to meet their bail conditions

•	$9.6 million over four years to enhance Juvenile Justice facilities in response to the increased utilisation in recent years

•	$9 million to commence construction of a new courthouse in Armidale.

•	$8.9 million to expand the Forum Sentencing Program to Lismore, Penrith, Tamworth, Cessnock, Port Macquarie, Wagga Wagga and Albury

•	$6.8 million to further transform courts and tribunals through greater use of technology

•	$6.7 million over four years to house young offenders in Broken Hill for short periods on remand under the Remote Remand Model.
Delivery
Recent Achievements
In 2010-11, the Department’s key achievements included:
•	improving court performance, with the State’s Local, District and Children’s Courts ranked first in Australia for finalising criminal matters in a timely way in the Productivity Commission’s Report on Government Services 2011

•	expanding the NSW Drug Court to Toronto in the Hunter region

•	implementing Intensive Corrections Orders (ICOs), a community-based diversion from custody option, now available statewide with mandatory program and work components

•	delivering an online service for lodging civil court documents directly to the Supreme, District and Local Courts as part of the Legal eServices program

•	expanding programs such as the Forum Sentencing Program to six new locations and the Alcohol Magistrates Early Referral Into Treatment (MERIT) program for offenders with alcohol problems to nine more locations in New South Wales

•	opening the South Coast Correctional Centre, a new $155 million facility for up to 600 inmates, as part of the major capital works program that includes the construction of a 250 bed maximum-security facility in Cessnock

•	setting up an assessment centre at Long Bay Correctional Complex for all sentenced sex offenders, to help identify measures that can be introduced early in their sentences to reduce the risk of re-offending

•	improving education and training outcomes for offenders, with a peak of 237 inmates in traineeships and a 15 per cent rise in inmates completing certificates

•	expanding services for the children and families of offenders when they visit correctional centres and improving access to information in different languages

2 - 4	Budget Estimates 2011-12

Department of Attorney General and Justice
•	establishing the 10-bed, pre-release Waratah Unit at Reiby Juvenile Justice Centre, which aims to provide a program to reduce the re-offending cycle of young people once they leave detention

•	implementing two new Alternative Dispute Resolution programs in the Children’s Court including a new model of dispute resolution conference and an external care and protection mediation pilot

•	running the Bail Assistance Line, which in its first 12 months has given safe accommodation to nearly 40 young people so they are not remanded in custody
Future Directions
In future years, the Department plans to:
•	reduce re-offending through a range of community and custodial programs that focus on addressing and changing behaviours

•	review and re-allocate resources from custody-based to community-based programs, such as rolling out ICOs to create more opportunities to reduce re-offending and strengthen supervision in the community

•	assess and review the most appropriate allocation of custodial resources and facilities

•	improve the effectiveness of treatment and intervention programs by streamlining resources and focusing on programs that deliver the best outcomes in reducing re-offending

•	expand the Work and Development Order Scheme across the state, extending eligibility and reducing red tape to enter the scheme

•	reform bail laws based on the recommendations of the Law Reform Commission

•	establish an independent Inspector of Custodial Services to oversee custodial and juvenile justice corrective services

•	focus on managing young offenders and diverting them from preventable remand, by expanding the Juvenile Justice’s Court Intake Team and continuing the Bail Assistance Line

•	establish a Commissioner of Victims Rights to advise government and assist victims in their interactions with government agencies and other organisations

•	engage more victims of crime in restorative justice by expanding forum and circle sentencing processes to new areas and increasing the support available through those programs

•	reduce the number of Aboriginal offenders breaching court orders and reappearing at court, specifically for breaches of apprehended violence orders and bond conditions

•	introduce new ways to manage graffiti by empowering local communities and working closely with local government

•	address the causes of crime through the development and expansion of appropriate evidence-based programs

•	increase the use of social media to directly communicate with the community about crime

Budget Estimates 2011-12	2 - 5

Department of Attorney General and Justice
•	engage the community and non-government organisations (NGOs) to ensure greater understanding of the justice system and identification of best practice solutions

•	transform the court system and deliver improved customer service through online initiatives such as Legal eServices and the Online Registry

•	streamline court processes to reduce costs to litigants, witnesses and provide support to victims

•	increase community awareness and use of Alternative Dispute Resolution and Community Justice Centres to resolve disputes

•	improve court facilities for the community through the Court Upgrade Program

2 - 6	Budget Estimates 2011-12

Department of Attorney General and Justice
Performance Information
Result Indicators
The community has a high level of confidence in the justice system

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Net cost per finalised case:
Supreme Court		$3,290	4,163	5,300	4,392	4,612
District Court		$4,034	4,253	4,600	4,474	4,697
Local Court		$333	366	350	384	403
Clearance rate:
Supreme Court	%	105	121	100	100	100
District Court	%	97	101	100	100	100
Local Court	%	96	93	96	97	97
Pending criminal matters <12 mths old:
Supreme Court	%	89	90	90	90	90
District Court	%	96	90	95	90	90
Pending civil matters <12 mths old:
Supreme Court	%	76	72	75	73	73
District Court	%	80	85	85	83	73
Pending Local Court criminal matters < 6 mths old)%		88	89	88	92	90

Crime and re-offending are reduced in the community — Attorney General’s Division

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Major crime trends across local government areas that are stable or falling (a)%		95.0	96.1	95.0	n.a.	n.a.
Persons accepted to Magistrates’ Early Referral into Treatment Program (b)	no.	1,857	1,787	1,900	1,900	1,900
Offenders completing Forum Sentencing Program (c)	no.	98	186	500	307	1,100
Victims who participated in Forum Sentencing conferences (d)	no.	44	105	300	179	605

(a)	This indicator is a proxy measure for the level of public safety: if a higher number of crime trends are stable or falling then the level of crime is falling and safety is increasing. Data for 2010-12 and 2011-12 not available at time of printing.

(b)	This indicator shows the number of local court adult defendants with illicit drug use problems voluntarily entering drug treatment diversion programs.

(c)	This indicator measures the number of offenders referred to the Forum Sentencing Program who successfully completed Intervention Plans. It is expected that the number will increase once the program is rolled out to further courts from the next financial year.

(d)	This indicator measures the number of victims who participated in Forum Sentencing conferences.

Budget Estimates 2011-12	2 - 7

Department of Attorney General and Justice
Crime and re-offending are reduced in the community — Corrective Services Division

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Custodial offenders returning to corrective services with a new corrective services sanction within two years	%	42.9	42.4	42.9	43.1	43.1
Custodial offenders returning to corrective services within two years (any sanction)%		44.9	45.2	44.9	46.2	46.2
Community offenders returning to corrective services with a sanction within two years	%	18.6	13.0	18.6	12.4	12.4
Community offenders returning to corrective services within two years (any sanction)%		27.8	23.9	27.8	23.1	23.1

These indicators measure the achievement of the NSW 2021 Plan goal: prevent and reduce the level of re-offending. The target is to reduce juvenile and adult re-offending by 5 per cent by 2016.
Crime and re-offending are reduced in the community — Juvenile Justice Division

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Juvenile re-offending (a)%		35.0	35.0	34.0	34.0	33.0
Juvenile re-offending by service: (b)
Custody	%	62.0	62.0	61.0	61.0	60.0
Community	%	55.0	55.0	54.0	50.0	49.0
Youth Justice Conferencing	%	44.0	44.0	42.0	40.0	39.0

(a)	The figure for 2009-10 is an estimate as re-offending is monitored in the 12 months after an initial offence.

(b)	The figures for 2010-11 is an estimate as re-offending is monitored in the 12 months after an initial offence.
These indicators measure the achievement of the NSW 2021 Plan goal: prevent and reduce the level of re-offending. The target is to reduce juvenile and adult re-offending by 5 per cent by 2016.

2 - 8	Budget Estimates 2011-12

Department of Attorney General and Justice
Offenders are effectively managed and supervised in custody — Corrective Services Division

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Aboriginal offenders- enrolled in customised basic education and vocational training (a)	no.	726	750	800	1,799	1,800
Assaults on staff (per 100 staff)	no.	0.6	0.6	0.6	0.3	0.3
Assaults on inmates (per 100 inmates) (b)	no.	13.1	13.4	13.4	13.2	13.2
Escapes from custody: (b)
Open custody	%	0.3	0.1	0.0	0.6	0.5
Secure custody	%	0.10	0.00	0.00	0.02	0.01
Daily average out-of-cell hours:
Open custody	no.	13.4	19.1	13.4	19.1	19.2
Secure custody	no.	7.1	6.7	7.1	6.7	6.8
Visits to inmates	no.	202,890	214,746	196,500	210,313	211,000

(a)	These indicators show the results of humane management strategies for inmates by providing basic education and facilitating support for family contacts.

(b)	These indicators show the effectiveness of safe management in custody.
Note: There were larger class sizes from 2010-11 and improved data collection to capture enrolments into educational programs for Aboriginal offenders.
Offenders are effectively managed and supervised in custody — Juvenile Justice Division

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Safety/security breaches per 1,000 admissions:
Deaths in custody	no.	0	0	0	0	0
Self-harm incidents	no.	43.0	36.0	30.0	25.0	20.0
Escapes from secure perimeter	no.	0.8	1.0	0	0	0
Community-based orders completed	%	86	85	85	84	85

Budget Estimates 2011-12	2 - 9

Department of Attorney General and Justice
Offenders are effectively managed and supervised in the community — Corrective Services Division

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Revocations by State Parole
Authority (calendar year):
Parole Orders (a)	no.	2,066	2,228	2,341	2,318	2,300
Home Detention Orders	no.	54	55	54	23	30
Periodic Detention Orders	no.	404	451	282	182	50
Average Number of Drug Court Offenders supervised in the community	no.	161	174	160	165	165
Community based orders successfully completed (b)%		80.0	85.0	80.0	84.0	85.0
Safety/security breaches per 1,000 admissions:
Deaths in Custody	no.	0	0	0	0	0
Self-harm incidents	no.	43	36	30	25	20
Escapes from secure perimeter	no.	0.8	1.0	0.0	0.0	0.0

(a)	This indicator shows the effective supervision/monitoring of offenders in the community. Increases in diversionary and intervention programs in recent years are expected to result in reductions of orders.

(b)	This indicator shows the effectiveness of managing offenders in the community.
Offenders are effectively managed and supervised in the community — Juvenile Justice Division

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Conferences held that include victim participation	%	50	77	60	71	75
Conferences held that include community or other government agency participation	%	80	88	87	90	90

These indicators show the level of victim or community participation in conferences. Although participation by victims is not mandatory, it is encouraged when appropriate.

2 - 10	Budget Estimates 2011-12

Department of Attorney General and Justice
Service Group Statements
Legal Policy and Regulatory Services

Service description:	This service group covers the provision of advice to Government on law and justice and the development and implementation of legislation, legal reforms, evidence-based policies and justice programs. It also covers the regulation of the activities of professional groups, collection of statistical information and research on crime, privacy services, legal assistance and representation, and investigation and resolution of complaints.

Linkage to results:	This service group contributes to community confidence in the justice system and a reduction of crime and re-offending in the community by working towards a range of intermediate results that include:

• an accessible, efficient and effective justice system

• evidence-based justice policy and research

• high quality client services

• rights that are protected and promoted

• the timely investigation and resolution of complaints.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Proposals for legislative reform considered by Parliament	no.	31	30	28	21	28
Requests for statistical information completed by Bureau of Crime Statistics and Research	no.	1,227	1,015	1,000	736	736
Higher Court matters completed by Public Defenders	no.	1,060	794	840	778	778
Employees:	FTE	273	285	285	270	268

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	53,617	54,479	57,154
Total expenses include the following:
Employee related	36,141	35,761	37,656
Other operating expenses	8,859	9,778	10,387
Grants and subsidies	304	494	309
Other expenses	5,049	5,156	5,285

Capital Expenditure	912	1,512	1,512

Budget Estimates 2011-12	2 - 11

Department of Attorney General and Justice
Court Services

Service description:	This service group covers the administration of NSW courts, tribunals and community justice centres. It also covers drug and alcohol diversionary programs and the provision of support for vulnerable witnesses, victims of sexual assault and clients with mental health problems.

Linkage to results:	This service group contributes to community confidence in the justice system and a reduction of crime and re-offending in the community by working towards a range of intermediate results that include:

• an accessible, efficient and effective justice system

• support for court processes and participants

• evidence-based justice policy and research.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Cases Finalised:
Supreme Court (a)	no.	15,448	13,851	13,000	n.a.	n.a.
District Court	no.	19,829	20,031	19,000	19,250	19,500
Local Court	no.	358,367	345,140	367,000	350,000	350,000
Community Justice Centre mediation sessions held	no.	1,612	1,725	1,600	1,700	1,650
Finalisations per FTE Judicial Officer:
Supreme Court (a)	no.	253	266	215	n.a.	n.a.
District Court	no.	302	308	280	296	305
Local Court	no.	3,171	2,615	3,300	2,652	2,632

Employees:	FTE	2,029	1,966	1,958	1,916	1,974

(a)	Data for 2010-11 and 2011-12 not available at time of printing.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	440,296	437,645	450,427
Total expenses include the following:
Employee related	271,026	270,652	275,581
Other operating expenses	61,406	62,469	67,230
Grants and subsidies	4,368	2,170	3,990
Other expenses	46,283	45,109	45,761

Capital Expenditure	46,297	40,736	19,101

2 - 12	Budget Estimates 2011-12

Department of Attorney General and Justice
Court Support Services

Service description:	This service group covers the provision of key support services to NSW courts and tribunals, including court transcription services, court security, jury management and library information services.

Linkage to results:	This service group contributes to community confidence in the justice system and a reduction of crime and re-offending in the community by working towards a range of intermediate results that include:
• an accessible, efficient and effective justice system
• evidence-based justice policy and research
• support for court processes and participants.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Local Court sittings with uniformed sheriff’s officer present	%	79	79	80	80	80
Satisfaction with law libraries services	%	95	98	95	79	85
Transcript pages provided as daily transcript	no.	378,149	390,281	385,000	403,524	410,000

Employees:	FTE	801	781	781	700	700

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	93,709	93,853	95,361

Total expenses include the following:
Employee related	64,508	63,667	64,044
Other operating expenses	12,872	14,215	14,976
Grants and subsidies	2	—	10
Other expenses	8,819	8,712	9,439

Capital Expenditure	2,772	4,155	2,288

Budget Estimates 2011-12	2 - 13

Department of Attorney General and Justice
Crime Prevention and Community Services

Service description:	This service group covers the development of evidence-based policies and programs to prevent crime and reduce re-offending, to reduce Aboriginal involvement in criminal justice processes and to promote antidiscrimination and equal opportunity principles and policies. It also provides support to victims of crime by providing access to services and entitlements to aid their recovery.

Linkage to results:	This service group contributes to community confidence in the justice system and a reduction of crime and re-offending in the community by working towards a range of intermediate results that include:
• reduced incidence of crime
• effective crime prevention programs
• increased victim and community understanding and participation in the justice system
• support for victims of crime.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Antidiscrimination complaints closed	no.	1,121	1,210	1,100	1,060	1,100
Victims Compensation Tribunal applications received	no.	8,212	9,245	9,000	8,854	8,000

Employees:	FTE	177	160	175	235	235

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	115,467	118,793	119,975
Total expenses include the following:
Employee related	16,696	22,073	19,325
Other operating expenses	5,858	6,097	7,618
Grants and subsidies	15,062	18,033	13,911
Other expenses	75,987	70,913	76,863

Capital Expenditure	568	1,210	1,315

2 - 14	Budget Estimates 2011-12

Department of Attorney General and Justice
Registry of Births, Deaths and Marriages

Service description:	This service group covers the provision of an accurate, consistent, equitable and secure system for the registration of births, deaths and marriages in New South Wales. Information recorded in the system is used to provide a range of certificates, products and information services, including reliable data for planning and research.

Linkage to results:	This service group contributes to community confidence in the justice system by working towards a range of intermediate results that include:
• individuals who are represented and their life matters effectively managed
• rights that are protected and promoted
• high quality client services.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Customer transaction volumes (applications and registrations)	no.	774,206	775,819	785,000	766,968	790,000
Compliance with Guarantee of Service (standard certificate applications)%		66.0	88.0	85.0	100.0	100.0
Employees:	FTE	139	168	168	175	175

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	23,141	21,217	23,924
Total expenses include the following:
Employee related	15,113	13,892	15,247
Other operating expenses	5,740	5,367	6,389

Capital Expenditure	4,826	7,829	9,767

Budget Estimates 2011-12	2 - 15

Department of Attorney General and Justice
Crown Solicitor’s Office

Service description:	This service group covers the provision of core and non-core (general) legal services to NSW Government. Government agencies must engage the Crown Solicitor to perform core legal services for matters that have implications for government beyond an individual Minister’s portfolio, involve the constitutional powers and privileges of the State or raise issues that are fundamental to the responsibilities of government. The Crown Solicitor’s Office also competes with the private legal profession for non-core legal work.

Linkage to results:	This service group contributes to community confidence in the justice system by working towards a range of intermediate results that include:
• high quality client services
• an accessible, efficient and effective justice system
• rights that are protected and promoted.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Average daily billable hours per solicitor	no.	4.8	4.8	4.9	5.0	5.0
Proportion of core work to total work	%	59.8	63.1	62.7	66.1	66.4

Employees:	FTE	315	326	326	338	338

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	52,632	65,217	54,826
Total expenses include the following:
Employee related	34,928	34,259	35,623
Other operating expenses	5,755	6,093	6,998
Other expenses	10,250	23,287	10,506

Capital Expenditure	1,728	511	1,550

2 - 16	Budget Estimates 2011-12

Department of Attorney General and Justice
Business and Personnel Services

Service description:	This service group covers the provision of personnel services to the Office of the Public Guardian and the Legal Profession Admission Board.

Linkage to results:	This service group contributes by providing business and personnel services.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:

NSW Trustee and Guardian	FTE	493	522	522	505	505
Office of the Public Guardian	FTE	68	61	61	62	62
Legal Profession Admission Board	FTE	9	28	28	10	10

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	59,978	52,636	59,980
Total expenses include the following:
Employee related	59,978	52,627	59,980
Other operating expenses	—	9	—

Budget Estimates 2011-12	2 - 17

Department of Attorney General and Justice
Custody Management

Service description:	This service group covers the containment of inmates in correctional centres and the provision of a secure environment for inmates, employees and visitors. This involves providing advice to courts and releasing authorities and maintaining reliable security systems, including escort security. It also includes providing support for inmates with special service needs, such as those requiring compulsory drug treatment, mental health and other disability services, therapeutic treatment for violence and sexual offending, and for specific age and Aboriginal issues.

Linkage to results:	This service group contributes to ensuring offenders are effectively managed and supervised by working towards a range of intermediate results that include the following.
• There is effective security for the management of corrective centres, court custody and travel/escort of prisoners.
• Visits with family and friends are facilitated.
• Offenders have access to personal development programs and are encouraged to undertake them.
• Offenders have access to, and are encouraged to participate in, programs designed to reduce the risk of re-offending.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Daily average out-of-cell hours	no.	9.3	11.1	9.3	11.1	11.2
Average recurrent cost per inmate per day:
Low security/periodic		$187	175	194	182	182
Medium/high security		$217	211	209	209	210
Escorts and court security conduct	no.	165,070	160,637	179,100	134,323	135,000
Video conferences conducted	no.	37,100	31,345	42,000	35,045	38,550

Employees:	FTE	4,451	4,575	4,600	4,806	4,570

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	691,244	769,626	763,472
Total expenses include the following:
Employee related	423,867	489,385	483,689
Other operating expenses	189,396	203,616	199,164
Grants and subsidies		450	732
Other expenses	198	5	7

Capital Expenditure	113,329	85,294	99,066

2 - 18	Budget Estimates 2011-12

Department of Attorney General and Justice
Supervision of Offenders in the Community

Service description:	This service group covers the supervision of offenders in community programs and the delivery of offender programs in the community.

Linkage to results:	This service contributes to ensuring offenders are effectively managed and supervised by working towards a range of intermediate results that include the following.
• Courts and releasing agencies have the relevant information and advice to make appropriate orders about community release offenders.
• Offenders are effectively supervised and supported in working towards the successful completion of the order.
• A range of community-based sentencing options are available to meet the needs of diverse offender groups.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Advice to courts/releasing authorities	no.	32,985	32,039	33,100	29,898	30,000
Average recurrent cost per offender per day		$20.20	21.48	22.00	24.50	25.00
Diversionary programs: total registrations — caseload intake	no.	28,117	26,926	28,220	24,128	25,000

Employees:	FTE	1,091	1,095	1,193	1,037	1,037

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	130,781	158,439	158,069
Total expenses include the following:
Employee related	98,419	118,372	116,862
Other operating expenses	27,279	32,839	33,828
Grants and subsidies	1	83	135

Capital Expenditure	10,837	5,601	—

Budget Estimates 2011-12	2 - 19

Department of Attorney General and Justice
Offenders Program

Service description:	This service group covers the delivery of offender programs designed to reduce risks of re-offending and providing support services to help offenders re-settle and integrate back into the community.

Linkage to results:	This service group contributes to reducing re-offending and ensuring offenders are effectively managed and supervised by working towards a range of intermediate results that include:

• strategic partnerships with other government and non-government agencies providing offenders with community support and meeting resettlement needs

• increase in offenders successfully completing education and training courses

• increase in offender employment after release from custody

• reduction in the rate of re-offending.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Targeted offender programs completed by inmates:
Addiction	no.	4,650	4,813	5,000	4,217	4,217
Aggression and violence programs	no.	577	452	600	403	403
Readiness	no.	1,500	1,497	1,650	1,045	1,045
Employment training — rate of inmate employment	%	75.9	76.9	75.9	78.3	78.0
Offender risks/needs assessments completed (a)	no.	37,221	30,174	20,000	28,345	30,000
Inmate participation in education programs ratio	%	33.9	34.0	33.9	28.1	30.0

Employees:	FTE	1,334	1,230	1,256	1,312	1,248

(a)	The number of assessments completed is expected to decrease due to changes to the integrated case management policy in June 2009.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	144,268	160,732	161,090
Total expenses include the following:
Employee related	118,204	126,602	125,131
Other operating expenses	19,215	24,755	25,649
Grants and subsidies	4,744	6,215	7,132
Other expenses		27	28

Capital Expenditure	6,533	5,601

2 - 20	Budget Estimate 2011-12

Department of Attorney General and Justice
Community Based Services

Service description:	This service group covers the administration of youth justice conferences, the supervision of young offenders on community-based sentences on order of the courts, the provision of reports to the courts, support for young people seeking bail and court-ordered supervision of young offenders on bail. It also covers the provision of counselling and interventions to address young offenders’ risk of re-offending.

Linkage to results:	This service group contributes to reducing re-offending and ensuring offenders are effectively managed and supervised by working towards a range of intermediate results that include the following.

• Eligible young offenders are referred to conferences.

• Young offenders complete their outcome plans.

• Young offenders in the community are effectively supervised and complete their orders.

• Detainees and community-based young offenders are assessed and receive the most appropriate intervention and programs.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Supervision orders	no.	4,708	4,466	4,900	4,324	4,500
Remand interventions	no.	6,121	6,177	6,500	5,477	5,500
Bail supervisions	no.	980	1,096	1,000	1,327	1,410
Youth Justice Conference referrals processed	no.	1,915	2,086	2,300	2,124	2,280
Youth Justice Conferences facilitated	no.	1,441	1,659	2,000	1,626	1,810
Youth Justice Conference Outcome Plans agreed	no.	1,493	1,600	1,650	1,564	1,680
People participating in Youth
Justice Conferences	no.	5,152	6,593	6,500	6,178	6,500

Employees:	FTE	362	367	390	402	411

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	68,420	71,929	70,405
Total expenses include the following:
Employee related	47,329	46,957	45,706
Other operating expenses	9,117	12,384	10,725
Grants and subsidies	6,913	7,467	8,951
Other expenses	1,503	1,398	1,406

Capital Expenditure	4,818	8,036	6,566

Budget Estimate 2011-12	2 - 21

Department of Attorney General and Justice
Juvenile Custodial Services

Service description:	This service group covers the supervision of young offenders sentenced by the courts to detention or ordered by the courts to remain in custody pending the outcome of their court cases. It also covers the provision of counselling and intervention to address young offenders at risk of re-offending and transport for detainees to and from juvenile justice centres.

Linkage to results:	This service group contributes to reducing re-offending and ensuring offenders are effectively managed and supervised by working towards a range of intermediate results that include the following.

• Detainees are supervised in a safe, humane and secure environment.

• Detainees and community-based young offenders are assessed and receive the most appropriate interventions and programs.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Average daily number in custody	no.	427	434	490	391	412
Control admissions	no.	711	634	700	558	540
Remand admissions	no.	4,634	4,911	5,000	5,194	5,100
Total admissions	no.	4,732	5,073	5,100	5,343	5,300
Average length of time in custody or remand	days	16.4	10.5	14.0	9.5	8.8

Employees:	FTE	1,317	1,149	1,125	1,183	1,218

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	116,340	119,582	130,602
Total expenses include the following:
Employee related	90,628	87,199	97,431
Other operating expenses	14,464	20,557	21,584
Grants and subsidies	1,104	1,216	1,036
Other expenses	3,022	3,077	3,194

Capital Expenditure	24,750	19,722	39,117

2 - 22	Budget Estimate 2011-12

Department of Attorney General and Justice
Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Attorney General and Justice cluster. This includes funding to the Department of Rural Fire Service, Fire and Rescue NSW, Information and Privacy Commission, Legal Aid Commission of New South Wales, Ministry for Police and Emergency Services, New South Wales Crime Commission, NSW Police Force and State Emergency Service.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	—	—	3,392,613
Grants and subsidies	—	—	3,392,613
Department of Rural Fire Service	—	—	24,688
Fire & Rescue NSW	—	—	86,061
Information & Privacy Commission	—	—	5,638
Legal Aid commission of New South Wales	—	—	176,577
Ministry for Police & Emergency Services	—	—	36,072
New South Wales Crime Commission	—	—	18,501
NSW Police Force	—	—	3,039,065
State Emergency Services	—	—	6,011

Budget Estimate 2011-12	2 - 23

Department of Attorney General and Justice
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	1,276,837	1,361,446	1,376,275
Other operating expenses	359,961	398,179	404,548
Depreciation and amortisation	158,051	160,984	165,484
Grants and subsidies	32,498	36,128	3,428,819
Finance costs	11,435	9,727	10,283
Other expenses	151,111	157,684	152,489

Total Expenses Excluding Losses	1,989,893	2,124,148	5,537,898

Less:
Revenue
Sales of goods and services	244,112	237,657	254,078
Investment income	6,927	6,182	5,508
Retained taxes, fees and fines	9,400	13,531	9,400
Grants and contributions	19,546	22,147	18,870
Other revenue	17,675	26,806	19,292

Total Revenue	297,660	306,323	307,148

Gain/(loss) on disposal of non current assets	10	(3,278)	10
Other gains/(losses)	(2,020)	4,328	(22)

Net Cost of Services	1,694,243	1,816,775	5,230,762

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	1,694,243	1,816,775	5,230,762
Recurrent Services Appropriation	1,486,968	1,605,340	4,979,841

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	217,370	180,207	180,282
Capital Works and Services Appropriation	213,899	204,307	173,209

2 - 24	Budget Estimate 2011-12

Department of Attorney General and Justice
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	95,009	76,775	96,459
Receivables	53,002	59,857	58,012
Inventories	6,945	11,063	11,063
Other	8,576	20,520	20,520

Total Current Assets	163,532	168,215	186,054

Non Current Assets
Receivables	49,310	56,644	56,644
Other financial assets	119,953	129,258	129,258
Property, plant and equipment -
Land and building	2,933,384	3,321,954	3,332,774
Plant and equipment	193,880	202,582	182,552
Infrastructure systems	36,763	39,514	54,555
Intangibles	82,327	100,931	112,998
Other	1,339	3,920	3,920

Total Non Current Assets	3,416,956	3,854,803	3,872,701

Total Assets	3,580,488	4,023,018	4,058,755

Liabilities
Current Liabilities
Payables	112,490	110,610	130,408
Borrowings at amortised cost	3,317	3,655	2,928
Tax	1,413	—	—
Provisions	166,899	187,001	189,183
Other	13,439	17,887	11,962

Total Current Liabilities	297,558	319,153	334,481

Non Current Liabilities
Borrowings at amortised cost	91,836	91,814	91,156
Provisions	45,300	51,744	54,342
Other	6,763	5,993	4,805

Total Non Current Liabilities	143,899	149,551	150,303

Total Liabilities	441,457	468,704	484,784

Net Assets	3,139,031	3,554,314	3,573,971

Equity
Reserves	1,282,851	531,641	534,741
Accumulated funds	1,856,180	3,022,673	3,039,230

Total Equity	3,139,031	3,554,314	3,573,971

Budget Estimates 2011-12	2 - 25

Department of Attorney General and Justice
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	1,179,122	1,264,963	1,277,393
Grants and subsidies	32,498	36,128	3,428,819
Finance costs	11,435	9,692	10,283
Other	563,799	671,362	598,645

Total Payments	1,786,854	1,982,145	5,315,140

Receipts
Sale of goods and services	246,432	242,115	255,358
Interest	2,624	2,524	2,561
Other	97,795	152,675	97,330

Total Receipts	346,851	397,314	355,249

Net Cash Flows From Operating Activities	(1,440,003)	(1,584,831)	(4,959,891)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	10	1,331	10
Purchases of property, plant and equipment	(201,344)	(169,063)	(137,167)
Other	(2,163)	(14,093)	(29,115)

Net Cash Flows From Investing Activities	(203,497)	(181,825)	(166,272)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(3,199)	(3,007)	(1,385)
Other	(4,608)	(5,091)	—

Net Cash Flows From Financing Activities	(7,807)	(8,098)	(1,385)

Cash Flows From Government
Recurrent appropriation	1,486,968	1,611,158	4,979,841
Capital appropriation	213,899	204,307	173,209
Cash transfers to Consolidated Fund	—	(12,581)	(5,818)

Net Cash Flows From Government	1,700,867	1,802,884	5,147,232

Net Increase/(Decrease) in Cash	49,560	28,130	19,684

Opening Cash and Cash Equivalents	45,449	48,645	76,775

Closing Cash and Cash Equivalents	95,009	76,775	96,459

Cash Flow Reconciliation
Net cost of services	(1,694,243)	(1,816,775)	(5,230,762)
Non cash items added back	242,802	234,129	258,535
Change in operating assets and liabilities	11,438	(2,185)	12,336

Net Cash Flow From Operating Activities	(1,440,003)	(1,584,831)	(4,959,891)

2 - 26	Budget Estimates 2011-12

Judicial Commission of New South Wales
Introduction
Purpose
The Judicial Commission of New South Wales promotes excellence in judicial performance. It works closely with other organisations, including the Courts and the Sentencing Council, to enhance public confidence in judicial decisions and reduce crime.
The Commission, an independent statutory corporation, operates under the Judicial Officers Act 1986.
Results and Services
The Commission works towards the following results.
•	The judiciary is better informed and more professional.
•	There is consistency in sentencing.
•	Complaints are examined in accordance with statutory provisions.
Contributing to these results, the Commission’s key service involves delivering an extensive judicial education program, delivering a research and sentencing program and examining complaints against judicial officers in a timely and efficient manner.
2011-12 Budget Highlights
In 2011-12, the Commission’s key initiatives will include spending:
•	$150,000 to review and update the suggested directions to juries in the Criminal Trial Courts Bench Book to ensure jurors can easily understand them, with an emphasis on directions given in sexual assault trials
•	$150,000 to review and update the Civil Trials Bench Book to reflect the amendments raised by the Evidence Amendment Act 2007
•	$110,000 to focus education on the needs of regional and rural judicial officers and develop more online and distance learning resources to complement the current conference and seminar program.

Budget Estimates 2011-12	2 - 27

Judicial Commission of New South Wales
Recent Achievements
In 2010-11, the Commission’s key achievements included:
•	publishing two research monographs: one on conviction appeals for matters dealt with on indictment between 1 January 2001 and 31 December 2007 and one on sentencing offenders charged with child pornography offences
•	establishing a conference paper database on the Judicial Information Research System (JIRS), delivering skills-based, interactive workshops and organising field trips for judicial officers as a highly effective learning experience
•	providing 37 successful judicial education programs and 25 educational resources including the online JIRS, five bench books, the Judicial Officers Bulletin and the Judicial Review.
Future Directions
In future years, the Commission plans to:
•	provide high quality and innovative professional development programs for judicial officers
•	provide timely and accurate sentencing information
•	work with other judicial education bodies within Australia and internationally to share experience and reduce costs through joint programs.

2 - 28	Budget Estimates 2011-12

Judicial Commission of New South Wales
Performance Information
Result Indicators
Better informed and professional judiciary

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Judicial education conferences-overall satisfaction rating	%	90	91	85	93	85
Judicial officers who attend at least two training days	%	86	90	90	93	90

Consistency in sentencing

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Crown appeal cases upheld/allowed by the Court of Criminal Appeal (a)%		68	67	60	60	60
Severity appeal cases upheld by the Court of Criminal Appeal	%	37	33	40	40	40

(a)	Crown appeal and severity appeal cases can be a measure of the imposition of inconsistent sentences.
Examination of complaints in accordance with statutory provisions

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Complaints for which further action is required	%	4	11	10	5	10
Cost per finalised complaint handled by the Commission (a)		$8,000	7,000	8,000	8,100	8,000

(a)	Conduct Division costs are not included.

Budget Estimates 2011-12	2 - 29

Judicial Commission of New South Wales
Service Group Statements
Education, Sentencing and Complaints

Service description:	This service group covers the provision of education services to promote a better informed and professional judiciary, sentencing information to ensure consistency in sentencing, and the effective examination of complaints in accordance with statutory provisions.

Linkage to results:	This service group contributes to a better informed and professional judiciary, consistency in sentencing and the examination of complaints in accordance with statutory provisions by working towards a range of intermediate results that include:

• maintaining high standards of judicial performance

• consistency of approach in Court sentencing

• improved judicial accountability through effective complaint handling.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Judicial education days	no.	1,396	1,554	1,300	1,389	1,400
Average number of training days per judicial officer	no.	5.0	5.2	5.0	5.3	5.0
JIRS usage-page hits per month	no.	77,684	84,312	75,000	88,704	80,000
Sentencing monographs, sentencing trend papers, bench book updates and other publications	no.	30	32	27	28	27
Complaints finalised within 6 months	%	92	91	90	95	90

Employees:	FTE	35	35	35	35	35

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	5,237	5,970	5,694
Total expenses include the following:
Employee related	3,867	3,899	4,062
Other operating expenses	1,280	1,991	1,542

Capital Expenditure	150	125	150

2 - 30	Budget Estimates 2011-12

Judicial Commission of New South Wales
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	3,867	3,899	4,062
Other operating expenses	1,280	1,991	1,542
Depreciation and amortisation	90	80	90

Total Expenses Excluding Losses	5,237	5,970	5,694

Less:
Revenue
Sales of goods and services	435	518	400
Investment income	65	73	67
Other revenue	40	91	41

Total Revenue	540	682	508

Net Cost of Services	4,697	5,288	5,186

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	4,697	5,288	5,186
Recurrent Services Appropriation	4,371	5,013	4,855

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	150	125	150
Capital Works and Services Appropriation	150	125	150

Budget Estimates 2011-12	2 - 31

Judicial Commission of New South Wales
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	1,187	1,463	1,354
Receivables	47	95	66

Total Current Assets	1,234	1,558	1,420

Non Current Assets
Property, plant and equipment - Plant and equipment	423	313	373

Total Non Current Assets	423	313	373

Total Assets	1,657	1,871	1,793

Liabilities
Current Liabilities
Payables	208	376	226
Provisions	415	414	462
Other	—	27	—

Total Current Liabilities	623	817	688

Non Current Liabilities
Provisions	—	—	10

Total Non Current Liabilities	—	—	10

Total Liabilities	623	817	698

Net Assets	1,034	1,054	1,095

Equity
Accumulated funds	1,034	1,054	1,095

Total Equity	1,034	1,054	1,095

2 - 32	Budget Estimates 2011-12

Judicial Commission of New South Wales
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	3,650	3,755	3,823
Other	1,459	2,181	1,803

Total Payments	5,109	5,936	5,626

Receipts
Sale of goods and services	435	518	390
Interest	65	70	70
Other	219	367	220

Total Receipts	719	955	680

Net Cash Flows From Operating Activities	(4,390)	(4,981)	(4,946)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(150)	(125)	(150)

Net Cash Flows From Investing Activities	(150)	(125)	(150)

Cash Flows From Government
Recurrent appropriation	4,371	5,031	4,855
Capital appropriation	150	125	150
Cash transfers to Consolidated Fund	—	(205)	(18)

Net Cash Flows From Government	4,521	4,951	4,987

Net Increase/(Decrease) in Cash	(19)	(155)	(109)

Opening Cash and Cash Equivalents	1,206	1,618	1,463

Closing Cash and Cash Equivalents	1,187	1,463	1,354

Cash Flow Reconciliation
Net cost of services	(4,697)	(5,288)	(5,186)
Non cash items added back	307	212	312
Change in operating assets and liabilities	—	95	(72)

Net Cash Flow From Operating Activities	(4,390)	(4,981)	(4,946)

Budget Estimates 2011-12	2 - 33

Office of the Director of Public Prosecutions
Introduction
Purpose
The Office of the Director of Public Prosecutions (ODPP) works to provide an independent and just prosecution service to the people of New South Wales.
The ODPP operates under the Director of Public Prosecutions Act 1986, the Crown Prosecutors Act 1986, the Victims Rights Act 1996 and the Prosecution Guidelines.
Results and Services
The ODPP works towards the following results.
•	The likelihood of successful prosecutions and appropriate sentencing for convicted criminals is increased.
•	The quality and speed of prosecution services are improved.
•	Victims and witnesses participate more in the prosecution process.
Contributing to these results, the ODPP’s key services are:
•	prosecuting serious crimes in all NSW courts and the High Court, on the Crown’s behalf, and carrying out all child sexual assault summary prosecutions
•	helping victims and witnesses during prosecution by ensuring they have enough information and support to take part.
2011-12 Budget Highlights
In 2011-12, the ODPP’s expenditure will include:
•	$102.3 million on prosecution services
•	$7.7 million on victim and witness assistance
•	$446,000 on major works to implement an integrated performance management system, which will enhance the reporting capability for the new Activity Based Costing System.

2 – 34	Budget Estimates 2011-12

Office of the Director of Public Prosecutions
Delivery
Recent Achievements
In 2010-11, the ODPP’s key achievements included:
•	taking part in a drug court trial at Toronto, as an alternative to conventional sanctions for drug-related criminal behaviour
•	implementing activity-based costing of its work, in line with a recommendation from the Auditor General in 2008
•	participating in the Sexual Assault Communications Privilege Referral Project by referring victims for legal representation in matters where documents are subpoenaed by defence representatives
•	participating in a reference group to help create Legal Aid NSW’s Sexual Assault Communication Privilege Unit, a service which the ODPP will continue to be involved with by identifying appropriate cases and referring the complainant to the unit.
Future Directions
In future years, the ODPP plans to:
•	build on efficiencies in management, data and statistical collection systems
•	contribute to law reform
•	educate investigative officers to improve the quality of evidence collected
•	resolve matters quickly through the centralised committals scheme and better communication with police and defence representatives
•	improve communication to support victims of crime and vulnerable witnesses.

Budget Estimates 2011-12	2 – 35

Office of the Director of Public Prosecutions
Performance Information
Result Indicators
Increased likelihood of successful prosecutions and appropriate sentencing

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Matters returning a finding of guilt (a)%	85	81	85	88	88
Matters discontinued after committal order (b)%	0.04	0.04	0.04	0.04	0.04
Successful Crown appeals in higher courts (c)%	51	52	51	52	52

(a)	This indicator refers to matters committed for trial and for sentence that result in guilty verdicts/pleas as a percentage of all matters committed for trial and for sentence.

(b)	This indicator reflects the effectiveness of case management strategies. It measures cases where trial or sentencing is discontinued as a proportion of all cases committed for trial or sentence. Improvements in case management will result in a reduction in this indicator.

(c)	This indicator shows the effectiveness of prosecutions by measuring the success rate of Crown appeals to higher courts when the Crown believes the decision of a lower court is unsatisfactory.
Improved quality and timeliness of prosecution services

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Matters where an early plea of guilty is entered (a)%	50	49	51	52	52
Listed trials adjourned on Crown application (b)%	4.4	3.6	5.0	4.9	5.0
Matters in which costs awarded against the ODPP (c)%	0.07	0.04	0.07	0.05	0.05

(a)	This indicator measures the number of matters that are committed for sentence as a percentage of all matters committed to the higher courts (i.e. committed for trial and for sentence). An increase in the indicator shows the effectiveness of initiatives such as early screening and criminal case processing in encouraging early guilty pleas and avoiding prolonged trials.

(b)	This indicator measures trial listings adjourned on Crown application as a percentage of all trial listings. Adjournment may be required for a number of reasons, including delays in police preparation for the trial. It is therefore a measure of the extent to which the quality of prosecution services is impeded by adjournment for reasons within, as well as outside, the ODPP’s control.

(c)	This indicator refers to costs awarded against the ODPP due to its conduct of the matter. A decrease reflects an improvement in the way matters are conducted.

2 - 36	Budget Estimates 2011-12

Office of the Director of Public Prosecutions
Increased participation of victims and witnesses in the prosecution process by providing improved support

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Victims/ witnesses satisfied with services provided by ODPP	%	72.4	n.a.	74.0	76.0	n.a.

This indicator shows the effectiveness of victim and witness support services. The satisfaction levels are determined by a survey undertaken every two years.

Budget Estimates 2011-12	2 – 37

Office of the Director of Public Prosecutions
Service Group Statements
Prosecutions

Service description:	This service group covers instituting and conducting prosecutions and related proceedings for indictable offences under NSW laws in the Supreme Court, District Courts and
Local Courts on behalf of the Crown. This includes providing advice to police and investigative agencies on evidentiary matters, participating in the law reform process and capturing the proceeds of crime.

Linkage to results:	This service group contributes to successful and timely prosecutions, and to providing quality prosecution services with appropriate sentence outcomes, by working towards a range of intermediate results that include the following:

• increased community confidence in prosecutions

• early evaluation of evidence in accordance with standardised procedures

• better quality briefs of evidence and improved practices

• law reform to improve the criminal justice system.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Committals completed	no.	6,375	5,965	6,400	5,800	5,800
Cases summarily disposed of in Local Court	no.	2,958	2,447	2,800	2,500	2,500
Cases committed for trial	no.	1,704	1,777	1,650	1,600	1,600
Cases committed for sentence in higher courts	no.	1,713	1,742	1,950	1,700	1,700
Trial matters concluded	no.	1,798	1,905	1,870	1,781	1,700

Employees:	FTE	567	567	539	576	578

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	95,041	99,686	102,271
Total expenses include the following:
Employee related	78,628	80,678	84,628
Other operating expenses	13,216	15,068	14,650
Grants and subsidies	—	33	—

Capital Expenditure	1,548	1,464	1,715

2 - 38	Budget Estimates 2011-12

Office of the Director of Public Prosecutions
Victim and Witness Assistance

Service description:	This service group covers providing information, referral and support services to victims of violent crimes and to vulnerable witnesses who are giving evidence in matters prosecuted by the Director of Public Prosecutions.

Linkage to results:	This service group contributes to improving victim and witness support by working towards the following intermediate results:

• victims and witnesses have relevant information and support during the prosecution process

• victims and witnesses participate in the prosecution process and have a greater sense of inclusion.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Victim and witnesses assisted by the Witness Assistance Service	no.	4,550	4,232	5,473	4,470	4,600

Employees:	FTE	31	27	33	31	33

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	7,441	6,313	7,724
Total expenses include the following:
Employee related	3,053	2,872	3,290
Other operating expenses	610	536	560
Grants and subsidies	—	1	—
Other expenses	3,601	2,756	3,701

Capital Expenditure	—	79	99

Budget Estimates 2011-12	2 - 39

Office of the Director of Public Prosecutions
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	81,681	83,550	87,918
Other operating expenses	13,826	15,604	15,210
Depreciation and amortisation	3,374	4,055	3,166
Grants and subsidies	—	34	—
Other expenses	3,601	2,756	3,701

Total Expenses Excluding Losses	102,482	105,999	109,995

Less:
Revenue
Sales of goods and services	81	55	68
Investment income	165	182	185
Grants and contributions	2,837	2,820	2,837
Other revenue	28	91	29

Total Revenue	3,111	3,148	3,119

Gain/(loss) on disposal of non current assets	5	8	5

Net Cost of Services	99,366	102,843	106,871

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	99,366	102,843	106,871
Recurrent Services Appropriation	88,459	90,794	95,930

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	1,548	1,543	1,814
Capital Works and Services Appropriation	1,548	1,548	1,814

2 - 40	Budget Estimates 2011-12

Office of the Director of Public Prosecutions
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,176	5,556	4,041
Receivables	1,330	777	829

Total Current Assets	3,506	6,333	4,870

Non Current Assets
Property, plant and equipment - Plant and equipment	16,263	13,738	12,461
Intangibles	123	493	418

Total Non Current Assets	16,386	14,231	12,879

Total Assets	19,892	20,564	17,749

Liabilities
Current Liabilities
Payables	3,118	4,383	3,310
Provisions	8,424	7,864	8,139
Other	—	752	150

Total Current Liabilities	11,542	12,999	11,599

Non Current Liabilities
Provisions	122	443	422
Other	1,150	1,862	1,820

Total Non Current Liabilities	1,272	2,305	2,242

Total Liabilities	12,814	15,304	13,841

Net Assets	7,078	5,260	3,908

Equity
Reserves	356	—	—
Accumulated funds	6,722	5,260	3,908

Total Equity	7,078	5,260	3,908

Budget Estimates 2011-12	2 - 41

Office of the Director of Public Prosecutions
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	74,420	76,123	80,623
Grants and subsidies	—	34	—
Other	19,087	19,096	21,236

Total Payments	93,507	95,253	101,859

Receipts
Sale of goods and services	81	55	68
Interest	165	164	203
Other	4,725	4,775	4,712

Total Receipts	4,971	4,994	4,983

Net Cash Flows From Operating Activities	(88,536)	(90,259)	(96,876)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	5	8	5
Purchases of property, plant and equipment	(1,498)	(1,344)	(1,714)
Other	(50)	(199)	(100)

Net Cash Flows From Investing Activities	(1,543)	(1,535)	(1,809)

Cash Flows From Government
Recurrent appropriation	88,459	91,368	95,930
Capital appropriation	1,548	1,548	1,814
Cash transfers to Consolidated Fund	—	(239)	(574)

Net Cash Flows From Government	90,007	92,677	97,170

Net Increase/(Decrease) in Cash	(72)	883	(1,515)

Opening Cash and Cash Equivalents	2,248	4,673	5,556

Closing Cash and Cash Equivalents	2,176	5,556	4,041

Cash Flow Reconciliation
Net cost of services	(99,366)	(102,843)	(106,871)
Non cash items added back	10,907	10,978	10,941
Change in operating assets and liabilities	(77)	1,606	(946)

Net Cash Flow From Operating Activities	(88,536)	(90,259)	(96,876)

2 - 42	Budget Estimates 2011-12

Department of Rural Fire Service
Introduction
Purpose
The Department of Rural Fire Service (RFS) provides a community-based fire and emergency service to reduce risks to people, property and the environment from fire and other emergencies. It is a volunteer-based organisation.
The RFS operates under the Rural Fires Act 1997.
Results and Services
The RFS works towards the following results.
•	There is greater community awareness of and participation in fire risk reduction.
•	The environmental impact of fire mitigation and suppression activities is reduced.
•	Fire is effectively managed to reduce its impact on properties and their occupants.
•	Fire incidents are prevented.
Contributing to these results, the RFS’s key services are:
•	educating the community about fire risks to enhance safety
•	responding quickly and effectively to incidents in areas that are prone to bush fires
•	coordinating fire fighting and response arrangements, including aviation, logistics and communications, improving fire competencies and undertaking fire mitigation.
2011-12 Budget Highlights
In 2011-12, the RFS’s key initiatives will include spending:
•	$16.6 million to continue upgrading the private mobile radio network to ensure volunteer fire fighters have the latest and most reliable communication capabilities
•	$34.4 million to fund continued fire hazard reduction activity, including $14.7 million for fire mitigation work crews, $13.7 million for fire mitigation grants and $6 million for hazard reduction allocations to local councils
•	$7.3 million on other initiatives to respond to the Victorian Fires Royal Commission recommendations, including programs for hotspots, vulnerable communities, neighbourhood safer places and rapid aerial response teams.

Budget Estimates 2011-12	2 - 43

Department of Rural Fire Service
Delivery
Recent Achievements
In 2010-11, the RFS’s key achievements included:
•	spending $37 million on 216 new and refurbished bush fire tankers
•	completing 49 new brigade stations and upgrading 46 brigade stations
•	completing upgrades to five fire control centres with four fire control centres in progress
•	completing bush fire protection works, covering more than 302,000 properties and worth over $140 billion[1]
•	helping over 700 aged, infirmed, disabled and elderly residents by clearing hazards from their properties under the Assist Infirm, Disabled and Elderly Residents (AIDER) program
•	assessing over 300 developments in fire-prone areas and issuing over 2,990 bush fire hazard reduction certificates
•	delivering 620 educational and other events targeted at children and young people, and over 500 community awareness and engagement programs
•	completing 43 NSW Rural Fire Service cadet programs, with 643 school students successfully finishing the program
•	producing and commencing implementation of five ‘hotspots’ property protection plans
•	providing all bush fire management committees with a mapped fire history under the new Bush Fire Risk Management Planning Policy
•	training more than 2,000 Batswana in basic fire fighting skills and providing 55 local fire fighters with training and leadership skills under the Australia/Botswana Fire Management Assistance Program.
Future Directions
In future years, the RFS plans to:
•	increase hazard reduction in areas most at risk
•	invest in methods of protection for vulnerable communities and people at risk
•	improve its response capability by implementing a computer-aided dispatch system
•	promote community resilience by implementing community protection plans and public awareness campaigns
•	implement a ‘next generation’ workforce plan
•	build organisational capability by improving asset and infrastructure management.

[1]	This will be confirmed after 30 September 2011, which is the Rural Fire Service Act reporting deadline.

2 - 44	Budget Estimates 2011-12

Department of Rural Fire Service
Performance Information
Result Indicators
Greater general community awareness of and participation in fire risk reduction

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Community fire awareness and preparedness education activities implemented (a)	no.	813	820	820	1,611	1,273
Properties inspected within 10 days of complaint registration (b)%		67	85	85	89	85

(a)	This indicator measures the RFS’s community education effort to improve preparedness and participation.

(b)	This indicator measures the RFS’s response to community generated reports of incidents.
Reduced environmental impact of the Service’s mitigation and suppression activities

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Bush Fire Management Committees with mapped fire history (a)%		5	50	80	100	100
Bush Fire Management Committees with mapped vegetation fire regimes	%	5	30	50	100	100

(a)	These indicators track the RFS’s environmental management performance and practices.
Fire incidents managed more effectively to reduce impact on properties and their occupants

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Completed fire code assessments within the required 40 days of development applications (a)%	92	94	95	75	95
Fire fighters with Voluntary Competency Index qualifications (b)%	80	86	80	85	85

(a)	This indicator shows the RFS’s effectiveness in reducing the potential impact of fire on properties in fire-prone areas (sub-divisions and special purpose buildings).

(b)	This indicator measures the RFS’s preparedness through ensuring it has a highly competent fire fighting force.

Budget Estimates 2011-12	2 - 45

Department of Rural Fire Service
Fire incidents prevented

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Bush Fire Management Committees with completed draft Bush Fire Management Plans (a)%		13	65	90	94	100
State level programs and training events delivered (b)	no.	55	44	40	148	150

(a)	This indicator measures the progress of each Bush Fire Management Committee in drafting a new spatial model Bush Fire Risk Management Plan.

(b)	This indicator measures the RFS’s effort to improve fire awareness in fire-prone areas.

2 - 46	Budget Estimates 2011-12

Department of Rural Fire Service
Service Group Statements
Community Safety

Service description:	This service group covers the protection of the community through measures that enhance community awareness of and participation in fire risk reduction, while reducing the environmental impact of the RFS’s incident management activities.

Linkage to results:	This service group contributes to greater community awareness of and participation in fire risk reduction, and reduced environmental impact of the RFS’s incident management activities, by working towards a range of intermediate results that include:

• increased community awareness from community education programs

• reduced negative environmental impact due to better fuel load burn offs.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Community education programs - Properties protected	no.	54,179	55,000	55,000	49,173	54,000
Private land hazard reduction works - Properties protected (a)	no.	2,266	2,300	2,300	1,515	2,200
Development control assessments — Properties protected	no.	49,219	52,930	50,000	53,748	52,000

Employees:	FTE	58	59	59	65	73

(a)	This measure is community demand driven and is dependent on applicants from the community. The numbers are not subject to RFS delivery control.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	21,608	25,098	29,005
Total expenses include the following:
Employee related	6,316	6,888	6,721
Other operating expenses	6,654	6,074	1,403
Grants and subsidies	8,038	12,040	20,773

Budget Estimates 2011-12	2 - 47

Department of Rural Fire Service
Emergency Bush Fire Response Operations

Service description:	This service group covers the rapid and effective emergency response to incidents in fire-prone areas to minimize injury and loss to the community.

Linkage to results:	This service group contributes to reductions in the impact of fire on properties and their occupants, the reduced environmental impact of the RFS’s incident management activities, and more effective fire incident management and fire incidents prevention by working towards a range of intermediate results that include:

• reduced vegetation fuel load around the rural-urban periphery

• improved fire fighter competencies.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Operation plans approved by Bushfire Coordinating Committee	%	100	100	100	100	100
Volunteer Competency Index - for 3 principal qualifications	%	80	88	80	85	85

Employees:	FTE	510	565	570	622	668

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	180,689	222,301	227,325
Total expenses include the following:
Employee related	56,833	67,029	69,391
Other operating expenses	4,160	13,183	15,589
Grants and subsidies	110,238	129,927	130,756
Other expenses	7,853	9,094	8,143

Capital Expenditure	8,548	10,152	11,278

2 - 48	Budget Estimates 2011-12

Department of Rural Fire Service
Operational and Administrative Support

Service description:	This service group covers the management and administrative support functions of the RFS including financial, human resource and operational support, fire fighting fleet maintenance, and strategy and policy development.

Linkage to results:	This service contributes to a range of intermediate results that include:

• better logistical service support for fire fighting teams and programs

• better field operations support through efficient and comprehensive communication systems.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

District community education strategies submitted by due date	%	96	100	100	100	100
Fire code DA approvals for buildings completed in 14 days	%	74	80	80	62	71

Employees:	FTE	142	142	142	143	144

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	28,036	43,275	29,052
Total expenses include the following:
Employee related	15,654	16,404	15,411
Other operating expenses	10,782	12,755	11,554
Grants and subsidies	—	12,500	877

Budget Estimates 2011-12	2 - 49

Department of Rural Fire Service
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	78,803	90,321	91,523
Other operating expenses	21,596	32,012	28,546
Depreciation and amortisation	3,805	4,780	4,764
Grants and subsidies	118,276	154,467	152,406
Other expenses	7,853	9,094	8,143

Total Expenses Excluding Losses	230,333	290,674	285,382

Less:
Revenue
Sales of goods and services	—	402	406
Investment income	142	—	—
Retained taxes, fees and fines	162,899	189,779	207,541
Grants and contributions	25,889	39,124	58,930
Other revenue	6,728	8,382	7,753

Total Revenue	195,658	237,687	274,630

Gain/(loss) on disposal of non current assets	—	243	—

Net Cost of Services	34,675	52,744	10,752

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	34,675	52,744	10,752
Recurrent Services Appropriation	33,960	45,118	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	8,548	10,152	11,278
Capital Works and Services Appropriation	362	12,862	—

2 - 50	Budget Estimates 2011-12

Department of Rural Fire Service
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	54,654	42,949	30,663
Receivables	3,906	5,185	5,226

Total Current Assets	58,560	48,134	35,889

Non Current Assets
Property, plant and equipment - Plant and equipment	16,071	16,932	18,623
Intangibles	531	157	—
Other	75	—	—

Total Non Current Assets	16,677	17,089	18,623

Total Assets	75,237	65,223	54,512

Liabilities
Current Liabilities
Payables	4,079	14,379	14,420
Provisions	9,360	22,496	22,496

Total Current Liabilities	13,439	36,875	36,916

Non Current Liabilities
Provisions	31,234	9,919	9,919

Total Non Current Liabilities	31,234	9,919	9,919

Total Liabilities	44,673	46,794	46,835

Net Assets	30,564	18,429	7,677

Equity
Accumulated funds	30,564	18,429	7,677

Total Equity	30,564	18,429	7,677

Budget Estimates 2011-12	2 - 51

Department of Rural Fire Service
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	72,749	88,324	91,523
Grants and subsidies	87,609	104,941	89,409
Other	66,850	96,535	106,195

Total Payments	227,208	289,800	287,127

Receipts
Sale of goods and services	—	402	406
Retained taxes	162,898	189,770	207,541
Interest	142	—	—
Other	39,195	59,399	73,192

Total Receipts	202,235	249,571	281,139

Net Cash Flows From Operating Activities	(24,973)	(40,229)	(5,988)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	4,980	4,457	4,980
Purchases of property, plant and equipment	(8,548)	(10,152)	(11,278)
Other	—	(140)	—

Net Cash Flows From Investing Activities	(3,568)	(5,835)	(6,298)

Cash Flows From Government
Recurrent appropriation	33,960	45,118	—
Capital appropriation	362	12,862	—

Net Cash Flows From Government	34,322	57,980	—

Net Increase/(Decrease) in Cash	5,781	11,916	(12,286)

Opening Cash and Cash Equivalents	48,873	31,033	42,949

Closing Cash and Cash Equivalents	54,654	42,949	30,663

Cash Flow Reconciliation
Net cost of services	(34,675)	(52,744)	(10,752)
Non cash items added back	3,805	4,780	4,764
Change in operating assets and liabilities	5,897	7,735	—

Net Cash Flow From Operating Activities	(24,973)	(40,229)	(5,988)

2 - 52	Budget Estimates 2011-12

Fire and Rescue NSW
Introduction
Purpose
Fire and Rescue NSW (FRNSW) manages fire and hazardous materials emergencies and provides rescue services. Its work includes:
•	responding to and preventing all types of fire and hazardous material emergencies
•	carrying out rescues
•	maintaining terrorism consequence management capabilities.
FRNSW operates under the Fire Brigades Act 1989.
Results and Services
FRNSW works towards the following results.
•	Communities are prepared for and resilient in emergencies.
•	The impacts of hazards and emergency incidents on the community, environment and economy are prevented, reduced or mitigated.
Contributing to these results, FRNSW’s key services are:
•	offering community safety and education services, including community fire units, to ensure prevention and preparedness
•	providing emergency response and recovery services that ensure rapid, reliable help and minimise the impact of emergencies
•	assessing risks, developing and testing operational plans and capabilities, and providing training to better prepare for emergencies.
2011-12 Budget Highlights
In 2011-12, FRNSW’s key initiatives will include spending:
•	$3.9 million for more full-time fire fighters in Bathurst and Nowra as part of the Government’s commitment to provide faster, around-the-clock response in these regional centres
•	$4.4 million to create more duty commander (Inspector) positions to provide direct support to front line staff
•	$8 million, as part of the $18 million Personal Protective Clothing Replacement Program, to ensure fire fighter uniforms meet new Australian safety standards
•	$4.5 million to enhance and consolidate an electronic human resource management platform (SAP HR) for the emergency services sector.

Budget Estimates 2011-12	2 – 53

Fire and Rescue NSW
Delivery
Recent Achievements
In 2010-11, FRNSW’s key achievements included:
•	commencing construction of a new fire station at Cabramatta
•	opening new fire stations at Kincumber and Baulkham Hills
•	delivering phase 1 of the emergency services SAP HR
•	establishing more community fire units to provide basic skills and support to residents living near bushland, bringing the total from 583 to 623 around the State
•	completing 992 building inspections to ensure compliance with fire safety aspects of the building codes
•	implementing significant financial reform to devolve responsibility to local commands, contain costs and introduce management controls which will make workers compensation (including death and disability) more sustainable
•	employing 15 business managers or officers for $2.5 million a year to provide critical financial and human resources support to the front line
•	continuing to support Ambulance NSW through its Community First Responder Program at six locations around the State
•	carrying out around 70 per cent of all road accident rescues and extrications in New South Wales
•	reviewing false alarms and amending the law to encourage their reduction
•	helping during disasters in Queensland, New Zealand and Japan.
Future Directions
In future years, FRNSW plans to:
•	pursue a ‘no fire deaths’ strategy by continuing to develop local fire station prevention plans and targeting community safety efforts on identified risks
•	continue to develop terrorism consequence management capabilities
•	upgrade the Emergency Services Computer Aided Dispatch (ESCAD) system, and review the communications strategy in line with this upgrade
•	continue to protect the community from hazardous material risk

•	work with emergency services agencies to introduce shared information technology projects, including SAP financials, SAP HR for volunteers and the new ESCAD system.

2 – 54	Budget Estimates 2011-12

Fire and Rescue NSW
Performance Information
Result Indicators
Communities prepared for and resilient in the event of an emergency

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Households with smoke alarms (a)%		93.6	94.0	94.0	94.0	94.0
Homes that tested smoke alarms in last five months	%	82.2	82.2	83.0	73.1	75.0
Kindergarten and Year 1 students receiving fire awareness education	no.	97,783	95,250	95,500	110,764	112,000
Dwellings with persons aged over 65 years that received fire awareness and safety education	no.	9,397	10,200	10,250	11,977	13,000
Community Fire Units established in bush/urban interface	no.	418	508	598	583	605

(a)	This indicator shows the level of safe fire practices in the community that reduce the likelihood of fire. These data are sourced from the New South Wales Population Health Survey 2009 (HOIST).
Prevent, reduce or mitigate against the impacts of hazards and emergency incidents on the community, environment and economy

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Structure fires confined to object and room of origin (a)%		80.0	66.5	66.5	81.0	81.0
Response time to structure fires-50th percentile (b)	mins	7.4	6.5	6.5	7.4	7.4
Response time to structure fires-90th percentile	mins	11.5	10.3	10.3	11.5	11.5
Median dollar loss for structure fires		$2,194	2,100	2,000	2,000	2,000
Average property saved per incident	%	81	83	85	84	84

(a)	The data previously reported significantly understated the actual confinement rate. This has been addressed by including data on small fires.

(b)	Figures vary from previous publications due to the improved accuracy of data and also changes in the method used to calculate percentiles in order to make this consistent with the nationally agreed approach adopted by the Steering Committee for the Review of Government Service Provision.

Budget Estimates 2011-12	2 - 55

Fire and Rescue NSW
Service Group Statements
Community Safety

Service description:	This service group covers improved risk management by ensuring effective emergency incident prevention and developing resilient communities that are well prepared for emergencies. Activities include community education, the program to replace smoke alarm batteries for the elderly, fire fighter inspections of premises and the establishment of community fire units to support residents living near bushland.

Linkage to results:	This service group contributes to effective emergency incident prevention and community resilience and preparedness for emergencies by working towards a range of intermediate results that include:

• fewer bush, grass and structure fires

• more households with smoke alarms

• effective community fire units.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Comsafe emergency management courses conducted (a)	no.	1,431	1,590	1,750	1,255	1,255
Community safety programs delivered per permanent fire station	no.	231	250	270	270	272
Smoke alarm reminders issued (b)	no.	628	570	525	771	720
Building inspections undertaken	no.	531	1,000	1,000	992	1,000
Fires with ignition factor determined	%	70.8	69.0	72.0	74.0	74.0

Employees:	FTE	217	219	221	221	221

(a)	The reason for the reduced number of emergency management courses delivered is that there has been a refocus on core FRNSW emergency management activities, in order to increase the commercial viability of ComSafe.

(b)	It is estimated that smoke alarm reminders issued will decrease as a result of education and promotional programs.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	32,406	33,771	35,088
Total expenses include the following:
Employee related	26,341	27,629	28,022
Other operating expenses	4,108	4,050	5,112
Grants and subsidies	—	116	—

Capital Expenditure	3,112	3,406	2,959

2 - 56	Budget Estimates 2011-12

Fire and Rescue NSW
Emergency Management

Service description:	This service group covers emergency management response and recovery to provide rapid, reliable and continuous emergency assistance while ensuring the impacts of emergency incidents are minimised and emergency-related disruptions to communities, business and the environment are reduced.

Linkage to results:	This service group contributes to effective emergency incident prevention, fast, reliable and effective emergency responses and reduced disruption to communities, business and the environment.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Fires attended (a)	no.	31,873	33,000	33,000	26,143	28,000
Hazardous Material incidents attended	no.	11,714	11,170	11,250	9,732	9,732
Storm and tempest incidents attended	no.	535	450	600	640	640
Fire investigations	no.	319	310	300	300	320
Non-fire rescue incidents attended	no.	3,272	4,171	4,500	4,500	4,700

Employees:	FTE	2,712	2,712	2,712	2,728	2,728

(a)	The wide variation in the number of fires attended is largely due to weather patterns and the number of bush and grass fires attended.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	342,600	364,721	378,950
Total expenses include the following:
Employee related	277,512	298,399	302,628
Other operating expenses	44,483	43,733	55,206
Grants and subsidies	—	1,247	—

Capital Expenditure	32,790	36,781	31,954

Budget Estimates 2011-12	2 - 57

Fire and Rescue NSW
Operational Preparedness

Service description:	This service group covers the assessment of risk, development and testing of operational plans and capabilities, and the provision of training for emergencies to ensure optimal preparedness for fire, accident, hazardous material, terrorist or other emergencies across the State.

Linkage to results:	This service group contributes to effective risk management, emergency incident prevention, community resilience and preparedness, fast, reliable and effective emergency response, and reduced impact on communities, business and the environment by working towards a range of intermediate results that include:

• better assessment of emergency risks

• improved organisational capabilities

• more effective training.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Average age of fire engine pumper fleet	years	9	8	8	8	9
Fire fighters with current level 1 ‘compartment fire behaviour training’	%	100	100	100	100	100
Accredited rescue crews	no.	176	176	176	181	181
Workers compensation claims	no.	723	1,000	1,000	648	620
Average workers compensation claim costs	$000	10,878	6,975	6,000	8,201	7,000

Employees:	FTE	1,469	1,469	1,474	1,474	1,474

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	205,546	215,512	223,923
Total expenses include the following:
Employee related	166,499	176,324	178,826
Other operating expenses	26,685	25,840	32,618
Grants and subsidies	—	737	—

Capital Expenditure	19,674	21,735	18,882

2 - 58	Budget Estimates 2011-12

Fire and Rescue NSW
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	470,352	502,352	509,476
Other operating expenses	75,276	73,623	92,936
Depreciation and amortisation	34,924	35,929	35,549
Grants and subsidies	—	2,100	—

Total Expenses Excluding Losses	580,552	614,004	637,961

Less:
Revenue
Sales of goods and services	9,833	10,655	10,085
Investment income	3,807	7,577	6,486
Retained taxes, fees and fines	433,632	455,639	460,035
Grants and contributions	66,500	70,033	155,561
Other revenue	4,408	11,809	4,685

Total Revenue	518,180	555,713	636,852

Gain/(loss) on disposal of non current assets	—	640	—
Other gains/(losses)	—	94	—

Net Cost of Services	62,372	57,557	1,109

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est Actual	Budget
	$000	$000	$000

Net Cost of Services	62,372	57,557	1,109
Recurrent Services Appropriation	74,928	80,140	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	55,576	61,922	53,795
Capital Works and Services Appropriation	8,056	8,056	—

Budget Estimates 2011-12	2 - 59

Fire and Rescue NSW
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	110,246	125,908	106,639
Receivables	7,744	15,318	13,064
Inventories	2,001	1,413	1,980
Assets held for sale	461	841	841
Other	14	83	42

Total Current Assets	120,466	143,563	122,566

Non Current Assets
Property, plant and equipment -
Land and building	298,240	296,593	293,719
Plant and equipment	228,489	232,511	254,764
Intangibles	8,057	15,258	14,125

Total Non Current Assets	534,786	544,362	562,608

Total Assets	655,252	687,925	685,174

Liabilities
Current Liabilities
Payables	32,689	31,753	22,967
Provisions	71,870	73,445	78,567

Total Current Liabilities	104,559	105,198	101,534

Non Current Liabilities
Provisions	21,085	37,047	38,526
Other	1,639	1,208	1,751

Total Non Current Liabilities	22,724	38,255	40,277

Total Liabilities	127,283	143,453	141,811

Net Assets	527,969	544,472	543,363

Equity
Reserves	218,125	220,682	220,682
Accumulated funds	309,844	323,790	322,681

Total Equity	527,969	544,472	543,363

2 - 60	Budget Estimates 2011-12

Fire and Rescue NSW
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	449,264	498,735	504,560
Grants and subsidies	—	2,100	—
Other	97,513	72,461	98,940

Total Payments	546,777	573,296	603,500

Receipts
Sale of goods and services	9,494	9,803	10,666
Retained taxes	423,894	444,060	444,035
Interest	3,807	6,457	7,606
Other	91,267	106,443	176,371

Total Receipts	528,462	566,763	638,678

Net Cash Flows From Operating Activities	(18,315)	(6,533)	35,178

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	2,160	—
Purchases of property, plant and equipment	(55,576)	(56,758)	(54,447)
Other	—	(4,512)	—

Net Cash Flows From Investing Activities	(55,576)	(59,110)	(54,447)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	358	—	358
Repayment of borrowings and advances	(358)	—	(358)
Cash Flows From Government
Recurrent appropriation	74,928	80,140	—
Capital appropriation	8,056	8,056	—

Net Cash Flows From Government	82,984	88,196	—

Net Increase/(Decrease) in Cash	9,093	22,553	(19,269)

Opening Cash and Cash Equivalents	101,153	103,355	125,908

Closing Cash and Cash Equivalents	110,246	125,908	106,639

Cash Flow Reconciliation
Net cost of services	(62,372)	(57,557)	(1,109)
Non cash items added back	34,924	35,784	35,549
Change in operating assets and liabilities	9,133	15,240	738

Net Cash Flow From Operating Activities	(18,315)	(6,533)	35,178

Budget Estimates 2011-12	2 – 61

Information and Privacy Commission
Introduction
Purpose
The Information and Privacy Commission (IPC) promotes the public’s rights to government information and to privacy. Its work includes:
•	advising agencies and the public
•	monitoring agency compliance
•	investigating and conducting inquiries.
The IPC, a statutory authority, operates under the Government Information (Public Access) Act 2009 and the Privacy and Personal Information Protection Act 1998.
Results and Services
The IPC works towards the following results.
•	NSW Government is open and accountable and community rights are protected and advocated.
•	Knowledge of and compliance with privacy rights by NSW Government and community exist.
Contributing to these results, the IPC’s key service involves providing information, support and training to agencies and the public on both privacy and access matters, and ensuring agencies comply with the relevant Acts.
2011-12 Budget Highlights
In 2011-12, the IPC’s key initiatives will be funded by its total budget of $5.4 million and will include:
•	promoting the laws and educating the community and agencies about citizens’ privacy and access rights
•	helping government agencies and the public to understand and use the laws
•	reviewing agency decisions, investigating and conciliating complaints, and monitoring agency performance
•	providing feedback about the laws and legal or technological developments that might affect them.

2 – 62	Budget Estimates 2011-12

Information and Privacy Commission
Delivery
Recent Achievements
The IPC began operating on 1 January 2011. In its first six months, its key achievements included:
•	successfully merging the Office of the Information Commissioner and Privacy NSW
•	developing an IPC brand, website and 1800 IPC NSW telephone number, thus providing a common point of contact for the public on both access and privacy matters
•	offering training and assistance for agencies and the public across both access and privacy-related matters
•	creating efficiencies through shared corporate services
•	increasing resources to Privacy NSW.
Future Directions
In future years, the IPC plans to:
•	develop targeted assistance and training for agencies and the public on areas of overlap between access and privacy
•	develop and implement effective review, investigation, conciliation and monitoring systems for agency compliance
•	vigorously champion access and privacy rights to promote government transparency and accountability.

Budget Estimates 2011-12	2 – 63

Information and Privacy Commission
Performance Information
Result Indicators
NSW Government is open and accountable and community rights are protected and advocated

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Number of enquiries received (a)	no.	n.a.	n.a.	1,000	4,200	4,400
Number of formal applications (all agencies) (b)	no.	n.a.	n.a.	10,000	n.a.	n.a.
Number of agency audits	no.	n.a.	n.a.	10	3	3

(a)	This number includes telephone calls, face-to-face, email and postal letters for general information.

(b)	Actual data in 2010-11 will not be available until all agencies have submitted their annual report statistics (estimate 30 November 2011).
Actual data for 2008-09 and 2009-10 is not included as the Government Information (Public Access) Act did not come into effect until 1 July 2010.
Knowledge of and compliance with privacy rights by NSW Government and community exist

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Number of enquiries received	no.	1,093	1,227	1,400	1,695	1,600
Number of formal matters handled	no.	432	395	400	419	400

2 - 64	Budget Estimates 2011-12

Information and Privacy Commission
Service Group Statements
Information and Privacy Commission

Service description:	This service group covers providing assistance and advice to agencies and the public, undertaking legislative and administrative reviews, and other activities to ensure compliance with the Government Information (Public Access) Act 2009 and NSW privacy legislation.

Linkage to results:	This service group contributes to protection and advocacy of rights in the community, and an open and accountable government, by working towards a range of intermediate results that include:

• privacy rights and rights to access information understood by the public

• increased access to information

• improved protection of personal information

• fewer complaints over conduct of government agencies in releasing information

• fewer formal applications for access to information

• fewer people seeking review of agency decisions

• improved information management by agencies

• effective stakeholder relationships.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Number of reviews undertaken (a)	no.	n.a.	n.a.	100	302	350
Number of complaints investigated	no.	n.a.	n.a.	100	60	100
Number of hits on the Information and privacy Commission website.	thous	n.a.	n.a.	120	438	450
Number of formal privacy matters handled	no.	n.a.	n.a.	400	419	400

Employees:	no.	n.a.	n.a.	24	32	33

(a)	This measure is dependent upon the number of applications received.
Actual data for 2008-09 and 2009-10 is not included as the Government Information (Public Access) Act did not come into effect until 1 July 2010.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	3,966	3,893	5,424
Total expenses include the following:
Employee related	2,913	2,695	3,930
Other operating expenses	987	1,098	1,428

Capital Expenditure	500	271	366

Budget Estimates 2011-12	2 – 65

Information and Privacy Commission
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	2,913	2,695	3,930
Other operating expenses	987	1,098	1,428
Depreciation and amortisation	66	100	66

Total Expenses Excluding Losses	3,966	3,893	5,424

Less:
Revenue
Investment income	—	89	—
Grants and contributions	—	—	5,638

Total Revenue	—	89	5,638

Net Cost of Services	3,966	3,804	(214)

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	3,966	3,804	(214)
Recurrent Services Appropriation	3,900	5,247	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	500	271	366
Capital Works and Services Appropriation	500	270	—

2 – 66	Budget Estimates 2011-12

Information and Privacy Commission
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	—	418	496
Receivables	—	762	211

Total Current Assets	—	1,180	707

Non Current Assets
Property, plant and equipment - Plant and equipment	1,459	256	230
Intangibles	418	650	976

Total Non Current Assets	1,877	906	1,206

Total Assets	1,877	2,086	1,913

Liabilities
Current Liabilities
Payables	—	373	373
Provisions	—	187	187
Other	—	429	—

Total Current Liabilities	—	989	560

Total Liabilities	—	989	560

Net Assets	1,877	1,097	1,353

Equity
Accumulated funds	1,877	1,097	1,353

Total Equity	1,877	1,097	1,353

Budget Estimates 2011-12	2 – 67

Information and Privacy Commission
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	2,913	2,554	3,888
Other	987	3,563	3,562

Total Payments	3,900	6,117	7,450

Receipts
Sale of goods and services	—	(551)	551
Interest	—	89	—
Other	—	1,994	7,772

Total Receipts	—	1,532	8,323

Net Cash Flows From Operating Activities	(3,900)	(4,585)	873

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(500)	(538)	(40)
Other	—	(270)	(326)

Net Cash Flows From Investing Activities	(500)	(808)	(366)

Cash Flows From Government
Recurrent appropriation	3,900	5,662	—
Capital appropriation	500	284	—
Cash transfers to Consolidated Fund	—	(2,205)	(429)

Net Cash Flows From Government	4,400	3,741	(429)

Net Increase/(Decrease) in Cash	—	(1,652)	78
Opening Cash and Cash Equivalents	—	2,070	418

Closing Cash and Cash Equivalents	—	418	496

Cash Flow Reconciliation
Net cost of services	(3,966)	(3,804)	214
Non cash items added back	66	144	108
Change in operating assets and liabilities	—	(925)	551

Net Cash Flow From Operating Activities	(3,900)	(4,585)	873

2 - 68	Budget Estimates 2011-12

Legal Aid Commission of New South Wales
Introduction
Purpose
The Legal Aid Commission of New South Wales (Legal Aid NSW) provides legal aid and other legal services.
It receives funding from the State Government, the Public Purpose Fund and the Australian Government.
Legal Aid NSW, a statutory body, operates under the Legal Aid Commission Act 1979.
Results and Services
Legal Aid NSW works towards the following result: that people, in particular those who are disadvantaged, can understand and enforce their legal rights and appreciate their legal obligations.
Contributing to this result, Legal Aid NSW’s key services are:
•	providing criminal law services to help people understand and respond to charges made against them
•	providing civil law services to help people contest unjust decisions and seek redress for harm caused by others
•	providing family law services to ensure arrangements made for families consider each person’s interests and needs, especially the interests of children
•	supporting community legal centres to provide legal assistance in local communities, and providing services to help women and children seeking protection from domestic violence.
2011-12 Budget Highlights
In 2011-12, Legal Aid NSW’s key initiatives will include spending:
•	$4.35 million for capital improvements, including fitting out new premises for expanding services in Wagga Wagga and Nowra, and updating information technology
•	$2.19 million to provide specialist lawyers to mediate child protection matters as part of a trial of alternative dispute resolution procedures at Bidura Children’s Court
•	$1.12 million to provide legal services to victims of sexual assault who are seeking to prevent their counselling records being used as evidence in sexual assault matters
•	$0.24 million to employ lawyers to represent defendants at the new drug court in the Hunter region.

Budget Estimates 2011-12	2 - 69

Legal Aid Commission of New South Wales
Delivery
Recent Achievements
In 2010-11, Legal Aid NSW’s key achievements included:
•	expanding the Children’s Legal Service, to enhance representation for children and young people charged with criminal offences
•	supporting the establishment of the Hunter Drug Court
•	establishing a pilot project using alternative dispute resolution procedures in care and protection matters in Bidura Children’s Court
•	starting to implement the National Partnership Agreement on Legal Assistance Services.
Future Directions
In future years, Legal Aid NSW plans to:
•	complete the pilot project at Bidura Children’s Court
•	provide legal services to support increased use of the Work and Development Order Scheme to pay off fine debts
•	continue to implement the National Partnership Agreement on Legal Assistance Services.

2 - 70	Budget Estimates 2011-12

Legal Aid Commission of New South Wales
Performance Information
Result Indicators
People, in particular those who are disadvantaged, can understand and enforce their legal rights and interests as well as appreciate their legal obligations

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Client satisfaction (a)%		86.5	n.a.	87.0	89.5	n.a.
Average waiting time for advice appointments (b)	days	4.7	5.6	4.0	4.7	5.0
Means test income limit as a percentage of current national minimum wage (c)%		58.5	58.5	58.5	55.8	55.8
Local Court sittings serviced by duty solicitor schemes (d)%		100	100	100	100	100

(a)	Legal Aid NSW conducts client satisfaction surveys biennially.

(b)	This measures the average length of time which clients have to wait before receiving advice services. The desired movement is steady or downwards.

(c)	This measures the extent to which legal aid is accessible to people on low incomes, with the desired movement being either steady or upwards.

(d)	Legal Aid NSW aims to ensure that duty solicitor services are available to assist eligible people at all local courts.

Budget Estimates 2011-12	2 - 71

Legal Aid Commission of New South Wales
Service Group Statements
Criminal Law Services

Service description:	This service group covers the provision of legal assistance and counsel to those facing criminal charges. This assistance ranges from relatively straightforward advice, information and duty services for more minor criminal law matters, through to representation by barristers in extended and complex trials where clients who are found guilty may face very heavy penalties.

Linkage to results:	This service group contributes to people understanding and enforcing their legal rights and appreciating their legal obligations in criminal matters by working towards a range of intermediate results that include the following.

• Punishment is not administered arbitrarily or against innocent parties.

• Accused persons have the opportunity to understand properly and respond to the allegations made against them.

• Community respect and confidence in the law is maintained.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Legal representation: (a)
In-house (b)	no.	15,473	9,789	10,600	9,568	9,600
Assigned	no.	14,058	14,388	13,900	14,344	14,600
Duty appearances:
In-house	no.	89,184	94,735	93,800	95,955	97,200
Assigned	no.	51,933	49,738	48,500	53,592	53,600
Legal advice and minor assistance (c)	no.	30,756	34,860	34,600	31,620	33,300
General information services	no.	173,995	204,990	204,700	218,901	219,000

Employees:	FTE	411	407	416	415	415

(a)	New electronic systems and business processes adopted during 2008-09 mean data for this year should not be compared to that for earlier or later years.

(b)	A definitional change that took effect from 1 July 2008 means that much larger volumes of in-house work are now classified as duty, rather than legal representation.

(c)	Legal advice is provided by legal practitioners. Where minor assistance is provided, it is usually associated with an advice service.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	103,401	109,647	111,716
Total expenses include the following:
Employee related	41,024	41,513	43,946
Other operating expenses	10,427	9,411	9,746
Grants and subsidies	—	395	—
Other expenses	49,787	55,763	55,869

Capital Expenditure	2,175	2,140	2,185

2 - 72	Budget Estimates 2011-12

Legal Aid Commission of New South Wales
Civil Law Services

Service description:	This service group covers the provision of legal services in matters such as housing, mental health, consumer and human rights law. The assistance ranges from relatively straightforward advice and information services, through to legal representation in lengthy and complex court cases. There is a strong emphasis on the protection of legal rights in disadvantaged communities.

Linkage to results:	This service group contributes to people understanding and enforcing their legal rights and appreciating their legal obligations in civil matters by working towards a range of intermediate results that include the following.

• People are less likely to be exploited or denied their rights.

• Those who are vulnerable to excessive or improper use of power are aware of their legal rights and obligations.

• People have options to contest unjust decisions and seek redress for harm caused.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Legal representation: (a)
In-house	no.	1,477	1,197	1,300	993	1,000
Assigned	no.	499	530	600	692	700
Duty appearances:
In-house (b)	no.	7,168	5,196	5,300	3,417	3,500
Assigned	no.	12,777	13,788	14,000	8,795	8,800
Legal advice and minor assistance (c)	no.	26,852	26,050	26,500	30,105	30,500
General information services	no.	167,798	164,121	163,400	167,625	167,700

Employees:	FTE	153	161	158	172	180

(a)	New electronic systems and business processes adopted during 2008-09 mean data for this year should not be compared to that for earlier or later years.

(b)	Some anomalies with the way ‘backup’ duty services had been recorded in previous financial years were addressed when Legal Aid NSW introduced new service recording systems in 2008-09. Although one result was lower numbers of reported in house civil law duty services, this did not reflect a change in the actual workload.

(c)	Legal advice is provided by legal practitioners. Where minor assistance is provided, it is usually associated with an advice service.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	23,680	27,316	30,703
Total expenses include the following:
Employee related	14,243	15,882	19,516
Other operating expenses	3,297	3,910	3,845
Grants and subsidies	—	140	270
Other expenses	5,439	6,428	6,248

Capital Expenditure	435	438	493

Budget Estimates 2011-12	2 - 73

Legal Aid Commission of New South Wales
Family Law Services

Service description:	This service group covers the provision of assistance to families in dispute over areas such as separation, divorce and parenting arrangements. It also assists in matters where the State seeks to take children thought to be at risk of abuse and neglect into care.

Linkage to results:	This service group contributes to people in a family dispute understanding and enforcing their legal rights and appreciating their legal obligations by working towards a range of intermediate results that include the following.

• Family members in dispute have had the opportunity to exchange views in a neutral environment with impartial assistance.

• The financial, emotional, physical and safety needs and rights of children are protected during family breakdowns and disputes.

• Children are protected from environments where they are at risk of abuse and neglect, while the rights of parents and other family members are also respected.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Legal representation: (a)
In-house	no.	3,263	2,802	2,900	2,502	2,800
Assigned	no.	11,435	12,730	13,100	10,685	11,500
Duty appearances:
In-house	no.	3,423	3,168	3,100	3,685	5,000
Assigned	no.	2,708	1,757	1,900	1,703	1,900
Legal advice and minor assistance (b)	no.	31,155	32,756	32,200	35,079	37,000
General information services	no.	133,874	128,761	126,500	126,891	126,900

Employees:	FTE	244	245	244	256	256

(a)	New electronic systems and business processes adopted during 2008-09 mean data this year should not be compared to that for earlier or later years.

(b)	Legal advice is provided by legal practitioners. Where minor assistance is provided, it is usually associated with an advice service.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	66,617	66,338	71,649
Total expenses include the following:
Employee related	24,012	24,130	25,388
Other operating expenses	5,854	6,155	5,769
Grants and subsidies	—	45	—
Other expenses	35,131	34,241	38,993

Capital Expenditure	1,740	1,750	1,672

2 - 74	Budget Estimates 2011-12

Legal Aid Commission of New South Wales
Community Partnerships

Service description:	This service group covers funding of community organisations for specific purposes. These include providing legal assistance to disadvantaged people, undertaking law reform activities, and providing specialised court-based assistance for women and children seeking legal protection from domestic violence.

Linkage to results:	This service group contributes to people understanding and enforcing their legal rights and appreciating their legal obligations by working towards a range of intermediate results which include the following.

• People who may be victims of domestic violence, discrimination or unjust hardship have access to assistance in negotiating the legal system.

• The needs and interests of disadvantaged groups are considered in policy development and law reform activities.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Local Courts served by Women’s Domestic Violence Court Advocacy Program (a)	no.	72	108	108	108	108
Community Legal Centre cases opened	no.	5,992	8,464	5,900	8,677	8,700
Community Legal Centre advice services	no.	47,505	59,967	48,900	56,609	50,000

Employees:	FTE	6	10	9	9	9

(a)	Increase in 2009-10 reflects additional Budget funding provided to expand the Women’s Domestic Violence Court Advocacy Program.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	23,541	26,914	27,688
Total expenses include the following:
Employee related	1,007	1,231	1,372
Other operating expenses	278	448	656
Grants and subsidies	22,240	25,218	25,466
Other expenses	—	—	172

Budget Estimates 2011-12	2 - 75

Legal Aid Commission of New South Wales
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	80,286	82,756	90,222
Other operating expenses	19,856	19,924	20,016
Depreciation and amortisation	4,500	4,991	4,500
Grants and subsidies	22,240	25,798	25,736
Finance costs	—	314	—
Other expenses	90,357	96,432	101,282

Total Expenses Excluding Losses	217,239	230,215	241,756

Less:
Revenue
Sales of goods and services	4,371	3,811	3,948
Investment income	3,178	4,448	4,195
Grants and contributions	51,284	54,044	232,451
Other revenue	510	411	462

Total Revenue	59,343	62,714	241,056

Gain/(loss) on disposal of non current assets	—	(93)	—
Other gains/(losses)	(200)	(357)	(200)

Net Cost of Services	158,096	167,951	900

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	158,096	167,951	900
Recurrent Services Appropriation	153,596	163,766	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	4,350	4,328	4,350
Capital Works and Services Appropriation	3,600	3,600	—

2 - 76	Budget Estimates 2011-12

Legal Aid Commission of New South Wales
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	70,719	75,605	76,913
Receivables	6,184	5,385	4,742
Other	110	—	—

Total Current Assets	77,013	80,990	81,655

Non Current Assets
Receivables	2,432	2,092	1,935
Property, plant and equipment - Land and building	5,863	6,658	7,245
Plant and equipment	5,736	2,929	2,539
Intangibles	3,060	5,185	4,838

Total Non Current Assets	17,091	16,864	16,557

Total Assets	94,104	97,854	98,212

Liabilities
Current Liabilities
Payables	23,963	19,590	19,885
Provisions	24,540	38,743	39,800

Total Current Liabilities	48,503	58,333	59,685

Non Current Liabilities
Provisions	12,108	1,056	1,270
Other	2,245	2,683	2,375

Total Non Current Liabilities	14,353	3,739	3,645

Total Liabilities	62,856	62,072	63,330

Net Assets	31,248	35,782	34,882

Equity
Accumulated funds	31,248	35,782	34,882

Total Equity	31,248	35,782	34,882

Budget Estimates 2011-12	2 - 77

Legal Aid Commission of New South Wales
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities Payments
Employee related	78,917	83,287	88,820
Grants and subsidies	22,240	25,798	25,736
Other	122,837	132,671	134,063

Total Payments	223,994	241,756	248,619

Receipts
Sale of goods and services	4,171	3,199	4,003
Interest	3,178	4,052	4,338
Other	64,418	70,451	245,936

Total Receipts	71,767	77,702	254,277

Net Cash Flows From Operating Activities	(152,227)	(164,054)	5,658

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	2	—
Purchases of property, plant and equipment	(4,350)	(2,391)	(2,659)
Other	—	(1,937)	(1,691)

Net Cash Flows From Investing Activities	(4,350)	(4,326)	(4,350)

Cash Flows From Government
Recurrent appropriation	153,596	163,766	—
Capital appropriation	3,600	3,600	—
Cash transfers to Consolidated Fund	—	(72)	—

Net Cash Flows From Government	157,196	167,294	—

Net Increase/(Decrease) in Cash	619	(1,086)	1,308
Opening Cash and Cash Equivalents	70,100	76,691	75,605

Closing Cash and Cash Equivalents	70,719	75,605	76,913

Cash Flow Reconciliation
Net cost of services	(158,096)	(167,951)	(900)
Non cash items added back	4,500	4,991	4,500
Change in operating assets and liabilities	1,369	(1,094)	2,058

Net Cash Flow From Operating Activities	(152,227)	(164,054)	5,658

2 - 78	Budget Estimates 2011-12

Ministry for Police and Emergency Services
Introduction
Purpose
The new Ministry for Police and Emergency Services is responsible for developing and coordinating law enforcement and emergency management policy.
It brings together the functions of:
•	the Department of Premier and Cabinet’s former Security and Recovery Co-ordination Branch and Law Enforcement Policy Branch
•	the Department of Human Services’ former Disaster Welfare section
•	Emergency Management NSW.
The Ministry’s role spans policy development, ministerial support, operational coordination, portfolio budget coordination, crisis management, grants administration, training and control of several websites and public communications platforms.
The Ministry was formed on 4 April 2011 under the Public Sector Employment and Management (Departments) Order 2011.
Results and Services
The Ministry is the lead agency for the following NSW 2021 Plan goal: ensure NSW is ready to deal with major emergencies or natural disasters.
The Ministry works towards the following results.
•	Portfolio agencies have an appropriate legislative framework in which to operate.
•	Portfolio agencies are able to meet government priorities.
Contributing to these results, the Ministry’s key services are:
•	providing independent advice on issues affecting the portfolio including reviewing policy decisions to ensure they are in line with stakeholder needs and government priorities, supporting the Minister and Parliament, developing laws and overseeing the portfolio’s budget
•	developing emergency management policies and practices to deliver disaster recovery and welfare services during major natural disasters.

Budget Estimates 2011-12	2 - 79

Ministry for Police and Emergency Services
2011-12 Budget Highlights
In 2011-12, the Ministry’s key initiatives will include:
•	administering $18.5 million for the Natural Disaster Resilience Program (NDRP) including the Auxiliary Disaster Resilience Grants Scheme, Emergency Volunteer Support Scheme and State Projects Program
•	delivering $3 million for water safety initiatives, including enhancing Surf Life Saving NSW’s rescue capabilities and managing a fund to target drowning black spots across New South Wales.
The Ministry’s total funding for grants is $30.8 million.
Delivery
Recent Achievements
In 2010-11, key achievements for the areas that now make up the Ministry included:
•	coordinating changes to the Law Enforcement (Powers and Responsibilities) Act 2002 for alcohol move-on powers, with the Department of Attorney General and Justice
•	working with all Australian jurisdictions to draft the Law Enforcement and National Security (Assumed Identities) Act 2010, which facilitates cross-border recognition of assumed identities
•	developing the Police Legislation Amendment (Recognised Law Enforcement Officers) Act 2010, which enables any Australian police officers to be recognised as law enforcement officers in New South Wales and clarifies uncertainty about their powers when participating in New South Wales or cross-border operations
•	developing the Weapons and Firearms Legislation Amendment Act 2010 to implement the recommendations of a statutory review of the Weapons Prohibition Act 1998
•	administering and coordinating with agencies the delivery of a revised suite of natural disaster assistance schemes applied to areas listed in natural disaster declarations, including Personal Hardship and Distress Assistance, Primary Producers, Small Business and Assistance for Councils
•	running a major national counter-terrorism workshop, which brought together some 90 officials from the Australian and other state governments
•	running a conference on the measures available to local councils to recover from natural disasters.

2 - 80	Budget Estimates 2011-12

Ministry for Police and Emergency Services
Future Directions
In future years, the Ministry plans to:
•	continue to focus on developing laws to support the Government’s priorities
•	continue to enhance the policy initiatives developed by portfolio agencies
•	focus on effectively allocating and managing resources across the portfolio, such as monitoring recurrent and capital budgets, the use of technology and performance improvements
•	develop a tiered set of policies and training material to help government officials be more aware of the State’s disaster recovery arrangements, including how recovery operations will be managed locally and what forms of aid are available
•	roll out the first NSW State Natural Disaster Risk Assessment, which will provide a high-level assessment of risks and identify mitigation measures that can be implemented across government
•	finalise a review of the NSW State Disaster Plan to give greater clarity to roles and responsibilities in disaster management across government and to support risk management.

Budget Estimates 2011-12	2 - 81

Ministry for Police and Emergency Services
Performance Information
Result Indicators
Portfolio agencies have an appropriate legislative framework in which to operate

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Legislative amendments passed by the Parliament	no.	17	18	n.a.	10	10
Regulation amendments made	no.	8	12	n.a.	12	10

These result indicators illustrate the number of legislative and regulation amendments that have been made, or are proposed, to ensure that portfolio agencies have appropriate powers to effectively carry out their duties and to support the operations of other agencies. In 2010-11, the Ministry did not exist in its current form.
Portfolio agencies are able to meet government priorities

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Reform recommendations arising from activities of portfolio agencies	no.	10	8	n.a.	13	10

This result indicator identifies the number of reforms made, or proposed by portfolio agencies to meet government objectives. In 2010-11, the Ministry did not exist in its current form.

2 - 82	Budget Estimates 2011-12

Ministry for Police and Emergency Services
Service Group Statements
Policy and Finance

Service description:	This service group covers independent policy advice and development on issues affecting the Police and Emergency Services portfolio and the ministerial and Parliamentary functions of the Minister for Police and Emergency Services. It provides finance and corporate governance support. It also coordinates the portfolio and liaises with external agencies.

Linkage to results:	This service group contributes to the provision of independent policy advice and strategic coordination by ensuring that:

• policy decisions are appropriate to stakeholder needs

• portfolio agencies operate in line with whole-of-government objectives

• operational issues within portfolio agencies are appropriately assessed and considered by the Government.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Cabinet minutes developed	no.	45	45	25	30	20
Replies to Parliamentary questions	no.	398	430	400	301	400
Replies to letters	no.	4,803	4,800	5,000	4,800	4,800
Letters responded to within the required time frame	%	96	95	95	95	95

Employees:	FTE	27	28	27	26	31

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	3,727	4,101	4,538
Total expenses include the following:
Employee related	2,754	2,860	3,377
Other operating expenses	956	1,232	1,153

Capital Expenditure	—	—	36

Budget Estimates 2011-12	2 - 83

Ministry for Police and Emergency Services
Counter-terrorism and Disaster Resilience

Service description:	This service group initiates policies and strategies for improving the delivery of emergency management services through prevention, preparedness, response and recovery. It also provides policy advice, executive and secretarial support to the State Emergency Management Committee (SEMC) and the State Rescue Board (SRB), as well as executive and operational support to the State Emergency Operations Controller and the State Emergency Recovery Controller.

Linkage to results:	This service group contributes to the provision of comprehensive and coordinated emergency management policies and practices through better prevention, preparedness, response and recovery.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Disaster resilience grants schemes administered	no.	1	2	4	4	5
SEMC and SRB meetings supported	no.	9	8	8	8	8
Support to emergency management operations	%	100	100	100	100	100
Training courses, workshops and exercises delivered	no.	149	186	201	200	200
Employees:	FTE	26	50	50	48	56

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	39,233	33,908	44,792
Total expenses include the following:
Employee related	5,327	6,166	6,536
Other operating expenses	6,219	5,697	7,387
Grants and subsidies	27,609	21,987	30,815

Capital Expenditure	95	96	128

2 - 84	Budget Estimates 2011-12

Ministry for Police and Emergency Services
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	8,081	9,026	9,913
Other operating expenses	7,175	6,929	8,540
Depreciation and amortisation	95	67	62
Grants and subsidies	27,609	21,987	30,815

Total Expenses Excluding Losses	42,960	38,009	49,330

Less:
Revenue
Investment income	2	3	12
Grants and contributions	1,400	155	47,620
Other revenue	1,404	10,678	1,791

Total Revenue	2,806	10,836	49,423

Gain/(loss) on disposal of non current assets	—	40	—

Net Cost of Services	40,154	27,133	(93)

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	40,154	27,133	(93)
Recurrent Services Appropriation	39,836	38,833	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	95	96	164
Capital Works and Services Appropriation	5	5	—

Budget Estimates 2011-12	2 - 85

Ministry for Police and Emergency Services
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2	12,092	11,741
Receivables	50	760	932

Total Current Assets	52	12,852	12,673

Non Current Assets
Property, plant and equipment - Plant and equipment	210	969	1,071
Intangibles	—	26	26

Total Non Current Assets	210	995	1,097

Total Assets	262	13,847	13,770

Liabilities
Current Liabilities
Payables	176	335	102
Provisions	668	544	694

Total Current Liabilities	844	879	796

Non Current Liabilities
Provisions	—	555	—

Total Non Current Liabilities	—	555	—

Total Liabilities	844	1,434	796

Net Assets	(582)	12,413	12,974

Equity
Accumulated funds	(582)	12,413	12,974

Total Equity	(582)	12,413	12,974

2 - 86	Budget Estimates 2011-12

Ministry for Police and Emergency Services
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	7,723	7,161	9,847
Grants and subsidies	27,609	21,987	30,815
Other	7,432	7,618	8,784

Total Payments	42,764	36,766	49,446

Receipts
Interest	2	3	12
Other	3,018	10,073	49,247

Total Receipts	3,020	10,076	49,259

Net Cash Flows From Operating Activities	(39,744)	(26,690)	(187)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	40	—
Purchases of property, plant and equipment	(95)	(96)	(164)

Net Cash Flows From Investing Activities	(95)	(56)	(164)

Cash Flows From Government
Recurrent appropriation	39,836	38,833	—
Capital appropriation	5	5	—

Net Cash Flows From Government	39,841	38,838	—

Net Increase/(Decrease) in Cash	2	12,092	(351)
Opening Cash and Cash Equivalents	—	—	12,092

Closing Cash and Cash Equivalents	2	12,092	11,741

Cash Flow Reconciliation
Net cost of services	(40,154)	(27,133)	93
Non cash items added back	281	775	530
Change in operating assets and liabilities	129	(332)	(810)

Net Cash Flow From Operating Activities	(39,744)	(26,690)	(187)

Budget Estimates 2011-12	2 - 87

New South Wales Crime Commission
Introduction
Purpose
The New South Wales Crime Commission aims to reduce drug trafficking and other organised and serious crime. Its work includes:
•	investigating serious crime when ordinary police methods are unlikely to be effective
•	sharing information, intelligence and expertise
•	taking legal action to confiscate the proceeds of crime.
The Commission, a statutory corporation, operates under the New South Wales Crime Commission Act 1985.
Results and Services
The Commission works towards the following results.
•	High-level drug traffickers and others involved in organised and serious crime are investigated, apprehended and prosecuted.
•	The proceeds of serious crime are identified and confiscated.
Contributing to these results, the Commission’s key service involves gathering and sharing evidence, intelligence and expertise with other law enforcement and prosecuting agencies, and undertaking litigation for restraining orders, assets forfeiture orders, proceeds assessment orders and unexplained wealth orders for the proceeds of crime.
2011-12 Budget Highlights
In 2011-12, the Commission’s key initiatives will include spending:
•	$12.3 million to investigate serious crime
•	$5.3 million for financial investigations, including confiscating the proceeds of crime
•	$1.3 million for integrity and accountability activities.

2 - 88	Budget Estimates 2011-12

New South Wales Crime Commission
Delivery
Recent Achievements
In 2010-11, the Commission’s key achievements included:
•	continuing to carry out significant criminal investigations and asset confiscation functions
•	significantly increasing its work on murder investigations
•	increasing its focus on high-level and difficult-to-investigate criminals in its drug-trafficking work, undertaking longer term, complex investigations.
The Commission also started a major review of its practices and procedures and completely overhauled its information technology resources.
Future Directions
In future years, the Commission plans to:
•	increase its efforts in electronic and similar surveillance
•	pursue new methods of cyber investigation to address emerging criminal practices
•	continue its review of its practices and procedures, focusing on integrity and accountability.

Budget Estimates 2011-12	2 - 89

New South Wales Crime Commission
Performance Information
Result Indicators
Organised crime is investigated

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Charges laid	no.	2,113	1,685	2,000	711	750

Numbers of charges are only partial indicators of the effectiveness of the Commission, as qualitative results are not reflected in this data. The Commission results vary and most are achieved through collaboration with Police.
Assets of serious criminals are identified and confiscated

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Realisable confiscation orders	$000	24,061	44,930	20,000	20,990	20,000

This indicator shows the total value of asset confiscation court orders. Net proceeds of these orders are transferred to the Confiscated Proceeds Account and can be used for a range of law enforcement and community purposes. The 2009-10 result includes an order of $19.5 million to be passed on to the Australian Taxation Office.

2 - 90	Budget Estimates 2011-12

New South Wales Crime Commission
Service Group Statements
Criminal Investigations and Confiscation of Assets

Service description:	This service group covers the collection of evidence and intelligence for the prosecution of serious criminal offenders. It also covers the restraint and confiscation of assets accumulated through the conduct of serious criminal activities

Linkage to results:	This service group contributes to the investigation, apprehension and prosecution of serious offenders by working towards a range of intermediate results that include:

• assembling evidence for the prosecution of serious criminals

• furnishing reports on drug trafficking and serious crime

• reviewing police inquiries into criminal activity

• disseminating information, intelligence, investigatory technological and analytical expertise

• taking litigation action against people involved in serious criminal activity.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Arrests	no.	275	1,685	400	711	750
Restraining orders	no.	126	93	140	112	120
Asset forfeiture orders	no.	63	28	20	49	60
Proceeds assessment orders	no.	60	72	100	51	60

Employees:	FTE	102	107	128	104	104

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	18,762	19,315	19,055
Total expenses include the following:
Employee related	13,092	12,616	13,419
Other operating expenses	4,313	5,238	4,438
Other expenses	77	—	50

Capital Expenditure	1,544	1,544	1,482

Budget Estimates 2011-12	2 - 91

New South Wales Crime Commission
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses - Employee related	13,092	12,616	13,419
Other operating expenses	4,313	5,238	4,438
Depreciation and amortisation	1,280	1,461	1,148
Other expenses	77	—	50

Total Expenses Excluding Losses	18,762	19,315	19,055

Less:
Revenue
Sales of goods and services	15	49	15
Investment income	74	145	51
Grants and contributions	—	—	18,501

Total Revenue	89	194	18,567

Gain/(loss) on disposal of non current assets	—	(7)	—
Other gains/(losses)	(50)	(40)	—

Net Cost of Services	18,723	19,168	488

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	18,723	19,168	488
Recurrent Services Appropriation	16,765	16,968	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	1,544	1,544	1,482
Capital Works and Services Appropriation	1,544	1,544	—

2 - 92	Budget Estimates 2011-12

New South Wales Crime Commission
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	914	2,631	2,341
Receivables	678	681	796

Total Current Assets	1,592	3,312	3,137

Non Current Assets
Receivables	225	138	140
Property, plant and equipment - Plant and equipment	2,445	1,704	2,284
Intangibles	359	1,000	754

Total Non Current Assets	3,029	2,842	3,178

Total Assets	4,621	6,154	6,315

Liabilities
Current Liabilities
Payables	37	859	866
Borrowings at amortised cost	100	—	—
Provisions	992	1,170	1,357

Total Current Liabilities	1,129	2,029	2,223

Non Current Liabilities
Borrowings at amortised cost	115	—	—
Provisions	65	5	85

Total Non Current Liabilities	180	5	85

Total Liabilities	1,309	2,034	2,308

Net Assets	3,312	4,120	4,007

Equity
Accumulated funds	3,312	4,120	4,007

Total Equity	3,312	4,120	4,007

Budget Estimates 2011-12	2 - 93

New South Wales Crime Commission
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	12,762	11,787	12,791
Other	4,861	5,756	4,987

Total Payments	17,623	17,543	17,778

Receipts
Sale of goods and services	73	58	5
Interest	74	138	54
Other	425	1,061	18,911

Total Receipts	572	1,257	18,970

Net Cash Flows From Operating Activities	(17,051)	(16,286)	1,192

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	89	—
Purchases of property, plant and equipment	(1,344)	(699)	(1,282)
Other	(200)	(845)	(200)

Net Cash Flows From Investing Activities	(1,544)	(1,455)	(1,482)

Cash Flows From Financing Activities
Repayment of borrowings and advances	—	(332)	—

Net Cash Flows From Financing Activities	—	(332)	—

Cash Flows From Government
Recurrent appropriation	16,765	16,968	—
Capital appropriation	1,544	1,544	—
Cash transfers to Consolidated Fund	—	(337)	—

Net Cash Flows From Government	18,309	18,175	—

Net Increase/(Decrease) in Cash	(286)	102	(290)
Opening Cash and Cash Equivalents	1,200	2,529	2,631

Closing Cash and Cash Equivalents	914	2,631	2,341

Cash Flow Reconciliation
Net cost of services	(18,723)	(19,168)	(488)
Non cash items added back	1,732	1,857	1,523
Change in operating assets and liabilities	(60)	1,025	157

Net Cash Flow From Operating Activities	(17,051)	(16,286)	1,192

2 - 94	Budget Estimates 2011-12

NSW Police Force
Introduction
Purpose
The NSW Police Force provides community-based policing services. It works with the community to establish a safer environment by reducing violence, crime and fear of crime.
The Force operates under the Police Act 1990.
Results and Services
The Force is the lead agency for the following NSW 2021 Plan goal: prevent and reduce the level of crime.
The Force is also the co-lead agency for the following NSW 2021 Plan goal: increase opportunities for people to improve and look after their own neighbourhoods and environment.
The Force works towards the following results.
•	Crime and violence are reduced.

•	Fear of crime, antisocial behaviour and public disorder are reduced.
Contributing to these results, the Force’s key services are:
•	supporting the community by responding to incidents, emergencies and public events

•	detecting and investigating crime, analysing forensics and dealing with alleged offenders

•	patrolling roads and public transport corridors, investigating major vehicle crashes, detecting traffic and transport offences, and supervising peak traffic flows

•	prosecuting offenders, presenting evidence at court, transporting and guarding people under police supervision, and supporting victims and witnesses.
2011-12 Budget Highlights
In 2011-12, the Force’s key initiatives will include spending:
•	$214.4 million in recurrent funding over four years to employ 550 more police officers as part of the Government’s commitment to increase police authorised strength to 16,356 officers by June 2014

•	$62 million to continue planning and building new police stations and other major police property projects, including opening the newly built stations at Burwood, Raymond Terrace, Tenterfield and Wyong and finalising the purchase of Gosford police station

•	$69 million over the next four years to upgrade, replace and build additional police stations

Budget Estimates 2011-12	2 - 95

NSW Police Force
•	$25 million over four years to enhance DNA testing capability and reduce forensic test backlogs

•	$20.25 million on Police and Community Youth Clubs (PCYC) over the next four years to help build eight new clubs and upgrade existing clubs

•	$7.2 million over two years to roll out 100 Mobile Automatic Number Plate Recognition (MANPR) units to improve road safety

•	$1.5 million over the next four years to implement the Government’s 21st Century Neighbourhood Watch program

•	$35 million on information technology to support police in reducing crime and violence, including $12.3 million to upgrade the Computerised Operating Police System and $9.2 million to replace technology assets

•	$9.9 million on maintaining and upgrading the radio network and communication infrastructure to ensure police officer and community safety

•	$1.2 million to fit out vehicles for an expanding police force

•	$2 million over two years on improvements to the prisoner transport fleet to support a focus on safe custody.
Delivery
Recent Achievements
In 2010-11, the Force’s key achievements included:
•	increasing police numbers to an authorised strength of 15,806 officers

•	achieving downward trends in 5 of the 17 major offence categories in the 24 months to March 2011, while holding 11 stable (NSW Bureau of Crime Statistics and Research)

•	maintaining, at the national average, both community confidence in police and the proportion of the population that agrees police treat people fairly and equally (National Survey of Community Satisfaction with Policing)

•	responding to several interstate and overseas requests for help after major floods and earthquakes, including sending over 270 police to Queensland, New Zealand and Japan

•	making significant arrests for serious crimes, including an arrest for one of the largest murder investigations in the State’s history

•	conducting the State’s largest ever organised crime investigation, which saw over 580 police carrying out 42 search warrants simultaneously and led to 33 organised crime figures being arrested, the largest clandestine laboratory ever discovered in NSW being closed and assets worth more than $14 million being seized

•	investing $4 million to provide functional and cost-effective housing to support policing in rural NSW

2 - 96	Budget Estimates 2011-12

NSW Police Force
•	opening new police stations at Lake Illawarra ($19 million), Kempsey ($10 million) and Granville ($14 million)

•	delivering phase 1 of the Computerised Operational Policing System’s modernisation, providing a new user-friendly interface, web-based screens and extra functionality

•	spending $3.3 million to roll out 25 new mobile command vehicles, to support planned operations and provide a targeted and responsive police presence in the community

•	investing $11 million in radio network and communications infrastructure to maintain officer and community safety

•	spending $5.7 million to roll out MANPR technology to 76 vehicles to improve road safety

•	enhancing forensic investigations by upgrading the Force’s ballistic matching system, establishing a mitochondrial DNA laboratory, and commissioning six mobile forensic command vehicles and a new laser imaging system.
Future Directions
In future years, the Force plans to:
•	increase police numbers by a further 400 new officers, starting in 2012-13, in line with the Government’s commitment to boost authorised strength to 16,356 by June 2014

•	renew its focus on road safety by creating a centralised Highway Patrol State Command, allowing clear, intelligence-based outcomes

•	re-examine community engagement mechanisms to improve awareness of self-protection and address changing preferences for information access

•	contribute to stronger community cohesion through programs like Neighbourhood Watch

•	continue to invest in, and maintain, the property portfolio to support operational policing, while delivering new police stations, rolling out digital CCTV to police charge rooms statewide and upgrading prisoner handling facilities at 14 locations

•	continue to provide the physical resources necessary for police to effectively prevent crime and respond to incidents, emergencies and events, by investing in forensics and DNA testing, replacing major police assets, such as aircraft, and allocating capital to maintain and replace essential assets and equipment

•	improve injury prevention management, the design of death and disability benefits, and post-discharge support practices.

Budget Estimates 2011-12	2 - 97

NSW Police Force
Performance Information
Result Indicators
Reduced crime and violence

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Recorded incidents of personal crime not including domestic violence and sexual assaults (a)	thous	48	46	n.a.	45	46
Recorded incidents of property crime (b)	thous	67	63	72	63	70
Recorded incidents of alcohol related non-domestic violence assaults (c)	thous	20	18	14	16	16

(a)	This indicator measures progress in achieving the NSW 2021 Plan goal: prevent and reduce the level of crime. The method has been revised from the previous indicator and only includes robbery and non-domestic violence assault incidents. Any comparison with previous years is not valid. As the indicator is new, there was no 2010-11 forecast.

(b)	The target is to reduce property crime by 15 per cent by 2015-16.

(c)	The target is to reduce alcohol related assaults.
Reduced fear of crime, antisocial behaviour and public disorder

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
People who consider speeding cars, dangerous or noisy driving to be a problem in their own neighbourhood (a)%		74	74	68	73	73
People who consider graffiti or other vandalism to be a problem in their own neighbourhood	%	57	58	48	55	51
People who consider louts or gangs to be a problem in their own neighbourhood	%	41	40	39	36	31
People who consider drunken or disorderly behaviour to be a problem in their own neighbourhood	%	50	50	45	41	38

(a)	Data for these indicators are sourced from National Community Satisfaction with Policing Survey

2 - 98	Budget Estimates 2011-12

NSW Police Force
Service Group Statements

	Units	2008-09	2009-10	2010-11	2011-12

Average Staffing across all Service Groups:
Total NSW Police (sworn and civilian)	FTE	19,000	19,071	19,194	19,230
Total actual police positions at Operational commands (a)%		96	97	97	97

(a)	From 1 January 2012, the authorised strength of police officers will increase by 150 to 15,956.
Community Support
Service description:	This service group covers the provision of effective, timely and flexible 24-hour response to incidents, emergencies and public events. It also includes reduction of incentives and opportunities to commit crime, the provision of a highly visible police presence, and liaison/partnerships with the community and government organisations concerned with maintaining peace, order and public safety.

Linkage to results:	This service group contributes to reduced rates and fear of crime by working towards a range of intermediate results that include the following.
•	Community confidence in the ability of police to act is increased.

•	Public space is safe to use.

•	Public order is maintained.

•	The community is reassured.

•	Personal and public safety is improved.

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Urgent calls responded to within target time (a)%	73	74	80	80	80
People feel safe walking/jogging by themselves in their neighbourhood at night (b)%	62	63	n.a.	55	55

(a)	The target time for urgent calls was revised from 10 minutes to 12 minutes in 2010-11.

(b)	This new indicator is included to align with the NSW Police Force Corporate Plan and Report on Government Services (RoGS). Data was sourced from the National Survey of Community Satisfaction with Policing. As the indicator is new, there was no 2010-11 forecast.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,523,128	1,545,413	1,674,046
Total expenses include the following:
Employee related	1,220,607	1,251,445	1,361,618
Other operating expenses	229,142	214,204	241,064
Grants and subsidies	2,214	2,037	4,713
Other expenses	1,477	1,374	1,434

Capital Expenditure	92,258	92,514	88,529

Budget Estimates 2011-12	2 - 99

NSW Police Force
Criminal Investigation
Service description:	This service group covers detecting and investigating crime, providing forensic services and arresting or otherwise dealing with offenders. It also includes specialist activities to target organised criminal activities and criminal groups, maintenance of forensic databases and criminal records, and liaison with other law enforcement agencies.

Linkage to results:	This service group contributes to reduced rates and fear of crime and violence by working towards a range of intermediate results that include the following.
•	Community has confidence that police bring offenders to justice.

•	Opportunities to commit crime are reduced.

•	Alleged offenders are called to account for actions.

•	Serious offenders are identified and criminal networks are disrupted.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Break and enter incidents examined for fingerprints	thous	49	45	45	43	43
Legal actions excluding infringement notices (a)	thous	164	164	190	158	158

(a)	Note that a correction has been made to previously reported trend data, which stated 180 for 2008-09 actuals. Data has been revised to exclude all infringement notices. This excludes non-NSW charges and charges for breach of bail.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	705,563	854,010	924,887
Total expenses include the following:
Employee related	565,411	691,562	752,275
Other operating expenses	106,151	118,369	133,185
Grants and subsidies	1,025	1,125	2,605
Other expenses	702	760	792

Capital Expenditure	47,060	40,738	41,005

2 - 100	Budget Estimates 2011-12

NSW Police Force
Traffic and Commuter Services
Service description:	This service group covers patrolling roads, highways and public transport corridors, investigating major vehicle crashes, detecting traffic and transport offences (particularly those involving alcohol or drugs, and speed), and supervising peak traffic flows. It also includes liaison/partnerships with community and government bodies concerned with road safety, traffic management and public transport.

Linkage to results:	This service group contributes to reduced crime and violence, and reduced levels of antisocial behaviour, by working towards a range of intermediate results that include the following.
•	Public space is safe to use.

•	Personal and public safety are improved.

•	Road crashes and trauma are minimised.

•	Behaviour of public transport users is improved.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Random breath tests undertaken	mill	4.2	4.6	4.5	4.7	4.7
Charges for prescribed concentration of alcohol	thous	27	25	26	24	25
Traffic infringement notices	thous	557	603	590	659	660

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	246,174	352,845	378,993
Total expenses include the following:
Employee related	199,447	287,771	310,364
Other operating expenses	35,392	47,552	52,952
Grants and subsidies	342	447	1,036
Other expenses	234	302	315

Capital Expenditure	14,238	12,968	13,668

Budget Estimates 2011-12	2 - 101

NSW Police Force
Judicial Support
Service description:	This service group covers judicial and custodial services, prosecuting offenders, presenting evidence at court, including coronial enquiries, providing police transport and custody for people under police supervision, and providing a high level of support to victims and witnesses.

Linkage to results:	This service group contributes to reduced rates and fear of crime by working towards a range of intermediate results that include the following.
•	Community has confidence that police bring offenders to justice.

•	Legal processes and police procedures are cost effective.

•	There is improved likelihood of successful prosecution.

•	People know police treat people fairly and with respect.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Juvenile diversions as a proportion of juvenile offenders to court (a)%		51	57	55	57	57
Legal actions where alleged offenders are proceeded against to court (b)	thous	144	139	155	133	133

(a)	This indicator has been changed to align with RoGS.

(b)	This excludes non-NSW charges and charges for breach of bail.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	207,987	205,619	222,611
Total expenses include the following:
Employee related	166,790	166,504	181,065
Other operating expenses	31,154	28,501	32,056
Grants and subsidies	303	271	627
Other expenses	207	183	191

Capital Expenditure	12,630	7,971	12,114

2 - 102	Budget Estimates 2011-12

NSW Police Force
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	2,152,255	2,397,282	2,605,323
Other operating expenses	401,839	408,626	459,257
Depreciation and amortisation	110,480	132,833	112,470
Grants and subsidies	3,884	3,880	8,981
Finance costs	11,774	12,647	11,774
Other expenses	2,620	2,619	2,732

Total Expenses Excluding Losses	2,682,852	2,957,887	3,200,537

Less:
Revenue
Sales of goods and services	33,951	40,744	35,500
Investment income	1,875	2,120	2,700
Grants and contributions	12,425	22,030	3,051,783
Other revenue	18,510	28,081	18,977

Total Revenue	66,761	92,975	3,108,960

Gain/(loss) on disposal of non current assets	3,224	(1,647)	(3,172)
Other gains/(losses)	(10)	(1,918)	(10)

Net Cost of Services	2,612,877	2,868,477	94,759

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	2,612,877	2,868,477	94,759
Recurrent Services Appropriation	2,338,033	2,534,743	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	166,186	154,191	155,316
Capital Works and Services Appropriation	148,834	153,703	—

Budget Estimates 2011-12	2 - 103

NSW Police Force
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	20,290	22,612	60,721
Receivables	44,979	51,762	57,316
Assets held for sale	1,318	5,845	5,845

Total Current Assets	66,587	80,219	123,882

Non Current Assets
Property, plant and equipment —
Land and building	1,198,883	1,187,746	1,211,849
Plant and equipment	306,368	304,845	295,910
Intangibles	107,697	106,410	106,721

Total Non Current Assets	1,612,948	1,599,001	1,614,480

Total Assets	1,679,535	1,679,220	1,738,362

Liabilities
Current Liabilities
Payables	106,418	83,683	84,816
Borrowings at amortised cost	5,581	5,581	5,581
Provisions	413,580	464,011	445,749
Other	292	2,510	151

Total Current Liabilities	525,871	555,785	536,297

Non Current Liabilities
Borrowings at amortised cost	168,655	168,655	168,655
Provisions	97,151	167,277	177,638
Other	10,902	14,959	12,750

Total Non Current Liabilities	276,708	350,891	359,043

Total Liabilities	802,579	906,676	895,340

Net Assets	876,956	772,544	843,022

Equity
Reserves	481,792	479,747	473,439
Accumulated funds	395,164	292,797	369,583

Total Equity	876,956	772,544	843,022

2 - 104	Budget Estimates 2011-12

NSW Police Force
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	1,897,440	1,974,143	2,373,097
Grants and subsidies	3,884	3,880	8,981
Finance costs	11,774	11,622	11,774
Other	537,174	674,295	582,262

Total Payments	2,450,272	2,663,940	2,976,114

Receipts
Sale of goods and services	35,951	37,672	32,524
Interest	1,875	1,534	3,122
Other	87,121	120,991	3,125,425

Total Receipts	124,947	160,197	3,161,071

Net Cash Flows From Operating Activities	(2,325,325)	(2,503,743)	184,957

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	17,347	3,751	10,111
Purchases of property, plant and equipment	(145,595)	(134,584)	(133,984)
Other	(20,591)	(19,475)	(21,699)

Net Cash Flows From Investing Activities	(148,839)	(150,308)	(145,572)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(4,705)	(4,705)	—

Net Cash Flows From Financing Activities	(4,705)	(4,705)	—

Cash Flows From Government
Recurrent appropriation	2,338,033	2,535,463	—
Capital appropriation	148,834	154,259	—
Cash transfers to Consolidated Fund	—	(21,077)	(1,276)

Net Cash Flows From Government	2,486,867	2,668,645	(1,276)

Net Increase/(Decrease) in Cash	7,998	9,889	38,109
Opening Cash and Cash Equivalents	12,292	12,723	22,612

Closing Cash and Cash Equivalents	20,290	22,612	60,721

Cash Flow Reconciliation
Net cost of services	(2,612,877)	(2,868,477)	(94,759)
Non cash items added back	277,508	277,908	284,015
Change in operating assets and liabilities	10,044	86,826	(4,299)

Net Cash Flow From Operating Activities	(2,325,325)	(2,503,743)	184,957

Budget Estimates 2011-12	2 - 105

State Emergency Service
Introduction
Purpose
The State Emergency Service (SES) is a volunteer-based emergency response and rescue agency. Its work includes:
•	leading the response to floods, storms and tsunamis under the State Disaster Plan

•	supporting other emergency service agencies.
The SES operates under the State Emergency Service Act 1989.
Results and Services
The SES works towards the following results.
•	Communities and volunteers are educated or trained and prepared to deal with emergencies.

•	When the community and emergency services agencies ask for help before, during and after emergencies, responses are timely and effective.
Contributing to these results, the SES’s key services are:
•	promoting the preparedness and resilience of both communities and volunteers during storms, floods and tsunamis

•	developing the capacity to deliver emergency management services to reduce property damage, injury and loss of life among the community and volunteers
2011-12 Budget Highlights
In 2011-12, the SES’s key initiatives will include spending:
•	$17.4 million to provide flood and storm rescue capability

•	$4.2 million on professional development and training for its 10,000 volunteers and staff

•	$8.9 million for technology applications and equipment to enhance volunteer support, flood and storm operations response and community information.

2 - 106	Budget Estimates 2011-12

State Emergency Service
Delivery
Recent Achievements
In 2010-11, the SES’ key achievements included:
•	centralising the 132 500 Request For Assistance (RFA) line to reduce the administrative burden on volunteers and provide a more responsive service to the community

•	buying automatic defibrillators, personal locator beacons and personal flotation devices, which will greatly enhance volunteer and community safety

•	providing the largest interstate volunteer assistance deployment in its history, totalling 30,809 volunteer hours, to support communities during Cyclone Yasi and the Queensland and Victorian Floods

•	buying flood rescue boats, worth $1 million, so the SES can better respond to flood rescues.
Future Directions
In future years, the SES plans to:
•	build sustainable volunteer support during and after emergencies through integrated recruitment and retention strategies, training programs and employer recognition

•	participate more in land use planning by incorporating evacuation assessments into the planning assessment process

•	help to create a more robust flood gauge management framework that supports flood and evacuation planning, and so reduces injuries, deaths and property damage

•	continue to research emerging community safety threats and develop strategies to reduce their impacts on communities.

Budget Estimates 2011-12	2 - 107

State Emergency Service
Performance Information
Result Indicators
Communities and organisation prepared for, and resilient in the event of floods, storms and tsunamis

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Number of enquiry calls received by the Operations Communications Centre (OCC) (a)	no.	55,591	56,534	65,014	107,588	74,766
Percentage of volunteers with WorkCover approved first aid qualifications	%	73	81	70	83	85
Number of businesses with a FloodSafe Plan (b)	no.	n.a.	77	80	122	85

(a)	These calls relate to both organisation and community preparedness requests and questions on how to access further information and resources.

(b)	The Online Plan option was not available pre-2009.
Property damage, injury and loss of life among community and staff reduced or mitigated

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Number of requests for assistance (132 500) (a)	no.	22,157	46,326	25,000	79,541	65,000
Number of people rescued from road rescues and other emergency conditions (b)	no.	596	590	n.a.	672	n.a.
Number of people rescued from floods (b)	no.	305	117	n.a.	503	n.a.

(a)	These calls relate to direct requests from the community for early assistance to mitigate and reduce property damage and injuries and loss of life.

(b)	These figures may be under reported as some tasks involve multiple rescues. Figures cannot be forecast because the frequency and severity of these events are unpredictable.

2 - 108	Budget Estimates 2011-12

State Emergency Service
Service Group Statements
Community and Organisational Preparedness
Service description:	This service group covers the preparedness and resilience of both communities and volunteers when preparing for and dealing with the impact of storms, floods and tsunamis to ensure their safety and wellbeing during emergency situations.

Linkage to results:	This service group contributes to training new cadets and serving volunteers, as well as enhancing community awareness and preparedness by working towards a range of intermediate results that include the following:
•	Volunteers are adequately trained.

•	Communities are aware of how to react in flood or storm events.

•	Flood prone areas are appropriately assessed.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Number of cadets trained	no.	149	300	400	336	520
Number of FloodSafe brochures distributed (a)	no.	30,000	5,836	30,000	14,640	25,000
Percentage of volunteers with above minimum level training (b)%		5.4	18.5	19.9	18.9	26.6

Employees:	FTE	42	46	71	83	86

(a)	In 2009-10 and 2010-11, the brochures were targeted at particular communities, resulting in less being printed and distributed. From 2011-12 they will be more generic.

(b)	Above minimum level flood rescue training consists of Level 1, Level 2, Level 3 and Level 4 flood rescue specialist skill sets.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	19,328	20,356	20,672
Total expenses include the following:
Employee related	8,579	8,517	9,956
Other operating expenses	6,398	8,857	7,249
Grants and subsidies	2,776	2,982	3,467

Budget Estimates 2011-12	2 - 109

State Emergency Service
Emergency Management
Service description:	This service group covers the capacity and capability to deliver emergency management services to reduce or mitigate property damage, injury and loss of life among the community and volunteers.

Linkage to results:	This service group contributes to agency capacity and capability to effectively respond to and deal with flood, storm and other emergencies by working towards a range of intermediate results that include the following:
•	Community requests for assistance are responded to quickly.

•	Requests for assistance from other emergency service agencies are responded to effectively.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Percentage of emergency calls answered within 20 seconds	%	100	100	100	100	100
Number of flood response tasks (a)	no.	2,942	395	n.a.	5,069	n.a.
Number of storm response tasks (a)	no.	14,151	15,734	n.a.	20,906	n.a.

Employees:	FTE	117	117	139	163	170

(a)	These figures cannot be forecast because the frequency and severity of these weather events are unpredictable.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	41,879	70,067	46,953
Total expenses include the following:
Employee related	15,936	15,815	18,255
Other operating expenses	11,887	16,448	13,464
Grants and subsidies	11,131	33,518	11,440

Capital Expenditure	2,952	6,038	2,242

2 - 110	Budget Estimates 2011-12

State Emergency Service
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	24,515	24,332	28,211
Other operating expenses	18,285	25,305	20,713
Depreciation and amortisation	4,500	4,286	3,794
Grants and subsidies	13,907	36,500	14,907

Total Expenses Excluding Losses	61,207	90,423	67,625

Less:
Revenue
Sales of goods and services	33	1,066	34
Investment income	96	402	99
Retained taxes, fees and fines	43,900	43,872	52,114
Grants and contributions	6,969	31,098	13,391
Other revenue	—	2,023	—

Total Revenue	50,998	78,461	65,638

Gain/(loss) on disposal of non current assets	71	(131)	(149)

Net Cost of Services	10,138	12,093	2,136

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	10,138	12,093	2,136
Recurrent Services Appropriation	8,035	10,918	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	2,952	6,038	2,242
Capital Works and Services Appropriation	431	3,035	—

The State Emergency Service is funded with a three-way funding model, under which insurance companies contribute 73.7 per cent, local councils contribute 11.6 per cent and the State Government contributes 14.6 per cent.

Budget Estimates 2011-12	2 - 111

State Emergency Service
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	6,223	12,865	8,560
Receivables	13,402	3,085	1,889
Inventories	5,244	5,269	4,570

Total Current Assets	24,869	21,219	15,019

Non Current Assets
Property, plant and equipment -
Land and building	262	166	358
Plant and equipment	12,362	16,659	12,789

Total Non Current Assets	12,624	16,825	13,147

Total Assets	37,493	38,044	28,166

Liabilities
Current Liabilities
Payables	393	10,090	2,585
Provisions	2,039	2,640	2,277
Other	11,348	—	—

Total Current Liabilities	13,780	12,730	4,862

Non Current Liabilities
Provisions	15	23	22

Total Non Current Liabilities	15	23	22

Total Liabilities	13,795	12,753	4,884

Net Assets	23,698	25,291	23,282

Equity
Accumulated funds	23,698	25,291	23,282

Total Equity	23,698	25,291	23,282

2 - 112	Budget Estimates 2011-12

State Emergency Service
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	24,392	23,501	28,587
Grants and subsidies	13,907	36,500	14,907
Other	7,603	19,064	28,587

Total Payments	45,902	79,065	72,081

Receipts
Sale of goods and services	(11,949)	1,228	34
Retained taxes	43,900	43,872	52,114
Interest	96	368	133
Other	8,269	32,223	15,760

Total Receipts	40,316	77,691	68,041

Net Cash Flows From Operating Activities	(5,586)	(1,374)	(4,040)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	71	72	1,977
Purchases of property, plant and equipment	(2,952)	(6,038)	(2,242)

Net Cash Flows From Investing Activities	(2,881)	(5,966)	(265)

Cash Flows From Government
Recurrent appropriation	8,035	10,918	—
Capital appropriation	431	3,035	—

Net Cash Flows From Government	8,466	13,953	—

Net Increase/(Decrease) in Cash	(1)	6,613	(4,305)

Opening Cash and Cash Equivalents	6,224	6,252	12,865

Closing Cash and Cash Equivalents	6,223	12,865	8,560

Cash Flow Reconciliation
Net cost of services	(10,138)	(12,093)	(2,136)
Non cash items added back	4,623	4,906	3,921
Change in operating assets and liabilities	(71)	5,813	(5,825)

Net Cash Flow From Operating Activities	(5,586)	(1,374)	(4,040)

Budget Estimates 2011-12	2 - 113

NSW Trustee and Guardian
Introduction
Purpose
The NSW Trustee and Guardian provides professional trustee and financial management services. Its work includes:
•	providing power-of-attorney services

•	administering deceased estates and making wills

•	managing restrained and forfeited properties

•	assisting people with decision-making disabilities.
It includes the former Office of the Protective Commissioner, the Public Trustee NSW and the Public Guardian, which remains as a separate function.
2011-12 Budget Highlights
In 2011-12, total expenses for the NSW Trustee and Guardian are budgeted at $81.6 million.
Key initiatives will include:
•	continuing to implement dual service delivery to regional centres and expand the branch network so its services are more accessible

•	spending $5.2 million in community service obligation funding to administer low value estates and trusts, and low income clients

•	spending $7.7 million as a government grant to support the Public Guardian’s operations

•	spending $7.8 million to upgrade client management systems and computer hardware, and to renovate branch offices.
Delivery
Recent Achievements
During its first two years, the NSW Trustee and Guardian’s key achievements included:
•	developing a model to devolve financial management services to regional offices previously delivering trustee services only, with the Bathurst branch opening as the first integrated office and a branch in Wagga Wagga to follow in 2011-12

•	converting five branches to dual service offices (in Lismore, Chatswood, Gosford, Sydney Central and Newcastle) with another three to follow in 2011-12

•	implementing a new organisational structure

2 - 114	Budget Estimates 2011-12

NSW Trustee and Guardian
•	initiating procedures to deliver a new investment approach for clients

•	moving towards harmonised systems, policies and procedures to improve efficiency and customer service at the merged entities.
Future Directions
In future years, the NSW Trustee and Guardian plans to pursue more strategies for business growth and better services so there is state wide access to trustee, financial management and guardianship services. It notes that the ageing population is increasing its workload, creating a challenge that requires strong management and innovative technical solutions.

Budget Estimates 2011-12	2 - 115

NSW Trustee and Guardian
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	58,647	58,280	58,649
Investment income	3,216	4,057	5,886
Social program policy payments	5,215	5,112	5,115
Grants and contributions	—	11,705	7,739
Other revenue	4,773	4,742	5,167

Total Revenue	71,851	83,896	82,556

Less:
Expenses Excluding Losses
Operating Expenses —
Other operating expenses	67,748	69,422	78,667
Depreciation and amortisation	4,103	3,484	2,891

Total Expenses Excluding Losses	71,851	72,906	81,558

Gain/(loss) on disposal of non current assets	—	(17)	—
Other gains/(losses)	—	(8)	—

SURPLUS/(DEFICIT)	—	10,965	998

2 - 116	Budget Estimates 2011-12

NSW Trustee and Guardian
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	24,954	38,735	38,735
Receivables	2,836	14,545	14,545
Other financial assets	11,127	—	—

Total Current Assets	38,917	53,280	53,280

Non Current Assets
Receivables	(49)	—	—
Other financial assets	13,678	33,426	29,425
Property, plant and equipment -
Land and building	19,989	21,250	20,805
Plant and equipment	8,412	7,290	10,975
Intangibles	4,671	1,569	3,328

Total Non Current Assets	46,701	63,535	64,533

Total Assets	85,618	116,815	117,813

Liabilities
Current Liabilities
Payables	1,732	2,756	2,756
Provisions	8,818	19,213	19,213

Total Current Liabilities	10,550	21,969	21,969

Non Current Liabilities
Provisions	2,349	—	—
Other	23,601	38,360	38,360

Total Non Current Liabilities	25,950	38,360	38,360

Total Liabilities	36,500	60,329	60,329

Net Assets	49,118	56,486	57,484

Equity
Reserves	13,885	1,257	1,257
Accumulated funds	35,233	55,229	56,227

Total Equity	49,118	56,486	57,484

Budget Estimates 2011-12	2 - 117

NSW Trustee and Guardian
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	58,649	62,217	58,649
Interest	2,330	3,400	3,060
Other	14,428	21,796	23,462

Total Receipts	75,407	87,413	85,171

Payments
Employee related	(4)	1,823	—
Other	71,935	72,408	84,108

Total Payments	71,931	74,231	84,108

Net Cash Flows From Operating Activities	3,476	13,182	1,063

Cash Flows From Investing Activities
Proceeds from sale of investments	5,959	—	8,260
Purchases of property, plant and equipment	(3,553)	(417)	(5,110)
Purchases of investments	(1,433)	(1,964)	(1,433)
Other	(3,978)	(611)	(2,780)

Net Cash Flows From Investing Activities	(3,005)	(2,992)	(1,063)

Net Increase/(Decrease) in Cash	471	10,190	—
Opening Cash and Cash Equivalents	24,483	28,545	38,735

Closing Cash and Cash Equivalents	24,954	38,735	38,735

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	—	10,965	998
Non cash items added back	3,217	(1,283)	65
Change in operating assets and liabilities	259	3,500	—

Net Cash Flow From Operating Activities	3,476	13,182	1,063

2 - 118	Budget Estimates 2011-12

3. Education and Communities Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

Department of Education and Communities
Total Expenses	12,694.0	13,764.0	8.4
Capital Expenditure	2,043.9	752.2	-63.2

Community Relations Commission of New South Wales
Total Expenses	18.6	19.2	3.6
Capital Expenditure	0.1	0.1	—

Office of the Board of Studies
Total Expenses	112.8	117.3	4.0
Capital Expenditure	0.8	1.5	72.9

Sydney Olympic Park Authority
Total Expenses	153.6	153.8	0.1
Capital Expenditure	12.6	17.0	34.2

Budget Estimates 2011-12	3 - 1

Department of Education and Communities
Introduction
Purpose
The Department of Education and Communities connects all stages of education from early childhood and schools to TAFE and tertiary education. It also supports enhanced quality of life and strengthened communities.
Its work includes:
•	reaching over 1.67 million students a year through government schools, TAFE NSW Institutes and funding to non-government schools
•	providing funding and regulation of the vocational education and training (VET) and early childhood education and care sectors
•	providing support to the people of New South Wales to build safe and engaged communities.
The Department includes the functions of Aboriginal Affairs, Children’s Guardian, Commission for Children and Young People, Sport and Recreation, Veterans’ Affairs, Volunteering and Youth.
The Department operates primarily under the Education Act 1990 and the Technical and Further Education Commission Act 1990.
Results and Services
The Department is the lead agency for the following NSW 2021 Plan goals.
•	Improve education and learning outcomes for all students.
•	Strengthen the NSW skill base.
•	Fostering opportunity and partnership with Aboriginal people.
•	Make it easier for people to be involved in their community.
The Department works towards the following results.
•	All children have access to quality early childhood education.
•	Student achievement in literacy and numeracy is improved.
•	More students finish high school or equivalent.
•	More people gain higher level tertiary qualifications.
•	Participation in sport and recreational activities is increased.

•	Participation in local community organisations and volunteering is increased.

3 - 2	Budget Estimates 2011-12

Department of Education and Communities
•	The proportion of Aboriginal communities with functioning governance structures is increased and Aboriginal culture is supported.

•	Children and young people’s safety and wellbeing are improved.
Contributing to these results, the Department’s key services are:
•	providing support and regulating the early childhood education and care sector, including direct services at government-run preschools

•	providing government-run primary schools

•	providing government-run secondary schools

•	providing funding support to non-government schools

•	providing training and related services in TAFE NSW Institutes

•	providing vocational education through registered private providers, registering training organisations and regulating apprenticeships and traineeships

•	developing the sport and recreation industry, by running sport, recreation and education programs, giving grants to sporting bodies and building facilities

•	supporting and promoting Aboriginal culture and community resilience, including administering the Aboriginal Land Rights Act 1983

•	coordinating and monitoring the Working with Children Check program and the Out-of-Home Care Accreditation Scheme, enhancing community awareness of volunteering, providing youth programs and support for veterans’ affairs
•	providing staff services for agencies including Sydney Olympic Park Authority, Hunter Region Sporting Venues Authority, Illawarra Venues Authority, Parramatta Stadium Trust and Combat Sports Authority NSW.
2011-12 Budget Highlights
In 2011-12, the Department’s total recurrent expenditure is budgeted at $13.8 billion. This is an increase of $1,070 million on the 2010-11 Budget.
The main increases relate to:
•	an additional $328 million in State and Australian Government funding for National Partnerships, mainly the Early Childhood Education, Smarter Schools and Productivity Places programs
•	$42 million for the first year of the Government’s election commitments
•	$60 million to meet additional staffing costs, mainly from increased students due to raising the school leaving age reforms

•	recognition of $190 million in grants to the Office of the Board of Studies, Sydney Olympic Park Authority and the Community Relations Commission.

Budget Estimates 2011-12	3 - 3

Department of Education and Communities
Capital expenditure for 2011-12 is estimated at over $750 million. The reduction relative to 2010-11 is mainly due to the reduced Australian Government’s Building the Education Revolution program expenditure.
School Education
Key initiatives will include spending:
•	$261 million over five years ($164 million over the first four years: 2011-12 to 2014-15) for the Literacy and Numeracy Action Plan, which includes a review of current literacy and numeracy programs and calls for an extra 900 teachers over the program’s five years
•	$40 million over four years to set up a fund to upgrade public schools, through which principals will identify the work to be undertaken
•	$20 million over four years on additional maintenance works in public schools and another $2.4 million to give general assistants in schools extra training
•	$11 million over four years to appoint 50 new student support officers, who will help students through difficult periods in their schooling
•	$23 million to roll out 4,300 interactive whiteboards in 1,000 classrooms within 12 months, to enable teachers to personalise lessons and to access new media and online learning programs.
Overall, spending in 2011-12 comprises:
•	$9.9 billion on government-run primary and secondary schools to deliver quality education services that meet the diverse needs of students and help them to successfully make the transition to further education and work
•	$915 million on funding support to non-government schools
•	$413 million to continue 36 major building projects at government schools and carry out other significant works including enhancing information technology systems
•	$6 million to start seven new building projects, including an upgrade at Hurstville Public School, new performing arts facilities at the Nepean Creative and Performing Arts High School, a new primary school at Oran Park and a new school (for specific purposes) at Bass Hill
•	$221 million to complete the remaining Building the Education Revolution projects at government schools.

3 - 4	Budget Estimates 2011-12

Department of Education and Communities
TAFE and Related Services
Spending in 2011-12 comprises:
•	$2.2 billion on vocational education, including providing training through TAFE NSW Institutes and registered private providers, registering training organisations and regulating apprenticeships and traineeships, to improve skills and increase higher qualification levels in the State
•	$98 million to commence 10 new projects and continue 21 building projects and information technology system upgrades to improve facilities at TAFE colleges including Albury, Kingscliff, Maitland and Nirimba.
Early Childhood Education and Care
Spending in 2011-12 comprises $279 million to support and regulate the early childhood education and care sector, including government-run preschools to support children’s development before school.
Communities
Key initiatives will include spending an additional $35 million over two years to extend the Community Building Partnership Program, supporting the work of community groups and local councils in delivering community infrastructure.
Overall, spending in 2011-12 comprises:
•	$133 million on a range of sport and recreation programs, including grants to peak sporting bodies and managing government-owned or controlled sporting and recreation facilities
•	$57 million on a range of community activities including coordinating the Working with Children Check program and Out-of-Home Care Accreditation Scheme
•	$23 million on strategies to build communities and strengthen Aboriginal culture and heritage and building community resilience
•	$14 million to develop several sport and recreation and community facilities.

Budget Estimates 2011-12	3 - 5

Department of Education and Communities
Delivery
Recent Achievements
School Education
In 2010-11, key achievements included:
•	helping Year 3, 5, 7 and 9 students to consistently perform above the national average in literacy and numeracy tests during the 2010 school year, with strong results in spelling (the highest mean scores and the highest percentage of students in the top band for all years) and numeracy (the highest percentage of students in the top band for Year 7 and Year 9)
•	implementing, in all 1,753 government primary, central and special purpose schools, the Best Start Kindergarten Literacy and Numeracy Assessment to support student learning in the early years of schooling, a change that involved over 3,700 teachers and 61,358 students
•	increasing the Year 10 to 12 apparent retention rate from 68.9 per cent in 2009 to 70.8 per cent in 2010
•	enhancing school facilities by undertaking 4,657 building projects worth $3.2 billion under the Australian Government’s Building the Education Revolution program
•	rolling out more than 60,000 notebook computers for Year 9 school students as part of the Australian Government’s Digital Education Revolution
•	developing new tertiary sector pathway degrees to better link VET and higher degree qualifications.
TAFE and Related Services
In 2010-11, key achievements included:
•	gaining approval for TAFE NSW as a higher education institution, which will start to deliver its first degree, the Bachelor of Design (Interior Design), in 2011
•	increasing TAFE NSW enrolments by 6 per cent from 524,838 to 556,340 students between 2009 and 2010
•	increasing TAFE NSW enrolments at Certificate III and above by 29 per cent from 200,348 to 257,777 between 2006 and 2010
•	increasing TAFE NSW graduates at Diploma and above by 39 per cent from 11,652 to 16,231 between 2006 and 2010
•	increasing TAFE NSW Aboriginal graduates by 42 per cent from 8,327 to 11,793 between 2006 and 2010.

3 - 6	Budget Estimates 2011-12

Department of Education and Communities
Early Childhood Education and Care
In 2010-11, key achievements included:
•	introducing laws to streamline the regulation of early childhood services, to improve staff to child ratios to 1:4 in long day care centres for children under two years of age
•	introducing laws to enable New South Wales to transition into the national regulatory scheme for early childhood education and care.
Communities
In 2010-11, key achievements included:
•	setting up specialist sport and recreation respite camps for young people with a disability and their siblings, increasing sports participation by people with disabilities and supporting carers
•	supporting international sporting events like the Shooting World Cup, dressage and eventing equestrian, V8 supercars and wheelchair rugby tests
•	improving care and support for children and young people by streamlining the NSW standards for statutory out-of-home care, implementing a new out-of-home care accreditation system and introducing voluntary care procedures.
Future Directions
In future years, the Government plans to reform government schools by giving them more authority to make local decisions that better meet the needs of their students and communities. It is now consulting on how best to empower schools to make these decisions, including discussing the need for more flexibility when it comes to managing resources and the need to cut red tape so teachers can focus on teaching and learning.
The Government is committed to these reforms and, to fulfil this commitment, changes will need to be made to the way the current system operates. The consultation process will provide the framework for implementing these changes.
The Government also intends to reform the VET system to deliver high quality services and outcomes. These reforms will enable the Government to deliver on its commitment to create jobs and strengthen the economy. Reform is being considered in the context of a national skills agenda.
As the Government aims to ensure all children have access to quality early childhood education and care, it will also review NSW government funding for this sector. The review will cover NSW Government administered funding to early childhood education services, including funding under the Preschool Investment and Reform Plan. The Government will also be working towards a means-tested fee policy in government run preschools broadly consistent with the community-based preschool sector.

Budget Estimates 2011-12	3 - 7

Department of Education and Communities
The Department will also:
•	implement a literacy and numeracy plan to significantly improve achievement in the early years of school

•	improve teacher quality and educational and community leadership

•	partner with industry to provide training that meets skills needs and supports employment across the State

•	drive the Government’s commitment to close the gap in life outcomes between Aboriginal Australians and other Australians

•	build stronger and better-connected communities by focusing on local participation, particularly in priority Aboriginal communities and in sport and recreation activities

•	implement a new volunteering strategy, to help more people volunteer and provide opportunities for new types of volunteering

•	develop a stadium strategy to encourage the community to access and use government-owned venues, and to guide government investment in facilities

•	manage its assets, business and learning systems and infrastructure effectively and efficiently
•	explore better use of digital media and technology to support community involvement and participation.

3 - 8	Budget Estimates 2011-12

Department of Education and Communities
Performance Information
Result Indicators
All children have access to quality early childhood education

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Result indicators:

The proportion of children who are enrolled in an Early Childhood Education program in the year before school (a)%		81.9	81.1	n.a. (b)	91.8

(a)	This indicator contributes to measuring a NSW 2021 Plan goal. The target is that all children in NSW have access to a quality early childhood education program in the 12 months prior to formal schooling by 2013.

(b)	This indicator is also reported for the Bilateral Agreement on Achieving Universal Access to Early Childhood Education. Data for 2010 is not yet finalised.
Student achievement in literacy and numeracy is improved

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Result indicators:
Students achieving at or above the national minimum standard for reading in NAPLAN (a)
Year 3
All students	%	95.1	95.6	95.3	95.8
Aboriginal students (b)%		83.5	85.8	85.5	85.5	(c)
Year 5
All students	%	93.5	93.7	93.0	94.2
Aboriginal students	%	77.6	77.9	77.7	78.4
Year 7
All students	%	95.4	94.8	95.0	96.1
Aboriginal students	%	82.4	81.2	82.8	83.0
Year 9
All students	%	94.4	93.6	91.2	95.1
Aboriginal students	%	82.3	78.2	71.2	82.9
Students achieving at or above the national minimum standard for numeracy in NAPLAN
Year 3
All students	%	96.9	95.5	95.0	97.6
Aboriginal students	%	88.6	84.1	83.9	89.0
Year 5
All students	%	94.4	95.5	94.7	95.1
Aboriginal students	%	78.9	82.5	80.9	80.9	(c)

Budget Estimates 2011-12	3 - 9

Department of Education and Communities
Student achievement in literacy and numeracy is improved (cont)

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Year 7
All students	%	96.0	95.1	94.9	96.7
Aboriginal students	%	84.5	80.4	80.8	85.1
Year 9
All students	%	94.7	95.5	93.1	95.4
Aboriginal students	%	80.3	80.9	74.9	81.0

(a)	These indicators contribute to measuring a NSW 2021 Plan goal. The target is to increase the proportion of NSW students in Years 3,5,7 and 9 in the top two performance bands for reading and numeracy.

(b)	The NSW 2021 Plan target is to halve the gap between NSW Aboriginal and non-Aboriginal students in reading and numeracy, as measured by NAPLAN Reading and Numeracy results for Years 3, 5, 7 and 9, by 2018.

(c)	The 2011 forecast reflects the 2010 achievement level which is above the nationally agreed trajectory for 2011 to achieve the long-term COAG target.
More students finish high school or equivalent

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Result indicators:
Young people in 20-24 year old age group who have achieved Year 12 or a Certificate II or above. (a)
All young people	%	83.4	86.2	86.0	86.0	(d)
Aboriginal young people (b)%		n.a.	n.a.	n.a.	55.9
Young people in the 20-24 year old age group who have achieved Year 12 or a Certificate III or above (c)%		82.2	84.9	84.7	84.7	(d)
Year 10 to 12 apparent retention rates for full-time students	%	67.6	68.9	70.8	72.1

(a)	This indicator contributes to measuring a NSW 2021 Plan goal. The targets are to increase the proportion of 20 to 24 year olds completing Year 12 or AQF Certificate II qualification or above to 90 per cent by 2015 and halve the gap in Year 12 or equivalent attainment for Aboriginal 20-24 year olds by 2020.

(b)	The measure of achievement for Aboriginal young people is based on the ABS Census and thus actual data are only available for census years. The last census was conducted in 2006. The 2011 census data is expected to be available in late 2012. The actual figure for 2006 was 49.8 per cent.

(c)	This indicator contributes to measuring a NSW 2021 Plan goal. The target is to increase the proportion of 20 to 24 year olds completing Year 12 or a AQF Certificate III or above to 90 per cent by 2020.

(d)	The 2011 forecast reflects the 2010 achievement level which is above the nationally agreed trajectory for 2011 to achieve the long-term COAG target.

3 - 10	Budget Estimates 2011-12

Department of Education and Communities
More people gain higher level tertiary qualifications

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Result indicators:
NSW population aged 20-64 with qualifications at Certificate III and above (a)%		54.0	54.7	55.8	58.6
Number of diploma and above completions (b)	no.	13,717	16,022	n.a.	18,935
Number of completions in higher level VET qualifications at AQF III and above: (c)
Rural and Regional students (d)	no.	28,515	31,606	n.a.	32,755
Aboriginal students (d)	no.	2,020	2,300	n.a.	2,384

(a)	This indicator contributes to measuring a NSW 2021 Plan goal. The target is to achieve a 50 per cent increase in 20 to 64 year olds with Certificate III level qualifications or above by 2020.

(b)	This indicator contributes to measuring a NSW 2021 Plan goal. The target is to achieve a 100 per cent increase in the number of completions in higher level qualifications at Diploma level and above by 2020. National Centre for Vocational Education Research Ltd (NCVER) qualifications data for 2010 is not released until July 2012. Therefore, the Actual result for 2010 is not available.

(c)	These indicators contribute to measuring a NSW 2021 Plan goal. The target is to increase the number of completions in higher level VET qualifications at AQF III and above by 20 per cent by 2020.

(d)	NCVER qualifications data for 2010 is not released until July 2012. Therefore, the Actual result for 2010 is not available.
Increased participation in sport and recreational activities

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Regular participation in sport and active recreation	%	49.3	46.3	49.4	45.6	46.0

Adults 15 years and over participating in sport and active recreation three or more times per week. This measure is based on the Australian Sports Commission Exercise, Recreation and Sport Survey.
Increased participation in local community organisations and volunteering

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

NSW population participating in community support organisations (a)(c)%	n.a.	n.a.	33.3	33.3	33.4
NSW population involved in volunteering (b)(c)%	n.a.	n.a.	33.2	33.2	33.3

(a)	This indicator contributes to measuring a NSW 2021 Plan goal. The target is to increase the proportion of the NSW population involved in local community organisations, to exceed the national average by 2016.

(b)	This indicator contributes to measuring a NSW 2021 Plan goal. The target is to increase the proportion of the NSW population involved in volunteering, to exceed the national average by 2016.

(c)	These measures are based on the ABS General Social Survey (for persons aged 18 years or over) which is conducted every four years and thus actual data are available only for the survey years. The last survey was conducted in 2006. The actual figure for 2006 was 33.3 per cent for participation in community support groups and 32.7 per cent for voluntary work.

Budget Estimates 2011-12	3 - 11

Department of Education and Communities
Increase the number of Aboriginal communities the State Government is partnering with to improve local outcomes and provide support for Aboriginal culture

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Action plans developed by recognised governance bodies (a)	no.	0	0	0	0	20
Revitalisation of Aboriginal languages (b)	no.	12	10	10	10	10

(a)	This indicator refers to recognised governance bodies with endorsed local action plans to address community issues. While previous Budget Papers refer to 40 partnership communities with action plans, changes to the Partnership Community Program mean that governance bodies need to be formally recognised before action plans are endorsed in line with the new criteria.

(b)	A program supporting Aboriginal community language assistance (number of workshops).
Children and young people’s safety and wellbeing are improved

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Children and young people in out-of-home care with a current case plan (a)%	75	71	75	71	75
Designated agencies that have achieved accreditation by the Children’s Guardian (b)%	70	78	85	89	93

(a)	This indicator shows how effective the Children’s Guardian is in promoting safety and stability for children in out-of-home care.

(b)	This indicator shows how well agencies that provide out-of-home care are meeting standards for safety and stability for the children in their care.

3 - 12	Budget Estimates 2011-12

Department of Education and Communities
Service Group Statements
Early Childhood Education Services

Service description:	The service group covers early childhood services to provide early childhood education and care, including preschools.

Linkage to results:	This service group contributes to the regulation and support of services in the early childhood education and care sector. Funded services prioritise children from disadvantaged backgrounds. Both activities work towards a range of intermediate results that include:

• learning and development in the early years

• enhanced school readiness

• successful transition to school.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Licensed child care places per day (a)	thous	154.4	135.2	135.2	135.2	135.2
Funded child care places per day	thous	49.8	49.6	46.0	49.6	49.6

Employees: (b)	no.	439	439	439	430	461

(a)	From 2009-10, licensed places at family day care are excluded from this measure to align with the Children’s Services Regulation. The National Quality Framework will bring other services (outside school hours care) into the licensing system by 2011-12 but a reliable forecast of these new places is not available.

(b)	Prior to 2010-11, licensing services were delivered by the former Department of Human Services.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	212,304	210,493	278,740
Total expenses include the following:
Employee related	39,535	37,936	41,670
Other operating expenses	6,508	5,557	7,010
Grants and subsidies	165,549	166,302	229,348

Capital Expenditure	868	—	—

Budget Estimates 2011-12	3 - 13

Department of Education and Communities

Primary Education Services in Government Schools
Service description:	This service group covers the staffing and support of 1,630 primary schools, 67 central schools and 113 schools for special purposes to deliver quality education services that meet the diverse needs of all students.

Linkage to results:	This service group contributes towards students successfully making the transition to further education by working towards a range of intermediate results that include:

• an increased level of attainment for all students

• an increased percentage of Years 3 and 5 students and Aboriginal students meeting national minimum standards for reading and numeracy.

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Service measures:

Number of students	FTE	430,057	430,817	432,060	434,674
Aboriginal students	FTE	23,857	24,620	25,613	26,675
Students from non-English speaking backgrounds	no.	122,663	122,850	125,134	127,673
Students in special schools, support classes and receiving special education support in integrated settings	FTE	16,352	16,960	20,127	20,448
NAPLAN participation rate:
Reading — Year 3
All students	%	97.2	97.4	97.2	97.3
Aboriginal students	%	93.6	94.3	94.9	95.3
Numeracy — Year 3
All students	%	96.9	97.1	97.0	97.2
Aboriginal Students	%	92.3	93.8	93.9	94.4
Teachers who are fully accredited under NSW Institute of Teachers’ requirements (Total DEC)	no.	3,000	4,000	5,000	5,200
Newly appointed teachers resigning from the Department of Education and Training within their first five years (Total DEC)%		12.1	9.6	11.0	9.1

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	38,534	39,669	39,784	40,068	41,448

3 - 14	Budget Estimates 2011-12

Department of Education and Communities
Primary Education Services in Government Schools (cont)

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	4,816,945	4,795,126	5,189,724
Total expenses include the following:
Employee related	3,720,886	3,717,871	3,951,037
Other operating expenses	798,658	824,111	911,773
Grants and subsidies	55,435	52,025	59,138

Capital Expenditure	1,508,066	1,378,823	414,493

Budget Estimates 2011-12	3 - 15

Department of Education and Communities
Secondary Education Services in Government Schools

Service description:	This service group covers the staffing and support of 398 secondary schools to deliver quality education aimed at increasing the attainment and retention of students and meeting their diverse needs.

Linkage to results:	This service group contributes towards students successfully making the transition to further education and employment by working towards a range of intermediate results that include:
•	an increased percentage of Year 7 and 9 students and Aboriginal students meeting national minimum standards for reading and numeracy

•	improved Year 10 to 12 apparent retention rates for full-time students

•	increased number of students in all NSW schools enrolled in part-time apprenticeships and traineeships

•	an increased proportion of the NSW population aged 20-24 years who have attained a Year 12 certificate or recognised VET qualification at AQF Certificate II or above.

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Service measures:

Number of students	FTE	305,722	305,830	310,081	313,485
Aboriginal students	FTE	15,390	15,985	17,235	17,422
Students from non-English speaking backgrounds	no.	88,764	91,824	95,101	95,704
Students in special schools, support classes and receiving special education support in integrated settings	FTE	15,261	16,130	14,501	15,424
NAPLAN participation rate:
Reading — Year 7
All students	%	96.6	97.2	97.3	97.4
Aboriginal students	%	89.5	91.6	90.9	91.4
Numeracy — Year 7
All students	%	96.3	96.6	96.8	97.0
Aboriginal students	%	88.3	89.7	89.2	89.9
Newly appointed teachers resigning from the Department of Education and Training within their first five years (Total DEC).	%	12.1	9.6	11.0	9.1
Teachers who are fully accredited under NSW Institute of Teachers’ requirements (Total DEC)	no.	3,000	4,000	5,000	5,200

	2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	35,145	36,559	36,602	36,922	37,892

3 - 16	Budget Estimates 2011-12

Department of Education and Communities
Secondary Education Services in Government Schools (cont)

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	4,449,636	4,412,881	4,729,439
Total expenses include the following:
Employee related	3,467,328	3,454,550	3,648,379
Other operating expenses	743,503	751,001	840,391
Grants and subsidies	24,158	27,980	27,001

Capital Expenditure	404,642	418,003	225,764

Budget Estimates 2011-12	3 - 17

Department of Education and Communities
Non-Government Schools

Service description:	This service group covers funding to non-government schools to improve student learning outcomes and assist them to successfully complete Year 12 or VET equivalent.

Linkage to results:	This service group contributes towards students successfully making the transition to further education and employment by working towards a range of intermediate results that include:
•	an increased percentage of Year 3, 5, 7 and 9 students meeting national reading and numeracy benchmarks

•	an increased proportion of the NSW population aged 20-24 years who have attained a Year 12 Certificate or recognised VET qualification at AQF Certificate II or above.

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Service measures:

Number of students	no.	371,821	374,576	374,888	379,740
Number of schools	no.	917	917	926	934

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	5	5	5	5	5

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	874,178	878,091	915,529
Total expenses include the following:
Employee related	528	527	537
Other operating expenses	1,835	2,048	1,887
Grants and subsidies	871,815	875,516	913,105

3 - 18	Budget Estimates 2011-12

Department of Education and Communities
TAFE NSW and Community Education

Service description:	This service group covers delivery of cost-efficient training services through 130 TAFE campuses, online and in workplaces, to improve skills, increase higher qualification levels among the NSW population, both rural and urban, and support workforce development.

Linkage to results:	This service group contributes to improved skill and higher qualification levels by working towards a range of intermediate results that include:
•	an increased proportion of the NSW population with higher level qualifications (AQF Certificate III and above)

•	an increased proportion of young people with AQF Certificate II or above (20 to 24-year-olds)

•	an increased proportion of Aboriginal young people with AQF Certificate II and above

•	an increased percentage of Annual Student Hours that is achieved through Recognition of Prior Learning (RPL).

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Service measures:

TAFE NSW annual student hours (includes Recognition for Prior Learning)	thous	112,659	119,521	119,181	119,500
TAFE NSW student enrolments	no.	504,009	524,838	556,340	557,000
TAFE NSW enrolments in AQF
Certificate II and above:
All students	no.	269,618	297,616	326,088	326,500
Aboriginal students	no.	12,851	13,591	17,501	17,560
TAFE NSW enrolments in Diploma and above courses	no.	47,185	54,731	61,915	62,690
Graduates satisfied with overall quality of all TAFE training	%	90.0	90.0	89.0	90.0

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	15,960	15,815	16,120	15,860	15,879

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,813,497	1,781,163	1,825,602
Total expenses include the following:
Employee related	1,414,637	1,366,388	1,402,402
Other operating expenses	321,043	339,693	345,383

Capital Expenditure	114,895	104,575	98,149

Budget Estimates 2011-12	3 - 19

Department of Education and Communities
Vocational Education and Training

Service description:	This service group covers the development and promotion of a quality vocational education and training system that enhances skills for industry and individuals through registered private providers. It also facilitates quality training by offering apprenticeships and traineeships, targeting skill shortage areas and upskilling existing workers.

Linkage to results:	This service group contributes to improved skill and qualification levels of the NSW population, both urban and rural, by working towards a range of intermediate results that include:
•	an increased number of Year 11 and 12 enrolments in HSC VET courses (government students)

•	an increased proportion of the NSW population aged 20-64 with higher level qualifications (AQF Certificate III and above)

•	an increased proportion of the NSW population participating in VET

•	an increased proportion of Aboriginal young people with AQF Cert II or above.

		2008	2009	2010	2011
	Units	Actual	Actual	Actual	Forecast

Service measures:

Average VET NSW cost per annual student hour	$	12.54	12.08	12.34	12.41
Graduates satisfied with overall quality of VET training	%	89.7	90.2	89.4	89.4

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	324	326	323	327	327

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	289,004	292,784	395,998
Total expenses include the following:
Employee related	25,089	25,630	26,315
Other operating expenses	13,768	13,430	13,154
Grants and subsidies	242,373	245,343	348,493

3 - 20	Budget Estimates 2011-12

Department of Education and Communities
Sport and Recreation Services

Service description:	This service group covers the delivery of sport and recreation programs, including implementing policy and regulatory frameworks, conducting compliance and education programs, and providing grants to peak sporting bodies. It also covers the administration of grant programs to help develop community sporting and recreational venues and facilities, and the management of government-owned or controlled sporting and recreation facilities.

Linkage to results:	This service group contributes to increased participation in sport and recreation activities by working towards a range of intermediate results that include:

•	an effective and well managed sport and recreation industry

•	a responsibly conducted sport and recreation industry

•	appropriate and equitably distributed sport and recreation facilities and venues.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Grants to industry organisations	$ m	5.0	5.0	5.0	5.0	5.0
Participation in NSW Sport and Recreation Centre programs	no.	192,195	193,000	194,000	194,200	196,500

Employees:	FTE	446	451	432	460	404

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	148,841	201,230	133,240
Total expenses include the following:
Employee related	46,932	51,558	46,093
Other operating expenses	32,517	37,087	28,056
Grants and subsidies	60,303	102,777	48,870

Capital Expenditure	14,274	12,759	11,953

Budget Estimates 2011-12	3 - 21

Department of Education and Communities
Support Aboriginal Culture and Community Resilience

Service description:	This service group covers strategies to build communities and strengthen Aboriginal culture and heritage, coordinating and monitoring the Government’s Aboriginal policy objectives. It comprises regional and support programs, administration of the Aboriginal Land Rights Act 1983, community engagement strategies and language services.

Linkage to results:	This service group contributes to increasing the number of Aboriginal communities the State Government is partnering with to improve local outcomes and providing support for Aboriginal culture, by building community governance and resilience and strengthening and promoting Aboriginal culture.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Partnership Communities with recognised governance bodies (a)	no.	0	3	15	18	40
Reference groups established
in Aboriginal communities	no.	4	4	4	3	4

Employees:	FTE	87	121	136	131	134

(a)	The Draft Governance Framework, developed in 2009, requires that governance bodies go through a formal recognition process. As a result, the 40 governance bodies that appeared in previous Budget Papers had not yet gone through a formalised process of recognition. The new measure reflects bodies that are formally recognised.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	26,853	28,185	22,872
Total expenses include the following:
Employee related	13,683	13,794	14,698
Other operating expenses	5,454	6,334	6,330
Grants and subsidies	7,466	7,886	1,673

Capital Expenditure	80	17	84

3 - 22	Budget Estimates 2011-12

Department of Education and Communities
Citizenship and Communities

Service description:	This service group mainly covers research and advice to government and non-government agencies relating to children’s wellbeing and promoting the participation of children and young people in decisions that affect them. It also includes the Working With Children Check and covers regulating out-of-home care, adoption services and the prescribed employment of children under 15 in New South Wales. This service group also includes developing volunteering services, support for veterans’ affairs, youth and other community activities.

Linkage to results:	This service group mainly contributes to improved children and young people’s safety and wellbeing by working towards a range of intermediate results that include:

•	helping organisations engage children’s participation in decision making

•	advising on changes to legislation, policy, practice and service to improve children’s wellbeing

•	ensuring higher levels of agency compliance with the New South Wales Out-Of-Home Care Standards and the Adoption Service Standards, and employer compliance with the Code of Practice

•	developing responsive services that facilitate the participation of children and young people and

•	continuously improving the safety and quality of services for children and young people in out-of-home care.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Working With Children
background checks completed	no.	82,012	90,000	114,000	94,500	98,000
Background checks completed on time	%	88	84	90	88	90
Children’s employment
authorisations issued on time	%	99	100	100	98	100

Employees: (a)	FTE	69	80	87	79	110

(a)	Includes 11 Veterans’ Affairs positions transferred from the Department of Premier and Cabinet in April 2011.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	22,130	74,066	57,477
Total expenses include the following:
Employee related	10,301	9,458	13,547
Other operating expenses	7,433	5,844	7,652
Grants and subsidies	3,987	58,318	35,494

Capital Expenditure	1,099	573	1,799

Budget Estimates 2011-12	3 - 23

Department of Education and Communities
Personnel Services

Service description:	This service group covers providing personnel services to selected agencies as part of State Work Choices insulation legislation. Agencies include Sydney Olympic Park Authority, Hunter Region Sporting Venues Authority, Illawarra Venues Authority and the Parramatta Stadium Trust and Combat Sports Authority NSW.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:

Sydney Olympic Park Authority (a)	FTE	n.a.	205	201	188	188
Hunter Region Sporting Venues Authority (a)	FTE	n.a.	1	1	3	3
Illawarra Venues Authority (a)	FTE	n.a.	24	25	21	21
Parramatta Stadium Trust (a)	FTE	n.a.	10	10	9	12
Community Relations Commission (b)	FTE	n.a.	n.a.	117	n.a.	n.a.
Combat Sports Authority NSW (a)	FTE	n.a.	2	2	2	2

(a)	The former Communities NSW started providing personnel services for these agencies in 2009-10.

(b)	The 2010-11 Budget envisaged Communities NSW providing personnel services to the Community Relations Commission, but this arrangement ended in October 2010.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	40,657	26,605	27,528
Total expenses include the following:
Employee related	40,657	26,605	27,528

3 - 24	Budget Estimates 2011-12

Department of Education and Communities
Cluster Grant Funding

Service description:	This service group provides grant funding to agencies within the Education and Communities cluster. This includes funding to the Community Relations Commission of New South Wales, Office of the Board of Studies and Sydney Olympic Park Authority.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	—	—	187,890
Total expenses include the following:
Grants and subsidies	—	—	187,890
Community Relations Commission of New South Wales	—	—	12,894
Office of the Board of Studies	—	—	106,759
Sydney Olympic Park Authority	—	—	68,237

Budget Estimates 2011-12	3 - 25

Department of Education and Communities
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	8,779,576	8,704,317	9,172,206
Other operating expenses	1,930,719	1,985,105	2,161,636
Depreciation and amortisation	534,519	457,939	558,989
Grants and subsidies	1,431,086	1,536,147	1,851,012
Finance costs	18,145	17,116	20,196

Total Expenses Excluding Losses	12,694,045	12,700,624	13,764,039

Less:
Revenue
Sales of goods and services	552,658	517,560	518,932
Investment income	45,245	46,181	47,184
Grants and contributions	407,842	431,286	402,292
Other revenue	11,895	7,155	3,889

Total Revenue	1,017,640	1,002,182	972,297

Gain/(loss) on disposal of non current assets	—	(1,428)	—
Other gains/(losses)	(3)	(3,947)	(29)

Net Cost of Services	11,676,408	11,703,817	12,791,771

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	11,676,408	11,703,817	12,791,771
Recurrent Services Appropriation	10,535,945	10,791,297	11,679,254

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	2,043,924	1,914,750	752,242
Capital Works and Services Appropriation	1,911,329	1,809,924	694,184

3 - 26	Budget Estimates 2011-12

Department of Education and Communities
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	685,425	791,163	824,804
Receivables	126,405	137,528	134,747
Other financial assets	560	497	474
Assets held for sale	11,007	778	778
Other	402	85	85

Total Current Assets	823,799	930,051	960,888

Non Current Assets
Receivables	6,300	5,755	5,749
Other financial assets	2,212	1,976	1,859
Property, plant and equipment —
Land and building	20,868,728	20,427,721	20,561,321
Plant and equipment	94,718	336,386	261,202
Intangibles	223,310	295,746	378,283

Total Non Current Assets	21,195,268	21,067,584	21,208,414

Total Assets	22,019,067	21,997,635	22,169,302

Liabilities
Current Liabilities
Payables	408,774	473,277	472,708
Borrowings at amortised cost	2,700	4,855	141,741
Provisions	329,896	331,988	341,436
Other	107,787	117,804	117,607

Total Current Liabilities	849,157	927,924	1,073,492

Non Current Liabilities
Borrowings at amortised cost	350,576	339,134	197,317
Provisions	13,576	13,450	13,514
Other	169	6,714	6,714

Total Non Current Liabilities	364,321	359,298	217,545

Total Liabilities	1,213,478	1,287,222	1,291,037

Net Assets	20,805,589	20,710,413	20,878,265

Equity
Reserves	4,131,267	4,088,357	4,088,357
Accumulated funds	16,674,322	16,622,056	16,789,908

Total Equity	20,805,589	20,710,413	20,878,265

Budget Estimates 2011-12	3 - 27

Department of Education and Communities
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	8,117,215	8,180,576	8,576,680
Grants and subsidies	1,430,486	1,535,547	1,850,412
Finance costs	18,145	17,116	20,196
Other	2,204,284	2,216,333	2,409,858

Total Payments	11,770,130	11,949,572	12,857,146

Receipts
Sale of goods and services	550,533	494,858	518,957
Interest	44,949	41,609	47,282
Other	699,734	758,866	657,200

Total Receipts	1,295,216	1,295,333	1,223,439

Net Cash Flows From Operating Activities	(10,474,914)	(10,654,239)	(11,633,707)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	27,300	11,224	52,300
Proceeds from sale of investments	38	—	—
Advance repayments received	—	—	140
Purchases of property, plant and equipment	(1,997,896)	(1,878,446)	(632,975)
Purchases of investments	(38)	—	—
Other	(24,171)	(45,346)	(119,267)

Net Cash Flows From Investing Activities	(1,994,767)	(1,912,568)	(699,802)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	65,000	56,492	—
Repayment of borrowings and advances	(4,011)	(4,855)	(4,931)

Net Cash Flows From Financing Activities	60,989	51,637	(4,931)

Cash Flows From Government
Recurrent appropriation	10,535,945	10,792,654	11,679,254
Capital appropriation	1,911,329	1,809,924	694,184
Cash transfers to Consolidated Fund	—	(35,823)	(1,357)

Net Cash Flows From Government	12,447,274	12,566,755	12,372,081

Net Increase/(Decrease) in Cash	38,582	51,585	33,641

Opening Cash and Cash Equivalents	646,843	739,578	791,163

Closing Cash and Cash Equivalents	685,425	791,163	824,804

Cash Flow Reconciliation
Net cost of services	(11,676,408)	(11,703,817)	(12,791,771)
Non cash items added back	1,166,722	993,091	1,145,174
Change in operating assets and liabilities	34,772	56,487	12,890

Net Cash Flow From Operating Activities	(10,474,914)	(10,654,239)	(11,633,707)

3 - 28	Budget Estimates 2011-12

Community Relations Commission of New South Wales
Introduction
Purpose
The Community Relations Commission of New South Wales provides community support and language services to promote more harmonious and equitable communities.
The Commission operates under the Community Relations Commission and Principles of Multiculturalism Act 2000.
Results and Services
The Commission works towards the following results.
•	Social justice and the benefits of cultural diversity are recognised and maximised.

•	The principles of multiculturalism are observed by public authorities.

•	Access to government and community services is equitable.
Contributing to these results, the Commission’s key services are:
•	engaging the community through projects and partnerships, and reporting on how public authorities practice multiculturalism

•	providing interpreters and translators.
2011-12 Budget Highlights
In 2011-12, the Commission’s key initiatives will include spending:
•	$10 million to advise the Government on community relations policy, provide community grants and ensure all government agencies follow the principles of multiculturalism to maximise the social and economic benefits of diversity

•	$9 million to provide professional interpreting and translation services to culturally and linguistically diverse communities to ensure people have equal access to government and community services.

Budget Estimates 2011-12	3 - 29

Community Relations Commission of New South Wales
Delivery
Recent Achievements
In 2010-11, the Commission’s key achievements included:
•	engaging with communities to promote harmony and the benefits of multiculturalism

•	helping refugee communities through the Refugee Youth Sports Sponsorship Program

•	delivering interpreting and translation services in 103 languages

•	promoting the economic benefits of multicultural activities to New South Wales

•	establishing a service in the Parramatta legal precinct to provide greater accessibility for people in western Sydney.
Future Directions
In future years, the Commission plans to:
•	continue to lead community relations in New South Wales

•	increase recognition and maximise the benefits of cultural diversity from both social and economic perspectives

•	ensure communities have equal access to, and can participate in, government and community services.

3 - 30	Budget Estimates 2011-12

Community Relations Commission of New South Wales
Performance Information
Result Indicators
Promotion of social justice and benefits of cultural diversity

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Community grants (a)	no.	119	110	110	135	135
Community grants satisfaction survey result (b)%		90	90	90	90	90

(a)	The number of community organisations that were financially supported by the Commission.

(b)	The proportion of community organisations that were satisfied with how the Commission administered the community grants program.
Observation of the Principles of Multiculturalism by public authorities

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Agencies compliant with the Multicultural Policies and Services Program	%	97	97	97	97	97

The level of compliance with the Multicultural Policies and Services Program among NSW public institutions.

Equitable access to government and community services

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Languages provided	no.	78	100	90	103	103
This indicator demonstrates the diverse range of languages provided by the Commission.

Budget Estimates 2011-12	3 - 31

Community Relations Commission of New South Wales
Service Group Statements
Community Support Services

Service description:	This service group covers the provision of community relations policy advice to the Government, implementation of the principles of multiculturalism by all government agencies, involvement in community projects and administration of the Community Development Grants program.

Linkage to results:	This service group contributes to achieving more harmonious communities by working towards a range of intermediate results that include:
•	promoting social justice and the benefits of cultural diversity

•	observing the Principles of Multiculturalism by public authorities.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Expressions of interest received for grant applications	no.	461	530	530	710	710
Successful grant applications	%	56	85	85	85	85

Employees: (a)	FTE	42	42	n.a.	46	46

(a)	The former Communities NSW provided personnel services to the Community Relations Commission from July 2009 to October 2010.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	9,257	8,930	10,187
Total expenses include the following:
Employee related	—	3,904	5,576
Other operating expenses	7,439	3,557	2,270
Grants and subsidies	1,706	1,371	2,254

Capital Expenditure	100	76	100

3 - 32	Budget Estimates 2011-12

Community Relations Commission of New South Wales
Language Services

Service description:	This service group covers the provision of efficient, reliable and professional interpreting and translation services for community languages in a form relevant to client needs, provided by trained interpreters and translators.

Linkage to results:	This service group contributes to achieving more harmonious communities by working towards a range of intermediate results that include equitable access to government and community services for people from culturally and linguistically diverse backgrounds.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Assignments performed	no.	48,746	47,000	49,000	48,263	49,000
Formal complaints registered	no.	107	100	100	146	144

Employees: (a)	FTE	72	72	n.a.	110	110

(a)	The former Communities NSW provided personnel services to the Community Relations Commission from July 2009 to October 2010.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	9,298	8,922	9,032
Total expenses include the following:
Employee related	—	5,626	8,454
Other operating expenses	9,298	3,293	576

Budget Estimates 2011-12	3 - 33

Community Relations Commission of New South Wales
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	—	9,530	14,030
Other operating expenses	16,737	6,850	2,846
Depreciation and amortisation	112	101	89
Grants and subsidies	1,706	1,371	2,254

Total Expenses Excluding Losses	18,555	17,852	19,219

Less:
Revenue
Sales of goods and services	5,466	5,053	5,468
Investment income	170	240	175
Grants and contributions	636	247	12,894
Other revenue	16	43	16

Total Revenue	6,288	5,583	18,553

Net Cost of Services	12,267	12,269	666

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	12,267	12,269	666
Recurrent Services Appropriation	12,199	12,699	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	100	76	100
Capital Works and Services Appropriation	35	35	—

3 - 34	Budget Estimates 2011-12

Community Relations Commission of New South Wales
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	5,143	6,265	5,926
Receivables	685	670	802

Total Current Assets	5,828	6,935	6,728

Non Current Assets
Property, plant and equipment —
Land and building	11	362	348
Plant and equipment	51	79	74
Intangibles	63	93	123

Total Non Current Assets	125	534	545

Total Assets	5,953	7,469	7,273

Liabilities
Current Liabilities
Payables	521	1,194	1,027
Provisions	1,509	1,016	1,019

Total Current Liabilities	2,030	2,210	2,046

Non Current Liabilities
Provisions	—	17	17
Other	86	422	422

Total Non Current Liabilities	86	439	439

Total Liabilities	2,116	2,649	2,485

Net Assets	3,837	4,820	4,788

Equity
Accumulated funds	3,837	4,820	4,788

Total Equity	3,837	4,820	4,788

Budget Estimates 2011-12	3 - 35

Community Relations Commission of New South Wales
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	—	7,462	13,570
Grants and subsidies	1,706	1,371	2,254
Other	16,551	9,527	3,473

Total Payments	18,257	18,360	19,297

Receipts
Sale of goods and services	5,531	5,188	5,462
Interest	170	214	201
Other	466	1,746	13,395

Total Receipts	6,167	7,148	19,058

Net Cash Flows From Operating Activities	(12,090)	(11,212)	(239)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(15)	(36)	(50)
Other	(85)	(40)	(50)

Net Cash Flows From Investing Activities	(100)	(76)	(100)

Cash Flows From Government
Recurrent appropriation	12,199	12,699	—
Capital appropriation	35	35	—

Net Cash Flows From Government	12,234	12,734	—

Net Increase/(Decrease) in Cash	44	1,446	(339)
Opening Cash and Cash Equivalents	5,099	4,819	6,265

Closing Cash and Cash Equivalents	5,143	6,265	5,926

Cash Flow Reconciliation
Net cost of services	(12,267)	(12,269)	(666)
Non cash items added back	112	453	723
Change in operating assets and liabilities	65	604	(296)

Net Cash Flow From Operating Activities	(12,090)	(11,212)	(239)

3 - 36	Budget Estimates 2011-12

Office of the Board of Studies
Introduction
Purpose
The Office of the Board of Studies supports the Board of Studies, which develops syllabuses and curriculum support materials for schools and conducts the School Certificate and Higher School Certificate (HSC) examinations. It also regulates non-government schools and home schooling.
The Office operates under the Education Act 1990.
Results and Services
The Office works towards the following results.
•	More students in Years 3, 5, 7 and 9 achieve minimum and proficiency levels in literacy and numeracy.

•	More students complete Year 12 or recognised vocational training, making them better prepared for further study, training or employment.

•	Non-government schools and home schooling families deliver high-quality educational programs based on the Board’s mandatory requirements.
Contributing to these results, the Office’s key services are:
•	providing syllabuses and support materials that promote high standards of primary and secondary education

•	offering comprehensive, flexible and inclusive credentials that meet student and community needs and are internationally recognised

•	inspecting and monitoring non-government schools to check they meet statutory registration and accreditation requirements.
2011-12 Budget Highlights
In 2011-12, the Office’s key initiatives will include spending:
•	$1.3 million to cater for more School Certificate and HSC candidates after the minimum school leaving age was increased

•	$3 million under the Curriculum Development and Support Program to support the first phase of the Kindergarten to Year 10 Australian curriculum in English, mathematics, science and history.

Budget Estimates 2011-12	3 - 37

Office of the Board of Studies
Delivery
Recent Achievements
In 2010-11, the Office’s key achievements included:
•	making substantial progress in developing syllabuses for Kindergarten to Year 10 to cover Australian curriculum content

•	successfully conducting the 2010 HSC, with the largest group ever in New South Wales at over 71,000 candidates

•	implementing on-screen marking for School Certificate and HSC exams so that over 25 per cent of marking in 2010 involved scanning responses, distributing them to markers via the internet and then collecting marks by computer

•	approving schools to deliver courses for overseas students

•	expanding information and communications technology infrastructure to support the use of computers in exams

•	implementing a new framework for approving courses as equivalent to the completion of Year 10 or as an alternative for children who are unable to participate in formal school education.
Future Directions
In future years, the Office plans to:
•	continue to support the implementation of the Australian curriculum

•	implement an alternative credential to the School Certificate that recognises a wider range of student achievement

•	develop curriculums to reflect the needs of young people continuing with their schooling as a result of raising the minimum school leaving age

•	develop or revise the Board’s Vocational Education and Training curriculum frameworks in line with updated national training packages

•	deliver its services more efficiently.

3 - 38	Budget Estimates 2011-12

Office of the Board of Studies
Performance Information
Result Indicators
More students in Years 3, 5, 7 and 9 achieve minimum and proficiency levels in literacy and numeracy

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
NSW students demonstrating achievement at minimum/proficient level in PISA (a)
Reading Literacy	%	96/67	99/66	96/67	99/66	99/66
Mathematical Literacy	%	97/68	95/64	97/68	95/64	95/64
Ranking of NSW students relative to other states and territories in TIMSS (b)
Mathematics (Year 8)	no.	3rd	3rd	3rd	3rd	3rd
Mathematics (Year 4)	no.	1st	1st	1st	1st	1st
Students awarded full School Certificate credential (c)	thous	84	84	84	85	87

(a)	The Program for International Student Assessment (PISA) is conducted by the Organisation for Economic Cooperation and Development (OECD) for 15-year-olds every three years for reading literacy and mathematical literacy. For each year the indicator shows the percentage of NSW students demonstrating achievement at minimum level compared to proficient level. The most recently published PISA results (for 2009) are included for information in the table.

(b)	The Trends in Mathematics and Science Study (TIMSS) for Year 4 and Year 8 students is conducted every four years. The most recently published TIMSS results (for 2007) are included for information in the table.

(c)	The School Certificate will not be administered beyond 2011.
More students complete Year 12 or recognised vocational training better prepared for further study, training or employment

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
HSC candidates demonstrating sound achievement standards or higher (a)%		69.0	68.7	69.7	69.4	70.4
Number of HSC VET credentials at AQF Certificate II level or higher(b)	no.	45,070	42,993	48,000	49,651	50,000

(a)	Percentage of students achieving Band 4 or higher, or Band E2 or higher.

(b)	Number of VET Certificate II or higher qualifications and statements of attainment achieved as part of the Higher School Certificate program.

Budget Estimates 2011-12	3 - 39

Office of the Board of Studies
Non-government schools and home schooling families deliver high quality educational programs based on the Board’s mandatory requirements

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Non-government schools registered (a)	no.	937	934	935	935	935
Home schoolers registered for maximum requested period (b)%		76.7	76.4	78.7	77.7	77.7

(a)	Non-government schools need to be registered to operate in New South Wales. Registration can be for renewable periods of up to five years.

(b)	Home schoolers assessed as meeting mandatory requirements unconditionally may be granted registration for up to two years.

3 - 40	Budget Estimates 2011-12

Office of the Board of Studies
Service Group Statements
Curriculum Development and Support

Service description:	This service group covers the provision of relevant high quality syllabuses, courses and support materials that promote high standards of primary (K-6) and secondary (Years 7-12) education for a full range of students.

Linkage to results:	This service group contributes to more students in Years 3, 5, 7 and 9 achieving minimum and proficiency levels in literacy and numeracy, by working towards a range of intermediate results that include the following.

• The full range of students are taught and learn from relevant and challenging courses of study that promote higher standards of student achievement.

• Students access expanded opportunities to study Vocational Education and Training (VET) courses in Years 9 and 10.

• Students study courses leading to higher level VET qualifications in Years 11-12.

• Students’ achievements in School Certificate and Higher School Certificate courses are assessed and reported against statewide standards.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Current K-12 syllabuses	no.	159	159	164	163	165
VET student course units of study	thous	129	130	129	136	136
Graded student work samples available online	no.	1,702	1,800	2,012	2,100	2,328
Employees:	FTE	72	71	86	83	90

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	12,895	12,771	13,245
Total expenses include the following:
Employee related	9,160	8,845	9,900
Other operating expenses	3,419	3,538	2,943

Capital Expenditure	130	527	249

Budget Estimates 2011-12	3 - 41

Office of the Board of Studies
Examinations, Assessments and Credentials

Service description:	This service group covers the conduct of School Certificate* (SC) tests, Higher School Certificate (HSC) examinations and Australian Music Examinations Board (AMEB) examinations.

Linkage to results:	This service group contributes to the ability to assess and offer credentials for student achievement, by working towards an intermediate result that students’ achievements in HSC and AMEB courses are assessed and reported against statewide standards.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
SC tests conducted	no.	423,251	420,704	420,283	428,653	417,325
HSC examinations conducted	no.	333,422	334,422	348,039	343,492	354,628
AMEB examinations conducted	no.	40,551	40,805	41,300	39,822	40,026

Employees:	FTE	712	715	728	712	715

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	96,264	96,965	100,158
Total expenses include the following:
Employee related	75,789	73,971	78,604
Other operating expenses	18,972	21,077	19,571

Capital Expenditure	719	2,576	1,219

*	The School Certificate will not be administered beyond 2011.

3 - 42	Budget Estimates 2011-12

Office of the Board of Studies
Registration and Accreditation

Service description:	This service group covers the registration and accreditation of non-government schools, the registration of home schooling and the approval of course providers for students from overseas.

Linkage to results:	This service group contributes to verification that the educational programs and facilities required under the Education Act 1990 are being provided at the requisite standard, by working towards a range of intermediate results that include the following.

• Students’ achievements in Higher School Certificate courses are assessed and reported against statewide standards.

• Non-government schools and home schooling families with compliance concerns are identified.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Number of non-government schools inspected	no.	135	159	150	150	132
Assessments of home schooling applicants by authorised persons	no.	1,530	1,505	1,600	1,862	2,100

Employees:	FTE	28	28	29	31	32

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	3,643	3,747	3,879
Total expenses include the following:
Employee related	3,036	3,260	3,375
Other operating expenses	606	487	504

Budget Estimates 2011-12	3 - 43

Office of the Board of Studies
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	87,985	86,076	91,879
Other operating expenses	22,997	25,102	23,018
Depreciation and amortisation	1,794	2,286	2,359
Finance costs	26	19	26

Total Expenses Excluding Losses	112,802	113,483	117,282

Less:
Revenue
Sales of goods and services	6,014	7,010	6,218
Investment income	269	249	276
Grants and contributions	270	301	107,061
Other revenue	181	650	960

Total Revenue	6,734	8,210	114,515

Gain/(loss) on disposal of non current assets	10	(9)	10

Net Cost of Services	106,058	105,282	2,757

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	106,058	105,282	2,757
Recurrent Services Appropriation	102,428	101,829	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	849	3,103	1,468
Capital Works and Services Appropriation	849	3,103	—

3 - 44	Budget Estimates 2011-12

Office of the Board of Studies
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	3,168	5,495	4,934
Receivables	2,584	1,946	1,437
Inventories	1,511	1,207	1,207

Total Current Assets	7,263	8,648	7,578

Non Current Assets
Property, plant and equipment — Land and building	1,769	1,678	1,356
Plant and equipment	2,286	4,209	4,016
Intangibles	2,208	2,420	2,024

Total Non Current Assets	6,263	8,307	7,396

Total Assets	13,526	16,955	14,974

Liabilities
Current Liabilities
Payables	1,763	2,115	1,704
Provisions	2,785	2,864	2,586
Other	1,461	1,159	1,298

Total Current Liabilities	6,009	6,138	5,588

Non Current Liabilities
Provisions	53	40	37
Other	524	230	211

Total Non Current Liabilities	577	270	248

Total Liabilities	6,586	6,408	5,836

Net Assets	6,940	10,547	9,138

Equity
Accumulated funds	6,940	10,547	9,138

Total Equity	6,940	10,547	9,138

Budget Estimates 2011-12	3 - 45

Office of the Board of Studies
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	86,671	84,196	90,877
Other	26,223	28,672	26,305

Total Payments	112,894	112,868	117,182

Receipts
Sale of goods and services	6,014	7,084	6,144
Interest	269	232	293
Other	3,651	4,275	111,678

Total Receipts	9,934	11,591	118,115

Net Cash Flows From Operating Activities	(102,960)	(101,277)	933

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	30	—	30
Purchases of property, plant and equipment	(541)	(2,674)	(1,152)
Other	(308)	(429)	(316)

Net Cash Flows From Investing Activities	(819)	(3,103)	(1,438)

Cash Flows From Government
Recurrent appropriation	102,428	101,829	—
Capital appropriation	849	3,159	—
Cash transfers to Consolidated Fund	—	—	(56)

Net Cash Flows From Government	103,277	104,988	(56)

Net Increase/(Decrease) in Cash	(502)	608	(561)
Opening Cash and Cash Equivalents	3,670	4,887	5,495

Closing Cash and Cash Equivalents	3,168	5,495	4,934

Cash Flow Reconciliation
Net cost of services	(106,058)	(105,282)	(2,757)
Non cash items added back	3,111	3,828	3,707
Change in operating assets and liabilities	(13)	177	(17)

Net Cash Flow From Operating Activities	(102,960)	(101,277)	933

3 - 46	Budget Estimates 2011-12

Sydney Olympic Park Authority
Introduction
Purpose
The Sydney Olympic Park Authority manages the long-term future of Sydney Olympic Park. Its work includes looking after sports venues, parklands, commercial development and major event precinct operations.
The Authority operates under the Sydney Olympic Park Authority Act 2001.
Results and Services
The Authority works towards the following results.
•	A high-quality living and working environment is developed.

•	Venues are provided for sporting, leisure, artistic and cultural activities.
Contributing to these results, the Authority’s key service involves managing and developing the Sydney Olympic Park precinct, for example by coordinating activities for major events in the precinct.
2011-12 Budget Highlights
•	In 2011-12, the Authority’s key initiatives will include spending:

•	$25 million towards completing the Sydney Showground Main Arena upgrade to host the 2012 Royal Easter Show and the new Western Sydney Giants AFL team

•	$5 million to complete stages 2 and 3 of the Blaxland Riverside Park playground upgrade

•	$3.7 million of developer contributions to build a new Murray Rose East road to service the GPT Group’s commercial office development.
Delivery
Recent Achievements
•	In 2010-11, the Authority’s key achievements included:

•	celebrating the tenth anniversary of the 2000 Olympics with successful public events

•	hosting 11.7 million people during the 2010 calendar year

•	supporting 130 organisations with more than 10,000 workers in Sydney Olympic Park

Budget Estimates 2011-12	3 - 47

Sydney Olympic Park Authority
•	facilitating the Park’s first residential development, Australia Towers, the Quest Serviced Apartment development and the Sydney Showground Main Arena upgrade, all of which are now under construction

•	finishing the first stage of the Blaxland Riverside Park playground upgrade.
Future Directions
•	In future years, the Authority plans to:

•	work towards its vision for the Park to become an internationally admired example of sustainable urban renewal and development that integrates world-class venues, parklands and a new community in a healthy, creative environment

•	enhance the Park’s capacity as a major events precinct by improving events infrastructure and securing new events

•	support over one million square metres of new commercial, educational, residential and retail development by 2030, in line with a master plan that promotes innovative approaches to energy management and architectural design.

3 - 48	Budget Estimates 2011-12

Sydney Olympic Park Authority
Performance Information
Result Indicators
A high quality living and working environment

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Proceeds from land sales	$ m	9.6	8.2	0	0	2.0
Development applications approved	$ m	114	120	117	80	100
Sustainable resource use	%	36	33	36	33	33
People working at Sydney Olympic Park	no.	8,500	9,800	9,500	10,000	10,250
Recycled water produced	ML	823	887	830	800	850

Venues for sporting, leisure, artistic and cultural activities

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Major events days held with daily attendance of more than 50,000 patrons	no.	33	31	32	26	27
Visitors attending Sydney Olympic Park	mill	8.8	9.5	9.6	9.8	10.2
Patrons satisfied with event day operations	%	81	83	> 80	81	80
Visitors satisfied with presentation of public domain areas	%	81	87	> 80	84	81

Budget Estimates 2011-12	3 - 49

Sydney Olympic Park Authority
Service Group Statements
Precinct Management and Development

Service description:	This service group covers the promotion, development and management of the Sydney Olympic Park precinct.

Linkage to results:	This service group contributes to the development of a high quality living and working environment and providing venues for sporting, leisure, artistic and cultural activities by working towards a range of intermediate results that include:

• increasing visits to Sydney Olympic Park

• achieving sustainable urban development outcomes

• accommodating new jobs closer to home

• maintaining Sydney Olympic Park as a major events precinct

• improving the Government’s return on investment in Sydney Olympic Park.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Cost of services per venue event day	$000	14	17	18	16	17
Cost of services per $1 million of asset book value	$000	6	8	6	8	9
Car parking revenue	$ m	13.2	14.1	12.7	15.5	14.5
Cash ratio of revenue to expenditure (a)%		50	55	60	65	58
Employees: (b)	FTE	168	n.a.	n.a.	n.a.	n.a.

(a)	Excludes the $20 million grant to the Royal Agricultural Society of New South Wales in 2010-11 and $25 million in 2011-12 and grant funding of $68 million in 2011-12 from the Department of Education and Communities.

(b)	Department of Education and Communities (and formerly Communities NSW) has provided personnel services to Sydney Olympic Park Authority since 1 July 2009.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	153,647	152,829	153,799
Total expenses include the following:
Other operating expenses	83,668	81,352	77,760
Grants and subsidies	20,000	20,035	25,000

Capital Expenditure	12,646	10,888	16,969

3 - 50	Budget Estimates 2011-12

Sydney Olympic Park Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Other operating expenses	83,668	81,352	77,760
Depreciation and amortisation	49,979	51,442	51,039
Grants and subsidies	20,000	20,035	25,000

Total Expenses Excluding Losses	153,647	152,829	153,799

Less:
Revenue
Sales of goods and services	44,520	44,969	44,205
Investment income	4,689	6,048	5,005
Retained taxes, fees and fines	460	530	460
Grants and contributions	1,776	2,131	70,884
Other revenue	28,916	30,047	30,393

Total Revenue	80,361	83,725	150,947

Gain/(loss) on disposal of non current assets	—	(14)	1
Other gains/(losses)	(2,923)	(2,926)	(3,582)

Net Cost of Services	76,209	72,044	6,433

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	76,209	72,044	6,433
Recurrent Services Appropriation	49,912	50,461	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	12,646	10,888	16,969
Capital Works and Services Appropriation	6,809	8,665	—

Budget Estimates 2011-12	3 - 51

Sydney Olympic Park Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	30,891	47,531	46,249
Receivables	15,419	15,423	14,514
Inventories	87	167	167

Total Current Assets	46,397	63,121	60,930

Non Current Assets
Receivables	126,037	126,037	119,256
Inventories	1,923	1,923	1,923
Property, plant and equipment —
Land and building	986,141	1,007,432	996,749
Plant and equipment	46,982	55,628	50,396
Infrastructure systems	361,910	351,368	337,994
Other	246,433	246,433	275,396

Total Non Current Assets	1,769,426	1,788,821	1,781,714

Total Assets	1,815,823	1,851,942	1,842,644

Liabilities
Current Liabilities
Payables	3,955	7,610	5,527
Provisions	2,558	2,814	3,078
Other	1,977	10,799	10,130

Total Current Liabilities	8,490	21,223	18,735

Non Current Liabilities
Other	55,469	1,778	1,778

Total Non Current Liabilities	55,469	1,778	1,778

Total Liabilities	63,959	23,001	20,513

Net Assets	1,751,864	1,828,941	1,822,131

Equity
Reserves	575,915	620,374	620,374
Accumulated funds	1,175,949	1,208,567	1,201,757

Total Equity	1,751,864	1,828,941	1,822,131

3 - 52	Budget Estimates 2011-12

Sydney Olympic Park Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Grants and subsidies	20,000	20,035	25,000
Other	92,964	84,440	87,327

Total Payments	112,964	104,475	112,327

Receipts
Sale of goods and services	44,520	52,605	44,205
Interest	4,162	5,944	5,205
Other	9,973	5,199	79,159

Total Receipts	58,655	63,748	128,569

Net Cash Flows From Operating Activities	(54,309)	(40,727)	16,242

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	1	2,001
Purchases of property, plant and equipment	(12,646)	(8,795)	(19,054)

Net Cash Flows From Investing Activities	(12,646)	(8,794)	(17,053)

Cash Flows From Government
Recurrent appropriation	49,912	50,461	—
Capital appropriation	6,809	8,759	—
Asset sale proceeds transferred to the Consolidated Fund Entity	—	(53)	(377)
Cash transfers to Consolidated Fund	—	(458)	(94)

Net Cash Flows From Government	56,721	58,709	(471)

Net Increase/(Decrease) in Cash	(10,234)	9,188	(1,282)
Opening Cash and Cash Equivalents	41,125	38,343	47,531

Closing Cash and Cash Equivalents	30,891	47,531	46,249

Cash Flow Reconciliation
Net cost of services	(76,209)	(72,044)	(6,433)
Non cash items added back	22,652	24,115	22,076
Change in operating assets and liabilities	(752)	7,202	599

Net Cash Flow From Operating Activities	(54,309)	(40,727)	16,242

Budget Estimates 2011-12	3 - 53

4. Family and Community Services Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

Department of Family and Community Services
Total Expenses	5,200.0	5,255.8	1.1
Capital Expenditure	116.8	120.9	3.5

Home Care Service of New South Wales
Total Expenses	222.4	227.5	2.3
Capital Expenditure	3.0	3.0	—

Aboriginal Housing Office
Total Expenses	89.0	122.9	38.2
Capital Expenditure	38.1	39.6	4.0

Home Purchase Assistance Fund
Total Expenses	17.2	17.9	3.8
Capital Expenditure	—	—	—

NSW Businesslink Pty Limited
Total Expenses	214.6	187.2	-12.8
Capital Expenditure	24.4	89.7	268.5

Budget Estimates 2011-12	4 - 1

Department of Family and Community Services
Introduction
Purpose
The Department of Family and Community Services aims to improve the lives of vulnerable people in New South Wales and reduce the impact of disadvantage. It provides community, social, disability and housing related services directly and via non-government organisations.
The Department’s work includes:
•	providing support to people with a disability, including early therapy intervention, transition to work, short-term respite, home care and specialist accommodation
•	enhancing child safety and wellbeing
•	providing accommodation and housing assistance to eligible households
•	promoting outcomes for women by developing policy and working with other agencies and non-government organisations
•	promoting positive ageing and a culture that supports older people
•	providing crisis support.
Results and Services
The Department is the lead agency for the following NSW 2021 Plan goals.
•	Better protect the most vulnerable members of our community and break the cycle of disadvantage.
•	Increase opportunities for people with disabilities to gain access to support that meets their individual needs and realises their potential.
•	Increase opportunities for seniors in NSW to fully participate in community life.
The Department works towards the following results.
•	Older people and people with a disability are able to live in their own homes and have opportunities to participate in community activities.
•	People with a disability who cannot remain in their own home are assisted to live in specialist accommodation and participate in the community.
•	Children and young people at significant risk of harm, and their families, are supported so children reach their developmental milestones without ongoing involvement in the child protection system.
•	Where a child or young person is at significant risk of harm and the Department determines that it must intervene, the child or young person and any relevant siblings are safe and their normal development paths are maintained or restored following intervention.

4 - 2	Budget Estimates 2011-12

Department of Family and Community Services
•	Children or young people who are removed from their family are cared for in a safe and stable placement, and are successfully restored to their families when appropriate.
•	Homeless people and those at risk of homelessness have access to housing and support services to sustain tenancy.
•	Social housing is appropriate for client needs, including the needs of Aboriginal people, and integrated into communities.
•	Access to affordable housing is improved.
Contributing to these results, the Department’s key services are:
•	running community support programs and community care services for frail older people, people with disabilities, and their families and carers
•	providing older people and people with a disability with short-term interventions in community settings, including therapy, case management and behaviour intervention
•	offering specialist accommodation for people with a disability who cannot remain in their own home
•	community development and capacity building, and providing crisis support
•	supporting vulnerable children and their families with prevention and early intervention services
•	providing statutory child protection services
•	providing out-of-home care for children and young people who cannot live safely at home
•	providing staff to NSW Land and Housing Corporation to manage public housing, fund and support the community housing sector, assist the homeless, and to help people move into private rental accommodation and home ownership.
2011-12 Budget Highlights
In 2011-12, the Department’s expenditure will cover the areas of community development, child protection and protection against domestic violence ($1.6 billion); disability and ageing support ($2.8 billion); and social housing and support for the homeless ($801 million). After three years of investment under the Nation Building — Economic Stimulus Plan ($482.6 million in 2010-11), expenditure on social housing in 2011-12 will return to pre-stimulus levels. Removing this stimulus impact, the Department’s expenditure is increasing by 10 per cent in 2011-12.

Budget Estimates 2011-12	4 - 3

Department of Family and Community Services
Child Protection
In 2011-12, the Department’s key initiatives will include spending:
•	$120 million to continue the Keep Them Safe reforms, to develop a child protection reform strategy that addresses family dysfunction, keeps children safe, and reduces the need for statutory intervention and out-of-home care
•	$5.9 million to continue to support the various Helpline services, in particular the After Hours Crisis Response Team
•	$21.4 million for Aboriginal children and family centres under the National Partnership Agreement on Indigenous Early Childhood Development
•	$12.9 million to improve the child protection systems by enhancing the Assist information technology system which will allow improved allocation of caseworkers based on structured risk assessments
•	$3.7 million on assessment centres and caseworker office accommodation.
Over three years beginning in 2011-12, $2.5 million will be provided to expand the Staying Home Leaving Violence program to an additional five sites, to meet an election commitment.
Social Housing and Support for the Homeless
In 2011-12, the Department’s key initiatives will include spending:
•	$44.4 million to implement the Homelessness National Partnership initiatives, reforming the service system and shifting the focus from crisis to prevention and early intervention
•	$4 million to continue to roll out the Start Safely program, to help those fleeing domestic violence.
In addition, the Department will provide grant funding of $444.9 million to the NSW Land and Housing Corporation to supply new social housing and to repair, maintain and upgrade existing social housing, and to provide rental and other housing assistance.
Disability and Ageing Support
As part of the second phase of the Stronger Together program (2011-12 to 2015-16), the Department will spend an additional $137.6 million in 2011-12 to support people with a disability, including:
•	$41.3 million to improve the range of accommodation facilities
•	$22.6 million on an extra 300 supported accommodation places for flexible, independent living

4 - 4	Budget Estimates 2011-12

Department of Family and Community Services
•	$20.4 million to improve accommodation for people who currently live at the Riverside ($14.7 million), Rydalmere and Westmead ($4.1 million) and Stockton ($1.6 million) large residential centres
•	$3.3 million to improve safety compliance within accommodation provided for people with a disability
•	$15.2 million on community participation to support an extra 500 school leavers with a disability
•	$6 million on family support for an extra 1,620 places to help children and their families at the time when help is most effective
•	$4 million on therapy for an extra 3,900 places to build the skills and capabilities of clients and improve the social contexts in which they live
•	$5.2 million on community engagement for an extra 260 places for age-appropriate, daytime activities and support for adults with a disability
•	$3.4 million on attendant care for an extra 55 places in portable, flexible and individual support for people who have a physical disability or need help to complete daily activities
•	$3.4 million on flexible respite for an extra 840 places for short-term breaks for families and other voluntary caregivers
•	$2.8 million to improve accommodation for people with a disability who currently live in large residential centres operated by non-government organisations
•	$2.6 million to non-government organisations for an extra 990 therapy places to build the skills and capabilities of clients
•	$3.1 million for peak organisations (which represent the service delivery non-government organisations) to provide advocacy and information.
Recent Achievements
Child Protection
In 2010-11, the Department’s key achievements included:
•	supporting new intensive early intervention and prevention services under the Keep Them Safe program, including 22 family support services, 15 family preservation services and four Aboriginal family-based services (to be managed by Aboriginal non-government organisations)
•	operating the Staying Home Leaving Violence program at 18 locations to help women escaping violence to remain in their home with their children and have the perpetrator removed.

Budget Estimates 2011-12	4 - 5

Department of Family and Community Services
Social Housing and Support for the Homeless
In 2010-11, the Department’s key achievements included:
•	helping more than 330,000 people to live in public, community and Aboriginal housing
•	helping more than 36,000 households into private rental and temporary accommodation
•	helping over 19,000 clients through projects under the National Partnership Agreement on Homelessness and 10 regional homelessness action plans
•	increasing community housing to 28,265 dwellings under the Planning for the Future: New Directions for Community Housing 2007-2012 initiative
•	dedicating over $13.9 million under the Building Stronger Communities program to improving the built environment and developing more supportive communities for social housing tenants in seven key public housing areas
•	delivery of 5,165 new social housing dwellings through the NSW Land and Housing Corporation’s new supply program and the Nation Building — Economic Stimulus Plan.
Disability and Ageing Support
In 2010-11, the Department’s key achievements included:
•	spending $1.9 billion to support more than 55,000 people with a disability and their carers
•	increasing investment in disability support, through the Stronger Together program
•	running the NSW Ageing Grants Program to support services and projects that meet the needs of older people, such as the Positive Ageing Grants, Applied Research Grants, and Dementia Advisory services.
Future Directions
The Department plans to establish an improved and more integrated approach to service delivery across government agencies over the next few years, for example by setting up service access centres where people with a range of needs can access the available services through a single entry point.
Other plans include the following.

4 - 6	Budget Estimates 2011-12

Department of Family and Community Services
Child Protection
The Department will:
•	develop a child protection reform strategy to improve support provided to children to remain with their families
•	reduce the number of children in out-of-home care, while improving support within that program, including through its transfer to non-government organisations.
Social Housing and Support for the Homeless
The Department will:
•	supply more social housing in line with Planning for the Future target of growing the community housing sector from 13,000 properties in 2007-08 to 30,000 by 2017-18
•	reduce concentrations of disadvantage in social housing estates and help residents to participate socially and economically in their community
•	strengthen the focus of homelessness services so prevention and early intervention responses are more effective and integrated for people who are homeless or at risk of homelessness.
Disability and Ageing Support
The Department will:
•	enhance the Stronger Together program, with an extra $2 billion over the five years to 2015-16 ($1.4 billion over four years), including by expanding person-centred services and individualised funding arrangements
•	work with non-government organisations to enhance the capacity of the disability sector to expand service delivery and deliver more person-centred services
•	work with the Australian and other state governments to develop the National Disability Insurance Scheme
•	increase the participation of seniors in the community with a new whole-of-government ageing strategy
•	work with the Australian Government to better define roles and responsibilities for older people and people with a disability through the National Partnership Agreement on Home and Community Care.

Budget Estimates 2011-12	4 - 7

Department of Family and Community Services
Performance Information
Result Indicators
Sustained community and home living for people with disabilities

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

People accessing disability and HACC services (a)	no.	280,000	297,000	300,000	306,000	311,000
People with a severe or profound disability accessing disability services (b)%		14.8	13.2	16.3	13.6	14.9
People with a moderate/severe or profound disability accessing HACC services	%	24.5	26.9	26.1	27.8	27.8

(a)	The figures from 2009-10 onward are calculated as the sum of unique clients receiving disability and HACC services. Before the 2010-11 Budget Papers, non-unique client counts were used.

(b)	The figures from 2009-10 are calculated as the sum of unique clients within the disability services funding stream. Before the 2010-11 Budget Papers, clients were unique by program but not unique overall, within disability funding stream.
Specialist disability accommodation support

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

People in out of home arrangements	no.	8,500	9,300	8,990	9,600	9,900
People with severe or profound disabilities who are receiving Department services (a)%		24.7	26.3	26.2	27.3	28.3

(a)	This indicator shows the increase in access for people with a severe/profound disability (intellectual and related disabilities only) to specialist disability accommodation support services.

4 - 8	Budget Estimates 2011-12

Department of Family and Community Services
People who experience crisis are supported to recover and to resume self-sufficient living

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Clients receiving assistance under specialist homelessness services with only one support period (a)	no.	27,601	31,901	27,600	27,600	27,600
Proportion of total clients receiving specialist homelessness support services	%	73.8	76.5	77.3	77.3	77.3

(a)	This indicator shows the effectiveness of homelessness services in helping clients to become independent.
Children/young people are safe following Department intervention

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Average number of reports per child reported in a year	no.	2.3	2.2	2.1	2.2	2.2
This indicator is a proxy of a measure being developed — percentage of re-reports after appropriate Department action.
Children/young people removed from their family are cared for in a safe and stable placement

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Children on a final care and protection order who have had five or more placements in their lives, for:
All children in Out-Of-Home Care (OOHC)%		19.7	19.7	20.0	19.5	19.5
Children under age five in OOHC	%	5.0	5.8	5.0	5.9	5.9

Children generally experience better outcomes if they have fewer placements as they can bond with their carers. Initially, changes may be needed while a final placement is sought.

Budget Estimates 2011-12	4 - 9

Department of Family and Community Services
Service Group Statements
Community Support for People with a Disability, their Family and Carers

Service description:	This service group covers services that assist older people and people with a disability to live in their own home environment and to participate in the community with some ongoing support.

Linkage to results:	This service group contributes to the result of sustained community and home living by working towards a range of intermediate results that include the following.
•	People with a disability improve their living skills and participate in the community. Carers of frail older people or of people with a disability are provided with respite.

•	Basic support (personal assistance) services help older people and people with a disability to live in their home environment.

•	Older people and people with a disability live in their own homes through ongoing intensive personal care.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

People in post-school programs	no.	5,900	6,500	7,060	7,000	7,600
People receiving respite services	no.	51,100	61,000	64,000	63,000	64,000
People receiving personal assistance (a)	no.	191,000	188,000	223,500	194,000	194,000

Employees: (b)	FTE	640	826	711	713	707

(a)	The decrease in 2009-10 is a result of the reclassification of people receiving social support services from the personal assistance services group to the respite services group.

(b)	During 2009-10, the allocation of employees between ageing and disability service groups was revised.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	1,018,429	1,000,117	1,222,317
Total expenses include the following:
Employee related	59,534	64,601	66,334
Other operating expenses	35,507	43,195	45,522
Grants and subsidies	921,531	890,031	1,108,153

Capital Expenditure	2,604	7,099	6,827

4 - 10	Budget Estimates 2011-12

Department of Family and Community Services
Short-term Interventions for People with a Disability, their Family and Carers

Service description:	This service group covers assistance to older people and people with a disability to develop skills and abilities to live in the community with minimal support.

Linkage to results:	This service group contributes to the result of sustained community and home living by working towards a range of intermediate results that include the following.
•	Children with a disability live with their parents.

•	Therapies and interventions assist older people and people with a disability to maximise their independence.

•	Older people and people with a disability and carers access the best mix of services and/or community support.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Families and children receiving support	no.	8,600	9,910	9,500	9,990	11,600
People receiving therapy and Interventions (a)	no.	75,000	67,000	78,000	68,000	73,000
Seniors card holders	no.	950,000	970,000	960,000	990,000	1,035,000

Employees: (b)	FTE	942	1,228	1,357	1,323	1,345

(a)	The drop in client numbers in 2009-10 onwards is due to reclassification of the provision of goods and equipment services within Home and Community Care.

(b)	During 2009-10, the allocation of employees between ageing and disability service groups was revised.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	331,919	322,321	386,053
Total expenses include the following:
Employee related	113,554	122,065	126,183
Other operating expenses	21,627	22,353	23,522
Grants and subsidies	194,113	174,666	233,086

Capital Expenditure	2,604	10,033	9,649

Budget Estimates 2011-12	4 - 11

Department of Family and Community Services
Supported Accommodation for People with a Disability

Service description:	This service group covers adequate alternate support arrangements for people with a disability to help them to live in suitable accommodation and to participate in the community.

Linkage to results:	This service group contributes to the result of specialist accommodation support by working towards a range of intermediate results that include the following.
•	Accommodation services are affordable and high quality.

•	People with a disability who have lost or are at risk of losing their accommodation supports have access to suitable accommodation.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast
Service measures:
People in intensive supported accommodation	no.	8,190	9,000	8,820	9,400	9,700
Bed utilisation in Department operated services	%	98	98	98	98	98
Employees: (a)	FTE	5,434	5,132	5,279	5,202	5,239

(a)	During 2009-10, the allocation of employees between ageing and disability service groups was revised.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,108,983	1,128,570	1,192,637
Total expenses include the following:
Employee related	435,337	478,115	491,526
Other operating expenses	80,108	97,595	102,406
Grants and subsidies	557,533	512,637	559,042
Other expenses	18,183	18,010	18,550

Capital Expenditure	74,112	68,522	65,900

4 - 12	Budget Estimates 2011-12

Department of Family and Community Services
Community Development and Support

Service description:	This service group covers whole-of-government initiatives in community development and support services (especially for families and young children). It includes transitional support and accommodation services to children, young people and adults who are homeless or at risk of homelessness.

Linkage to results:	This service group contributes to strong communities that have the ability to identify and resolve problems and provide an environment for everyone, including families and children, to reach their full potential, by working towards a range of intermediate results that include the following.
•	Clients who have required temporary accommodation do not become, or cease to be, homeless.

•	Interaction between young people and their families and community is positive.

•	The incidence and severity of violence against women and families declines.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Clients receiving assistance under the Specialist
Homelessness Services	thous	37.7	41.7	40.7	41.7	41.7
Calls to the Domestic Violence Line	thous	23.1	23.0	23.1	21.4	21.4

Employees:	FTE	159	155	159	200	199

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	247,287	266,097	283,417
Total expenses include the following:
Employee related	17,602	25,287	22,859
Other operating expenses	6,305	12,224	8,663
Grants and subsidies	222,742	227,687	251,019
Other expenses	—	—	8

Capital Expenditure	13,712	451	1,249

Budget Estimates 2011-12	4 - 13

Department of Family and Community Services
Child, Youth and Family Prevention and Early Intervention Services

Service description:	This service group covers the provision of support, including case management, referrals and parenting information, for young children and their families identified as at-risk.

Linkage to results:	This service group contributes to children, young people and their families reaching development milestones without ongoing involvement in the child protection system, by working towards a range of intermediate results that include the following.
•	Children at moderate risk and at-risk families are identified before any statutory intervention.

•	Appropriate assessment and intervention is applied.

•	Capacity to parent is improved and the child’s normal development path is maintained.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Brighter Futures program:
Families engaged or participating	no.	3,763	3,580	4,550	3,520	4,400
Families entered	no.	2,680	2,871	3,370	2,740	3,000
Families exited	no.	1,822	2,803	2,840	2,794	2,800

Employees:	FTE	625	602	563	532	589

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000
Financial indicators:

Total Expenses Excluding Losses	159,185	150,322	168,631
Total expenses include the following:
Employee related	59,484	57,054	61,831
Other operating expenses	23,133	22,207	20,841
Grants and subsidies	67,893	65,309	77,997
Other expenses	3,865	1,532	3,944

Capital Expenditure	4,982	1,797	5,778

4 - 14	Budget Estimates 2011-12

Department of Family and Community Services
Statutory Child Protection

Service description:	This service group covers responding to reports of harm or risk to children, and assessing and investigating reports of child abuse and neglect. It also covers developing case plans with clients and helping them to meet case plan goals, initiating and supporting court action where appropriate, and working with other agencies to ensure the safety, welfare and wellbeing of children.

Linkage to results:	This service group contributes to children/young people being safe following Department intervention, either at home or in a safe, well functioning stable placement, by working towards the intermediate result that capacity to parent is improved and children’s normal development path is maintained.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Children reported to the
Department (Community Services)	thous	134.8	116.0	100.0	95.7	96.0
Child and young person concern/child protection reports (a)	thous	309.7	256.1	210.0	215.0	215.0
Reports of significant harm/referred reports (b)	thous	226.9	163.2	110.0	98.9	99.0
Average waiting time to talk to a caseworker when calling the Helpline	mins:sec	2:51	2:58	3:00	3:49	3:30

Employees:	FTE	2,121	2,227	2,207	2,160	2,196

(a)	Child protection reports and reports referred to a CSC/JIRT for further assessment relate to data for the period before 24 January 2010. Child and young person concern reports and risk of significant harm reports relate to data from 24 January 2010 onwards.

(b)	On 24 January 2010, the reporting threshold was raised from ‘risk of harm’ to ‘risk of significant harm’ (ROSH). At this time ‘child protection reports’ were renamed ‘child and young person concern reports’ to better reflect the amended legislation. Child and young person concern reports comprise ROSH reports and non-ROSH reports.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	404,811	392,460	424,775
Total expenses include the following:
Employee related	226,553	221,075	228,997
Other operating expenses	90,443	78,992	80,832
Grants and subsidies	68,640	74,678	96,403
Other expenses	3,921	3,728	3,857

Capital Expenditure	12,123	7,531	21,118

Budget Estimates 2011-12	4 - 15

Department of Family and Community Services
Out-of-Home Care

Service description:	This service group covers a range of out-of-home care (OOHC) services, such as foster and kinship care for children separated from their parents, monitoring and reviewing placements, recruiting and supporting carers, and supporting young people who have left care. Restoration of children to their usual carers is facilitated where appropriate. The service group includes planning and monitoring funding to non-government organisations to deliver services to children and young people in care, and regulating and providing adoption services.

Linkage to results:	This service group contributes to children/young people being safe following Department intervention by working towards a range of intermediate results that include the following.
•	Children are in a safe, well functioning stable placement.

•	Children are successfully restored to their family unit where appropriate.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Children in OOHC at year end	thous	16.5	17.4	18.6	17.9	18.7
Real annualised expenditure per child in:
High and complex needs OOHC	$000	149	157	149	185	189
Kinship care	$000	20	20	22	20	20
Department foster care	$000	26	26	28	25	27
NGO foster care	$000	40	47	40	48	43
Average cost, all children (a)	$000	35	38	37	41	39

Employees:	FTE	1,142	1,123	1,210	1,169	1,254

(a)	Figures for 2008-09 and 2010-11 have been revised from last year’s Budget Paper.

	2010-11		2011-12
	Budget Est.	Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	680,151	703,075	700,331
Total expenses include the following:
Employee related	124,501	119,613	133,518
Other operating expenses	42,583	42,643	52,110
Grants and subsidies	264,920	302,905	307,780
Other expenses	240,310	230,343	199,693

Capital Expenditure	6,675	3,918	10,398

4 - 16	Budget Estimates 2011-12

Department of Family and Community Services
Housing Policy and Assistance

Service description:	This service group covers housing assistance for people who are on low incomes or otherwise unable to access or maintain appropriate housing. The Housing Policy and Assistance program helps to deliver government-subsidised housing through public, community and Aboriginal housing agencies.

Linkage to results:	This service group contributes to a stronger community by working towards a range of intermediate results that include the following.
•	Homeless people have access to housing and support services to sustain a tenancy.

•	Social housing is appropriate for client needs, including the needs of Aboriginal people.

•	Social housing is integrated into communities.

•	Access to affordable housing is improved.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Total households receiving housing assistance	no.	141,479	144,402	144,100	140,700	141,415
New households assisted with public, community and Aboriginal housing (excluding crisis)	no.	9,953	10,631	12,800	13,527	14,944
Households receiving rent assistance in the private sector	no.	32,649	35,022	35,000	36,170	37,400
Households receiving Special Assistance Subsidies	no.	1,538	2,152	1,800	2,760	2,700
Total properties managed by public, community and Aboriginal housing (a)	no.	145,994	146,400	152,300	151,545	153,533
Crisis accommodation places	no.	4,550	4,600	4,700	4,458	4,530
Units of public and community housing completed	no.	1,224	1,953	5,258	5,165	1,989
Units of accommodation available under the National Rental Affordability Scheme	no.	154	475	1,320	348	592
Social Housing National Partnership and other community and affordable housing units completed	no.	140	506	320	353	607

Employees:	FTE	n.a.	2,591	2,542	2,535	2,521

(a)	Figures for 2008-09 have been revised from last year’s Budget Paper.

Budget Estimates 2011-12	4 - 17

Department of Family and Community Services
Housing Policy and Assistance (cont)

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses*	1,173,273	1,225,955	801,436
Total expenses include the following:
Employee related	222,961	223,607	230,608
Grants and subsidies	950,312	1,002,348	570,828

*	Includes $34.1 million in 2010-11 and an estimated $35.2 million in 2011-12 paid to NSW Businesslink Pty Limited for the provision of corporate services, projects and other related goods or services to the NSW Land and Housing Corporation.

4 - 18	Budget Estimates 2011-12

Department of Family and Community Services
Shared Services — Businesslink

Service description:	This service group covers the provision of personnel services to Businesslink Pty Ltd. Businesslink is a wholly owned shared services company providing a broad range of corporate, governance, operational and organisational infrastructure and facilities to its clients in the Family and Community Services cluster.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	75,975	67,188	76,185
Total expenses include the following:
Employee related	75,975	67,188	76,185

Budget Estimates 2011-12	4 - 19

Department of Family and Community Services
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	1,335,501	1,378,605	1,438,041
Other operating expenses	299,706	319,209	333,896
Depreciation and amortisation	50,843	54,417	53,485
Grants and subsidies	3,247,684	3,250,261	3,204,308
Other expenses	266,279	253,613	226,052

Total Expenses Excluding Losses	5,200,013	5,256,105	5,255,782

Less:
Revenue
Sales of goods and services	338,777	353,501	352,341
Investment income	5,987	10,004	9,518
Grants and contributions	8,345	6,469	8,099
Other revenue	3,267	21,002	3,772

Total Revenue	356,376	390,976	373,730

Gain/(loss) on disposal of non current assets	(1,225)	(1,765)	(1,205)
Other gains/(losses)	(362)	(53,020)	(362)

Net Cost of Services	4,845,224	4,919,914	4,883,619

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	4,845,224	4,919,914	4,883,619
Recurrent Services Appropriation	4,759,570	4,831,365	4,792,042
Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	116,812	99,351	120,919
Capital Works and Services Appropriation	116,527	98,869	120,919

4 - 20	Budget Estimates 2011-12

Department of Family and Community Services
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	124,453	153,626	154,911
Receivables	169,853	169,446	169,844
Inventories	335	286	300
Assets held for sale	—	189	—
Other	905	80	—

Total Current Assets	295,546	323,627	325,055

Non Current Assets
Receivables	7,574	33,950	54,853
Property, plant and equipment —
Land and building	741,748	682,052	730,967
Plant and equipment	128,296	87,015	90,244
Infrastructure systems	—	(106)	—
Intangibles	45,559	31,931	36,168
Other	16,735	—	—

Total Non Current Assets	939,912	834,842	912,232

Total Assets	1,235,458	1,158,469	1,237,287

Liabilities
Current Liabilities
Payables	80,251	73,583	77,423
Provisions	191,158	203,937	199,480
Other	504	2,183	600

Total Current Liabilities	271,913	279,703	277,503

Non Current Liabilities
Provisions	30,390	38,444	51,351
Other	17,992	31,410	37,751

Total Non Current Liabilities	48,382	69,854	89,102

Total Liabilities	320,295	349,557	366,605

Net Assets	915,163	808,912	870,682

Equity
Reserves	195,776	18,722	18,722
Accumulated funds	719,387	790,190	851,960

Total Equity	915,163	808,912	870,682

Budget Estimates 2011-12	4 - 21

Department of Family and Community Services
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	1,296,451	1,341,675	1,398,995
Grants and subsidies	3,247,684	3,250,261	3,204,308
Other	744,338	775,785	766,803

Total Payments	5,288,473	5,367,721	5,370,106

Receipts
Sale of goods and services	337,247	190,267	330,918
Interest	6,215	7,381	11,024
Other	180,081	382,906	234,115

Total Receipts	523,543	580,554	576,057

Net Cash Flows From Operating Activities	(4,764,930)	(4,787,167)	(4,794,049)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	29,338	—	9,742
Purchases of property, plant and equipment	(99,270)	(90,599)	(105,022)
Other	(33,552)	(5,897)	(15,897)

Net Cash Flows From Investing Activities	(103,484)	(96,496)	(111,177)

Cash Flows From Government
Recurrent appropriation	4,759,570	4,831,639	4,792,042
Capital appropriation	116,527	100,174	120,919
Asset sale proceeds transferred to the Consolidated Fund Entity	—	(1,781)	(4,871)
Cash transfers to Consolidated Fund	—	(787)	(1,579)

Net Cash Flows From Government	4,876,097	4,929,245	4,906,511

Net Increase/(Decrease) in Cash	7,683	45,582	1,285

Opening Cash and Cash Equivalents	116,770	108,044	153,626

Closing Cash and Cash Equivalents	124,453	153,626	154,911

Cash Flow Reconciliation
Net cost of services	(4,845,224)	(4,919,914)	(4,883,619)
Non cash items added back	90,225	144,426	90,784
Change in operating assets and liabilities	(9,931)	(11,679)	(1,214)

Net Cash Flow From Operating Activities	(4,764,930)	(4,787,167)	(4,794,049)

4 - 22	Budget Estimates 2011-12

Home Care Service of New South Wales
Introduction
Purpose
The Home Care Service of New South Wales provides home-based assistance to frail older people, younger people with disabilities and their carers. The Service helps people who are having difficulty staying in their homes and includes domestic assistance, personal care help and respite care services.
The Service operates under the Home Care Service Act 1988.
2011-12 Budget Highlights
In 2011-12, the Service’s key initiatives will include spending $227 million for home-based assistance to frail older people, younger people with disabilities and their carers. Of this, $15 million will be spent on culturally appropriate home care services for frail older Aboriginal people, younger Aboriginal people with disabilities and their carers.
Delivery
Recent Achievements
In 2010-11, the Service’s key achievements included:
•	delivering 3.9 million hours of service to 52,000 clients across New South Wales

•	delivering 321,000 hours of service to 2,200 Aboriginal clients across New South Wales with local Aboriginal staff providing culturally appropriate services

•	employing 20 Aboriginal trainees, many of whom were long-term unemployed and from remote locations in New South Wales.
Future Directions
In future years, the Service plans to:
•	implement new approaches to service delivery that are person-centred and focus on improving a client’s capacity to participate in the community and fulfil their life goals

•	build on the success of the Aboriginal traineeship program and employ more Aboriginal trainees

•	implement changes to the roles and responsibilities in the aged and disability care sector agreed to as part of the National Health Reform Agreement.

Bodget Estimates 2011-12	4 - 23

Home Care Service of New South Wales
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	178,043	181,213	182,409
Other operating expenses	42,349	40,265	42,998
Depreciation and amortisation	2,020	2,173	2,074

Total Expenses Excluding Losses	222,412	223,651	227,481

Less:
Revenue
Sales of goods and services	29,468	29,318	30,263
Investment income	3,760	4,138	3,862
Grants and contributions	186,670	189,825	191,709
Other revenue	657	3,868	675

Total Revenue	220,555	227,149	226,509

Gain/(loss) on disposal of non current assets	—	630	—
Other gains/(losses)	(176)	(249)	(181)

Net Cost of Services	2,033	(3,879)	1,153

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	3,000	4,290	3,000

4 - 24	Budget Estimates 2011-12

Home Care Service of New South Wales
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	29,247	57,448	52,963
Receivables	5,540	4,990	5,470

Total Current Assets	34,787	62,438	58,433

Non Current Assets
Other financial assets	17,497	16,457	17,998
Property, plant and equipment -
Land and building	411	534	483
Plant and equipment	5,138	7,431	7,408

Total Non Current Assets	23,046	24,422	25,889

Total Assets	57,833	86,860	84,322

Liabilities
Current Liabilities
Payables	9,499	8,820	3,734
Provisions	24,531	26,260	28,303
Other	—	159	937

Total Current Liabilities	34,030	35,239	32,974

Non Current Liabilities
Provisions	6,662	11,020	11,900

Total Non Current Liabilities	6,662	11,020	11,900

Total Liabilities	40,692	46,259	44,874

Net Assets	17,141	40,601	39,448

Equity
Reserves	479	556	556
Accumulated funds	16,662	40,045	38,892

Total Equity	17,141	40,601	39,448

Budget Estimates 2011-12	4 - 25

Home Care Service of New South Wales
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	177,123	180,102	183,456
Other	61,290	61,400	61,699

Total Payments	238,413	241,502	245,155

Receipts
Sale of goods and services	29,292	29,101	30,121
Interest	2,260	2,928	2,321
Other	205,694	229,832	210,228

Total Receipts	237,246	261,861	242,670

Net Cash Flows From Operating Activities	(1,167)	20,359	(2,485)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	1,687	1,806	1,000
Purchases of property, plant and equipment	(3,000)	(4,290)	(3,000)

Net Cash Flows From Investing Activities	(1,313)	(2,484)	(2,000)

Net Increase/(Decrease) in Cash	(2,480)	17,875	(4,485)
Opening Cash and Cash Equivalents	31,727	39,573	57,448

Closing Cash and Cash Equivalents	29,247	57,448	52,963

Cash Flow Reconciliation
Net cost of services	(2,033)	3,879	(1,153)
Non cash items added back	520	830	533
Change in operating assets and liabilities	346	15,650	(1,865)

Net Cash Flow From Operating Activities	(1,167)	20,359	(2,485)

4 - 26	Budget Estimates 2011-12

Aboriginal Housing Office
Introduction
Purpose
The Aboriginal Housing Office plans and administers policies and programs for Aboriginal-specific social housing. This includes supplying, repairing and maintaining housing owned and managed by Aboriginal community housing providers.
It also owns and provides Aboriginal-specific public housing.
The Office operates, with an all-Aboriginal advisory board, under the Aboriginal Housing Act 1998.
2011-12 Budget Highlights
In 2011-12, the Office’s key initiatives will include spending:
•	$21 million to repair and maintain up to 500 dwellings for Aboriginal community housing providers in urban and regional New South Wales under the Build and Grow program

•	$12.6 million to reform and strengthen the Aboriginal community housing sector under the Build and Grow program

•	$13 million to deliver 30 new dwellings under the Office’s capital works program

•	$16.7 million to deliver 35 new dwellings in remote areas under the National Partnership Agreement on Remote Indigenous Housing

•	$2.7 million to deliver 6 new dwellings for employment and training-related accommodation under the National Partnership Agreement on Remote Indigenous Housing.
Delivery
Recent Achievements
In 2010-11, the Office’s key achievements included:
•	repairing and maintaining 114 dwellings under the Build and Grow program

•	delivering 27 new dwellings as part of the Office’s capital works program

•	delivering 39 new dwellings and refurbishing 241 dwellings in remote areas as a part of the National Partnership Agreement on Remote Indigenous Housing

•	providing 18 additional dwellings in regional areas for Aboriginal people pursuing job and training opportunities, as part of the National Partnership.

Budget Estimates 2011-12	4 - 27

Aboriginal Housing Office
Future Directions
The Office plans to continue to reform and strengthen the Aboriginal community housing sector through the Build and Grow program, to ensure a financially viable sector independent of government support. This includes:
•	encouraging participation in the Provider Assessment and Registration System

•	developing business capabilities

•	carrying out repairs and maintenance

•	refurbishing dwellings in remote areas.

4 - 28	Budget Estimates 2011-12

Aboriginal Housing Office
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	36,321	39,691	40,797
Investment income	942	876	764
Social program policy payments	75,113	58,350	105,757
Grants and contributions	72,000	97,809	108,300
Other revenue	1,830	555	—

Total Revenue	186,206	197,281	255,618

Less:
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	54,587	50,099	59,501
Depreciation and amortisation	8,861	8,014	9,663
Grants and subsidies	25,524	29,329	53,780

Total Expenses Excluding Losses	88,972	87,442	122,944

Gain/(loss) on disposal of non current assets	200	656	200
Other gains/(losses)	(500)	(1,244)	—

SURPLUS/(DEFICIT)	96,934	109,251	132,874

Employee related expenses included in other operating expenses.

Budget Estimates 2011-12	4 - 29

Aboriginal Housing Office
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	40,057	22,004	19,372
Receivables	2,762	2,161	2,444
Other	905	—	—

Total Current Assets	43,724	24,165	21,816

Non Current Assets
Receivables	5,109	4,685	4,285
Property, plant and equipment -
Land and building	1,054,750	1,108,201	1,275,524
Plant and equipment	470	436	759
Infrastructure systems	10,646	28,065	9,861
Intangibles	150	9	—

Total Non Current Assets	1,071,125	1,141,396	1,290,429

Total Assets	1,114,849	1,165,561	1,312,245

Liabilities
Current Liabilities
Payables	5,828	29,251	29,694
Provisions	4,039	—	—
Other	11,116	635

Total Current Liabilities	20,983	29,886	29,694

Non Current Liabilities
Other	5,299	—	—

Total Non Current Liabilities	5,299	—	—

Total Liabilities	26,282	29,886	29,694

Net Assets	1,088,567	1,135,675	1,282,551

Equity
Reserves	390,765	438,622	452,624
Accumulated funds	697,802	697,053	829,927

Total Equity	1,088,567	1,135,675	1,282,551

4 - 30	Budget Estimates 2011-12

Aboriginal Housing Office
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	35,821	39,852	40,797
Interest	942	876	764
Other	81,472	67,133	107,509

Total Receipts	118,235	107,861	149,070

Payments
Grants and subsidies	25,524	29,323	53,780
Other	53,724	49,625	61,328

Total Payments	79,248	78,948	115,108

Net Cash Flows From Operating Activities	38,987	28,913	33,962

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	3,000	2,728	3,000
Purchases of property, plant and equipment	(37,872)	(47,653)	(39,594)
Other	(200)	—	—

Net Cash Flows From Investing Activities	(35,072)	(44,925)	(36,594)

Net Increase/(Decrease) in Cash	3,915	(16,012)	(2,632)

Opening Cash and Cash Equivalents	36,142	38,016	22,004

Closing Cash and Cash Equivalents	40,057	22,004	19,372

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	96,934	109,251	132,874
Non cash items added back	(60,139)	(85,335)	(98,637)
Change in operating assets and liabilities	2,192	4,997	(275)

Net Cash Flow From Operating Activities	38,987	28,913	33,962

Budget Estimates 2011-12	4 - 31

Home Purchase Assistance Fund
Introduction
Purpose
The Home Purchase Assistance Fund, established as a formal trust fund in 1989, was the primary support fund for the State’s home purchase assistance programs for low-to-moderate income earners. The Fund uses income from investments to meet its financial obligations under the trust.
The trust fund is jointly controlled by the NSW Land and Housing Corporation and the NSW Treasury. Responsibility for the Fund’s day-to-day operation rests with the NSW Land and Housing Corporation.
2011-12 Budget Highlights
In 2011-12, the Fund’s key expenditures will include:
•	$14.6 million for interest expense on borrowings

•	$10.8 million for principal reduction in borrowings

•	$2.4 million towards the NSW Government’s contribution to the National Rental Affordability Scheme.
Delivery
Recent Achievements
In 2010-11, the Fund’s key achievement was discharging a further 60 mortgages, with 478 mortgages remaining.
Future Directions
In future years, the Fund’s management plans to continue to focus on prudent asset management, to ensure the Fund has sufficient returns and levels of capital to meet its obligations, and administration of the remaining mortgages under the trust.
The Fund will also provide $68.8 million in total to support the NSW Government’s contribution to the National Rental Affordability Scheme.

4 - 32	Budget Estimates 2011-12

Home Purchase Assistance Fund
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	50	—	—
Investment income	16,996	22,188	20,846

Total Revenue	17,046	22,188	20,846

Less:
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	256	229	297
Grants and subsidies	1,277	556	2,418
Finance costs	14,972	14,971	14,585
Other expenses	733	465	589

Total Expenses Excluding Losses	17,238	16,221	17,889

SURPLUS/(DEFICIT)	(192)	5,967	2,957

Budget Estimates 2011-12	4 - 33

Home Purchase Assistance Fund
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	284,203	166,271	100,499
Receivables	1,751	3,878	4,762
Other financial assets	93	166,164	230,905

Total Current Assets	286,047	336,313	336,166

Non Current Assets
Other financial assets	23,202	23,894	20,441
Property, plant and equipment -

Total Non Current Assets	23,202	23,894	20,441

Total Assets	309,249	360,207	356,607

Liabilities
Current Liabilities
Payables	250	221	203
Borrowings at amortised cost	6,621	6,540	6,700

Total Current Liabilities	6,871	6,761	6,903

Non Current Liabilities
Borrowings at amortised cost	148,239	148,319	141,620

Total Non Current Liabilities	148,239	148,319	141,620

Total Liabilities	155,110	155,080	148,523

Net Assets	154,139	205,127	208,084

Equity
Accumulated funds	154,139	205,127	208,084

Total Equity	154,139	205,127	208,084

4 - 34	Budget Estimates 2011-12

Home Purchase Assistance Fund
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	50	—	—
Interest	17,074	21,446	19,963
Other	17	(34)	—

Total Receipts	17,141	21,412	19,963

Payments
Grants and subsidies	1,277	556	2,418
Finance costs	10,763	10,763	10,296
Other	1,006	724	905

Total Payments	13,046	12,043	13,619

Net Cash Flows From Operating Activities	4,095	9,369	6,344

Cash Flows From Investing Activities
Proceeds from sale of investments	29,191	28,630	3,377
Advance repayments received	169	117	88
Purchases of investments	—	(166,076)	(64,753)

Net Cash Flows From Investing Activities	29,360	(137,329)	(61,288)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(10,563)	(10,563)	(10,828)

Net Cash Flows From Financing Activities	(10,563)	(10,563)	(10,828)

Net Increase/(Decrease) in Cash	22,892	(138,523)	(65,772)

Opening Cash and Cash Equivalents	261,311	304,794	166,271

Closing Cash and Cash Equivalents	284,203	166,271	100,499

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(192)	5,967	2,957
Non cash items added back	4,209	4,208	4,289
Change in operating assets and liabilities	78	(806)	(902)

Net Cash Flow From Operating Activities	4,095	9,369	6,344

Budget Estimates 2011-12	4 - 35

NSW Businesslink Pty Limited
Introduction
Purpose
NSW Businesslink Pty Limited is a shared services company, wholly owned by the Government.
Businesslink provides a range of services, directly and through private sector contracts, to government agencies. Its principal client is the Department of Family and Community Services. The services include payroll, personnel administration, financial accounting, fleet management, facility management, procurement, records management information technology and communications.
2011-12 Budget Highlights
In 2011-12, Businesslink’s key initiatives will include spending:
•	$65 million on information technology systems, which will improve the efficiency, effectiveness, quality and timeliness of shared services in order to deliver operational cost savings, lower prices for clients and align processes with the whole-of-government corporate and shared services reforms

•	$7.4 million to enhance information and communications technology (ICT) systems provided to staff supporting people with a disability across the State.
Delivery
Recent Achievements
In 2010-11, Businesslink’s key achievements included:
•	realising $9.7 million of benefits including ICT savings

•	keeping prices to clients unchanged for four years in succession

•	commencing the Seniors Card and Information Line service to the elderly across the State

•	supporting client needs by providing a Funding Administration Service for payments to non-government organisations that deliver disability care services

•	starting to host a new housing management system

•	becoming the service provider for the Human Services Information and Referral tool.

4 - 36	Budget Estimates 2011-12

NSW Businesslink Pty Limited
Future Directions
In future years, Businesslink plans to deliver:
•	improved client information systems to improve the delivery of services for child protection, for people with a disability who need assistance and for those households who require accommodation support

•	corporate and shared services reform savings by implementing new information technology and associated work processes that will standardise, consolidate and automate processes

•	further cost savings across its service range through improved procurement.

Budget Estimates 2011-12	4 - 37

NSW Businesslink Pty Limited
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	172,682	159,738	164,394
Investment income	160	360	160
Grants and contributions	31,261	44,072	74,407
Other revenue	9,351	1,332	1,958

Total Revenue	213,454	205,502	240,919

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	21,824	25,961	17,594
Other operating expenses	171,991	143,434	141,634
Depreciation and amortisation	20,009	16,600	27,198
Finance costs	727	751	767

Total Expenses Excluding Losses	214,551	186,746	187,193

Gain/(loss) on disposal of non current assets	—	(166)	—

SURPLUS/(DEFICIT)	(1,097)	18,590	53,726

Employee related expenses refer to contract staff working in Businesslink. Other operating expenses include the costs of staff employed by the Department of Family and Community Services.

4 - 38	Budget Estimates 2011-12

NSW Businesslink Pty Limited
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,204	26,157	13,753
Receivables	15,569	19,192	19,192

Total Current Assets	17,773	45,349	32,945

Non Current Assets
Property, plant and equipment -
Land and building	326	297	134
Plant and equipment	20,342	21,016	58,122
Intangibles	35,174	47,443	73,024

Total Non Current Assets	55,842	68,756	131,280

Total Assets	73,615	114,105	164,225

Liabilities
Current Liabilities
Payables	51,955	81,024	77,418
Borrowings at amortised cost	11,300	12,787	12,787
Other	3,200	—	—

Total Current Liabilities	66,455	93,811	90,205

Non Current Liabilities
Borrowings at amortised cost	4,432	—	—
Other	680	718	718

Total Non Current Liabilities	5,112	718	718

Total Liabilities	71,567	94,529	90,923

Net Assets	2,048	19,576	73,302

Equity
Accumulated funds	2,048	19,576	73,302

Total Equity	2,048	19,576	73,302

Budget Estimates 2011-12	4 - 39

NSW Businesslink Pty Limited
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	172,682	159,729	164,394
Interest	160	360	160
Other	59,844	63,948	95,597

Total Receipts	232,686	224,037	260,151

Payments
Employee related	21,824	25,961	17,594
Finance costs	727	623	767
Other	188,903	152,650	164,472

Total Payments	211,454	179,234	182,833

Net Cash Flows From Operating Activities	21,232	44,803	77,318

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	384	—
Purchases of property, plant and equipment	(12,150)	(15,046)	(44,987)
Other	(12,200)	(20,646)	(44,735)

Net Cash Flows From Investing Activities	(24,350)	(35,308)	(89,722)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	3,000	33	—

Net Cash Flows From Financing Activities	3,000	33	—

Net Increase/(Decrease) in Cash	(118)	9,528	(12,404)

Opening Cash and Cash Equivalents	2,322	16,629	26,157

Closing Cash and Cash Equivalents	2,204	26,157	13,753

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(1,097)	18,590	53,726
Non cash items added back	20,009	16,600	27,198
Change in operating assets and liabilities	2,320	9,613	(3,606)

Net Cash Flow From Operating Activities	21,232	44,803	77,318

4 - 40	Budget Estimates 2011-12

5. Finance and Services Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

Department of Finance and Services
Total Expenses	1,418.9	1,478.8	4.2
Capital Expenditure	335.0	394.0	17.6

Compensation Authorities Staff Division
Total Expenses	187.6	176.6	-5.8
Capital Expenditure	—	—	—

Long Service Corporation
Total Expenses	102.2	123.5	20.8
Capital Expenditure	0.3	0.6	124.8

Motor Accidents Authority
Total Expenses	156.6	157.8	0.7
Capital Expenditure	3.2	5.7	75.1

Rental Bond Board
Total Expenses	49.3	51.1	3.7
Capital Expenditure	—	—	—

State Property Authority
Total Expenses	306.3	418.4	36.6
Capital Expenditure	31.6	24.3	-23.1

State Records Authority
Total Expenses	17.6	20.9	18.8
Capital Expenditure	0.3	1.2	247.5

Superannuation Administration Corporation
Total Expenses	74.5	75.7	1.6
Capital Expenditure	2.0	2.7	36.9

WorkCover Authority
Total Expenses	270.5	270.7	0.1
Capital Expenditure	10.0	6.0	-40.0

Workers’ Compensation (Dust Diseases) Board
Total Expenses	98.9	106.9	8.1
Capital Expenditure	1.6	1.9	22.0

Budget Estimates 2011-12	5 - 1

Department of Finance and Services
Introduction
Purpose
The Department of Finance and Services is a central agency of government which has responsibility for finance policy, public administration, service improvement, regulation and service delivery. It aims to make doing business in New South Wales simple and fair for staff, consumers and industry, while giving the Government best value. Its work includes:
•	collecting government revenue

•	providing services to other government agencies and the public

•	delivering major public works and maintenance programs

•	developing and delivering whole-of-government strategy and reform initiatives in areas such as asset management, procurement, information technology, corporate and shared services and metropolitan water policy

•	overseeing fair trading and industrial relations.
The Department includes NSW Fair Trading, NSW Public Works, NSW Industrial Relations, NSW Procurement, ServiceFirst, ICT Strategic Delivery, the Corporate and Shared Services Reform Program, StateFleet, Metropolitan Water, Land and Property Information, and the Office of State Revenue.
Housing NSW’s asset management services are expected to be transferred to the Department in October 2011.
Results and Services
The Department is the lead agency for the following NSW 2021 Plan goal: place downward pressure on the cost of living.
The Department works towards the following results.
•	Government agencies maximise their value when delivering services to communities.

•	All due tax revenue is collected, all fines are managed fairly and efficiently, overdue debt is managed and resolved effectively, and eligible applicants receive their benefits.

•	There is a fair marketplace for consumers and traders.

•	Workplaces are fair and productive.

•	Reliable valuations are issued for rating and taxation purposes.

•	Urban water supplies are reliable and sustainable and metropolitan water services are well managed, efficient and equitable.

5 - 2	Budget Estimates 2011-12

Department of Finance and Services
Contributing to these results, the Department’s key services are:
•	providing whole-of-government advice on financial policy and public administration and formulating policies governing the metropolitan water industries, industrial relations, information and communications technology (ICT), and procurement.

•	providing support services to government agencies in the areas of procurement, fleet management, ICT, human resources, finance, business services and corporate and shared services reform

•	providing revenue administration services, managing fines on behalf of the Crown, commercial clients and other NSW government agencies, taking enforcement action against overdue fines and administering benefit services

•	developing and reviewing fair trading policy and laws, providing information to consumers and traders, and enforcing compliance with fair trading laws

•	providing architectural, engineering design and project management services

•	managing the NSW land and property registration system, and providing titling, valuation, surveying, mapping and spatial services to the public

•	providing staff services to agencies like the State Property Authority, Teacher Housing Authority, Waste Assets Management Corporation, State Records Authority and the Board of Surveying and Spatial Information.
2011-12 Budget Highlights
Finance, Policy and Strategy
In 2011-12, the total operating expense budget for this service group is $230 million and the capital budget is $6 million. Key initiatives will include:
•	through NSW Industrial Relations, reviewing industrial relations laws and the national workplace relations system, and carrying out compliance and information services, with a focus on updating outmoded regulation and reducing the regulatory burden on businesses

•	managing urban water utilities and water, including researching the impacts of climate change on metropolitan water security, scoping a new plan for the Hunter to ensure regional water needs are met, and implementing key actions under the Metropolitan Water Plan.

Budget Estimates 2011-12	5 - 3

Department of Finance and Services
Government Services
In 2011-12, the total operating expense budget for this service group is $414 million and the capital budget, including the purchase of StateFleet vehicles, is $334 million. Key initiatives will include:
•	through StateFleet, implementing a capital forecasting model and the second stage of a client information project to improve reporting, to develop an e-tag management service and to extend the web portal to aid vehicle transport (easyTransport)

•	transforming ServiceFirst operations under the Government’s program to reform corporate and shared services, to deliver more streamlined services in line with the Blueprint for Corporate and Shared Services in NSW Government

•	extending the Government Licensing Service and data centre consolidation

•	managing goods and services standing offer agreements and client-specific contracts

•	delivering online procurement tools.
In 2011-12, NSW Procurement is also supporting the Government’s commitment to save $1 billion on goods and services over four years and has started identifying opportunities to help agencies reach this savings target.
Office of State Revenue
In 2011-12, the total operating expense budget for this service group is $194 million and the capital budget is $19 million. Key initiatives will include:
•	finishing centralising debt management and setting up debt partnerships to ensure overdue debt is quickly resolved

•	expanding self-service options and channels for fines, optimising the fines call centre and increasing on-time payments

•	implementing a unique land tax identifier with Land and Property Information, to improve compliance for property transaction revenue

•	implementing the modernised, advanced RECOUPS tax software system.
Fair Trading
In 2011-12, the total operating expense budget for this service group is $168 million and the capital budget is $9 million. Key initiatives will include:
•	enforcing fair trading laws, including business licensing and registration, and overseeing the Consumer, Trader and Tenancy Tribunal

•	giving information and help to consumers and traders, including setting up ‘one stop shops’

•	reaching milestones in the Council of Australian Governments’ National Partnership Agreement, to deliver a seamless national economy for national reform projects.

5 - 4	Budget Estimates 2011-12

Department of Finance and Services
Public Works
In 2011-12, the total operating expense budget for this service group is $196 million and the capital budget is $7 million. Key initiatives will include providing expert advice and professional services in planning, design, delivery and maintenance for building and engineering projects, enabling agency clients to deliver their services to the community.
Land and Property Information
In 2011-12, the total operating expense budget for this service group is $184 million and the capital budget is $21 million. Key initiatives will include:
•	developing a comprehensive property addressing system

•	redeveloping the Spatial Information Exchange

•	upgrading the Cadastral Records Viewer

•	digitising old paper records and historical aerial photography

•	converting the Crown Land Western Division to Torrens Title.
Delivery
Recent Achievements
Finance, Policy and Strategy
In 2010-11, key achievements included:
•	developing a new portable long service leave scheme for the contract cleaning industry, allowing contract cleaners to access paid leave based on industry rather than employer service

•	helping to recover over $2 million in back pay to NSW staff, including $1.5 million after over 300 industrial complaint investigations by NSW Industrial Relations

•	delivering an education program to help private sector businesses move from the state award system to the national workplace relations system, with free workshops for industries like home care and disability services, clerks, hair and beauty and children’s services

•	releasing the 2010 Metropolitan Water Plan for greater Sydney, which secures water for people and the environment until 2025

•	supporting eight new recycling projects, worth $2.6 million, through the Water Recycling and Stormwater Harvesting Program, to deliver future water savings of around 775 million litres a year.

Budget Estimates 2011-12	5 - 5

Department of Finance and Services
Government Services
In 2010-11, key achievements included:
•	managing the Direct Access Service (OneGov), which provides the standard operating environment in all active government access centres for delivering 82 government services and products, and in motor registries for renewing maritime licences, with the website receiving around 1.1 million visits

•	managing the procurement system for construction, which enabled more than 50 agencies to procure $867 million in projects and saved the Government $90 million

•	launching the new StateFleet website and online reporting system, enabling clients agencies to access real-time fleet information in a secure environment

•	continuing to reform ServiceFirst’s service delivery by standardising its processes and making them more efficient, such as consolidating teams, building project management capabilities and gradually implementing new finance and human resource systems

•	replacing 22 ageing systems for 81 types of licences with the Government Licensing Service, which was used to complete 3.6 million transactions with 50 per cent finalised electronically and a satisfaction rate of 97 per cent from over 100,000 online customers.
Office of State Revenue
In 2010-11, key achievements included:
•	implementing the Jobs Action Plan payroll tax rebate scheme, changes to the Empty Nester Transfer Duty Concession and the Regional Relocation Grant Scheme

•	supporting the Road Toll Response Package to reduce road fatalities and improve driver behaviour, by processing fines for speeding and unregistered vehicle use from mobile and safety cameras

•	implementing the Fines Enforcement System, to improve administration, and the MARS Land Tax module, which is the first phase in upgrading the Office’s core tax revenue system

•	providing more convenient online services, with over 38 per cent of land tax assessment variations now received online and over 10,000 land tax clients going online to update their details at a time that is convenient to them.
Fair Trading
In 2010-11, key achievements included:
•	establishing Fair Trading as the sole plumbing and drainage work regulator and sole gas consumer regulator

•	overseeing the development and execution of implementation plans for each national reform project

•	expanding education programs for a range of clients through several delivery channels.

5 - 6	Budget Estimates 2011-12

Department of Finance and Services
Public Works
In 2010-11, key achievements included managing client projects worth around $1 billion, such as:
•	starting the $30 million western grandstand for WIN Stadium and finishing a five-year $180 million program of water and sewerage infrastructure works on the Central Coast

•	completing the $197 million Grafton Hospital redevelopment and developing an energy-saving, solar power system for the Sydney Theatre Company

•	carrying out $341 million of major capital and maintenance works for specialist school buildings, trade schools and trade training centres

•	delivering 92 per cent of projects on time and 95 per cent within budget.
Land and Property Information
In 2010-11, key achievements included:
•	continuing to convert old system and paper-based land title records to the integrated electronic titling system

•	continuing to roll out NSW.net, with 63 sites connected and the rest to be up and running by 2013.
Future Directions
In future years, the Department plans to enhance its service delivery and regulatory roles by focusing on innovation, cross-agency capabilities, effective resource management, new technology and process improvements.
Finance, Policy and Strategy
The Department will:
•	complete the transfer of NSW Industrial Relations’ functions to the Australian Government and consolidate the State’s responsibilities

•	establish the Office of Finance to advise on financial policy and deliver reform, including procurement and asset use

•	increase the volume of recycled water by encouraging innovation, investment and competition in the water industry.

Budget Estimates 2011-12	5 - 7

Department of Finance and Services
Government Services
The Department will:
•	implement the reform program for corporate and shared services to deliver better services and savings across the Government

•	improve online applications for customers and suppliers, simplifying processes for dealing with the Government

•	improve fleet and property management to deliver savings and enhance services to agencies

•	reform government procurement of goods and services and reduce government spending.
Office of State Revenue
The Department will:
•	enhance its core tax systems and processes to improve service delivery

•	continue to improve compliance for taxes, fines and benefits, such as increasing voluntary compliance by making it simpler for clients

•	reduce overdue debt by ensuring it is managed effectively and resolved promptly.
Fair Trading
The Department will:
•	further streamline licensing requirements and reduce turnaround time in transactions by increasing automation and online systems

•	continue to raise the profile of NSW Fair Trading so the public knows where to get help and consumers feel confident that the marketplace is operating fairly.
Public Works
The Department will:
•	extend innovative approaches for safety alliances with stakeholders on major construction projects

•	continue to deliver expert advice and professional services to agencies on infrastructure programs.
Land and Property Information
The Department will:
•	continue to invest in integrating data sets and electronic delivery of information to improve efficiency and convenience for clients

•	work with other jurisdictions to develop a national electronic conveyancing system, to enhance conveyancing across Australia.

5 - 8	Budget Estimates 2011-12

Department of Finance and Services
Performance Information
Result Indicators
Maximise value for government agencies in delivering services

			2008-09	2009-10	2010-11	2010-11	2011-12
	Units		Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Projects managed on time		%	93	92	85	92	85
Projects managed on budget		%	87	92	85	95	85
Cost savings for government agencies using NSW
Procurement services	$	m	360	323	335	323	407

The collection and processing of revenue and fines are enforced and eligible applicants receive their benefits.

			2008-09	2009-10	2010-11	2010-11	2011-12
	Units		Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Total overdue debt as a percentage of tax revenue		%	1.54	1.40	<1.50	1.54	1.30
Revenue collected to original budget		%	107	106	> 98	100	98
Revenue identified through compliance activities	$	m	318	317	310	328	266
Closure rate of penalty notices		%	74	76	≥75	74	75
Closure rate of enforcement orders		%	52	68	≥55	70	56
Percentage of fines statute barred		%	0.10	0.04	≤ 0.10	0.04	0.10
Grants to first home buyers	$	m	735	701	393	265	310
First Home Plus exemptions and concessions granted	$	m	568	457	411	327	395

Fair marketplace for consumers and traders

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Public knows where to get NSW Fair Trading help	%	62	61	65	56	62
Consumers confident in fair operation of marketplace	%	74	75	74	72	74

Budget Estimates 2011-12	5 - 9

Department of Finance and Services
Fair and productive workplaces

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Accuracy of industrial relations information provided	%	88	88	95	90	95
Employees satisfied with NSW Industrial Relations advisory services	%	88	90	95	90	95

Reliable valuations issued for rating and taxation purposes

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Total Valuations Completed	thous	2,417	2,429	2,500	2,442	2,472
Water supplies are reliable and sustainable and services across Sydney are well managed, efficient and equitable

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Total volume of water recycled in Sydney	GL	27	33	54	51	53
Amount of water saved through improved water efficiency in Sydney	GL	76	104	112	118	125

5 - 10	Budget Estimates 2011-12

Department of Finance and Services
Service Group Statements
Finance, Policy and Strategy

Service description:	This service group covers industrial relations policy development and review, provision of information to employers and employees, and enforcement of industrial relations laws through inspection of NSW workplaces. This service group also covers the development of government ICT and procurement policy, administration of the Office of Finance and metropolitan water planning.

Linkage to results:	This service group contributes to maximising value to government agencies in delivering services, to ensuring that water supplies across Sydney are reliable and sustainable, and to fair and productive workplaces by working towards a range of intermediate results that include:
•	providing high quality advice on financial policy matters to minimise risk and improve government decision making

•	minimising procurement contractual risks for the government and agencies

•	minimising ICT project management risks and costs for the government and agencies

•	developing fair industrial relations legislation with minimal red tape

•	providing accessible information and help for employers and employees to ensure industrial relations laws are understood

•	making water use in Sydney sustainable in the long term.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Government radio network monthly availability	%	99.99	99.95	99.95	99.95	99.95
Industrial Relations enquiries and complaints satisfactorily resolved within targeted time frames	%	87	89	85	85	95

Employees:	FTE	190	204	199	213	224

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	225,466	222,520	229,834
Total expenses include the following:
Employee related	28,729	23,885	29,207
Other operating expenses	35,197	40,957	35,043
Grants and subsidies	152,053	149,896	158,885

Capital Expenditure	11,238	4,504	5,610

Budget Estimates 2011-12	5 - 11

Department of Finance and Services
Government Services

Service description:	This service group covers shared transactional and corporate services to government agencies in procurement, property management, fleet, information technology, human resources, finance and business services. This service group supports agency savings and efficiencies through aggregated purchasing and economies of scale, ICT service delivery, and corporate and shared services reform.

Linkage to results:	This service group contributes to maximising value to government agencies in delivering services to clients, customers and the community by working towards a range of intermediate results that include:
•	minimising procurement costs for government, and providing access to procurement contracts for customers and suppliers

•	providing access to procurement contracts for customers and suppliers

•	improving public access to government services through online and electronic applications

•	simplifying processes for dealing with government

•	providing fleet and fleet management services to government agencies

•	providing effective asset and property management services to government clients

•	streamlining shared and back office services to reduce costs and improve efficiency.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Transactions through State Contracts Control Board goods and services contracts	$ m	3,580	3,670	3,900	3,726	3,900
Average performance score of “Best Practice” accredited contractors for capital works	%	76	76	70	71	70
Manage motor vehicle clearance rates at initial auction between 70 to 80 per cent	%	87	83	80	83	80
Government licences administered through Government Licensing Service	mill	1.7	2.1	3.2	4.7	5.1
Client satisfaction with shared corporate services	%	90	90	80	88	80
Employees:	FTE	1,367	693	823	694	782

The significant drop in employee numbers in 2009-10 Actual compared to that reported in the proceeding years is due to the transfer out of NSW Businesslink staff to the former Department of Human Services.

5 - 12	Budget Estimates 2011-12

Department of Finance and Services
Government Services (cont)

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	317,010	358,622	413,910
Total expenses include the following:
Employee related	68,529	81,114	130,528
Other operating expenses	49,713	78,363	70,272
Depreciation of StateFleet Vehicles	149,041	147,146	146,807
Grants and subsidies	48	750	5,469
Other expenses	—	577	4,324

Capital Expenditure	259,733	293,806	333,781

Budget Estimates 2011-12	5 - 13

Department of Finance and Services
State Revenue

Service description:	This service group covers revenue administration services, fines management, debt management, benefit administration services, and the provision of relevant information and education to ensure people are aware of their liabilities and entitlements. This service group also covers the implementation of targeted compliance programs to ensure tax evaders are caught and all unpaid tax and fine liabilities are recovered.

Linkage to results:	This service group contributes to ensuring the collection of all revenue from taxes, fines, duties and other sources due to the State of New South Wales, by working towards a range of intermediate results that include the following.
•	People pay their taxes and fines, payment is simple, and people know what to pay.

•	Unpaid tax obligations and outstanding fines are identified and recovered.

•	Tax evaders are caught, enforcement action is taken on overdue fines.

•	People are enabled to make claims, and people are provided with the correct information.

•	Ineligible claims are not paid and fraudulent claims are identified and recovered.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Payments received electronically	%	78	88	> 77	90	90
Cost to collect $100 tax revenue	$	0.60	0.55	0.53	0.50	0.53
Telephone calls answered within 2 minutes — Revenue Admin Services	%	85	88	> 86	86	80
Cost to collect $100 fines revenue(a)	$	11.02	11.70	≤ 12.81	12.74	13.12
Telephone calls answered within 2 minutes — Fine Enforcement Management	%	68	52	≥ 72	68	78
First home buyers payments issues <10 days from receipt of a completed claim	%	96	96	> 95	95	80
Unclaimed money payments issued <10 days from receipt of a completed claim	%	91	78	> 85	85	85

Employees:	FTE	1,130	1,129	1,261	1,228	1,376

(a)	From 2011-12, it will be possible to satisfy fines through non—financial means, such as completing work and development orders. These new means will reduce the revenue from fines without reducing the cost of fine collection. To ensure consistency with past data, the 2011-12 forecast excludes the cost of collecting fines that are expected to be satisfied through non-financial means.

5 - 14	Budget Estimates 2011-12

Department of Finance and Services
State Revenue

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	179,664	170,042	194,301
Total expenses include the following:
Employee related	113,456	103,052	121,999
Other operating expenses	33,512	36,557	34,398
Grants and subsidies	23,872	23,872	24,488

Capital Expenditure	9,475	14,803	18,866

Budget Estimates 2011-12	5 - 15

Department of Finance and Services
Fair Trading

Service description:	This service group covers fair trading policy development and regulatory review, provision of information to consumers and traders, enforcement of compliance with fair trading laws and impartial dispute resolution through an independent tribunal.

Linkage to results:	This service group contributes to ensuring a fair marketplace for consumers and traders by working towards a range of intermediate results that include the following.

•	Fair trading regulation has minimal red tape.

•	The community is able to access information and services.

•	There is compliance with fair trading laws.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Complaints finalised within 30 days	%	93	92	90	90	85
Telephone enquiries answered within the guarantee of service	%	99	98	90	90	90
Proportion of prosecutions successful	%	96	90	90	86	90

Employees:	FTE	1,195	1,059	1,174	1,045	1,078

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	195,684	154,951	168,161
Total expenses include the following:
Employee related	120,813	100,389	116,261
Other operating expenses	46,936	32,789	33,842
Grants and subsidies	12,625	12,313	7,518
Other expenses	3,797	2,956	3,890

Capital Expenditure	19,093	6,444	8,707

5 - 16	Budget Estimates 2011-12

Department of Finance and Services
Public Works

Service description:	This service group covers expert advice and professional services in the delivery of building and engineering projects, provided to government agencies on a ‘fee for service’ basis. It includes providing planning, building and design services, managing construction projects and finding sustainable solutions to the problems of capturing, treating and distributing water.

Linkage to results:	This service group contributes to maximising value to government agencies in delivering services to clients, customers and the community by working towards a range of intermediate results that include:
•	managing construction and maintenance projects so they are delivered on time, within scope and safety standards, and within budget

•	minimising project management risks and costs for the government and agencies

•	providing engineering services for state emergency management.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Lost time injury frequency ratio	no.	3.4	2.4	5.0	2.9	5.0
Employees:	FTE	1,264	1,235	1,398	1,187	1,266

This measures lost time injuries per million hours worked.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	185,446	185,675	196,244
Total expenses include the following:
Employee related	132,834	131,375	141,340
Other operating expenses	47,569	51,944	53,318
Grants and subsidies	226	20	131

Capital Expenditure	16,451	2,529	6,571

Budget Estimates 2011-12	5 - 17

Department of Finance and Services
Land and Property Information

Service description:	This service group covers the provision of titling, valuation, surveying, mapping and spatial services to the public on a commercial basis. These services underpin the state’s property industry, and include the statutory functions of the Registrar General, Surveyor General and Valuer General.

Linkage to results:	This service group contributes to the provision of land and property information by working towards a range of intermediate results that include:
•	accurate statutory and other land valuations

•	timely provision of reliable property information

•	effective and efficient dealings registration and title creation

•	provision of specialist spatial data, mapping information and spatial intelligence services.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Documents registered	thous	730	781	710	720	775
Plans registered	thous	10.2	9.8	10.0	10.0	10.5
Property information copies produced	thous	4,064	4,169	4,000	4,109	4,450

Employees:	FTE	1,026	1,030	1,023	1,015	997

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	218,843	152,986	183,982
Total expenses include the following:
Employee related	111,870	101,069	111,832
Other operating expenses	56,485	44,875	53,963
Grants and subsidies	350	250	—
Other expenses (a)	32,258	2,079	—

Capital Expenditure	19,000	19,043	20,500

(a)	Other expenses budgeted for 2010-11 relate to tax equivalent payments for Land and Property Information. The Estimated Actual and 2011-12 Budget numbers no longer include this item as an expense, consistent with the accounting treatment of tax equivalents paid by Departments.

5 - 18	Budget Estimates 2011-12

Department of Finance and Services
Personnel Services

Service description:	This service group covers providing personnel services to the State Property Authority, Teachers Housing Authority, Waste Assets Management Corporation, State Records Authority, the Board of Surveying and Spatial Information, and the Long Service Payments Corporation.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:

Long Service Corporation (a)	FTE	n.a.	n.a.	n.a.	55	64
State Property Authority (b)	FTE	n.a.	106	141	109	128
Teacher Housing Authority (a)	FTE	n.a.	n.a.	n.a.	21	21
State Records Authority (a)	FTE	n.a.	n.a.	n.a.	131	133
Waste Asset Management Corporation (a)	FTE	n.a.	n.a.	n.a.	39	40
Board of Surveying and Spatial Information (a)	FTE	n.a.	n.a.	n.a.	4	4

(a)	Employee data collection commenced in 2010-11.

(b)	Employee data collection commenced in 2009-10.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	96,764	117,919	92,343
Total expenses include the following:
Employee related	35,759	38,167	44,596
Grants and subsidies	61,005	79,752	47,747

Budget Estimates 2011-12	5 - 19

Department of Finance and Services
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses

Operating expenses —
Employee related	611,990	579,051	695,763
Other operating expenses	269,412	285,485	280,836
Depreciation and amortisation	212,498	192,008	215,559
Grants and subsidies	250,179	266,853	244,238
Finance costs	38,743	33,706	34,165
Other expenses	36,055	5,612	8,214

Total Expenses Excluding Losses	1,418,877	1,362,715	1,478,775

Less:
Revenue
Sales of goods and services	799,855	817,142	859,556
Investment income	18,992	24,094	20,103
Retained taxes, fees and fines	149,195	58,330	59,414
Grants and contributions	27,431	28,530	14,448
Other revenue	452	513	1,225

Total Revenue	995,925	928,609	954,746

Gain/(loss) on disposal of non current assets	10,240	(11,437)	27,161
Other gains/(losses)	(5,000)	(126)	—

Net Cost of Services	417,712	445,669	496,868

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	417,712	445,669	496,868
Recurrent Services Appropriation	492,219	520,814	515,878

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	334,990	341,129	394,035
Capital Works and Services Appropriation	10,701	22,787	70,483

5 - 20	Budget Estimates 2011-12

Department of Finance and Services
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	624,859	461,558	389,245
Receivables	301,328	332,459	392,094
Other financial assets	27,116	21,510	22,048
Inventories	661	3,146	4,986
Other	68,862	54,269	55,943

Total Current Assets	1,022,826	872,942	864,316

Non Current Assets
Receivables	117	9,156	8,429
Inventories	5,257	4,466	4,787
Property, plant and equipment -
Land and building	104,037	109,539	111,411
Plant and equipment	673,832	646,996	735,588
Intangibles	84,872	115,632	93,143

Total Non Current Assets	868,115	885,789	953,358

Total Assets	1,890,941	1,758,731	1,817,674

Liabilities
Current Liabilities
Payables	356,126	337,903	324,933
Borrowings at amortised cost	200,273	212,665	223,585
Tax	8,065	5,832	1,822
Provisions	272,876	175,835	217,316
Other	834	25,524	10,255

Total Current Liabilities	838,174	757,759	777,911

Non Current Liabilities
Borrowings at amortised cost	300,411	331,635	339,926
Provisions	238,730	141,025	143,124
Other	894	135,692	135,263

Total Non Current Liabilities	540,035	608,352	618,313

Total Liabilities	1,378,209	1,366,111	1,396,224

Net Assets	512,732	392,620	421,450

Equity
Reserves	12,957	3,103	7,924
Accumulated funds	499,775	389,517	413,526

Total Equity	512,732	392,620	421,450

Budget Estimates 2011-12	5 - 21

Department of Finance and Services
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	637,455	640,682	644,933
Grants and subsidies	250,179	266,853	244,238
Finance costs	38,743	33,706	34,165
Other	581,660	627,130	586,705

Total Payments	1,508,037	1,568,371	1,510,041

Receipts
Sale of goods and services	733,611	769,311	804,039
Retained taxes	96,118	2,064	118
Interest	17,668	21,025	20,418
Other	408,193	416,270	363,481

Total Receipts	1,255,590	1,208,670	1,188,056

Net Cash Flows From Operating Activities	(252,447)	(359,701)	(321,985)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	135,212	121,803	142,483
Proceeds from sale of investments	39	—	—
Purchases of property, plant and equipment	(305,819)	(328,603)	(379,559)
Purchases of investments	(700)	—	—
Other	87,563	90,499	(14,560)

Net Cash Flows From Investing Activities	(83,705)	(116,301)	(251,636)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	253,429	277,500	270,504
Repayment of borrowings and advances	(278,871)	(273,875)	(251,293)
Other	41,979	(30,335)	(81,310)

Net Cash Flows From Financing Activities	16,537	(26,710)	(62,099)

Cash Flows From Government
Recurrent appropriation	492,219	520,814	515,878
Capital appropriation	10,701	22,787	70,483
Asset sale proceeds transferred to the Consolidated Fund Entity	—	(50,000)	—
Cash transfers to Consolidated Fund	—	1,571	(23,884)

Net Cash Flows From Government	502,920	495,172	562,477

Net Increase/(Decrease) in Cash	183,305	(7,540)	(73,243)

Opening Cash and Cash Equivalents	441,554	465,371	461,558
Reclassification of Cash Equivalents	—	(3,727)	(930)

Closing Cash and Cash Equivalents	624,859	461,558	389,245

5 - 22	Budget Estimates 2011-12

Department of Finance and Services
Cash Flow Statement (cont)

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flow Reconciliation

Net cost of services	(417,712)	(445,669)	(496,868)
Non cash items added back	232,945	204,831	227,877
Change in operating assets and liabilities	(67,680)	(118,863)	(52,994)

Net Cash Flow From Operating Activities	(252,447)	(359,701)	(321,985)

Budget Estimates 2011-12	5 - 23

Compensation Authorities Staff Division
Introduction
Purpose
The Compensation Authorities Staff Division provides staff services to the:
•	Lifetime Care and Support Authority

•	Motor Accidents Authority

•	Sporting Injuries Committee

•	WorkCover Authority

•	Workers’ Compensation Commission

•	Workers’ Compensation (Dust Diseases) Board.
The Division operates under the Public Sector Restructure (Miscellaneous Acts Amendments) Act 2009.
2011-12 Budget Highlights
In 2011-12, the Division’s key initiative will be to provide staff services to the recipient agencies and these services are estimated at $176.6 million.
The Division has no operating surplus as it receives funding from the recipient agencies equal to the value of the services it provides.
Delivery
Future Directions
In future years, the Division plans to implement effective, efficient and economical staff services to the recipient agencies.

5 - 24	Budget Estimates 2011-12

Compensation Authorities Staff Division
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	187,511	157,016	176,562
Investment income	75	88	75

Total Revenue	187,586	157,104	176,637

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	187,577	157,657	176,623
Other operating expenses	9	15	14

Total Expenses Excluding Losses	187,586	157,672	176,637

SURPLUS/(DEFICIT)	—	(568)	—

Budget Estimates 2011-12	5 - 25

Compensation Authorities Staff Division
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	6,000	6,139	6,000
Receivables	51,729	53,783	53,794

Total Current Assets	57,729	59,922	59,794

Non Current Assets
Receivables	47,946	68,315	68,403
Property, plant and equipment —

Total Non Current Assets	47,946	68,315	68,403

Total Assets	105,675	128,237	128,197

Liabilities
Current Liabilities
Payables	7,725	9,814	9,818
Provisions	50,004	50,108	49,976

Total Current Liabilities	57,729	59,922	59,794

Non Current Liabilities
Provisions	47,946	68,315	68,403

Total Non Current Liabilities	47,946	68,315	68,403

Total Liabilities	105,675	128,237	128,197

5 - 26	Budget Estimates 2011-12

Compensation Authorities Staff Division
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	185,098	162,886	176,463
Interest	75	88	75
Other	—	(5,351)	—

Total Receipts	185,173	157,623	176,538

Payments
Employee related	185,164	158,117	176,655
Other	9	(351)	22

Total Payments	185,173	157,766	176,677

Net Cash Flows From Operating Activities	—	(143)	(139)

Net Increase/(Decrease) in Cash	—	(143)	(139)
Opening Cash and Cash Equivalents	6,000	6,282	6,139

Closing Cash and Cash Equivalents	6,000	6,139	6,000

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	—	(568)	—
Change in operating assets and liabilities	—	425	(139)

Net Cash Flow From Operating Activities	—	(143)	(139)

Budget Estimates 2011-12	5 - 27

Long Service Corporation
Introduction
Purpose
The Long Service Corporation provides portable long service schemes to building, construction and contract cleaning workers.
The Corporation operates under the Long Service Corporation Act 2010.
Results and Services
The Corporation works towards the following results.
•	Intended beneficiaries of the schemes receive their entitlements.

•	Rights are observed and obligations are enforced.
Contributing to these results, the Corporation’s key services are:
•	maintaining records of service and entitlement payments

•	providing customer service via a helpline and website, and face to face

•	undertaking compliance programs, such as auditing employers

•	promoting the schemes

•	collecting the long service levy and paying benefits.
2011-12 Budget Highlights
In 2011-12, the Corporation’s revenue is estimated at $149.8 million, of which $101.7 million relates to the long service levy and $48.1 million relates to investment income from funds invested through NSW Treasury Corporation.
Its key initiatives will include spending $110.3 million on long service payments to beneficiaries and related expenses.
Delivery
Recent Achievements
In 2010-11, the Corporation’s key achievements included:
•	amending the Building and Construction Industry Long Service Payments Regulation 2006, which extended the scheme’s coverage to include carpet layers

5 - 28	Budget Estimates 2011-12

Long Service Corporation
•	delivering the new Tax Agent Online facility, which enables self-employed workers with a registered tax agent to have their service lodged online

•	working with NSW Industrial Relations to develop a business model and laws for a portable long service leave scheme for the contract cleaning industry

•	meeting the administrative and legislative requirements to enable the Contract Cleaning Industry Scheme to begin on 1 July 2011.
Future Directions
In future years, the Corporation plans to:
•	continue to survey and review customer needs to develop an online self-service portal

•	define requirements for an integrated system to manage the Building and Construction Industry Long Service Scheme and the Contract Cleaning Industry Scheme.

Budget Estimates 2011-12	5 - 29

Long Service Corporation
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	41,450	46,271	48,142
Retained taxes, fees and fines	87,600	86,118	101,700
Other revenue	5	7	6

Total Revenue	129,055	132,396	149,848

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	500	614	459
Other operating expenses	9,291	7,814	10,045
Depreciation and amortisation	725	586	867
Finance costs	—	12	211
Other expenses	91,726	95,703	111,917

Total Expenses Excluding Losses	102,242	104,729	123,499

Gain/(loss) on disposal of non current assets	—	1	—
Other gains/(losses)	—	(10)	—

SURPLUS/(DEFICIT)	26,813	27,658	26,349

5 - 30	Budget Estimates 2011-12

Long Service Corporation
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	10,001	26,127	17,354
Receivables	3,700	3,463	5,717

Total Current Assets	13,701	29,590	23,071

Non Current Assets
Other financial assets	615,773	589,210	668,975
Property, plant and equipment —
Plant and equipment	939	711	554
Intangibles	509	229	51

Total Non Current Assets	617,221	590,150	669,580

Total Assets	630,922	619,740	692,651

Liabilities
Current Liabilities
Payables	1,099	3,222	3,602
Borrowings at amortised cost	—	706	706
Provisions	404,084	376,170	404,778

Total Current Liabilities	405,183	380,098	409,086

Non Current Liabilities
Borrowings at amortised cost	—	3,306	2,588
Provisions	265,600	294,808	313,100

Total Non Current Liabilities	265,600	298,114	315,688

Total Liabilities	670,783	678,212	724,774

Net Assets	(39,861)	(58,472)	(32,123)

Equity
Accumulated funds	(39,861)	(58,472)	(32,123)

Total Equity	(39,861)	(58,472)	(32,123)

Budget Estimates 2011-12	5 - 31

Long Service Corporation
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	—	—	10
Retained taxes	85,874	84,947	97,840
Interest	450	828	626
Other	295	256	220

Total Receipts	86,619	86,031	98,696

Payments
Employee related	500	614	459
Finance costs	—	12	211
Other	69,869	67,636	73,300

Total Payments	70,369	68,262	73,970

Net Cash Flows From Operating Activities	16,250	17,769	24,726

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	24	30
Purchases of property, plant and equipment	(250)	—	(50)
Purchases of investments	(17,000)	(8,001)	(32,249)
Other	—	(14)	(512)

Net Cash Flows From Investing Activities	(17,250)	(7,991)	(32,781)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	—	4,012	211
Repayment of borrowings and advances	—	—	(929)

Net Cash Flows From Financing Activities	—	4,012	(718)

Net Increase/(Decrease) in Cash	(1,000)	13,790	(8,773)

Opening Cash and Cash Equivalents	11,001	12,337	26,127

Closing Cash and Cash Equivalents	10,001	26,127	17,354

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	26,813	27,658	26,349
Non cash items added back	(40,275)	(44,857)	(46,649)
Change in operating assets and liabilities	29,712	34,968	45,026

Net Cash Flow From Operating Activities	16,250	17,769	24,726

5 - 32	Budget Estimates 2011-12

Motor Accidents Authority
Introduction
Purpose
The Motor Accidents Authority monitors and supervises the Compulsory Third-Party (CTP) scheme for motor vehicles. It aims to reduce the social costs of death and injury from accidents.
The Authority, a statutory authority, operates under the Motor Accidents Act 1988.
Results and Services
The Authority works towards the following results.
•	Insurer premiums are fair and affordable.

•	There is optimal recovery for the injured and better injury management practices.

•	The scheme is efficient and viable, supporting just and expeditious benefits for the injured.

•	Information and assistance meets customers’ needs.

•	The organisation is efficient and effective.
Contributing to the results, the Authority’s key services are:
•	regulating CTP insurers so the market is competitive and claimants receive the best outcomes and benefits

•	providing alternative-to-court dispute resolution services

•	providing information services for vehicle owners and claimants

•	providing nominal defendant services to protect people injured by uninsured or unidentified vehicles

•	providing grants to non-government organisations to facilitate rehabilitation for those injured in motor vehicle accidents.
2011-12 Budget Highlights
In 2011-12, the Authority’s key initiatives will include spending:
•	$107.5 million on hospital and ambulance services for those injured in accidents, and to pay the Roads and Traffic Authority for green slip processing

•	$9 million on grants for injury management research and road safety initiatives.

Budget Estimates 2011-12	5 - 33

Motor Accidents Authority
Delivery
Recent Achievements
In 2010-11, the Authority’s key achievements included:
•	developing a centre of research excellence for rehabilitation and injury management in partnership with WorkCover and the Lifetime Care and Support Authority

•	rebuilding Ferguson Lodge to house people with severe disabilities, a project that was completed within budget and is scheduled to open in late 2011

•	reviewing hospital and ambulance funding under the existing Bulk Billing Agreement

•	planning and designing changes to the primary business information technology systems, with rebuilding now under way

•	reviewing levy collection and putting in place a forward audit program

•	continuing to effectively manage settlements and payments from the liquidation of HIH Insurance Limited, on behalf of the Crown Finance Entity.
Future Directions
In future years, the Authority plans to:
•	focus on measures to promote competitiveness in the CTP market

•	enhance premium setting to ensure a fair, affordable and viable scheme

•	continuously improve the operation of dispute resolution services

•	improve injury management practices and knowledge

•	focus more on seeking and acting on customer feedback.

5 - 34	Budget Estimates 2011-12

Motor Accidents Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	2,100	3,241	2,191
Retained taxes, fees and fines	134,284	133,295	142,535
Other revenue	1,974	1,745	70

Total Revenue	138,358	138,281	144,796

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	244	73	471
Other operating expenses	39,148	31,994	39,178
Depreciation and amortisation	1,208	911	1,603
Grants and subsidies	12,000	6,570	9,000
Other expenses	104,007	102,808	107,500

Total Expenses Excluding Losses	156,607	142,356	157,752

SURPLUS/(DEFICIT)	(18,249)	(4,075)	(12,956)

Budget Estimates 2011-12	5 - 35

Motor Accidents Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	39,637	53,195	49,676
Receivables	21,110	36,032	25,581

Total Current Assets	60,747	89,227	75,257

Non Current Assets
Receivables	6,258	40,252	34,535
Property, plant and equipment —
Land and building	2,184	—	—
Plant and equipment	182	1,831	2,053
Intangibles	4,555	1,301	5,161

Total Non Current Assets	13,179	43,384	41,749

Total Assets	73,926	132,611	117,006

Liabilities
Current Liabilities
Payables	17,129	16,325	22,419
Provisions	—	5,357	5,644
Other	4,690	13,471	10,112

Total Current Liabilities	21,819	35,153	38,175

Non Current Liabilities
Provisions	780	765	811
Other	16,670	42,327	36,610

Total Non Current Liabilities	17,450	43,092	37,421

Total Liabilities	39,269	78,245	75,596

Net Assets	34,657	54,366	41,410

Equity
Accumulated funds	34,657	54,366	41,410

Total Equity	34,657	54,366	41,410

5 - 36	Budget Estimates 2011-12

Motor Accidents Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	(5,500)	(2,109)	(838)
Retained taxes	135,284	133,931	144,254
Interest	2,100	3,241	2,191
Other	9,211	(4,745)	18,699

Total Receipts	141,095	130,318	164,306

Payments
Employee related	244	19	430
Grants and subsidies	12,000	6,570	9,000
Other	148,573	135,061	152,710

Total Payments	160,817	141,650	162,140

Net Cash Flows From Operating Activities	(19,722)	(11,332)	2,166

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(201)	(28)	(825)
Other	(3,045)	(382)	(4,860)

Net Cash Flows From Investing Activities	(3,246)	(410)	(5,685)

Net Increase/(Decrease) in Cash	(22,968)	(11,742)	(3,519)

Opening Cash and Cash Equivalents	62,605	64,937	53,195

Closing Cash and Cash Equivalents	39,637	53,195	49,676

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(18,249)	(4,075)	(12,956)
Non cash items added back	1,208	911	1,603
Change in operating assets and liabilities	(2,681)	(8,168)	13,519

Net Cash Flow From Operating Activities	(19,722)	(11,332)	2,166

Budget Estimates 2011-12	5 - 37

Rental Bond Board
Introduction
Purpose
The Rental Bond Board is the custodian of rental bonds from private residential tenancies. It is a self-funding body, which derives its income mainly from net earnings on rental bond deposits.
It has five members, including the Commissioner of NSW Fair Trading. Fair Trading carries out the administrative functions of the Board on a user-pays basis.
The Board, a statutory corporation, operates under the Residential Tenancies Act 2010.
2011-12 Budget Highlights
In 2011-12, the Board’s key initiatives will include spending:
•	$14.4 million in grants to cover half the costs of the residential tenancies functions of the Consumer, Trader and Tenancy Tribunal, which has powers to deal with tenancy agreement matters, such as terminations, rental bond payments, breaches and compensation payments

•	$4.7 million in grants to cover half the Tenancy Advice and Advocacy Program’s costs

•	$3.3 million to fund the Credit Counselling Grants Program

•	$1.9 million to fund the No Interest Loans Scheme Grants Program

•	$2.5 million towards the National Rental Affordability Scheme for developing affordable dwellings as part of a $25 million funding commitment over 10 years.
The Board estimates that it will administer $950 million in rental bond deposits on behalf of landlords in 2011-12. These administered funds do not form part of the assets reported within the balance sheet of the Board.

5 - 38	Budget Estimates 2011-12

Rental Bond Board
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	51,914	55,448	54,770

Total Revenue	51,914	55,448	54,770

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	—	56	—
Other operating expenses	26,630	21,864	23,356
Grants and subsidies	22,645	23,107	27,721

Total Expenses Excluding Losses	49,275	45,027	51,077

SURPLUS/(DEFICIT)	2,639	10,421	3,693

Budget Estimates 2011-12	5 - 39

Rental Bond Board
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	37,513	47,347	50,204
Receivables	91	4,663	4,494

Total Current Assets	37,604	52,010	54,698

Total Assets	37,604	52,010	54,698

Liabilities
Current Liabilities
Other	42	1,459	454

Total Current Liabilities	42	1,459	454

Total Liabilities	42	1,459	454

Net Assets	37,562	50,551	54,244

Equity
Accumulated funds	37,562	50,551	54,244

Total Equity	37,562	50,551	54,244

5 - 40	Budget Estimates 2011-12

Rental Bond Board
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	51,910	55,142	54,861
Other	190	(78)	78

Total Receipts	52,100	55,064	54,939

Payments
Employee related	—	56	—
Grants and subsidies	22,645	23,107	27,721
Other	26,819	22,010	24,361

Total Payments	49,464	45,173	52,082

Net Cash Flows From Operating Activities	2,636	9,891	2,857

Cash Flows From Investing Activities
Advance repayments received	2	—	—

Net Cash Flows From Investing Activities	2	—	—

Net Increase/(Decrease) in Cash	2,638	9,891	2,857

Opening Cash and Cash Equivalents	34,875	37,456	47,347

Closing Cash and Cash Equivalents	37,513	47,347	50,204

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	2,639	10,421	3,693
Non cash items added back	(2)	—	—
Change in operating assets and liabilities	(1)	(530)	(836)

Net Cash Flow From Operating Activities	2,636	9,891	2,857

Budget Estimates 2011-12	5 - 41

State Property Authority
Introduction
Purpose
The State Property Authority acquires, manages and disposes of NSW government property.
Its work includes:
•	improving efficiency in the use of agency properties

•	managing properties to support agency service responsibilities

•	advising and supporting agencies on property matters.
The Authority operates under the State Property Authority Act 2006.
2011-12 Budget Highlights
In 2011-12, the Authority’s key initiatives will include:
•	accelerating surplus property sales to achieve whole-of-government savings

•	introducing a new office space standard of 13 square metres per employee

•	reviewing facilities management arrangements

•	reviewing its Act and operations to ensure commercial efficiency and maximise Government savings.
Total expenses are estimated to be $418 million, including head lease rental of $328 million and $52 million for other property expenses.
Capital expenditure is estimated to be $24 million, mainly for refurbishment works on
Authority-owned office buildings.
Delivery
Recent Achievements
In 2010-11, the Authority’s key achievements included:
•	vesting an additional five owned properties and 349 office accommodation leases, increasing the net lettable area of property under the Authority’s control to 1.3 million square metres

•	finishing five agency property portfolio reviews with 82 per cent of recommendations implemented

•	implementing green leases and other sustainability initiatives to reach the Government’s office building strategy targets of 4.5 stars for energy and water

•	starting to review the State Property Authority Act 2006.

5 - 42	Budget Estimates 2011-12

State Property Authority
Future Directions
In future years, the Authority plans to:
•	progress priority property sales

•	lead delivery of government office accommodation solutions

•	support the Asset Utilisation Taskforce

•	provide strategic advice on implementing centralised government service centres

•	develop a model for coordinated delivery of office fit-outs.

Budget Estimates 2011-12	5 - 43

State Property Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	320,721	362,865	415,463
Investment income	5,604	10,529	10,925
Grants and contributions	37,221	31,109	30,018
Other revenue	3,100	400	450

Total Revenue	366,646	404,903	456,856

Less:
Expenses Excluding Losses
Operating Expenses —
Other operating expenses	271,668	328,356	381,615
Depreciation and amortisation	26,353	27,041	28,114
Finance costs	8,260	8,956	8,626

Total Expenses Excluding Losses	306,281	364,353	418,355

Gain/(loss) on disposal of non current assets	525	446	51
Other gains/(losses)	(300)	2,362	(300)

SURPLUS/(DEFICIT) BEFORE DISTRIBUTIONS	60,590	43,358	38,252

Distributions —
Dividends and capital repatriations	36,000	36,771	35,500

SURPLUS/(DEFICIT) AFTER DISTRIBUTIONS	24,590	6,587	2,752

5 - 44	Budget Estimates 2011-12

State Property Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	100,336	131,138	91,326
Receivables	15,702	51,788	48,119
Assets held for sale	—	5,000	—

Total Current Assets	116,038	187,926	139,445

Non Current Assets
Receivables	36,969	187,949	187,844
Investment properties	39,259	—	—
Property, plant and equipment —
Land and building	891,673	898,282	895,557
Plant and equipment	1,359	6,159	5,345
Intangibles	1,085	1,073	818
Other	11,450	2,200	2,650

Total Non Current Assets	981,795	1,095,663	1,092,214

Total Assets	1,097,833	1,283,589	1,231,659

Liabilities
Current Liabilities
Payables	10,221	16,731	7,837
Borrowings at amortised cost	2,500	2,500	2,698
Provisions	69,269	71,220	63,558
Other	6,774	7,383	3,860

Total Current Liabilities	88,764	97,834	77,953

Non Current Liabilities
Borrowings at amortised cost	45,762	45,614	43,076
Provisions	—	99,008	99,008
Other	201,061	88,294	56,031

Total Non Current Liabilities	246,823	232,916	198,115

Total Liabilities	335,587	330,750	276,068

Net Assets	762,246	952,839	955,591

Equity
Reserves	11,970	14,811	14,811
Accumulated funds	750,276	938,028	940,780

Total Equity	762,246	952,839	955,591

Budget Estimates 2011-12	5 - 45

State Property Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	326,097	364,729	414,033
Interest	3,737	10,378	11,072
Other	34,813	23,768	28,347

Total Receipts	364,647	398,875	453,452

Payments
Finance costs	3,687	3,687	3,504
Other	327,401	328,478	430,104

Total Payments	331,088	332,165	433,608

Net Cash Flows From Operating Activities	33,559	66,710	19,844

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	916	4,501
Purchases of property, plant and equipment	(31,198)	(25,911)	(25,245)
Advances made	—	(1,992)	(772)
Other	(425)	(573)	(300)

Net Cash Flows From Investing Activities	(31,623)	(27,560)	(21,816)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(2,168)	(2,316)	(2,340)
Dividends paid	(36,000)	(36,771)	(35,500)

Net Cash Flows From Financing Activities	(38,168)	(39,087)	(37,840)

Net Increase/(Decrease) in Cash	(36,232)	63	(39,812)

Opening Cash and Cash Equivalents	136,568	131,075	131,138

Closing Cash and Cash Equivalents	100,336	131,138	91,326

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	60,590	43,358	38,252
Non cash items added back	23,253	25,595	27,664
Change in operating assets and liabilities	(50,284)	(2,243)	(46,072)

Net Cash Flow From Operating Activities	33,559	66,710	19,844

5 - 46	Budget Estimates 2011-12

State Records Authority
Introduction
Purpose
The State Records Authority manages the State’s archives and records.
Its strategic, regulatory and archival activities receive funding from the Budget (through the Department of Finance and Services) but it also runs the Government Records Repository, which is self-funded.
The Authority operates under the State Records Act 1998.
Results and Services
The Authority works towards the following results.
•	Good governance is assisted by reliable, well-managed public sector records that are available when needed.

•	The community is enriched by the State’s official archives, which are preserved and available as a cultural and information resource.
Contributing to these results, the Authority’s key services are:
•	regulating, guiding and promoting best practice in retaining, managing and disposing of public sector records

•	storing non-current records

•	identifying, documenting and preserving the State’s official archives

•	promoting and providing community access to the archives.
2011-12 Budget Highlights
In 2011-12, the Authority’s key initiatives will include spending $3.5 million over three years to build its capacity to accept, preserve and make available the Government’s digital records.

Budget Estimates 2011-12	5 - 47

State Records Authority
Delivery
Recent Achievements
In 2010-11, the Authority’s key achievements included:
•	celebrating the State Records’ fiftieth anniversary and publishing history and online exhibitions featuring treasures from the collection

•	working to increase to 85 per cent the proportion of public offices with comprehensive retention and disposal rules, which define how long their records must be retained

•	centralising storage for 470 kilometres of public sector non-current records, thereby avoiding the costs of using office space

•	continuing to develop its online catalogues to the State’s archives and increasing the number of individual records catalogued during the year to 455,000

•	continuing to grow online visits to the State Records’ website, which has consistently been in the top 30 of the most-visited NSW Government websites.
Future Directions
The Authority plans to continue its whole-of-government records management strategies with the aim that, by 2012, all agencies have:
•	comprehensive records retention and disposal procedures in place

•	records management and business application systems that comply fully with the Government’s standards for digital records.
In future years, it will also continue to develop its Web 2.0 communications profile, using blogs and the Flickr website, to reach its clients in both the Government and the community.

5 - 48	Budget Estimates 2011-12

State Records Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	12,265	13,684	13,725
Investment income	60	173	173
Grants and contributions	5,981	6,450	7,258

Total Revenue	18,306	20,307	21,156

Less:
Expenses Excluding Losses
Operating Expenses —
Other operating expenses	15,224	17,074	18,585
Depreciation and amortisation	2,235	2,164	2,255
Finance costs	160	157	93

Total Expenses Excluding Losses	17,619	19,395	20,933

Gain/(loss) on disposal of non current assets	—	28	—

SURPLUS/(DEFICIT)	687	940	223

Budget Estimates 2011-12	5 - 49

State Records Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	4,836	4,903	4,300
Receivables	1,663	2,424	2,369
Inventories	104	97	96
Other	1,116	1,453	1,489

Total Current Assets	7,719	8,877	8,254

Non Current Assets
Property, plant and equipment —
Land and building	45,569	52,668	50,935
Plant and equipment	6,364	7,027	7,714
Intangibles	20	28	18

Total Non Current Assets	51,953	59,723	58,667

Total Assets	59,672	68,600	66,921

Liabilities
Current Liabilities
Payables	705	1,788	1,819
Borrowings at amortised cost	1,973	1,974	—
Provisions	2,294	2,677	2,718

Total Current Liabilities	4,972	6,439	4,537

Total Liabilities	4,972	6,439	4,537

Net Assets	54,700	62,161	62,384

Equity
Reserves	12,877	19,814	19,814
Accumulated funds	41,823	42,347	42,570

Total Equity	54,700	62,161	62,384

5 - 50	Budget Estimates 2011-12

State Records Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	12,220	13,185	13,851
Interest	60	155	184
Other	6,996	6,424	7,002

Total Receipts	19,276	19,764	21,037

Payments
Employee related	70	291	36
Finance costs	160	167	113
Other	16,103	15,804	18,260

Total Payments	16,333	16,262	18,409

Net Cash Flows From Operating Activities	2,943	3,502	2,628

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	28	—
Purchases of property, plant and equipment	(345)	(943)	(1,238)
Other	—	(7)	(19)

Net Cash Flows From Investing Activities	(345)	(922)	(1,257)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(1,876)	(1,873)	(1,974)

Net Cash Flows From Financing Activities	(1,876)	(1,873)	(1,974)

Net Increase/(Decrease) in Cash	722	707	(603)
Opening Cash and Cash Equivalents	4,114	4,196	4,903

Closing Cash and Cash Equivalents	4,836	4,903	4,300

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	687	940	223
Non cash items added back	2,235	2,164	2,255
Change in operating assets and liabilities	21	398	150

Net Cash Flow From Operating Activities	2,943	3,502	2,628

Budget Estimates 2011-12	5 - 51

Supernnuation Administration Corporation
Introduction
Purpose
The Superannuation Administration Corporation (trading as Pillar Administration) provides administration services to superannuation schemes in the public and private sectors. These services include collecting contributions and paying benefits, maintaining member records, accounting and statutory reporting.
The Corporation operates under the Superannuation Administration Authority Corporatisation Act 1999.
2011-12 Budget Highlights
In 2011-12, the Corporation’s key initiatives will include:
•	providing administrative services to the members and trustees of its client superannuation funds

•	completing the transition of the administration of the Public Sector Superannuation accumulation plan from ComSuper

•	preparing for the transition of the administration of the Health Super division of First State Super to occur from 1 July 2012

•	negotiating an enterprise agreement with the Corporation’s staff

•	developing innovative services and processes to meet client needs, satisfy the Australian Government’s Superstream requirements and improve productivity.
Delivery
Recent Achievements
In 2010-11, the Corporation’s key achievements included:
•	through competitive tender, securing the administration business for the Public Sector Superannuation accumulation plan, a 100,000 member fund

•	developing a single issue advice service for members

•	introducing an outbound call service to members

•	refurbishing and occupying a recently purchased property in Coniston

•	continuing to improve the service provided to trustees, members and employers involved in its client funds.

5 - 52	Budget Estimates 2011-12

Supernnuation Administration Corporation
Future Directions
In future years, the Corporation plans to continue to expand its superannuation administration operations, with a focus on public sector funds, and to explore the wider market for administration services in the Illawarra.

Budget Estimates 2011-12	5 - 53

Supernnuation Administration Corporation
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	73,970	72,402	66,740
Investment income	240	336	375
Other revenue	6,479	6,813	12,335

Total Revenue	80,689	79,551	79,450

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	52,423	51,350	51,933
Other operating expenses	18,781	20,709	19,410
Depreciation and amortisation	3,262	2,297	4,351

Total Expenses Excluding Losses	74,466	74,356	75,694

Gain/(loss) on disposal of non current assets	—	(77)	—

SURPLUS/(DEFICIT) BEFORE DISTRIBUTIONS	6,223	5,118	3,756

Distributions —
Dividends and capital repatriations	3,049	2,507	1,948
Tax equivalents	1,867	1,313	1,192

SURPLUS/(DEFICIT) AFTER DISTRIBUTIONS	1,307	1,298	616

5 - 54	Budget Estimates 2011-12

Supernnuation Administration Corporation
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	11,740	12,177	12,118
Receivables	11,963	10,414	13,151

Total Current Assets	23,703	22,591	25,269

Non Current Assets
Property, plant and equipment —
Land and building	9,617	10,275	10,103
Plant and equipment	4,120	2,482	1,412
Intangibles	2,840	4,669	4,297
Other	2,138	3,182	2,968

Total Non Current Assets	18,715	20,608	18,780

Total Assets	42,418	43,199	44,049

Liabilities
Current Liabilities
Payables	4,151	3,473	5,008
Tax	1,867	2,829	1,192
Provisions	9,745	11,719	11,159

Total Current Liabilities	15,763	18,021	17,359

Non Current Liabilities
Tax	1,940	1,597	1,843
Provisions	720	651	651
Other	569	254	904

Total Non Current Liabilities	3,229	2,502	3,398

Total Liabilities	18,992	20,523	20,757

Net Assets	23,426	22,676	23,292

Equity
Capital	6,000	6,000	6,000
Reserves	3,743	7,158	7,158
Accumulated funds	13,683	9,518	10,134

Total Equity	23,426	22,676	23,292

Budget Estimates 2011-12	5 - 55

Supernnuation Administration Corporation
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	74,339	76,292	66,740
Interest	240	336	375
Other	12,043	12,803	15,048

Total Receipts	86,622	89,431	82,163

Payments
Employee related	52,174	51,524	51,933
Equivalent Income Tax	881	795	2,369
Other	24,508	26,001	22,675

Total Payments	77,563	78,320	76,977

Net Cash Flows From Operating Activities	9,059	11,111	5,186

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(1,500)	(2,107)	(539)
Other	(500)	(2,221)	(2,198)

Net Cash Flows From Investing Activities	(2,000)	(4,328)	(2,737)

Cash Flows From Financing Activities
Dividends paid	(2,419)	(1,868)	(2,508)

Net Cash Flows From Financing Activities	(2,419)	(1,868)	(2,508)

Net Increase/(Decrease) in Cash	4,640	4,915	(59)
Opening Cash and Cash Equivalents	7,100	7,262	12,177

Closing Cash and Cash Equivalents	11,740	12,177	12,118

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	4,356	3,805	2,564
Non cash items added back	3,262	2,297	4,351
Change in operating assets and liabilities	1,441	5,009	(1,729)

Net Cash Flow From Operating Activities	9,059	11,111	5,186

5 - 56	Budget Estimates 2011-12

WorkCover Authority
Introduction
Purpose
The WorkCover Authority (WorkCover) is the primary agency responsible for operating the State’s workers compensation system and work health and safety regulation. It aims to increase the competitiveness of the NSW economy through productive, healthy and safe workplaces.
WorkCover, a statutory corporation, operates under the Workplace Injury Management and Workers Compensation Act 1998.
Results and Services
WorkCover works towards the following results.
•	The safe return home of workers is achieved through reductions in workplace injuries, illnesses and fatalities.

•	Workers who experience a workplace injury or illness return to sustainable employment as soon as possible.

•	Lower workers compensation premiums are achieved through the prevention of work related injuries and illnesses and effective treatment, rehabilitation and return to work programs.

•	The workers compensation system is financially viable and effectively managed.
Contributing to these results, WorkCover’s key services include:
•	providing work health and safety information, advice and assistance to businesses, workers and other stakeholders so they can manage health and safety risks

•	enforcing the NSW work health and safety, workers compensation and injury management laws

•	providing effective injury management and compensation dispute resolution services

•	managing the workers compensation system including scheme funds.
2011-12 Budget Highlights
In 2011-12, WorkCover’s key initiatives will include spending:
•	$150.4 million to provide work health and safety services, which will continue to reduce fatalities, injuries and workers compensation claims and costs

•	$120 million to manage the workers compensation system and investment services

•	$6 million to upgrade existing business systems technology and improve regional office accommodation.

Budget Estimates 2011-12	5 - 57

WorkCover Authority
Delivery
Recent Achievements
In 2010-11, WorkCover’s key achievements included:
•	focusing on national harmonisation of work health and safety laws and putting in place the new legislation required by the 2008 Inter-Governmental Agreement for Regulatory and Operational Reform in Occupational Health and Safety

•	launching a new program of working with priority industry segments to improve workplace health and safety, starting with the demolition industry

•	reducing workers compensation premium rates for better performing employers by up to 2.5 per cent compared with 2009-10

•	reducing work-related fatalities by 36 per cent to 113 since 1991-92.
In 2009-10, WorkCover also:
•	reduced the incidence rate of major workplace injuries to 9.1, a reduction of 51 per cent since 1991-92

•	responded to 840 requests for workplace advisory visits and dealing with 209,188 phone calls, 11,160 emails and 4,180 counter enquiries about work health and safety, injury management and workers compensation.
Future Directions
In future years, WorkCover plans to:
•	continue to work with stakeholders to prepare for the new harmonised work health and safety regulatory framework, which will start on 1 January 2012

•	work in partnership with businesses, workers and others to achieve further improvements in work health and safety and sustainable return to work

•	roll out a new program to focus more attention on the 10 highest risk industry segments and work with those industries to reduce the most serious health and safety risks.

5 - 58	Budget Estimates 2011-12

WorkCover Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	33,445	41,675	37,045
Investment income	11,342	13,215	10,829
Retained taxes, fees and fines	225,152	209,116	217,305
Grants and contributions	—	899	356
Other revenue	1,780	4,838	6,565

Total Revenue	271,719	269,743	272,100

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	13,789	8,344	8,144
Other operating expenses	207,626	208,557	213,794
Depreciation and amortisation	11,786	12,835	12,088
Grants and subsidies	6,300	5,542	6,428
Other expenses	30,999	29,507	30,294

Total Expenses Excluding Losses	270,500	264,785	270,748

Gain/(loss) on disposal of non current assets	—	6	—
Other gains/(losses)	(1,219)	(2,259)	(1,352)

SURPLUS/(DEFICIT)	—	2,705	—

Budget Estimates 2011-12	5 - 59

WorkCover Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	59,061	55,001	60,386
Receivables	11,955	16,663	16,663
Inventories	1,482	875	874

Total Current Assets	72,498	72,539	77,923

Non Current Assets
Receivables	25,086	33,132	36,519
Other financial assets	137,147	132,772	132,225
Property, plant and equipment —
Land and building	19,279	17,626	17,350
Plant and equipment	12,991	10,855	8,292
Intangibles	14,492	8,368	5,119

Total Non Current Assets	208,995	202,753	199,505

Total Assets	281,493	275,292	277,428

Liabilities
Current Liabilities
Payables	51,483	53,590	53,041
Provisions	1,809	1,980	1,894
Other	12,613	14,494	16,185

Total Current Liabilities	65,905	70,064	71,120

Non Current Liabilities

Provisions	126,179	128,234	125,323
Other	97,121	113,555	117,546

Total Non Current Liabilities	223,300	241,789	242,869

Total Liabilities	289,205	311,853	313,989

Net Assets	(7,712)	(36,561)	(36,561)

Equity
Reserves	19,294	16,969	16,969
Accumulated funds	(27,006)	(53,530)	(53,530)

Total Equity	(7,712)	(36,561)	(36,561)

5 - 60	Budget Estimates 2011-12

WorkCover Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	34,931	30,705	42,829
Retained taxes	221,073	213,289	213,212
Interest	1,786	2,614	2,505
Other	9,811	11,112	9,741

Total Receipts	267,601	257,720	268,287

Payments
Employee related	10,293	9,341	9,275
Grants and subsidies	6,300	5,542	6,428
Other	239,976	242,953	249,880

Total Payments	256,569	257,836	265,583

Net Cash Flows From Operating Activities	11,032	(116)	2,704

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	6	—
Proceeds from sale of investments	6,548	5,000	8,871
Purchases of property, plant and equipment	(5,000)	(1,364)	(3,830)
Other	(5,000)	(2,037)	(2,360)

Net Cash Flows From Investing Activities	(3,452)	1,605	2,681

Net Increase/(Decrease) in Cash	7,580	1,489	5,385
Opening Cash and Cash Equivalents	51,481	53,512	55,001

Closing Cash and Cash Equivalents	59,061	55,001	60,386

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	—	2,705	—
Non cash items added back	3,908	3,581	4,587
Change in operating assets and liabilities	7,124	(6,402)	(1,883)

Net Cash Flow From Operating Activities	11,032	(116)	2,704

Budget Estimates 2011-12	5 - 61

Workers’ Compensation (Dust Diseases) Board
Introduction
Purpose
The Workers’ Compensation (Dust Diseases) Board (DDB) administers a sustainable compensation scheme for NSW workers affected by a compensatable dust disease and their dependants.
This includes paying compensation, awards, research grants, salaries and the operating expenses of the Dust Diseases Tribunal.
The DDB operates under the Workers’ Compensation (Dust Diseases) Act 1942.
Results and Services
The DDB works towards the following results.
•	Efficient and accessible compensation services and quality practical assistance are available for eligible workers and their dependents.

•	There is sound management of the Workers Compensation (Dust Diseases) Fund to protect scheme viability.
Contributing to the results, the DDB’s key services are:
•	paying compensation benefits to eligible workers and dependants

•	coordinating and paying for medical and related health care services for affected workers

•	arranging medical examinations for workers exposed to dust in the workplace

•	effectively administering the DDB’s finances and investments to ensure the scheme’s continued viability.
2011-12 Budget Highlights
In 2011-12, the DDB’s key initiatives will include spending:
•	$86.8 million to cover benefits and related costs, including medical treatment and examinations

•	$4.9 million to continue to fund the Dust Diseases Tribunal

•	$1.2 million to encourage research organisations to study dust diseases

•	$1.9 million mainly to buy computer equipment and software.

5 - 62	Budget Estimates 2011-12

Workers’ Compensation (Dust Diseases) Board
Delivery
Recent Achievements
In 2010-11, the DDB’s key achievements included:
•	reducing processing times for compensation claims, waiting times for medical examinations and the costs of administering the compensation scheme

•	introducing new key results areas and performance indicators to guide its work, which improved procedures for initially assessing compensation claims and led to claim cases being managed more closely

•	increasing use of its occupational screening services

•	delivering a modest return on investments despite volatility in both domestic and international markets

•	attaining satisfaction levels of over 90 per cent in all aspects of customer service in a client survey

•	entering into shared services arrangements with the Compensation Authorities Staff Division for financial, human resources and information technology services.
Future Directions
In future years, the DDB plans to improve the sustainability of the scheme by:
•	further reducing times for determining compensation claims and providing medical examinations

•	managing compensation claim cases more intensively

•	implementing a new case management computer system to support new business processes

•	improving the information available to customers and referring agencies on the range of DDB services and its processes.
The DDB will also explore opportunities for expanding shared services arrangements with the Compensation Authorities Staff Division.

Budget Estimates 2011-12	5 - 63

Workers’ Compensation (Dust Diseases) Board
Financial Statements
Operating Statement

	2010-11			2011-12
	Budget	Est. Actual		Budget
	$000	$000		$000

Revenue
Sales of goods and services	461	336		456
Investment income	51,848	55,888		68,032
Retained taxes, fees and fines	45,570	120,701	*	37,562
Other revenue	1,000	1,521		820

Total Revenue	98,879	178,446		106,870

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	—	5		3
Other operating expenses	(2,991)	76,647		9,567
Depreciation and amortisation	789	555		824
Grants and subsidies	6,202	5,312		6,066
Finance costs	94,879	89,192	*	90,410

Total Expenses Excluding Losses	98,879	171,711		106,870

Gain/(loss) on disposal of non current assets	—	33		—

SURPLUS/(DEFICIT)	—	6,768	*	—

*	The valuation methodology on contributions yet to be levied (non current asset) no longer includes non current property, plant and equipment and intangible assets. These asset items are now funded through equity. This contributes to a surplus in 2010-11 and this is used to finance property, plant and equipment, and intangible assets.

5 - 64	Budget Estimates 2011-12

Workers’ Compensation (Dust Diseases) Board
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000
Assets
Current Assets
Cash assets	39,937	60,937	27,403
Receivables	2,333	1,904	695
Other financial assets	159,687	170,625	191,508

Total Current Assets	201,957	233,466	219,606

Non Current Assets
Receivables	905,427	1,011,793	958,177
Other financial assets	532,451	445,379	514,183
Property, plant and equipment —
Land and building	5,262	5,845	5,695
Plant and equipment	1,280	915	720
Intangibles	1,390	8	1,459

Total Non Current Assets	1,445,810	1,463,940	1,480,234

Total Assets	1,647,767	1,697,406	1,699,840

Liabilities
Current Liabilities
Payables	11,940	4,868	3,825
Provisions	88,118	91,690	95,167

Total Current Liabilities	100,058	96,558	98,992

Non Current Liabilities
Provisions	1,546,083	1,591,872	1,591,872

Total Non Current Liabilities	1,546,083	1,591,872	1,591,872

Total Liabilities	1,646,141	1,688,430	1,690,864

Net Assets	1,626	8,976	8,976

Equity
Reserves	1,626	2,208	2,208
Accumulated funds	—	6,768	6,768

Total Equity	1,626	8,976	8,976

Budget Estimates 2011-12	5 - 65

Workers’ Compensation (Dust Diseases) Board
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	461	336	456
Retained taxes	89,405	88,794	90,978
Interest	28,847	30,445	34,888
Other	1,414	1,111	2,706

Total Receipts	120,127	120,686	129,028

Payments
Employee related	—	(11)	19
Grants and subsidies	6,202	5,312	6,066
Other	79,067	95,378	98,004

Total Payments	85,269	100,679	104,089

Net Cash Flows From Operating Activities	34,858	20,007	24,939

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	33	—
Proceeds from sale of investments	—	51,430	—
Purchases of property, plant and equipment	(457)	(8)	(100)
Purchases of investments	(87,137)	(101,522)	(56,543)
Other	(1,125)	—	(1,830)

Net Cash Flows From Investing Activities	(88,719)	(50,067)	(58,473)

Net Increase/(Decrease) in Cash	(53,861)	(30,060)	(33,534)
Opening Cash and Cash Equivalents	93,798	90,997	60,937

Closing Cash and Cash Equivalents	39,937	60,937	27,403

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	—	6,768	—
Non cash items added back	(22,212)	(24,888)	(32,320)
Change in operating assets and liabilities	57,070	38,127	57,259

Net Cash Flow From Operating Activities	34,858	20,007	24,939

5 - 66	Budget Estimates 2011-12

6. Health Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

Department of Health
Total Expenses	15,471.5	16,420.9	6.1
Capital Expenditure (a)	917.8	921.0	0.3

Health Care Complaints Commission
Total Expenses	10.9	11.0	1.0
Capital Expenditure	—	—	—

Cancer Institute NSW
Total Expenses	148.2	156.9	5.9
Capital Expenditure	1.2	2.9	135.8

(a)	When capital grants and capital expenses are included, the capital works program for the 2011-12 Budget is $1,082.4 million, an increase of $67.3 million on the capital works program in the 2010-11 Budget.

Budget Estimates 2011-12	6 - 1

Department of Health
Introduction
Purpose
The Department of Health manages and regulates the NSW public health care system. Its work includes:
•	developing policy and planning

•	managing, monitoring and reporting on performance

•	managing finances and assets

•	administering 29 Acts in the Health portfolio.
The Department and the NSW public health care system are known as ‘NSW Health’. NSW Health includes Local Health Districts, statutory health corporations, affiliated health organisations, the Ambulance Service of NSW and the Health Administration Corporation’s support and infrastructure services.
Results and Services
The Department of Health is the lead agency for the following NSW 2021 Plan goals.
•	Keep people healthy and out of hospital.

•	Provide world class clinical services with timely access and effective infrastructure.
The Department works towards the following results.
•	Prevention is everybody’s business.

•	People using health services have better experiences.

•	There is stronger primary health and continuing care in the community.

•	The health system is fair and sustainable.

•	A sustainable health workforce is built.
Contributing to these results, the Department’s key services are:
•	promoting and regulating public health

•	providing services in community health centres and the home

•	providing supplementary health services to Aboriginal people

•	providing services in outpatient clinics

•	providing emergency transport and treatment

•	providing health care to patients admitted to hospitals

•	providing mental health services

•	providing rehabilitation and long-term care services

•	providing professional training and investing in research.

6 - 2	Budget Estimates 2011-12

Department of Health
2011-12 Budget Highlights
In 2011-12, the Department of Health’s expenditure budget is $16.4 billion, an increase of $949 million or 6.1 per cent on 2010-11.
More Beds, More Nurses
Key initiatives will include spending:
•	$36 million to make available 150 more beds, including acute care, intensive care and mental health beds, and neonatal cots, to improve access for patients

•	$56 million towards maintaining 443 acute and sub-acute beds opened in the first year of the Council of Australian Governments (COAG) National Partnership Agreement on Improving Public Hospital Services — this will address a $175 million funding gap over the next three years to keep the beds opened

•	$21 million to make available 69 sub-acute beds in the second year of the COAG National Partnership Agreement, for services such as general rehabilitation, palliative care and mental health

•	$8.8 million for an extra 1,600 planned surgical procedures as part of the Government’s commitment to achieve 13,000 more procedures over the next four years

•	$4 million towards the Government’s commitment to employ 275 more Clinical Nurse/Midwife Educators and Clinical Nurse/Midwife Specialists over the next four years

•	$80 million to employ 900 more nurses by June 2012 to support a reasonable workload for nurses and midwives and provide better patient care

•	$10 million towards clinical reform and redesign, to improve hospital efficiency and bed use so more patients can be treated

•	$4 million to provide more 10 hour night shifts for nurses

•	$3 million to meet increased demand for renal services, particularly dialysis

•	$3.3 million to enhance services across rural and remote health services, including improving access to early stroke management.
Medical Workforce
Key initiatives will include spending:
•	$4 million to provide more medical graduate positions in public hospitals and more opportunities for junior doctors to undertake specialist training

•	$1.2 million to employ five more doctors in the Prince of Wales Hospital emergency department.

Budget Estimates 2011-12	6 - 3

Department of Health
Preventive Health
Key initiatives will include spending:
•	$15 million to provide 11,750 more enrolments in the Connecting Care Program to strengthen out-of-home care and support people with chronic conditions

•	$2 million to support up to 90,000 health checks in around 600 participating pharmacies to assist in the early identification of people with chronic diseases

•	$7 million to increase programs that help reduce drug and alcohol addiction

•	$500,000 to enhance NSW Telehealth services at Nepean Hospital to expand the range of pilot models of care

•	$500,000 to support the work of Life Education

•	$250,000 for the Youth and Road Trauma Forum to reduce the fatality and injury rates of young people

•	$2.2 million to meet the growth in demand for organ and tissue donation services and tissue-typing services for solid organ and bone marrow transplants.
Medical Research
Key initiatives will include:
•	spending $32 million a year for the Medical Research Support Program to help research institutes with their infrastructure and operating costs, including $5 million of a $20 million commitment over four years to improve medical research

•	establishing an Office for Medical Research and developing a 10 year strategic plan for research, led by Mr Peter Wills AC

•	spending $2.9 million on the Spinal Cord Injury and Other Related Neurological Conditions Research Grants Program

•	spending $61 million in total capital grants at Neuroscience Research Australia, the Australian Advanced Treatment Centre at Prince of Wales Hospital, the Westmead Millennium Institute and the Children’s Medical Research Institute at Westmead.
Mental Health
Key initiatives will include spending:
•	$2 million for Lifeline’s telephone and counselling services

•	$3.4 million to improve access to specialist child and adolescent mental health services

•	$1.3 million for medical health research, including the Schizophrenia Research Chair and program and the Mental Health Clinical Academic Research Program.

6 - 4	Budget Estimates 2011-12

Department of Health
Community Health
Key initiatives will include spending:
•	$7 million to boost funding for the Isolated Patient Transport and Accommodation Scheme to assist remote patients with the cost of accommodation and travel to specialist treatment facilities

•	$3 million for the Program of Appliances for Disabled People and $2 million for the Home Oxygen Service to improve access to essential equipment for people with a disability

•	$1.5 million to improve refugee health services

•	$1 million to establish two pilot sites providing specialised multidisciplinary care to people with an intellectual disability and complex needs.
Capital Works
The Government has committed to a significant health capital works program of $4.7 billion over four years, a 50 per cent increase on the previous four years.
In 2011-12, the total capital works program is $1,082 million which is $67 million more than in the 2010-11 Budget. This comprises capital expenditure of $921 million, with a further $161 million in recurrent expenditure on the capital works program, which includes capital grants of $61 million.
Key initiatives will include:
•	commencing or planning for projects that were successful under the Health and Hospitals Fund regional priority round including South East Regional Hospital Bega, Dubbo Base Hospital, Port Macquarie Base Hospital, Tamworth Redevelopment Stage 2 and Wagga Wagga Base Hospital

•	developing infrastructure at Prince of Wales Cancer and Blood Disorder Unit, St George Hospital Emergency Department and Campbelltown Hospital

•	expansion of the planned Clinical Services Building at Royal North Shore Hospital to increase inpatient capacity by 60 additional beds and relocate mental health services to the site

•	progressing planning for all election commitments over the next four years, which include Lachlan Health Service at Parkes and Forbes (commitment of $67.5 million), Illawarra hospitals (Shellharbour and Shoalhaven — commitment of $10 million), hospital services in the Hunter Valley (commitment of $20 million) and northern New South Wales (commitment of $10 million), Blacktown Hospital (commitment of $125 million), Hornsby Ku-ring-gai hospital (commitment of $50 million) and the Northern Beaches hospital (commitment of $125 million)

•	expanding car parking at Nepean, Sutherland and Shoalhaven hospitals

Budget Estimates 2011-12	6 - 5

Department of Health
•	buying equipment for Dubbo Blood Bank, Cooma Dialysis Unit, Wansey Dialysis Unit, Cessnock Hospital and Kurri Kurri Hospital

•	commencing the delivery of major and eHealth projects including the statewide electronic medication management program.
The Department will also develop a statewide health infrastructure strategy to expand capacity and fast-track developments using innovative private-sector financing models for several projects, including Multi-Purpose Service projects across Regional NSW, Blacktown/Mt Druitt, Northern Beaches, Hornsby Ku-ring-gai and Hunter Valley hospitals.
Health Care Complaints Commission and Cancer Institute NSW
As part of the Department of Health budget, the Minister for Health has approved the following grants:
•	$10.2 million to the Health Care Complaints Commission

•	$142.5 million to the Cancer Institute NSW.
Delivery
Recent Achievements
Hospital Services
In 2010-11, key achievements included enhancing the service capacity in hospitals to meet national access targets for emergency departments, improve access to elective surgery, and provide more acute and sub-acute care beds. During the year:
•	25 new acute beds were opened, including adult and paediatric intensive care beds and neonatal special care cots

•	443 more acute and sub-acute beds were opened, using Australian Government funds, under the COAG National Partnership Agreement on Improving Public Hospital Services, with additional funds provided in the 2011-12 Budget to address an ongoing funding gap

•	emergency departments catered for 50,000, or 2.2 per cent, more attendances

•	public hospitals admitted over 1.5 million people (a 3 per cent rise)

•	more than 207,000 patients had planned surgical procedures (a 2.8 per cent rise).
Mental Health Services
In 2010-11, key achievements included:
•	responding to an increase of 7,000 non-acute bed days and an extra 936 acute overnight separations

•	supplying 38 more packages under the Aboriginal Housing Accommodation and Support Initiative (HASI) to support Aboriginal people with mental health needs.

6 - 6	Budget Estimates 2011-12

Department of Health
Statewide Services
In 2010-11, key initiatives included spending:
•	$5.8 million on bone marrow transplant services, resulting in more medical, nursing, allied health and laboratory resources

•	$5.1 million to help recruit over 30 specialised radiotherapy staff so over 3,000 more cancer patients can receive treatment close to where they live or have family and carer support

•	$1.4 million to employ extra senior medical and nursing staff to support 24 hour on-site coverage for adult medical retrieval services

•	$1.2 million to enable trauma case management at the three major trauma services at Royal North Shore, Royal Prince Alfred and Westmead hospitals and to establish specialist senior medical positions in rural areas to support NSW trauma systems

•	$1.1 million to employ more medical trainees at specialised epilepsy services at Prince of Wales, Royal Prince Alfred and Westmead hospitals, and Sydney Children’s Hospitals Network, and to establish part-time medical specialist positions.
Children’s Services
In 2010-11, NSW Health spent an extra $8.6 million on the Keep Them Safe program. Key initiatives included:
•	setting up five new sustained health home visiting programs in three sites to improve the health, developmental and wellbeing outcomes of infants and children

•	establishing three pilot sites for the ‘Got it!’ school-based mental health early intervention program, including hiring 14 mental health clinicians

•	establishing five Family Referral Services to link vulnerable children and young people and their families to local services

•	setting up Whole Family Teams in four places to address the needs of families where carers have mental health, drug or alcohol problems and parenting difficulties.
Future Directions
Governance Reforms
On 1 July 2011, 15 Local Health Districts were created in New South Wales under new governance arrangements to devolve responsibility and accountability within the health care system, and improve the capacity of health services to respond to the needs of the communities they serve. Local Health Districts plan and manage hospital and health service delivery for their region under a service agreement with the Department of Health. Each District has a Board, which governs and oversees its performance. These changes aim to bring decision-making as close as possible to where health services are delivered to patients. Other parts of the NSW health administration are being realigned to be consistent with this aim, with progressive implementation during 2011-12.

Budget Estimates 2011-12	6 - 7

Department of Health
On 24 August 2011, the Government announced the outcome of a review of governance arrangements for NSW Health. Under the new arrangements, the Department of Health will become the Ministry of Health with responsibility for supporting the Minister and Government. The Ministry will have functions relating to regulation, public health and managing the health system, including monitoring the performance of hospitals and health services. A number of functions will be transferred from the Department to other health entities consistent with a more devolved model of health service governance.
More Beds, More Nurses
Over the next four years, NSW Health plans to:
•	relieve emergency department blockages and improve patient access to hospital beds, by making 550 more public beds available, using government funding of $293 million

•	employ around 275 more Clinical Nurse/Midwife Educators and Clinical Nurse/Midwife Specialists, costing $47 million

•	improve patient access to planned surgery with funding of $72 million to provide about 13,000 more procedures.
NSW Office of Preventive Health and Mental Health Commission
The Government is establishing two new health bodies: the NSW Office of Preventative Health and the Mental Health Commission.
The Office of Preventive Health will be set up in south-west Sydney, in partnership with the University of Western Sydney, to support key health promotion priorities in nutrition, physical activity and obesity. It will manage the Preventive Health Fighting Fund, of around $120 million over four years, which will pool budgeted resources and enable a coordinated approach to keeping people healthy and out of hospital.
A taskforce is now consulting the community to develop a model for the Mental Health Commission.
Chronic Disease
Funding of $57 million will be provided over four years for the Connecting Care (Severe Chronic Disease Management) program, enabling 59,000 people with chronic disease to be helped by June 2015.
Commission of Audit
NSW Health will participate in the whole-of-government Commission of Audit to identify strategies to improve efficiency and effectiveness of the public health care system.

6 - 8	Budget Estimates 2011-12

Department of Health
COAG National Health Reforms
In August 2011, the Australian Government, states and territories successfully negotiated a new National Health Reform Agreement. Australian Government funding is guaranteed to be increased by no less than $16.4 billion between 2014-15 and 2019-20. Of this, $9.5 billion will be on a guaranteed equal, per capita basis and the NSW share is $3 billion.
The Agreement confirms the role of states as system managers for the hospital system and the Australian Government’s commitment to move to meeting 50 per cent of the cost of efficient growth in public hospital spending (see Budget Paper 2, Chapter 4, for more details on the agreement).

Budget Estimates 2011-12	6 - 9

Department of Health
Performance Information
Result Indicators
Make prevention everybody’s business

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Adult immunisation — People aged 65 yrs and over immunised against: (a)
Influenza	%	72	74	76	73	75
Pneumococcal disease	%	59	60	62	60	60
Children fully immunised — at 5 years (b)%		82	90	> 90	89	92
Chronic Disease Risk Factors:
Alcohol (risk drinking behaviour, 16+ yrs) (c)%		33	32	30	30	29
Smoking (current, 16+ yrs) (d)%		18	19	16	18	16
Illicit drug use (14+ yrs)%		n.a.	12	12	12	12
Childhood overweight or obese (5-16 yrs) (e)%		23	23	23	23	22
Adult overweight or obese (16+ yrs) (f)%		53	53	53	54	54
Potentially avoidable deaths - People aged <75 yrs (age adjusted rate per 100,000 population):
Aboriginal persons	no.	364	354	344	344	334
Non-Aboriginal persons	no.	142	136	131	131	126

(a)	This indicator contributes to reduced illness and death from vaccine-preventable diseases in adults by targeting an 80 per cent immunisation rate for people aged 65 yrs and over against influenza and 60 per cent against pneumococcal.

(b)	This indicator contributes to reduced illness and death from vaccine preventable diseases in children by targeting a rate of over 90 per cent for full immunisation.

(c)	This indicator contributes to the NSW 2021 Plan goal to keep people healthy and out of hospital. The target is to reduce total risk drinking to below 25 per cent by 2015.

(d)	This indicator contributes to the NSW 2021 Plan goal to keep people healthy and out of hospital. The targets are to reduce smoking rates by 3 per cent by 2015 for non-Aboriginal people, 4 per cent by 2015 for Aboriginal people, 2 per cent a year for pregnant Aboriginal women and 0.5 per cent a year for non-Aboriginal pregnant women.

(e)	This indicator contributes to the NSW 2021 Plan goal to keep people healthy and out of hospital. The target is to reduce overweight and obesity rates of children and young people (5-16 years) to 21 per cent by 2015. The target has been revised from previous budget papers to reflect the Schools Physical Activity Nutrition Survey (SPANS) data.

(f)	This indicator contributes to the NSW 2021 Plan goal to keep people healthy and out of hospital. The target is to stabilise overweight and obesity rates in adults by 2015, and then reduce them by 5 per cent by 2020.

6 - 10	Budget Estimates 2011-12

Department of Health
Create better experiences for people using health services

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Ambulance response time - Potentially life threatening cases: (a)
50th percentile Response Times	mins	10.3	10.3	10.6	10.6	11.0
Emergency department cases treated within benchmark times: (b)
Triage 1 (within 2 mins)%		100	100	100	100	100
Triage 2 (within 10 mins)%		81	82	86	83	84
Triage 3 (within 30 mins)%		68	69	72	71	72
Triage 4 (within 60 mins)%		73	72	73	73	73
Triage 5 (within 120 mins)%		89	89	89	88	89
Booked surgical patients seen within recommended waiting time: (b)
Urgent (within 30 days)%		93	92	96	93	96
Non-urgent (within 12 months)%		94	89	95	92	92
Staphylococcus aureus bloodstream infections per 10,000 bed days (c)	no.	< 2	< 2	< 2	< 2	< 2

(a)	This indicator measures reduced response times for cases requiring urgent pre-hospital treatment and transport, resulting in improved survival, quality of life and patient satisfaction.

(b)	These indicators contribute to measuring the NSW 2021 Plan goal to provide world class clinical services with timely access and effective infrastructure. The target is to decrease waiting times.

(c)	This indicator contributes to measuring the NSW 2021 Plan goal to provide world class clinical services with timely access and effective infrastructure. The target is to decrease healthcare associated infections.

Budget Estimates 2011-12	6 - 11

Department of Health
Strengthen primary health and continuing care in the community

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Antenatal visits - confinements for women where first antenatal visit was before 20 weeks gestation: (a)
Aboriginal women	%	83	83	87	85	87
Non-Aboriginal women	%	94	92	94	94	95
Potentially preventable hospitalisation based on Ambulatory Care Sensitive Conditions, age standardised rate per 100,000 population (b)	no.	2,506	2,483	2,478	2,478	2,473
Mental health readmission (acute and non-acute) within 28 days to any facility (c)%		16.3	16.0	16.0	16.0	16.0

(a)	These indicators contribute to improved health of mothers and babies through increased antenatal visits. Data is for calendar years.

(b)	This indicator contributes to the NSW 2021 Plan goal to keep people healthy and out of hospital. The target is to reduce the age-standardised rate of potentially preventable hospitalisations by 1 per cent for non-Aboriginal people and by 2.5 per cent for Aboriginal people by 2014-15.

(c)	This indicator contributes to the NSW 2021 Plan goal to keep people healthy and out of hospital. The target is to reduce readmissions within 28 days to any facility. Before 2010-11, only acute adult readmissions were reported. The 2008-09 figure has been adjusted to reflect the revised reporting arrangements.

6 - 12	Budget Estimates 2011-12

Department of Health
Ensure a fair and sustainable health system

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Hospital patients charged for
Admission	%	15.8	17.4	17.5	14.7	14.7
Indicative of the use of health insurance cover by privately insured patients within public hospitals.
Build a sustainable health workforce

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Staff turnover — permanent staff separation rate (a)%		14.5	10.4	10.4	10.4	10.4
Incident rate of claims per 100 employees (b)	no.	3.5	3.6	3.8	3.8	3.3
Clinical staff — medical, nursing, allied health, other health, Scientific and Technical Officers, oral health practitioners and ambulance clinicians as a proportion of total (c)%		72.2	72.4	72.5	72.5	72.6
Aboriginal staff — as a proportion of total (d)%		1.1	2.2	2.2	2.2	2.2

(a)	This indicator measures staff stability to minimise unnecessary staff turnover.

(b)	This indicator measures objective of minimising workplace injuries as far as possible.

(c)	This indicator measures the increase in the proportion of total salaried staff who provide direct clinical services or support the provision of direct care. From 2008-09, the definition of clinical staff changed to include Scientific and Technical Officer. Figures reflect those reported in the Annual Report.

(d)	This indicator measures the increase in the number of Aboriginal staff in the NSW Health workforce to create an environment that respects Aboriginal heritage and cultural values.

Budget Estimates 2011-12	6 - 13

Department of Health
Service Group Statements
Population Health Services

Service description:	This service group covers the provision of health services targeted at broad population groups including environmental health protection, food and poisons regulation and monitoring of communicable diseases.

Linkage to results:	This service group contributes to making prevention everybody’s business by working towards a range of intermediate results that include:

• reduced incidence of preventable disease and disability

• improved access to opportunities and prerequisites for good health.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Two-yearly participation rate of women within breast cancer screening target group (50-69)%		53.3	53.3	54.1	52.2	53.0
Two-yearly participation rate of women within cervical cancer screening target group (20-69)%		59.5	60.3	61.0	56.5	57.0
Needles and syringes distributed	thous	8,832	9,270	9,540	9,540	10,379
Employees: (a)	FTE	2,610	2,667	2,700	2,581	2,678

(a)	The method used to report employee data has been revised for all years to ensure consistency with the figures reported in the NSW Department of Health Annual Report. FTE includes salaried employee paid productive and paid non-productive hours and excludes non-salaried staff such as Visiting Medical Officers and other contracted staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	528,559	526,355	554,647
Total expenses include the following:
Employee related	262,821	223,027	244,560
Other operating expenses	148,303	133,764	134,964
Grants and subsidies	109,773	160,516	164,379

Capital Expenditure	891	891	—

6 - 14	Budget Estimates 2011-12

Department of Health
Primary and Community Based Services

Service description:	This service group covers the provision of health services for persons attending community health centres or the home, including health promotion activities, community based women’s health, dental, drug and alcohol and HIV/AIDS services. It also covers the provision of grants to non-government organisations for community health purposes.

Linkage to results:	This service group contributes to making prevention everybody’s business and strengthening primary health and continuing care in the community, by working towards a range of intermediate results that include:

• improved access to early intervention, assessment, therapy and treatment services in a home or community setting

• reduced rate of potentially preventable hospitalisation.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Dental health non-inpatient weighted occasions of service	thous	2,860	2,614	2,667	2,735	2,871
Home nursing occasions of service	thous	378	380	380	380	380
Opioid treatment clients	no.	17,686	19,114	18,722	16,370	16,370
Withdrawal management (detoxification) people treated	no.	12,853	12,104	12,900	12,500	13,125
Hospital in the Home episodes	no.	13,325	14,600	16,900	15,800	17,000

Employees: (a)	FTE	8,487	8,622	8,727	8,737	8,805

(a)	The method used to report employee data has been revised for all years to ensure consistency with the figures reported in the NSW Department of Health Annual Report. FTE includes salaried employee paid productive and paid non-productive hours and excludes non-salaried staff such as Visiting Medical Officers and other contracted staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	1,155,382	1,135,187	1,186,912
Total expenses include the following:
Employee related	766,815	733,315	769,600
Other operating expenses	221,849	277,511	280,270
Grants and subsidies	130,897	92,741	100,061

Capital Expenditure	13,897	63,461	12,289

Budget Estimates 2011-12	6 - 15

Department of Health
Aboriginal Health Services

Service description:	This service group covers the provision of supplementary health services to Aboriginal people particularly in the areas of health promotion, health education and disease prevention. (Please note that this program excludes most services for Aboriginal people provided directly by Local Health Districts and other general health services that are used by all members of the community.)

Linkage to results:	This service group contributes to ensuring a fair and sustainable health system by working towards a range of intermediate results that include:

• building regional partnerships to provide health services

• raising the health status of Aboriginal people

• promoting a healthy lifestyle.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Antenatal visits - confinements for Aboriginal women where first antenatal visit was before 20 weeks gestation	%	83	83	87	85	87
Rates of smoking in pregnancy by mothers (a)%		50.2	50.5	48.2	49.5	47.5
Age standardised rate of potentially preventable hospitalisation for Aboriginal people per 100,000 population	no.	162.8	195.9	195.0	195.0	194.0

Employees: (b)	FTE	418	472	631	591	605

(a)	The data is collected and reported by calendar year.

(b)	The method used to report employee data has been revised for all years to ensure consistency with the figures reported in the NSW Department of Health Annual Report. FTE includes salaried employee paid productive and paid non-productive hours and excludes non-salaried staff such as Visiting Medical Officers and other contracted staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	95,390	88,931	97,297
Total expenses include the following:
Employee related	47,011	44,059	49,058
Other operating expenses	15,214	17,322	17,478
Grants and subsidies	30,865	25,867	28,745

Capital Expenditure	2,000	—	—

6 - 16	Budget Estimates 2011-12

Department of Health
Outpatient Services

Service description:	This service group covers the provision of services in outpatient clinics including low level emergency care, diagnostic and pharmacy services and radiotherapy treatment.

Linkage to results:	This service group contributes to creating better experiences for people using health services and ensuring a fair and sustainable health system by working towards a range of intermediate results that include improving, maintaining or restoring the health of ambulant patients in a hospital setting through diagnosis, therapy, education and treatment services.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Outpatient clinics occasions of service	thous	8,831	9,000	9,200	9,200	9,400
Diagnostics occasions of service	thous	2,735	2,320	2,320	2,320	2,400

Employees: (a)	FTE	10,234	10,250	10,335	10,341	10,481

(a)	The method used to report employee data has been revised for all years to ensure consistency with the figures reported in the NSW Department of Health Annual Report. FTE includes salaried employee paid productive and paid non-productive hours and excludes non-salaried staff such as Visiting Medical Officers and other contracted staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	1,532,172	1,625,761	1,665,318
Total expenses include the following:
Employee related	991,462	990,576	1,014,422
Other operating expenses	361,694	429,471	435,282
Grants and subsidies	107,870	130,666	134,205

Capital Expenditure	24,706	24,706	117,534

Budget Estimates 2011-12	6 - 17

Department of Health
Emergency Services

Service description:	This service group covers the provision of emergency road and air ambulance services and treatment of patients in designated emergency departments of public hospitals.

Linkage to results:	This service group contributes to creating better experiences for people using the health system by working towards a range of intermediate results that include reducing the risk of premature death or disability by providing timely emergency diagnostic treatment and transport services.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Number of attendances in emergency departments	thous	2,417	2,443	2,496	2,496	2,544
Attendances admitted	thous	491	505	528	527	538
Emergency road transport cases	thous	506	507	512	507	508
Emergency department weighted attendances (a)	no.	1,824	1,880	1,962	1,934	1,972

Employees: (b)	FTE	10,487	10,535	11,199	11,218	11,930

(a)	Includes emergency departments with electronic data submission only.

(b)	The method used to report employee data has been revised for all years to ensure consistency with the figures reported in the NSW Department of Health Annual Report. FTE includes salaried employee paid productive and non-productive hours and excludes non-salaried staff such as Visiting Medical Officers and other contracted staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	1,693,759	1,655,697	1,767,349
Total expenses include the following:
Employee related	1,148,585	1,137,703	1,238,312
Other operating expenses	439,308	403,249	408,456
Grants and subsidies	38,977	51,905	52,681

Capital Expenditure	96,138	84,980	63,120

6 - 18	Budget Estimates 2011-12

Department of Health
Inpatient Hospital Services

Service description:	This service group covers the provision of health care to patients admitted to hospitals, including elective surgery and maternity services.

Linkage to results:	This service group contributes to creating better experiences for people using the health system by working towards a range of intermediate results that include:

• timely treatment of booked surgical patients, resulting in improved clinical outcomes, quality of life and patient satisfaction

• reduced rate of unplanned hospital readmissions.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Acute separations:
Same day	thous	292	304	303	321	327
Overnight	thous	788	804	818	830	840
Acute weighted separations:
Same day	thous	155	160	160	169	171
Overnight	thous	1,146	1,169	1,195	1,192	1,209
Average length of stay for overnight separations	days	5.2	5.1	5.1	5.1	5.1
Total bed days for acute patients	thous	4,389	4,398	4,475	4,475	4,533

Employees: (a)	FTE	40,924	41,091	42,829	42,558	43,492

(a)	The method used to report employee data has been revised for all years to ensure consistency with the figures reported in the NSW Department of Health Annual Report. FTE includes salaried employee paid productive and paid non-productive hours and excludes non-salaried staff such as Visiting Medical Officers and other contracted staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	7,348,757	7,173,529	7,728,235
Total expenses include the following:
Employee related	4,223,366	4,088,217	4,366,137
Other operating expenses	2,485,552	2,309,666	2,559,078
Grants and subsidies	214,060	296,908	294,816
Other expenses	128,519	198,015	204,265

Capital Expenditure	671,814	545,568	493,631

Budget Estimates 2011-12	6 - 19

Department of Health
Mental Health Services

Service description:	This service group covers the provision of an integrated and comprehensive network of services by Local Health Districts and community based organisations for people seriously affected by mental illnesses and mental health problems. It also covers the development of preventative programs that meet the needs of specific client groups.

Linkage to results:	This service group contributes to strengthening primary health and continuing care in the community by working towards a range of intermediate results that include:

• improving the health, wellbeing and social functioning of people with disabling mental disorders

• reducing the incidence of suicide, mental health problems and mental disorders in the community.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Acute mental health service overnight separations	no.	29,784	29,016	32,034	29,952	30,294
Non-acute mental health inpatient days (a)	thous	272	278	319	285	306

Employees: (b)	FTE	8,993	9,100	8,762	9,209	9,559

(a)	The figure for 2008-09 has been revised and is consistent with data reported in the 2009-10 NSW Department of Health Annual Report.

(b)	The method used to report employee data has been revised for all years to ensure consistency with the figures reported in the NSW Department of Health Annual Report. FTE includes salaried employee paid productive and paid non-productive hours and excludes non-salaried staff such as Visiting Medical Officers and other contracted staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	1,231,080	1,296,687	1,340,004
Total expenses include the following:
Employee related	887,743	933,021	966,104
Other operating expenses	186,103	250,014	253,820
Grants and subsidies	119,477	76,005	78,462

Capital Expenditure	51,958	45,931	113,829

6 - 20	Budget Estimates 2011-12

Department of Health
Rehabilitation and Extended Care Services

Service description:	This service group covers the provision of health care services for people with long-term physical and psycho-physical disabilities and for the frail-aged. It also includes the coordination of the Department’s services for the aged and disabled with those provided by other agencies and individuals.

Linkage to results:	This service group contributes to strengthening primary health and continuing care in the community and creating better experiences for people using the health system by working towards a range of intermediate results that include improving or maintaining the wellbeing and independent functioning of people with disabilities or chronic conditions, the frail and the terminally ill.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Total separations to usual place of residence	no.	26,011	29,895	30,000	31,898	34,000
Total non-inpatient occasions of service	thous	3,138	3,230	3,390	3,390	3,560
Employees: (a)	FTE	7,814	7,864	8,158	8,087	8,468

(a)	The method used to report employee data has been revised for all years to ensure consistency with the figures reported in the NSW Department of Health Annual Report. FTE includes salaried employee paid productive and paid non-productive hours and excludes non-salaried staff such as Visiting Medical Officers and other contracted staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,222,963	1,215,768	1,265,395
Total expenses include the following:
Employee related	790,527	783,679	813,829
Other operating expenses	234,476	225,324	227,989
Grants and subsidies	154,040	155,351	159,636

Capital Expenditure	51,551	45,571	103,174

Budget Estimates 2011-12	6 - 21

Department of Health
Teaching and Research

Service description:	This service group covers the provision of professional training for the needs of the NSW health system. It also includes strategic investment in research and development to improve the health and wellbeing of the people of New South Wales.

Linkage to results:	This service group contributes to ensuring a fair and sustainable health system by working towards a range of intermediate results that include:

• developing the skills and knowledge of the health workforce to support patient care and population health
• extending knowledge through scientific enquiry and applied research aimed at improving the health and wellbeing of the people of New South Wales.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Interns	no.	729	679	717	764	824
First year resident medical officers	no.	424	588	645	646	726
Total clinical trials approved for conduct within the NSW public health system	no.	307	300	300	278	300
Employees: (a)	FTE	5,252	5,296	5,221	5,473	5,575

(a)	The method used to report employee data has been revised for all years to ensure consistency with the figures reported in the NSW Department of Health Annual Report. FTE includes salaried employee paid productive and paid non-productive hours and excludes non-salaried staff such as Visiting Medical Officers and other contracted staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	663,448	706,119	805,608
Total expenses include the following:
Employee related	476,415	499,382	514,067
Other operating expenses	115,053	147,610	149,585
Grants and subsidies	53,089	42,201	123,897

Capital Expenditure	4,869	4,869	17,417

6 - 22	Budget Estimates 2011-12

Department of Health
Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Health cluster. This includes funding to Health Care Complaints Commission. There is also a separate grant to the Cancer Institute.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	—	—	10,181
Total expenses include the following:
Grants and subsidies	—	—	10,181
Health Care Complaints Commission	—	—	10,181

Budget Estimates 2011-12	6 - 23

Department of Health
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	9,594,745	9,432,979	9,976,089
Other operating expenses	4,207,552	4,193,931	4,466,922
Depreciation and amortisation	545,086	525,138	550,138
Grants and subsidies	959,048	1,032,160	1,147,063
Finance costs	36,560	41,811	76,469
Other expenses	128,519	198,015	204,265

Total Expenses Excluding Losses	15,471,510	15,424,034	16,420,946

Less:
Revenue
Sales of goods and services	1,783,655	1,808,715	1,840,715
Investment income	89,189	90,569	96,003
Social program policy payments	—	—	3,069
Grants and contributions	334,213	313,597	415,661
Other revenue	84,845	87,976	87,106

Total Revenue	2,291,902	2,300,857	2,442,554

Gain/(loss) on disposal of non current assets	—	(26,562)	—
Other gains/(losses)	(20,543)	(49,730)	(10,283)

Net Cost of Services	13,200,151	13,199,469	13,988,675

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	13,200,151	13,199,469	13,988,675
Recurrent Services Appropriation	12,682,912	12,546,945	13,097,141

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	917,824	815,977	920,994
Capital Works and Services Appropriation	534,195	479,596	703,889

6 - 24	Budget Estimates 2011-12

Department of Health
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	929,232	1,125,145	1,125,145
Receivables	364,633	461,812	438,253
Other financial assets	117,772	207,451	207,451
Inventories	114,060	126,387	126,387
Assets held for sale	20,045	46,698	71,808

Total Current Assets	1,545,742	1,967,493	1,969,044

Non Current Assets
Receivables	17,612	12,459	12,459
Other financial assets	22,064	40,464	40,464
Property, plant and equipment —
Land and building	9,174,609	9,190,564	9,322,241
Plant and equipment	684,806	835,574	963,239
Infrastructure systems	338,112	344,767	348,028
Intangibles	152,452	225,226	264,210
Other	17,069	24,636	24,636

Total Non Current Assets	10,406,724	10,673,690	10,975,277

Total Assets	11,952,466	12,641,183	12,944,321

Liabilities
Current Liabilities
Payables	931,321	1,098,240	1,113,655
Borrowings at amortised cost	7,211	11,031	11,031
Provisions	2,729,639	1,401,735	1,337,735
Other	19,087	24,980	24,980

Total Current Liabilities	3,687,258	2,535,986	2,487,401

Non Current Liabilities
Borrowings at amortised cost	456,559	450,080	439,049
Provisions	112,930	9,524	9,524
Other	121,221	111,102	108,102

Total Non Current Liabilities	690,710	570,706	556,675

Total Liabilities	4,377,968	3,106,692	3,044,076

Net Assets	7,574,498	9,534,491	9,900,245

Equity
Reserves	2,115,184	455,032	455,032
Accumulated funds	5,459,314	9,079,459	9,445,213

Total Equity	7,574,498	9,534,491	9,900,245

Budget Estimates 2011-12	6 - 25

Department of Health
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	9,324,146	8,940,142	9,439,763
Grants and subsidies	959,048	1,032,160	1,147,063
Finance costs	36,560	41,811	76,469
Other	5,013,024	4,990,828	5,337,815

Total Payments	15,332,778	15,004,941	16,001,110

Receipts
Sale of goods and services	1,766,079	1,818,631	1,806,934
Interest	89,189	90,570	96,002
Other	1,015,521	1,035,636	1,185,010

Total Receipts	2,870,789	2,944,837	3,087,946

Net Cash Flows From Operating Activities	(12,461,989)	(12,060,104)	(12,913,164)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	74,462	19,719	44,159
Purchases of property, plant and equipment	(678,991)	(553,640)	(850,894)
Purchases of investments	—	(112,992)	—
Other	(30,853)	(70,052)	(70,100)

Net Cash Flows From Investing Activities	(635,382)	(716,965)	(876,835)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(13,295)	(10,922)	(11,031)

Net Cash Flows From Financing Activities	(13,295)	(10,922)	(11,031)

Cash Flows From Government
Recurrent appropriation	12,682,912	12,546,945	13,097,141
Capital appropriation	534,195	479,596	703,889

Net Cash Flows From Government	13,217,107	13,026,541	13,801,030

Net Increase/(Decrease) in Cash	106,441	238,550	—
Opening Cash and Cash Equivalents	822,791	886,595	1,125,145

Closing Cash and Cash Equivalents	929,232	1,125,145	1,125,145

Cash Flow Reconciliation
Net cost of services	(13,200,151)	(13,199,469)	(13,988,675)
Non cash items added back	692,613	864,419	1,103,537
Change in operating assets and liabilities	45,549	274,946	(28,026)

Net Cash Flow From Operating Activities	(12,461,989)	(12,060,104)	(12,913,164)

6 - 26	Budget Estimates 2011-12

Health Care Complaints Commission
Introduction
Purpose
The Health Care Complaints Commission deals with complaints against health practitioners, hospitals, institutions and health programs. It aims to protect the health and safety of the public.
The Commission reports directly to the Minister for Health and a Joint Parliamentary Committee. The Minister for Health determines funds for the Commission through a Department of Health grant.
The Commission, an independent statutory body, operates under the Health Care Complaints Act 1993.
Results and Services
The Commission works towards the following results.
•	The public has confidence that health care complaints reported are being properly assessed and resolved, if possible, with serious complaints investigated and effectively prosecuted.

•	Consumers and health providers have a positive and active role in health care complaint outcomes.

•	Systemic health care issues are addressed through recommendations to health care organisations.
Contributing to these results, the Commission’s key service is complaint handing.
2011-12 Budget Highlights
In 2011-12, total expenses for the Commission are estimated at $11 million.
Its key initiative will be to continue to become more efficient in handling complaints.
Delivery
Recent Achievements
In 2010-11, the Commission’s key achievements included:
•	assessing 4,077 complaints, an increase of 16 per cent on the previous year
•	conducting 106 disciplinary and appeal cases, an increase of 9 per cent on the previous year, and maintaining its ‘prosecutions proved/upheld’ rate of 90 per cent
•	upgrading its case and complaints management system, Casemate, to a .Net platform.

Budget Estimates 2011-12	6 - 27

Health Care Complaints Commission
Future Directions
In future years the Commission plans to:
•	deliver improved outcomes in terms of timeliness, cost and quality
•	focus on improving all levels of performance.

6 - 28	Budget Estimates 2011-12

Health Care Complaints Commission
Performance Information
Result Indicators
The community has confidence that health care complaints reported are being properly investigated and serious cases prosecuted

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Investigations completed within 12 months (a)%	81	80	85	90	85
Prosecutions proved/upheld (b)%	94	89	90	90	90

(a)	This indicator is a proxy for investigations being conducted in a proper and timely manner.

(b)	This indicator reflects the effectiveness of the HCCC in prosecuting serious complaints.
Consumers and health providers have a positive and active role in health care complaint outcomes

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Complaint resolution clients satisfied with resolution service	%	82	87	90	87	85

This indicator shows the effectiveness of the HCCC in assisting the complainant and health provider to actively participate in the resolution process to achieve a satisfactory complaint resolution outcome.
Systemic health care issues are addressed through recommendations to health care organisations

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Recommendations implemented to improve health care services arising from investigation cases in the previous year	%	96	97	90	90	90

This indicator shows the effectiveness of the HCCC in providing sound and practical recommendations that improve long-term health care services.

Budget Estimates 2011-12	6 - 29

Health Care Complaints Commission
Service Group Statements
Complaints Handling

Service description:	This service group covers the processing, assessment and resolution of complaints about health care, which are dealt with by assisted resolution, facilitated conciliation or referral for investigation, and the investigation and prosecution of serious cases of inappropriate health care, including recommendations to health organisations to address systemic health care issues.

Linkage to results:	This service group contributes towards the improved protection of the health and safety of the public by working towards a range of intermediate results that include the following.

• The public has confidence that health care complaints are being properly investigated.
• Consumers have an active role in health care complaint outcomes.
• Systemic health care issues are addressed through recommendations to health care organisations.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Complaints received	no.	3,360	3,515	3,564	4,109	4,561
Complaints assessed	no.	3,349	3,512	3,560	4,077	4,525
Complaints assessed within 60 days	%	88	82	85	85	85
Complaints resolved through assisted resolution	%	80	77	75	82	80
Complaint investigations completed	no.	261	272	247	204	180
Referrals for disciplinary action or prosecution	no.	100	141	124	98	85
Disciplinary or appeal cases run	no.	85	97	100	106	100

Employees:	FTE	74	70	70	70	68

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	10,864	11,077	10,975
Total expenses include the following:
Employee related	7,550	7,416	7,659
Other operating expenses	3,085	3,424	3,106

Capital Expenditure	25	24	25

6 - 30	Budget Estimates 2011-12

Health Care Complaints Commission
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	7,550	7,416	7,659
Other operating expenses	3,085	3,424	3,106
Depreciation and amortisation	229	237	210

Total Expenses Excluding Losses	10,864	11,077	10,975

Less:
Revenue
Sales of goods and services	—	—	2
Investment income	46	41	40
Grants and contributions	—	—	10,181
Other revenue	331	589	310

Total Revenue	377	630	10,533

Net Cost of Services	10,487	10,447	442

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	10,487	10,447	442
Recurrent Services Appropriation	9,830	9,703	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	25	24	25
Capital Works and Services Appropriation	25	25	—

Budget Estimates 2011-12	6 - 31

Health Care Complaints Commission
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	774	700	640
Receivables	283	276	258

Total Current Assets	1,057	976	898

Non Current Assets
Property, plant and equipment -
Land and building	20	16	5
Plant and equipment	355	216	99
Intangibles	82	193	136

Total Non Current Assets	457	425	240

Total Assets	1,514	1,401	1,138

Liabilities
Current Liabilities
Payables	277	402	268
Provisions	773	833	802

Total Current Liabilities	1,050	1,235	1,070

Non Current Liabilities
Provisions	16	9	20

Total Non Current Liabilities	16	9	20

Total Liabilities	1,066	1,244	1,090

Net Assets	448	157	48

Equity
Accumulated funds	448	157	48

Total Equity	448	157	48

6 - 32	Budget Estimates 2011-12

Health Care Complaints Commission
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	7,191	7,004	7,430
Other	3,354	3,697	3,479

Total Payments	10,545	10,701	10,909

Receipts
Sale of goods and services	29	23	18
Interest	46	44	36
Other	600	915	10,820

Total Receipts	675	982	10,874

Net Cash Flows From Operating Activities	(9,870)	(9,719)	(35)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(25)	(5)	(25)
Other	—	(19)	—

Net Cash Flows From Investing Activities	(25)	(24)	(25)

Cash Flows From Government
Recurrent appropriation	9,830	9,703	—
Capital appropriation	25	25	—

Net Cash Flows From Government	9,855	9,728	—

Net Increase/(Decrease) in Cash	(40)	(15)	(60)
Opening Cash and Cash Equivalents	814	715	700

Closing Cash and Cash Equivalents	774	700	640

Cash Flow Reconciliation
Net cost of services	(10,487)	(10,447)	(442)
Non cash items added back	554	502	543
Change in operating assets and liabilities	63	226	(136)

Net Cash Flow From Operating Activities	(9,870)	(9,719)	(35)

Budget Estimates 2011-12	6 - 33

Cancer Institute NSW
Introduction
Purpose
The Cancer Institute NSW works to decrease the impact of cancer on society and to substantially improve cancer control.
A Department of Health grant funds the Institute.
The Institute operates under the Cancer Institute (NSW) Act 2003.
Results and Services
The Institute works towards the following results.
•	The incidence of cancer in the community is reduced.

•	The likelihood of cure and longer survival is increased.

•	Quality of life is improved for cancer patients and their carers.

•	Research discoveries are translated into effective clinical practice, and preventative and early detection measures.
Contributing to these results, the Institute’s key services are:
•	coordinating, funding and monitoring programs to improve clinical care
•	collecting and analysing information to help improve cancer control and clinical practice
•	running preventative campaigns to reduce risky lifestyle behaviour, such as sun exposure and smoking, with benefits to other areas such as heart and lung disease
•	funding research and translating the results into more effective clinical practice and policy
•	managing screening for breast and cervical cancers to enable early intervention and treatment.
2011-12 Budget Highlights
In 2011-12, total expenses for the Institute are estimated at $156.9 million. The Institute’s key initiatives will include spending:
•	$19.1 million under the Clinical Enhancements Program to fund and develop integrated cancer services and systematically reduce variation in outcomes for cancer patients
•	$14.6 million under the Prevention — Tobacco Control Program to decrease smoking rates across the State, including programs for Aboriginal people, culturally and linguistically diverse communities and people from low socio-economic backgrounds
•	$3.3 million under the Cervical Screening Program to improve participation, with a focus on developing new initiatives for local government areas with low screening rates.

6 - 34	Budget Estimates 2011-12

Cancer Institute NSW
Delivery
Recent Achievements
In 2010-11, the Institute’s key achievements included:
•	developing the NSW Cancer Plan 2011-2015, which sets the strategic direction for cancer control in New South Wales, in collaboration with consumers, federal and state government agencies, cancer charities, researchers and health professionals

•	developing the Reporting for Better Cancer Outcomes Framework, which provides a single reporting structure for cancer outcomes across Local Health Districts

•	introducing a statewide digital mammography system for BreastScreen NSW to better coordinate screening services

•	developing new ways of engaging women who have never had cervical screening or whose screening has lapsed

•	redesigning haematology models of care, with an emphasis on transferring haematology cancer patients from inpatient to outpatient settings, and reducing the need for hospital admissions

•	launching the highly successful ICanQuit website, which offers new online support for smokers trying to quit

•	introducing the Translation Cancer Research Centre funding program to establish new centres of excellence for research and fast-track developments from the lab to patients.
Future Directions
In future years, the Institute plans to:
•	develop strategies under its prevention program to increase physical activity and reduce alcohol consumption, with a focus on Aboriginal people, culturally and linguistically diverse communities and people from low socio-economic backgrounds

•	run the Smarter Models for Care Program to redesign models of care for cancer patients to improve incidence and mortality outcomes

•	seek new funding partners to grow the cancer research workforce under the Research Infrastructure and Careers Program, so the State can more quickly translate research discoveries into patient outcomes.

Budget Estimates 2011-12	6 - 35

Cancer Institute NSW
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	2,068	2,772	2,333
Grants and contributions	143,942	148,881	152,159
Other revenue	833	820	833

Total Revenue	146,843	152,473	155,325

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	19,543	17,740	23,991
Other operating expenses	25,788	22,635	31,655
Depreciation and amortisation	1,084	1,110	1,332
Grants and subsidies	101,814	106,447	99,964

Total Expenses Excluding Losses	148,229	147,932	156,942

Gain/(loss) on disposal of non current assets	—	18	—

SURPLUS/(DEFICIT)	(1,386)	4,559	(1,617)

6 - 36	Budget Estimates 2011-12

Cancer Institute NSW
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	26,974	43,927	38,935
Receivables	4,565	3,914	2,823

Total Current Assets	31,539	47,841	41,758

Non Current Assets
Property, plant and equipment —
Plant and equipment	2,194	4,272	4,082
Intangibles	1,540	1,502	3,216

Total Non Current Assets	3,734	5,774	7,298

Total Assets	35,273	53,615	49,056

Liabilities
Current Liabilities
Payables	2,840	7,193	4,893
Provisions	1,725	4,050	3,683

Total Current Liabilities	4,565	11,243	8,576

Non Current Liabilities
Provisions	43	423	530
Other	385	3,163	2,781

Total Non Current Liabilities	428	3,586	3,311

Total Liabilities	4,993	14,829	11,887

Net Assets	30,280	38,786	37,169

Equity
Accumulated funds	30,280	38,786	37,169

Total Equity	30,280	38,786	37,169

Budget Estimates 2011-12	6 - 37

Cancer Institute NSW
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	—	(1,399)	1,399
Interest	2,068	2,499	2,574
Other	159,075	150,352	179,979

Total Receipts	161,143	151,452	183,952

Payments
Employee related	19,543	17,171	24,248
Grants and subsidies	101,814	106,447	99,964
Other	40,088	16,440	61,876

Total Payments	161,445	140,058	186,088

Net Cash Flows From Operating Activities	(302)	11,394	(2,136)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	18	—
Purchases of property, plant and equipment	(680)	(3,716)	(900)
Other	(531)	(493)	(1,956)

Net Cash Flows From Investing Activities	(1,211)	(4,191)	(2,856)

Net Increase/(Decrease) in Cash	(1,513)	7,203	(4,992)
Opening Cash and Cash Equivalents	28,487	36,724	43,927

Closing Cash and Cash Equivalents	26,974	43,927	38,935

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(1,386)	4,559	(1,617)
Non cash items added back	1,084	1,110	1,332
Change in operating assets and liabilities	—	5,725	(1,851)

Net Cash Flow From Operating Activities	(302)	11,394	(2,136)

6 - 38	Budget Estimates 2011-12

7. Premier and Cabinet Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

Department of Premier and Cabinet
Total Expenses	1,428.2	1,683.3	17.9
Capital Expenditure	59.6	58.4	-2.1
Department of Planning and Infrastructure
Total Expenses	195.2	195.9	0.3
Capital Expenditure	3.8	8.2	113.3
Independent Commission Against Corruption
Total Expenses	19.8	23.5	18.6
Capital Expenditure	0.2	7.1	>999.9
Independent Pricing and Regulatory Tribunal
Total Expenses	18.6	23.2	24.6
Capital Expenditure	0.2	0.2	—
New South Wales Electoral Commission
Total Expenses	65.5	81.8	24.9
Capital Expenditure	6.9	1.8	-74.6
Ombudsman’s Office
Total Expenses	23.2	25.5	10.0
Capital Expenditure	0.3	0.2	-30.3
Police Integrity Commission
Total Expenses	20.2	20.5	1.0
Capital Expenditure	1.8	1.8	—
Public Service Commission
Total Expenses	—	28.2	n.a.
Capital Expenditure	—	3.3	n.a.
Environmental Trust
Total Expenses	96.2	75.2	-21.9
Capital Expenditure	—	—	—
Infrastructure NSW
Total Expenses	—	14.2	n.a.
Capital Expenditure	—	—	—
Natural Resources Commission
Total Expenses	4.8	4.9	0.9
Capital Expenditure	—	—	—
Royal Botanic Gardens and Domain Trust
Total Expenses	40.5	42.6	5.0
Capital Expenditure	12.0	16.6	39.2
Audit Office of New South Wales
Total Expenses	37.9	41.2	8.7
Capital Expenditure	2.6	5.1	100.0
Barangaroo Delivery Authority
Total Expenses	20.3	53.6	164.2
Capital Expenditure	50.0	32.0	-36.1

Budget Estimates 2011-12	7 - 1

7. Premier and Cabinet Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

Centennial Park and Moore Park Trust
Total Expenses	25.0	26.2	4.8
Capital Expenditure	6.5	7.1	8.5
Historic Houses Trust of New South Wales
Total Expenses	28.6	26.3	-8.0
Capital Expenditure	2.4	1.0	-58.6
Hunter Development Corporation
Total Expenses	55.0	50.5	-8.1
Capital Expenditure	—	—	—
Luna Park Reserve Trust
Total Expenses	1.6	1.6	—
Capital Expenditure	—	—	—
Minister Administering the Environmental Planning and Assessment Act
Total Expenses	166.6	70.8	-57.5
Capital Expenditure	137.0	88.0	-35.8
Redfern-Waterloo Authority
Total Expenses	24.5	21.6	-11.9
Capital Expenditure	5.2	3.6	-30.7
Sydney Metropolitan Development Authority
Total Expenses	—	9.3	n.a.
Capital Expenditure	—	—	—
Western Sydney Parklands Trust
Total Expenses	6.6	7.8	17.7
Capital Expenditure	8.5	11.4	34.1

7 - 2	Budget Estimates 2011-12

Department of Premier and Cabinet
Introduction
Purpose
The Department of Premier and Cabinet provides policy and operational capabilities that allow the Premier, Ministers and other departments to address systemic issues with a whole-of-government approach. It helps to coordinate and lead the public sector in delivering the Government’s directions and policies.
The Department includes the Parliamentary Counsel’s Office, which drafts and publishes law for the Government, and the Division of Local Government.
The Department also helps the Governor execute constitutional, ceremonial and community duties, and deliver special events of state significance.
The Office of Environment and Heritage (OEH) is a separate office within the Department. The Office regulates industry, develops policy and delivers programs to protect and conserve the NSW environment. It also manages over 850 national parks and reserves, urban parklands and gardens, and protects natural, cultural and built heritage.
The Department oversees NSW 2021 — A Plan to make NSW Number One.
Results and Services
The Department is the lead agency for the following NSW 2021 Plan goals.
•	Restore trust in State and Local Government as a service provider.
•	Improve government transparency by increasing access to government information.
•	Involve the community in decision-making on Government policy, services and projects.
•	Protect our natural environment.
The Department is also the co-lead agency for the following NSW 2021 Plan goal: increase opportunities for people to improve and look after their own neighbourhoods and environment.
The Department works towards the following results.
•	There is effective sector-wide implementation and coordination of major government initiatives and policies.
•	Economic and regional issues across New South Wales, including complex business, community, transport and infrastructure issues, are managed.
•	The delivery of government services is improved.

Budget Estimates 2011-12	7 - 3

Department of Premier and Cabinet
•	Government decision-making through the Premier, the Cabinet and its committees is supported by effective and timely policy advice.
•	A strong and sustainable local government sector is developed and the community is supported.
•	Sustainability and resource recovery are supported.
•	The environment is healthier and cleaner, protecting both ecological and human health.
•	Integrated landscape management supports long-term ecological, social and economic sustainability.
Contributing to these results, the Department’s key services include:
•	supporting and coordinating the delivery of government priorities identified in the NSW 2021 Plan
•	coordinating significant infrastructure and investment projects to support economic development, including facilitating relationships with the private sector, and rural, regional and metropolitan initiatives
•	undertaking reviews to promote improved service delivery
•	advising the Government on policy and laws
•	supporting the Governor, Premier and Ministers, including coordinating government services for special events
•	advising the Government on planning, buying and using communications, advertising, publishing and information services
•	overseeing local government programs, resources and policies, including capacity building
•	administering pensioner rebates
•	managing the companion animals program, including registration of cats and dogs
•	leading the climate change policy response, including coastal protection, and delivering practical greenhouse gas reductions through energy efficiency and sustainability programs
•	implementing regulatory programs to protect the environment, native vegetation, biodiversity and Aboriginal heritage, and responding to pollution and emergency incidents
•	supporting the Heritage Council, including recommending items for the State Heritage Register and helping councils to protect local heritage
•	working with Aboriginal communities, private and public landowners, local councils and Catchment Management Authorities (CMAs) to protect and conserve Aboriginal heritage
•	managing a comprehensive system of protected areas, partnering with private landholders to achieve conservation aims, and providing opportunities for people to visit and enjoy national parks and reserves, and urban parklands and gardens
•	analysing, monitoring, evaluating, reporting and providing the community with information on natural resources, the environment and heritage

7 - 4	Budget Estimates 2011-12

Department of Premier and Cabinet
•	providing staff and services to the following entities: the Lord Howe Island Board, Western Sydney Parklands Trust, Historic Houses Trust of New South Wales, Centennial Park and Moore Park Trust, Parramatta Park Trust, the Environmental Trust and the Royal Botanic Gardens and Domain Trust.
2011-12 Budget Highlights
Premier and Cabinet
In 2011-12, key initiatives will include spending:
•	$76 million on council rate rebates of up to 55 per cent for eligible pensioners
•	$13 million under the Aboriginal Trust Fund Repayment Scheme to finalise application assessment and the payment of claims
•	$5.5 million on the Keep Them Safe program to improve the safety, welfare and wellbeing of children and young people
•	$3.5 million on the Local Government Infrastructure Backlog Policy to help councils deliver on their infrastructure requirements.
Environment and Heritage
In 2011-12, key initiatives will include spending:
•	$452 million on programs under the Climate Change Fund, including $294 million for the Solar Bonus Scheme Reimbursement program, $74 million for programs focused on energy efficiency and water savings, and $34 million dollars for the Clean Energy Supply program
•	$68 million to manage pest animals and weeds and to improve fire management in national parks
•	$35 million to help local councils that are subject to the Waste and Environment Levy so they can improve the performance of the waste and recycling services they provide
•	$28 million to maintain essential infrastructure for the reserve system so it can be managed effectively and the community can access and enjoy it
•	$20 million in payments to the Historic Houses Trust, to conserve and manage heritage properties and run education and public programs
•	$19 million to help local councils conduct estuary, coastal and flood plain management planning and mitigation, with a new focus on preparing for more coastal storms and sea level rises
•	$16 million in payments to the Zoological Parks Board of New South Wales

•	$12 million in payments to maintain Sydney’s urban parks and gardens, including the Centennial Parklands and Moore Park Trust, Parramatta Park Trust and Western Sydney Parklands Trust

Budget Estimates 2011-12	7 - 5

Department of Premier and Cabinet
•	$7.2 million to conserve heritage assets
•	$6.2 million to buy land for parks across New South Wales
•	$5.6 million to complete purchases of RiverBank water entitlements
•	$4.3 million to manage river red gum parks in the Riverina and Murray region
•	$4.2 million to upgrade essential public infrastructure in Kosciuszko National Park
•	$2 million to continue to replace the Parks and Wildlife radio network for park management and fire fighting, to ensure effective and safe communication
•	$1.7 million to improve environmental monitoring and compliance with satellite imagery
•	$1.2 million to upgrade the Parks and Wildlife website and online booking system.
Delivery
Recent Achievements
Premier and Cabinet
In 2010-11, key achievements included:
•	continuing support for agency amalgamations and coordinating the integration of agencies from 13 clusters to 9
•	developing and implementing, with NSW Police and the Community Relations Commission, a range of policies and programs to help counter violent extremism
•	evaluating another 12 local councils on the effectiveness and efficiency of key aspects of their operations, as part of the ongoing review of local councils through the Promoting Better Practice program
•	helping deliver the FIFA Fanfest, a 30-day festival at Darling Harbour as part of 2010 FIFA World Cup
•	expanding the Tackling Violence program to include Toronto, Wagga Wagga and Walgett, bringing the number of participating communities to 14
•	leading the transition-to-government process before and since the State General Election in March 2011
•	continuing with reforms to produce red-tape savings for business and the community
•	leading state involvement in national health reform through the Council of Australian Governments (COAG)
•	assisting in the establishment of Infrastructure NSW, the Commission of Audit and the Public Service Commission (including a $23 million contribution to the Public Service Commission’s budget in 2011-12)

7 - 6	Budget Estimates 2011-12

Department of Premier and Cabinet
•	delivering women’s initiatives, including a NSW Women’s Plan, a pay equity audit of the public service, boards and committees reform, and measures addressing domestic and family violence like a domestic violence website.
Environment and Heritage
In 2010-11, key achievements included:
•	implementing new laws in areas like coastal protection, energy efficiency in the commercial building sector, environmental monitoring and protection of Aboriginal cultural heritage
•	delivering programs to save energy and help around 79,900 households, 8,000 businesses and 175 other organisations to cut their power bills and reduce greenhouse gas emissions
•	establishing six biobanking agreements enabling landowners to set up biobank sites to secure conservation outcomes and offset impacts on biodiversity values
•	developing and implementing the NSW Road Noise Policy to minimise road traffic noise
•	leading regulatory programs aimed at protecting the environment and community, while reducing red tape for business, such as a significant clean-up of contaminated sites like the Rhodes Peninsula, Homebush and its bay, the Newcastle Steelworks and other industrial sites
•	designing and starting to roll out the new network of 14 air quality monitoring stations in the Upper Hunter, providing access to real-time air quality data, 24 hours a day
•	delivering a compliance audit program to assess coal mine compliance with dust management requirements, and to benchmark and require better environmental performance
•	implementing a comprehensive review of waste strategy and policy in New South Wales, and starting a major campaign to tackle illegal dumping in the Sydney metropolitan area
•	completing the $181 million Rivers Environmental Restoration Program to recover 108,000 megalitres of environmental water and protect over 14,000 hectares of wetland for conservation, providing science to support the adaptive management of wetlands and constructing numerous infrastructure projects for water delivery
•	delivering 13 State of the Catchment reports covering 11 natural resource assets and 2 community targets, which provide CMAs and regional managers with critical information and data for managing their local environment
•	managing a further 111,617 hectares of land under the National Parks and Wildlife Act 1974 (now totalling 7 million hectares or 8.83 per cent of the State), including the addition of an important wildlife corridor to Goolawah National Park, and the State’s newest Aboriginal-owned national park, Gaagal Wanggaan (South Beach) National Park
•	implementing the National Park Estate (Riverina Red Gum Reservations) Act 2010 and initiating adaptive management and ecological thinning scientific trials

Budget Estimates 2011-12	7 - 7

Department of Premier and Cabinet
•	developing and upgrading visitor facilities and infrastructure in national parks and reserves, such as the new Yuraygir Coastal Walk and stabilisation works at several former Snowy Scheme sites within Kosciuszko National Park
•	implementing new regulations and codes of practice to protect Aboriginal cultural heritage and establishing an Aboriginal law reform working party to advise the Government on future laws
•	coordinating new Aboriginal places, repatriating 34 sets of Aboriginal remains under the OEH’s Repatriation Program and undertaking 53 projects with Aboriginal communities to conserve, protect and manage Aboriginal cultural heritage
•	establishing new joint management arrangements with Aboriginal communities, including the Tumut Brungle Gundagai Area Aboriginal Community, the Wilcannia Elders Council, the Murrawarri community, the Nari Nari Tribal Council and the Hay Local Aboriginal Land Council.
Future Directions
Premier and Cabinet
In future years, the Department plans to:
•	implement the NSW 2021 Plan and embed the goals and targets within the public sector
•	monitor and report on public sector performance including the targets in the NSW 2021 Plan
•	facilitate the implementation of the Public Service Commission and Infrastructure NSW as stand-alone entities reporting to the Premier
•	develop a business case on the delivery model for Service NSW and a Customer Service Commissioner
•	lead the development of policy reforms for consideration at the national level through COAG and Council of Australian Federation
•	drive implementation of the Government’s reform agenda
•	review the Local Government Act 1993.
Environment and Heritage
It will also:
•	drive efficiencies in energy use across the State and produce lasting benefits through reduced greenhouse gas emissions
•	facilitate the uptake of renewable and clean energy options, supporting jobs growth in rural and regional areas

7 - 8	Budget Estimates 2011-12

Department of Premier and Cabinet
•	facilitate the delivery of climate change adaptation policies and programs by getting communities, local councils, businesses and government agencies to work together
•	identify coastal erosion and flood hazards and help local councils to develop measures to minimise the risks to lives and property
•	reduce harmful emissions to air, land and water, and reduce the number of significantly contaminated sites, particularly gasworks and underground petrol stations
•	develop new measures to stimulate waste avoidance, reduction and recycling, including investigating the expansion of local drop-off waste collection centres
•	reduce the exposure of the community and the environment to chemicals, radiation, dust, waste and odour as well as industrial, construction, road and rail noise and vibration
•	streamline environmental approval and regulatory processes to both achieve environmental outcomes and reduce red tape for industry and business
•	fight fires, pests and weeds to protect the State’s national parks and their neighbours
•	expand tourism opportunities and visitor experiences in the State’s national parks and reserves, as well as urban parklands and gardens
•	improve the extent and condition of native vegetation, improving biodiversity and protection of the State’s unique native animals and plants through bush regeneration
•	support and increase Aboriginal people’s capacity to promote and renew their culture
•	introduce timeliness for the built heritage assessment process, manage the listing of heritage items
•	promote local government and community partnerships for heritage management.

Budget Estimates 2011-12	7 - 9

Department of Premier and Cabinet
Performance Information
Result Indicators
Effective sector-wide implementation of the NSW 2021 — A Plan to Make NSW Number One

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Lead agencies that have linked NSW 2021 Plan actions into their corporate plans	%	n.a.	n.a.	n.a.	n.a.	100
Lead and partner agencies that are on track to meet their NSW 2021 Plan targets	%	n.a.	n.a.	n.a.	n.a.	100

The NSW 2021 Plan is to be released concurrently with this Budget. Performance will be reported in the 2011-12 financial year for the first time.
Sound management of economic and regional issues

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
State significant infrastructure projects completed consistent with project milestones	%	100	100	100	100	100
Satisfaction of stakeholders with regional and rural coordination of local multi-agency issues(a)%		93	93	100	n.a.	100

(a)	Stakeholder surveys are completed every two years.
Improved Government services

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Implementation of recommendations of sector-wide reviews and reforms	%	91	100	90	n.a.	n.a.

Effective Government decision making processes

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Government legislation program delivered	%	100	100	100	100	100

7 - 10	Budget Estimates 2011-12

Department of Premier and Cabinet
Strong sustainable local government sector and community support

			2008-09	2009-10	2010-11	2010-11	2011-12
	Units		Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Councils whose financial position is assessed as satisfactory		%	90	90	80	90	90
Investigations where alleged council conduct seriously impacts the community	no.		1	0	2	1	2
Pensioner rebates paid to councils:
General	$	m	57	62	62	60	62
Water	$	m	5	8	7	7	7
Sewerage	$	m	5	7	7	7	7
Reported dog attacks	no.		2,565	4,381	3,200	5,049	5,000
Seized pets reunited with owners or rehomed (a)%			55	55	57	57	58

(a)	Note that trend data has been restated to also include pets rehomed.
Sustainability and resource recovery are supported

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Annual NSW CO2 emissions (a)	Mt	165.7	166.7	166.8	167.7	168.7
Change in solid waste disposed to landfill in Greater Sydney region compared to 2000 under the Waste Avoidance and Resource Recovery Strategy (b)%		-8.0	-13.4	-2.0	-2.0	-1.0
Organisations working with the Department to improve resource recovery (cumulative) (c)	no.	315	430	650	550	750
Annual per capita kerbside dry recycling in Sydney Metropolitan area (d)	kg	106	105	108	108	110
Organic material recycled and re-used (d)	Mt	1,607	1,974	1,790	2,072	2,176
Commercial market penetration of National Australian Built Environment Rating System (NABERS) in New South Wales (cumulative) (e)%		60	62	62	68	70
Projects completed under the NSW Heritage Grants Program (f)	no.	176	204	281	281	30

Budget Estimates 2011-12	7 - 11

Department of Premier and Cabinet
Sustainability and resource recovery are supported (cont)

(a)	This indicator is compiled as part of the Australian Government’s National Greenhouse Accounts, greenhouse emissions. The next inventory is expected to be completed in April 2012. As such, 2009-10 and 2010-11 figures are estimates.

(b)	This indicator contributes to measuring waste reduction consistent with statewide targets for waste and reuse set out in the Waste Avoidance and Resource Recovery Strategy.

(c)	This indicator shows the degree to which business and industry are participating with the Government to improve resource recovery.

(d)	These indicators reflect the degree to which individuals, families and communities are living more sustainably.

(e)	NABERS is a suite of rating tools to measure the environmental impact of Australian buildings. This indicator reflects the degree to which businesses and government are operating sustainably.

(f)	The NSW Heritage Grants program conserves heritage assets. 2011-12 marks a switch to a two-year funding cycle, so the results of 2011-12 expenditure will largely reach completion in 2012-13.
The environment is healthier and cleaner

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Load based licensing pollutant load indicators (PLI): (a)
Total air pollutants from licensed premises (b)	no.	514	524	524	540	530
Total water pollutants from licensed premises	no.	146	170	172	170	145
New Pollution Reduction Programs initiated with licensees:
Number	no.	192	114	70	163	166
Value	$ m	365	203	40	85	80
Beachwatch and Harbourwatch sites with Beach Suitability Grades of ‘very good’ or ‘good’ (c)%		n.a.	86	86	83	86
Days when National Environment Protection Measure (NEPM) air quality goals were exceeded in the Greater Sydney region (d)	days	28	30	n.a.	9	n.a.
Reported pollution incidents to Environment Line:
Motor vehicle related (total for smoke, noise and litter offences)	no.	8,958	9,507	8,500	10,355	10,000
Non motor vehicle	no.	7,085	7,475	7,100	7,488	7,200

(a)	These indicators reflect the effectiveness of programs undertaken with industry and communities to prevent, reduce or mitigate pollution and other adverse environmental impacts, thereby contributing to improving air quality and protecting our native vegetation, biodiversity, land, rivers and coastal waterways.

(b)	The ‘Pollutant Load Indicator’ is an index adjusted to reflect pollutant quantities, risk weightings and the harmfulness of the pollutants to the environments in which they are emitted. Figures for 2009-10 are estimates, as actual data is not available until 18 months after the reporting period.

(c)	Beaches are classified from ‘very poor’ to ‘very good’, based on a risk assessment of pollution sources and water quality data, consistent with the National Health and Medical Research Council’s guidelines for assessing risks in recreational waters (adopted in May 2009).

(d)	This indicator contributes to the measurement of improving air quality, showing NSW performance against NEPM for Ambient Air Quality standards relating to nitrogen dioxide, sulfur dioxide, carbon monoxide, photochemical oxidants (ground-level ozone) and fine particles. Forecasts are not included as results are strongly influenced by weather conditions.

7 - 12	Budget Estimates 2011-12

Department of Premier and Cabinet
Integrated landscape management supports long-term sustainability

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Water entitlement purchased for the environment (cumulative) (a)	ML	212,572	253,764	337,750	342,646	349,346
Area of land maintained or improved by property vegetation plans each year (cumulative) (a) (b)	000 ha	1,927	2,711	2,300	3,341	3,600
Area of New South Wales managed for conservation (cumulative): (a) Land in reserves	000 ha	6,725	6,764	7,020	7,078	7,095
Private land	000 ha	1,986	2,062	2,007	2,069	2,104
Visits to the park system (c)	mill	38.00	34.60	39.50	35.50	36.00
Volunteer contributions to park management programs:
Volunteers	no.	3,915	3,971	3,990	6,302	6,686
Participation	hours	175,361	177,031	178,700	126,254	133,943
Formal agreement in place with Aboriginal communities for joint-management of protected areas (cumulative) (d)	no.	16	18	22	22	28

(a)	These indicators contribute to protecting our native vegetation, biodiversity, land, rivers and coastal waterways, for which there is a range of statewide natural resource management targets. The current programs, Riverbank, Wetland recovery, and The Living Murray, have been completed or will be completed in 2011-12.

(b)	The Minister for the Environment has delegated the functions of issuing property vegetation plans under the Native Vegetation Act 2003 to the Catchment Management Authorities.

(c)	This indicator shows how parks and reserves contribute to increased tourism, community wellbeing and regional development.

(d)	This indicator is one measure of the protection and revitalisation of Aboriginal culture and heritage, and increased Aboriginal participation in natural resource management.

Budget Estimates 2011-12	7 - 13

Department of Premier and Cabinet
Service Group Statements
NSW 2021 Plan Leadership and Support

Service description:	This service group covers the provision of leadership and support in implementing the NSW
2021 Plan. Services include working with government agencies to support the development of agency action plans and helping develop performance measurement systems to deliver results against targets.

Linkage to results:	This service group contributes to sector-wide coordination of NSW 2021 Plan implementation, the reallocation of resources to NSW 2021 Plan goal areas as well as the achievement of specific NSW 2021 Plan objectives for which the Department has a lead role.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	24	22	22	23	25

The 2008-09 Actual and 2010-11 Budget numbers are restated due to the reallocation of employees between service groups.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	5,218	13,742	4,137
Total expenses include the following:
Employee related	1,801	2,732	3,075
Other operating expenses	3,264	1,012	1,049
Grants and subsidies		9,998	—

7 - 14	Budget Estimates 2011-12

Department of Premier and Cabinet
Economic and Regional Coordination

Service description:	This service group covers the support of major government and non-government initiatives that aid major investment and infrastructure development in New South Wales. This service group seeks to expedite the delivery of key government infrastructure projects and issues, often involving multiple stakeholders, across regional and metropolitan New South Wales.

Linkage to results:	This service group contributes to addressing economic and regional issues through better infrastructure coordination, transport coordination and regional issue management.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Coordination of State significant economic projects and initiatives completed consistent with government policies and plans	%	100	100	100	100	100
Targeted coordination of major planning initiatives consistent with government planning policy	%	100	100	100	100	100
Claims registered for the Aboriginal Trust Fund Repayment Scheme (a)	no.	8,886	139	0	0	0
Employees:	FTE	81	86	86	90	90

(a)	Claims to the Aboriginal Trust Fund Repayment Scheme closed on 31 May 2009 and the Scheme will cease operations on 30 November 2011.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	72,907	34,939	21,583
Total expenses include the following:
Employee related	11,989	12,695	13,227
Other operating expenses	10,434	7,157	8,028
Grants and subsidies	50,000	15,087	—

Budget Estimates 2011-12	7 - 15

Department of Premier and Cabinet
Services and Capabilities Improvement

Service description:	This service group covers the enhancement of public sector service delivery performance. It involves undertaking agency, program, functional and major structural reviews of multiple agencies, developing sector-wide management improvement strategies, and helping agencies to resolve complex industrial relations and staff matters.

Linkage to results:	This service group contributes to achieving improvements in government service delivery by working towards a range of intermediate results that include:

• public sector services improved

• industrial relations issues addressed.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Performance projects and reviews	no.	10	n.a.	15	21	n.a.
Employees: (a)	FTE	101	97	97	86	26

(a)	The majority of employees from this service group will transfer to the Public Service Commission in September 2011.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000(a)

Financial indicators:
Total Expenses Excluding Losses	38,228	37,841	9,576
Total expenses include the following:
Employee related	14,128	12,836	3,124
Other operating expenses	23,568	25,005	6,066
Capital Expenditure	—	3,311	—

Lower expenses in 2011-12 reflect the transfer of functions and staff to the Public Service Commission.

7 - 16	Budget Estimates 2011-12

Department of Premier and Cabinet
Policy Support

Service description:	This service group covers the provision of integrated, sector-wide policy advice, counsel and legislative support services.

Linkage to results:	This service group supports government decision-making by providing professional, accountable and customer-focused support services.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Executive Council meetings supported	no.	57	52	49	60	49
Items of legislation drafted	no.	1,163	1,229	n.a.	1,421	n.a.
Legislative website visits	thous	2,537	2,010	2,500	2,645	2,700
Employees: (a)	FTE	161	171	171	125	125

(a)	The 2008-09 Actual and 2010-11 Budget numbers are restated due to the reallocation of employees between service groups. The reduction from 2010-11 Forecast to 2010-11 Estimated Actual is due to the restructure of the Department as a result of the Public Sector Employment and Management (Departments) Order 2011.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	47,984	32,033	27,931
Total expenses include the following:
Employee related	23,816	18,666	18,739
Other operating expenses	20,282	7,861	7,291
Grants and subsidies	2,900	5,030	1,767
Other expenses	36		36

Capital Expenditure	123	136	188

Budget Estimates 2011-12	7 - 17

Department of Premier and Cabinet
Administrative Support for Government

Service description:	This service group covers a range of administrative and coordination functions to support the Governor, Premier, Executive Government, Cabinet and Remuneration Tribunals, managing state protocol, coordinating special events, providing logistic and information services, supporting special inquiries, and delivering corporate governance and support services.

Linkage to results:	This service group supports government decision-making by providing professional, accountable and customer focused support services.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Protocol and official hospitality events organised	no.	97	130	113	600	682
Ministers’ offices supported	no.	22	23	23	23	23
Appointments to Government boards and committees	no.	1,489	1,284	1,550	1,455	1,500
Employees: (a)	FTE	419	437	437	358	358

(a)	The 2008-09 and 2009-10 Actuals and 2010-11 Forecast numbers are restated to be consistent with the agency restructure in April 2011. The 2010-11 Estimated Actual number is lower mainly due to administrative changes following the 2011 NSW General Election.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	147,116	183,598	105,852
Total expenses include the following:
Employee related	52,977	64,010	51,955
Other operating expenses	41,854	50,726	37,355
Grants and subsidies	47,067	65,864	11,960
Other expenses	3,074		3,157

Capital Expenditure	4,091	2,911	1,392

7 - 18	Budget Estimates 2011-12

Department of Premier and Cabinet
Communications and Advertising

Service description:	This service group is responsible for the setting and administration of government advertising policy. It saves money for agencies in media buying and placement by managing whole-of-government contracts. This service group is also responsible for managing the approval process for proposed Government advertising activity and publishing the central website portal and the Government Gazette.

Linkage to results:	This service group contributes to maximising value to government agencies in delivering services to clients, customers and the community by working towards a range of intermediate results that include:

• ensuring that all advertising activity is consistent and in line with regulations

• coordinating projects to ensure cost effectiveness and to minimise duplication of activities

• providing training and education forums for government departments

• minimising the cost of advertising for government agencies

• minimising management risks associated with advertising activities.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Savings to government achieved through centralised media contracts compared to market media rates (a)%		58	66	33	62	50
Employees:	FTE	32	33	33	33	33

(a)	Savings expressed represent a percentage saving against total expenditure.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	6,058	5,226	5,400
Total expenses include the following:
Employee related	3,259	2,778	3,271
Other operating expenses	2,799	2,448	2,124

Budget Estimates 2011-12	7 - 19

Department of Premier and Cabinet
Capacity Building, Oversight and Provision of Advice for Local Government

Service description:	This service group covers programs, resources, policy, guidelines and information provided to strengthen the capacity of local government to meet community needs.

Linkage to results:	This service group contributes to a strong and sustainable local government sector that works together to meet community needs by working towards a range of intermediate results that include:

• increased capacity of local government in delivering good governance and sustainability

• strengthened and collaborative relationships fostered between stakeholders

• effective decision-making within local government.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Promoting Better Practice Program reviews undertaken	no.	11	12	12	11	12
Employees:	FTE	61	62	62	64	64

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	9,682	9,026	13,595
Total expenses include the following:
Employee related	6,901	6,483	7,074
Other operating expenses	2,122	2,361	2,362
Grants and subsidies	500		4,000

Capital Expenditure	170	150	145

7 - 20	Budget Estimates 2011-12

Department of Premier and Cabinet
Pensioner Rebate Scheme

Service description:	This service group covers the Pensioner Rebate Scheme, which provides rebates to local councils of up to 55 per cent of eligible pensioner council rates.

Linkage to results:	This service group contributes to providing pensioners with relief from council rates.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Rebate claims processed	no.	158	161	160	158	158

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	76,000	73,898	76,000
Total expenses include the following:
Grants and subsidies	76,000	73,898	76,000

Budget Estimates 2011-12	7 - 21

Department of Premier and Cabinet
Companion Animals Program

Service description:	This service group covers the Companion Animals Program. The program regulates the ownership, care and management of companion animals by maintaining a record of registered cats and dogs and promoting the care and management of the animals.

Linkage to results:	This service group contributes to responsible dog and cat ownership in the community.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Companion Animal registrations	no.	100,134	106,414	106,000	105,988	106,000
Employees:	FTE	4	4	4	4	4

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	6,437	6,540	6,437
Total expenses include the following:
Employee related	563	577	563
Other operating expenses	5,874	5,963	5,874

7 - 22	Budget Estimates 2011-12

Department of Premier and Cabinet
Environment and Heritage, Policy and Programs

Service description:	This service group leads the State’s delivery of policy and programs for water and energy efficiency, waste and sustainability, native vegetation, biodiversity and landscape conservation, environment protection, environmental water management, floodplain management and coastal protection. It develops and manages private land conservation programs, such as the Biobanking Scheme, as well as Riverbank and other environmental water recovery programs. The service group also identifies and assesses heritage items in New South Wales.

Linkage to results:	This service group contributes to sustainability and resource recovery, the environment being healthier and cleaner, and the NSW landscape being managed for long-term sustainability. This involves working towards a range of intermediate results that include the following.

• Energy efficiency is promoted to reduce greenhouse gas emissions and reduce power bills.

• NSW communities are supported and active in adapting to climate change.

• Risks to life, livelihoods, property and the environment from coastal erosion, flooding, bushfires and droughts are minimised and managed.

• Pollution and other adverse environmental impacts are prevented, reduced or mitigated.

• The condition of natural resources is improved, and biodiversity and native vegetation are protected and restored.

• The community knows, values and cares for the State’s heritage.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Residential rebates under the Climate Change Fund:
Hot water systems	no.	23,814	90,262	78,000	29,565	7,836
Rainwater tanks	no.	12,436	13,311	12,584	8,475	4,448
Hot water circulators	no.	n.a.	0	1,040	14	6
Dual-flush toilets	no.	n.a.	1,095	5,200	14,734	1,787
Visits to NSW environmental websites	thous	3,202	3,247	3,500	3,989	4,320
Requests handled by NSW environmental information centre	no.	287,003	306,942	270,000	231,317	260,000
Rural floodplain, coastal and estuary management plans completed (cumulative)	no.	93	110	115	115	124
Agreements for private land in New South Wales to be managed by landholders for conservation outcomes (including wildlife refuges and voluntary conservation) (cumulative)	no.	907	927	980	972	990
Heritage development applications permits processed annually	no.	606	672	500	691	720
Items included on the State Heritage Register	no.	12	26	30	31	20
Local Environment Plans with heritage schedules	%	90	91	96	145	100
Employees:	FTE	500	511	511	497	497

Budget Estimates 2011-12	7 - 23

Department of Premier and Cabinet
Environment and Heritage, Policy and Programs (cont)

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	395,473	507,582	640,421
Total expenses include the following:
Employee related	72,085	70,761	74,790
Other operating expenses	66,504	76,581	63,986
Grants and subsidies:	250,603	355,366	488,596
Climate Change Fund	169,965	241,843	423,774
Zoological Parks Board NSW	24,811	60,624	16,186

Capital Expenditure	8,798	8,488	7,839

7 - 24	Budget Estimates 2011-12

Department of Premier and Cabinet
Environment Protection and Regulation

Service description:	This service group delivers credible, targeted and cost-effective regulatory services across a range of environment protection, conservation, native vegetation and Aboriginal heritage areas. It implements market-based programs as well as providing audit and enforcement programs and emergency services designed to reduce environmental impacts. It works closely with industry and local government to encourage proactive compliance with environmental regulations.

Linkage to results:	This service group contributes to sustainability and resource recovery, the environment being healthier and cleaner, and the NSW landscape being managed for long-term sustainability. This involves working towards a range of intermediate results that include the following.

• Emergency services are capable of responding and adapting to climate change.

• Pollution and other adverse environmental impacts are prevented, reduced or mitigated.

• Degraded environments are remediated or restored.

• Unnecessary regulation is eliminated.

• The condition of natural resources is improved.

• Aboriginal cultural heritage is protected.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Penalty infringement notices issued:
Number	no.	1,786	1,574	2,300	1,512	n.a.
Fines imposed	$ m	0.7	0.6	0.8	0.9	n.a.
Licences, permits, certificates and registrations in effect under environment and conservation legislation	no.	31,234	32,559	32,000	33,194	30,000
Contaminated sites remediated (cumulative)	no.	80	92	100	102	112
Consents granted to landholders under the Private Native Forestry Codes of Practice (cumulative)	no.	805	1,281	1,600	1,801	2,100

Employees:	FTE	549	521	521	523	523

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	110,972	106,419	116,647
Total expenses include the following:
Employee related	52,885	55,878	59,532
Other operating expenses	21,736	15,514	15,546
Grants and subsidies	31,339	30,806	36,022
Waste levy improvement — payment to local councils	29,400	29,400	34,800

Capital Expenditure	3,682	2,904	2,535

Budget Estimates 2011-12	7 - 25

Department of Premier and Cabinet
Country, Culture and Heritage

Service description:	This service group works with government, Aboriginal communities and private and public landholders to manage and conserve Aboriginal cultural heritage. It develops policies, strategies, programs and systems that support Aboriginal participation in the management of their traditional lands, waters and natural resources. The service group also provides technical services for the conservation of cultural heritage within parks, reserves and botanic gardens, and administers the statutory Aboriginal Cultural Heritage Advisory Committee and the Aboriginal Heritage Information Management System.

Linkage to results:	This service group contributes to the environment being healthier and cleaner, and the NSW landscape being managed for long-term sustainability and community wellbeing. This involves working towards a range of intermediate results that include the following.

• Aboriginal communities are assisted to improve community wellbeing and adapt to the impacts of climate change.

• Degraded environments are remediated or restored.

• An integrated system of public and private lands is managed for conservation of natural and cultural values.

• Aboriginal culture and heritage is protected and revitalised and Aboriginal participation in land, water and natural resource management and conservation is increased.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Aboriginal places declared (cumulative)	no.	66	70	81	71	86
Environment/heritage projects undertaken with Aboriginal communities	no.	64	36	19	53	15
Repatriation to Aboriginal communities of Aboriginal remains and collections of cultural material:
Held under the National Parks & Wildlife Act 1974 (NPW Act)	no.	10	65	10	8	10
Held other than under NPW Act (a)	no.	10	4	2	26	15
Employees:	FTE	111	89	89	89	89

(a)	This indicator refers to items collected before 1970. Many of these are held in museums and universities in Australia and internationally. All other items collected after 1970 are held under the provision of the NPW Act.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	13,542	12,379	13,268
Total expenses include the following:
Employee related	9,815	9,636	10,281
Other operating expenses	2,274	1,950	1,954
Grants and subsidies	54	38	41

Capital Expenditure	917	462	321

7 - 26	Budget Estimates 2011-12

Department of Premier and Cabinet
Parks and Wildlife

Service description:	This service group is responsible for managing land within the protected area reserve system to conserve native plants, animals, ecosystems and significant cultural values. It provides opportunities for people to access and enjoy a wide variety of landscapes and unique visitor experiences across the State. The service group controls pests and weeds, suppresses and manages fires, and manages Aboriginal and historic heritage sites. It partners with Aboriginal communities and other members of the broader community in delivering conservation outcomes. It also protects and manages native wildlife, by providing information, education and a regulatory system that includes licensing.

Linkage to results:	This service group contributes to the NSW landscape being managed for long-term sustainability, conservation and public enjoyment. This involves working towards a range of intermediate results that include the following.

• Biodiversity and native vegetation are protected and restored.

• Parks and reserves contribute to increased tourism, community wellbeing and regional development.

• An integrated system of public and private lands is managed for conservation of natural and cultural values.

• Aboriginal cultural and heritage is protected and revitalised and Aboriginal participation in land, water and natural resource management and conservation is increased.

• Risks to life, property and the environment from coastal erosion, bushfires and droughts are minimised and managed.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Area of reserves covered by:
Plan management	000 ha	4,984	5,066	5,350	5,490	5,550
Fire management strategy	000 ha	6,725	6,704	7,020	6,929	7,095
Regional pest management strategy	000 ha	6,725	6,764	7,020	7,078	7,095
Visitation management plan	000 ha	6,725	6,764	7,020	7,078	7,095
Hazard reduction treatments in parks and reserves: (a)
Number	no.	409	567	400	530	800
hectare	ha	60,216	95,673	65,000	56,732	135,000
Participation in Discovery community education programs:
Participants	no.	194,707	218,009	194,000	290,561	296,402
Satisfied	%	98	98	98	98	98
Employees:	FTE	1,920	1,917	1,917	1,877	1,977

(a)	The forecast for 2011-12 measure is weather dependent and based on the ability to double the hazard reduction efforts that were forecast in 2010-11.

Budget Estimates 2011-12	7 - 27

Department of Premier and Cabinet
Parks and Wildlife (cont)

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	394,301	398,521	411,014
Total expenses include the following:
Employee related	173,446	176,734	197,085
Other operating expenses	128,175	128,481	120,334
Grants and subsidies	22,808	23,549	18,490

Capital Expenditure	34,622	46,149	39,884

7 - 28	Budget Estimates 2011-12

Department of Premier and Cabinet
Scientific Services

Service description:	This service group provides scientific advice, research, monitoring, analysis and reporting on a range of climate change, natural resource, environmental and pollution matters. It manages, interprets and communicates environmental information to underpin regulatory and planning processes, and to inform internal and external decision making. It also provides laboratory and analytical services to support environmental protection, conservation and natural resource programs, and emergency services.

Linkage to results:	This service group contributes to sustainability and resource recovery, the environment being healthier and cleaner and the NSW landscape being managed for long-term sustainability. This involves working towards a range of intermediate results that include the following.

• NSW communities are supported and active in adapting to climate change.

• Risks to life, livelihoods, property and the environment from coastal erosion, flooding, bushfires and droughts are minimised and managed.

• Pollution and other adverse environmental impacts are prevented, reduced or mitigated.

• Degraded environments are remediated or restored and biodiversity and native vegetation are protected and restored.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Time valid air quality data available from NSW government monitoring network	%	91	92	95	94	95
Ecotoxicological tests undertaken to inform NSW Government responses to impacts of chemicals on plants and animals	no.	237	223	200	427	250
Chemical tests undertaken to inform pollution investigations and air and water monitoring/research	no.	49,000	51,430	50,000	71,000	50,000
Employees:	FTE	364	328	328	316	316

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	49,642	46,220	48,741
Total expenses include the following:
Employee related	32,035	32,798	34,891
Other operating expenses	14,694	9,622	9,523
Grants and subsidies	142	1,404	1,178

Capital Expenditure	7,245	6,477	6,072

Budget Estimates 2011-12	7 - 29

Department of Premier and Cabinet
Personnel Services

Service description:	This service group covers providing personnel services to selected agencies. Agencies include the Centennial Park and Moore Park Trust, Historic Houses Trust of New South Wales, Lord Howe Island Board, Parramatta Park Trust, Royal Botanic Gardens and Domain Trust and Western Sydney Parklands Trust.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:
Centennial Park and Moore Park Trust (a)	FTE	67	68	68	65	69
Historic Houses Trust of New South Wales	FTE	198	203	201	208	199
Lord Howe Island Board	FTE	44	41	41	40	41
Parramatta Park Trust	FTE	9	10	9	9	13
Royal Botanic Gardens and Domain Trust	FTE	281	288	288	288	286
Western Sydney Parklands Trust	FTE	n.a.	11	15	11	15

(a)	Note that a correction has been made to previously reported trend data for the 2008-09 Actual figure, which stated 281.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	54,626	51,171	55,908
Total expenses include the following:
Employee related	54,626	51,171	55,908

7 - 30	Budget Estimates 2011-12

Department of Premier and Cabinet
Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Premier and Cabinet cluster. This includes funding to the Environmental Trust, Infrastructure NSW, the Natural Resources Commission and the Royal Botanic Gardens and Domain Trust.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	—	—	126,782
Total expenses include the following:
Grants and subsidies	—	—	126,782
Environmental Trust	—	—	72,221
Infrastructure NSW	—	—	14,213
Natural Resources Commission	—	—	4,750
Royal Botanic Gardens and Domain Trust	—	—	35,598

Budget Estimates 2011-12	7 - 31

Department of Premier and Cabinet
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	510,326	517,755	533,515
Other operating expenses	343,580	334,681	281,492
Depreciation and amortisation	87,229	82,670	90,601
Grants and subsidies	481,413	581,040	764,836
Finance costs	2,528	2,989	9,655
Other expenses	3,110	—	3,193

Total Expenses Excluding Losses	1,428,186	1,519,135	1,683,292

Less:
Revenue
Sales of goods and services	105,479	110,760	112,164
Investment income	8,070	13,461	7,336
Retained taxes, fees and fines	9,251	9,543	9,385
Grants and contributions	231,979	274,386	281,054
Other revenue	13,020	20,757	15,475

Total Revenue	367,799	428,907	425,414

Gain/(loss) on disposal of non current assets	(840)	(2,060)	(840)
Other gains/(losses)	(100)	(1,545)	(100)

Net Cost of Services	1,061,327	1,093,833	1,258,818

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	1,061,327	1,093,833	1,258,818
Recurrent Services Appropriation	904,819	926,415	922,868

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	59,648	70,988	58,376
Capital Works and Services Appropriation	40,447	42,589	37,437

7 - 32	Budget Estimates 2011-12

Department of Premier and Cabinet
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	39,016	269,980	142,407
Receivables	57,980	46,177	61,006
Other financial assets	16	46	45
Inventories	731	673	737
Other	645	2,548	658

Total Current Assets	98,388	319,424	204,853

Non Current Assets
Receivables	48	—	61
Property, plant and equipment -
Land and building	2,033,908	2,188,449	2,150,266
Plant and equipment	87,240	83,131	98,055
Infrastructure systems	1,032,450	1,059,596	1,033,343
Intangibles	173,927	181,246	187,271

Total Non Current Assets	3,327,573	3,512,422	3,468,996

Total Assets	3,425,961	3,831,846	3,673,849

Liabilities Current Liabilities
Payables	39,663	191,199	54,507
Provisions	67,541	57,849	74,201
Other	—	1,590	1,854

Total Current Liabilities	107,204	250,638	130,562

Non Current Liabilities
Borrowings at amortised cost	49,587	65,779	289,037
Provisions	2,963	5,859	17,269
Other	—	5,094	5,094

Total Non Current Liabilities	52,550	76,732	311,400

Total Liabilities	159,754	327,370	441,962

Net Assets	3,266,207	3,504,476	3,231,887

Equity
Reserves	—	1,558,659	1,543,178
Accumulated funds	3,266,207	1,945,817	1,688,709

Total Equity	3,266,207	3,504,476	3,231,887

Budget Estimates 2011-12	7 - 33

Department of Premier and Cabinet
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities Payments
Payments
Employee related	470,278	496,502	472,383
Grants and subsidies	481,413	581,040	764,836
Finance costs	2,528	2,986	2,980
Other	401,150	199,466	430,535

Total Payments	1,355,369	1,279,994	1,670,734

Receipts
Sale of goods and services	91,644	108,298	87,988
Retained taxes	122	2,242	(1,007)
Interest	5,564	8,484	9,217
Other	299,667	326,650	343,462

Total Receipts	396,997	445,674	439,660

Net Cash Flows From Operating Activities	(958,372)	(834,320)	(1,231,074)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	995	447	996
Purchases of property, plant and equipment	(52,077)	(54,053)	(48,437)
Other	79,084	136,445	(25,946)

Net Cash Flows From Investing Activities	28,002	82,839	(73,387)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	—	17,656	217,207
Repayment of borrowings and advances	—	—	(624)

Net Cash Flows From Financing Activities	—	17,656	216,583

Cash Flows From Government
Recurrent appropriation	904,819	926,415	922,868
Capital appropriation	40,447	42,589	37,437

Net Cash Flows From Government	945,266	969,004	960,305

Net Increase/(Decrease) in Cash	14,896	235,179	(127,573)
Opening Cash and Cash Equivalents	24,120	34,801	269,980

Closing Cash and Cash Equivalents	39,016	269,980	142,407

Cash Flow Reconciliation
Net cost of services	(1,061,327)	(1,093,833)	(1,258,818)
Non cash items added back	121,450	107,615	137,981
Change in operating assets and liabilities	(18,495)	151,898	(110,237)

Net Cash Flow From Operating Activities	(958,372)	(834,320)	(1,231,074)

7 - 34	Budget Estimates 2011-12

Department of Planning and Infrastructure
Introduction
Purpose
The Department of Planning and Infrastructure manages land use planning and development, and sustainable growth. Its work includes:
•	ensuring housing and employment growth are planned for appropriately, with adequate and timely infrastructure

•	helping to plan, stage and deliver infrastructure, including releasing land for housing and jobs

•	developing and applying land use policy

•	assessing and determining major development and infrastructure projects.
The Department operates under the Environmental Planning and Assessment Act 1979.
Results and Services
The Department is the lead agency for the following NSW 2021 Plan goals.
•	Build liveable centres.

•	Restore confidence and integrity in planning systems.
The Department works towards the following results.
•	Land supply for housing and employment is increased and, with a mix of housing, provides choice, meets demand and promotes affordability.

•	Opportunities for urban renewal are increased and local plan-making by councils is improved.

•	Capital investment from State Significant Development and Infrastructure is facilitated and more jobs are created.
Contributing to these results, the Department’s key services are:
•	setting strategies to aid sustainable investment and land release, and coordinating infrastructure for land supply and release programs

•	supporting the development of local strategies, coordinating major urban renewal initiatives, reviewing laws, partnering with councils as they implement statutory development proposals and continuously improving the planning system

•	advising on and assessing major development and infrastructure projects in a timely manner, and managing building controls

•	providing staff services to the Sydney Harbour Foreshore Authority, Hunter Development Corporation and Central Coast Regional Development Corporation.

Budget Estimates 2011-12	7 - 35

Department of Planning and Infrastructure
2011-12 Budget Highlights
In 2011-12, the Department’s key initiatives will include:
•	spending $4.5 million to develop a new planning system, by consulting with the community and stakeholders and then drafting a Green Paper to outline policy options

•	spending $2.4 million to deliver regional land use plans for the Upper Hunter and New England North West, to balance the growth of the mining and gas industries with the needs of the agricultural sector and local communities

•	spending $5.4 million for the Planning Assessment Commission to deliver a robust and independent system for assessing State Significant Development and Infrastructure

•	strengthening programs to facilitate housing supply, including administering the Priority Infrastructure Fund to help councils fund essential infrastructure that supports housing

•	partnering with local councils to progress planning initiatives for significant precincts within metropolitan Sydney and to achieve metropolitan and regional housing and employment targets.
Other initiatives will include spending:
•	$2.3 million for Joint Regional Planning Panels to assess regionally significant developments

•	$11.8 million to implement the Comprehensive Local Environment Plan Fund to support local councils in updating local planning controls

•	$1.7 million to improve urban renewal particularly around transport nodes, including urban renewal plans for the Newcastle CBD

•	$3 million to deliver a new Affordable Housing Choice Policy to promote affordable housing development

•	$1 million to expand the Exempt and Complying Development Codes to provide a fast-track approval system for low-impact developments

•	$4.3 million to deliver more ePlanning solutions

•	$10.6 million to support the rezoning of six precincts within Sydney’s growth centres.
Delivery
Recent Achievements
In 2010-11, the Department’s key achievements included:
•	determining more than 400 major project development applications, with an aggregate capital investment value of around $16.5 billion

•	completing 69 per cent of Part 3A assessments within three months, 88 per cent within five months and 100 per cent within eight months

7 - 36	Budget Estimates 2011-12

Department of Planning and Infrastructure
•	overseeing Joint Regional Planning Panels, which determined more than 300 regionally significant development applications with an average assessment time of 185 days

•	delivering innovative policy approaches in areas such as infrastructure and wind farm development, coastal protection and climate change

•	implementing the certification of local council building surveyors and improving the State Environmental Planning Policy (Exempt and Complying Development Codes)

•	completing more than 300 Gateway Determinations of local council planning proposals, with an average processing time of 24 days

•	finalising four State Significant Site proposals, with a capital investment value of around $1.8 billion and capacity for 13,000 dwellings

•	releasing the Metropolitan Plan for Sydney 2036, which integrates land use and transport planning and provides a framework for sustainable growth and development

•	releasing the Government’s Employment Land Development Program, which details land supply for employment use in Sydney

•	releasing data on the performance of the online Building Sustainability Index (BASIX) assessment tool and completing an ePlanning roadmap.
Future Directions
In future years, the Department plans to:
•	deliver a new planning system, to provide a contemporary framework for land use planning and development in New South Wales

•	substantially strengthen programs to aid housing supply and urban renewal, particularly around transport nodes

•	deliver a new policy approach for affordable housing choice

•	deliver more regional land use plans to address the issues of resource management, particularly the impacts of growth in mining and coal seam gas extraction on agriculture, tourism and other regional industries, and to provide greater land use certainty to regional communities

•	continue to work with local government to achieve metropolitan and regional housing and employment targets and develop plans for key precincts within metropolitan Sydney, Newcastle and Wollongong

•	expand the delivery of ePlanning solutions and improve monitoring of housing data supported by online reporting

•	review strategies in coastal New South Wales to ensure they cater for growth in housing and employment and include adequate infrastructure

•	work with the Council of Australian Governments Reform Council to ensure the strategic planning framework for Sydney supports housing, infrastructure and productivity.

Budget Estimates 2011-12	7 - 37

Department of Planning and Infrastructure
Performance Information
Result Indicators
Increased land supply for housing and employment

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Population with access to a city or major centre within 30 mins by public transport in Metropolitan Sydney (a)%		75	76	75	77	77
Sydney Metropolitan Region and the Central Coast:
‘New’ dwellings built (b)	no.	18,612	13,919	24,930	16,500	20,000
Zoned and trunk serviced lots available for development (c)	no.	56,342	56,241	56,082	72,555	69,000

(a)	This indicator measures the NSW 2021 Plan goal: build liveable centres.

(b)	This indicator contributes to the NSW 2021 Plan target to facilitate the delivery of 25,000 new dwellings per year.

(c)	This indicator contributes to the NSW 2021 Plan target to increase available green field ‘zoned and trunk serviced’ lots to always be above 50,000.
Increased urban renewal and plan making

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Residential dwelling potential approved for rezoning through LEP gateway	no.	n.a.	6,980	15,000	38,183	20,000
Employment lands potential approved for rezoning through LEP gateway	ha	n.a.	84	500	1,106	750

These indicators contribute to achieving all Department of Planning and Infrastructure lead agency NSW 2021 Plan goals through effective management and processing of Local Environmental Plans (LEPs). The new LEP gateway system replaced the LEP Review Panels from 1 July 2009.

7 - 38	Budget Estimates 2011-12

Department of Planning and Infrastructure
Increased level of capital investment and job creation

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Annual capital investment from State approved development and infrastructure (a)	$ b	19.3	19.1	20.0	16.5	20.1
Jobs associated with State approved development and infrastructure (b)	no.	69,459	64,618	60,000	80,532	77,000
Complying development proposals (c)%		11	17	35	18	35

(a)	This indicator shows the effectiveness of the Government’s initiative to encourage development and infrastructure.

(b)	This indicator is linked to the number of jobs associated with state approved development and infrastructure projects that are determined.

(c)	This indicator measures complying development proposals as a percentage of all developments assessed, which aims to reduce costs and improve development timeframes.

Budget Estimates 2011-12	7 - 39

Department of Planning and Infrastructure
Service Group Statements
Strategies and Land Release

Service description:	This service group covers the statewide delivery of strategic zoned (and where applicable, serviced) land for housing and employment, including strategic planning and coordination of infrastructure provision into land supply and land release programs. The service group also prepares, monitors and updates the Metropolitan Plan and regional strategies.

Linkage to results:	This service group contributes to increasing land supply, capital investment and job creation by working towards a range of intermediate results that include the following.

• Residential and employment growth aligns with infrastructure investment and the protection of valued natural resources.

• Land supply and housing supply mix meets demand.

• State agency planning and capital expenditure is led by planning strategies.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Regional and sub-regional strategies completed (a)	no.	7	n.a.	18	1	10
Metropolitan Strategy/Plan actions implemented (b)%		96	96	96	96	14
Projects completed under Metro Greenspace program	no.	11	15	9	25	10
Employees:	FTE	72	91	100	118	118

(a)	Finalisation of sub-regional strategies is now scheduled to follow finalisation of the Metropolitan Plan for Sydney 2036, which was completed in 2010-11. There is also a focus on new Strategic Regional Land Use Plans for the Upper Hunter and New England North West in 2011-12.

(b)	Actual and forecast results up until the end of 2010-11 were based on the 2005 Metropolitan Strategy. The forecast for 2010-11 onwards are based on the 2010 Metropolitan Plan.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	50,559	49,292	71,217
Total expenses include the following:
Employee related	12,567	16,279	16,288
Other operating expenses	3,577	5,613	5,788
Grants and subsidies	33,209	24,347	38,125
Other expenses	—	1,481	9,019

Capital Expenditure	154	103	935

7 - 40	Budget Estimates 2011-12

Department of Planning and Infrastructure
Plan Making and Urban Renewal

Service description:	This service group is responsible for overseeing council implementation of statutory planning instruments, assessing State Significant Development proposals and coordinating major urban renewal initiatives.

Linkage to results:	This service group contributes to increasing plan making, urban renewal, land supply, capital investment and job supply across New South Wales by working towards a range of intermediate results that include the following.

• Local councils have support and capabilities to prepare local plans and assess development proposals.

• Planning systems and assessment processes are efficient and streamlined.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Local councils preparing new comprehensive LEPs:
Commenced	no.	40	10	21	10	10
On exhibition	no.	8	26	40	25	55
Gazetted	no.	3	12	43	15	45
Employees:	FTE	216	212	215	194	190

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	70,509	49,494	47,217
Total expenses include the following:
Employee related	27,747	28,722	22,281
Other operating expenses	8,991	4,904	8,002
Grants and subsidies	33,702	15,319	16,807

Capital Expenditure	342	221	2,029

Budget Estimates 2011-12	7 - 41

Department of Planning and Infrastructure
Development Assessment

Service description:	This service group covers timely and efficient delivery of assessment and decision making for development and infrastructure projects of State Significance, including whole-of-government leadership in the administration of environmental impact assessment and development approvals. It involves managing development and building controls, and the associated regulatory and operational aspects, to ensure ongoing reform and best practice.

Linkage to results:	This service group contributes to increasing urban renewal, plan making, capital investment and job creation across New South Wales by working towards a range of intermediate results that include:

• effective land use, planning and development controls

• increased level of job creation

• increased level of capital investment

• effective and timely assessment of major projects and infrastructure proposals.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Applications lodged	no.	534	483	350	473	480
Development and infrastructure applications determined	no.	451	407	350	416	485
Determination of development and infrastructure applications within 4 months (a)%		50	68	85	69	70
Complaint investigations against accredited certifiers	no.	155	87	120	97	100
Employees:	FTE	175	194	210	199	209

(a)	New performance benchmark established in the NSW 2021 Plan.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	39,173	44,710	44,376
Total expenses include the following:
Employee related	27,895	31,491	30,180
Other operating expenses	7,806	9,683	10,724
Grants and subsidies	3,300	3,300	3,300

Capital Expenditure	3,334	242	5,205

7 - 42	Budget Estimates 2011-12

Department of Planning and Infrastructure
Personnel Services

Service description:	This service group covers personnel services that are provided to the Hunter Development Corporation, Central Coast Regional Development Corporation and the Sydney Harbour Foreshore Authority.

Linkage to results:	This service group provides personnel services to selected agencies as part of the State’s WorkChoices insulation legislation.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:
Hunter Development Corporation	FTE	n.a.	19	23	19	23
Central Coast Regional Development Corporation	FTE	n.a.	6	6	10	10
Sydney Harbour Foreshore Authority	FTE	n.a.	222	222	200	208

This service group commenced in 2009-10.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	34,973	8,889	33,073
Total expenses include the following:
Employee related	34,973	8,889	33,073

Budget Estimates 2011-12	7 - 43

Department of Planning and Infrastructure
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	103,182	85,381	101,822
Other operating expenses	20,374	20,200	24,514
Depreciation and amortisation	406	1,113	392
Grants and subsidies	70,211	42,966	58,232
Finance costs	1,041	1,244	1,904
Other expenses	—	1,481	9,019

Total Expenses Excluding Losses	195,214	152,385	195,883

Less:
Revenue
Sales of goods and services	67,386	53,472	68,972
Investment income	572	813	784
Grants and contributions	4,651	2,801	2,650
Other revenue	5,384	12,317	13,481

Total Revenue	77,993	69,403	85,887

Gain/(loss) on disposal of non current assets	600	—	600
Other gains/(losses)	(13)	—	(13)

Net Cost of Services	116,634	82,982	109,409

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	116,634	82,982	109,409
Recurrent Services Appropriation	105,630	80,140	102,482

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	3,830	566	8,169
Capital Works and Services Appropriation	3,164	164	7,489

7 - 44	Budget Estimates 2011-12

Department of Planning and Infrastructure
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,069	42,056	17,393
Receivables	20,509	25,887	29,611

Total Current Assets	22,578	67,943	47,004

Non Current Assets
Property, plant and equipment -
Land and building	17,829	8,470	11,470
Plant and equipment	3,342	1,378	1,877
Intangibles	—	190	4,468

Total Non Current Assets	21,171	10,038	17,815

Total Assets	43,749	77,981	64,819

Liabilities
Current Liabilities
Payables	138	29,212	6,341
Provisions	13,913	23,653	23,255
Other	—	1,263	—

Total Current Liabilities	14,051	54,128	29,596

Non Current Liabilities
Borrowings at amortised cost	19,778	22,437	29,526
Provisions	465	726	821
Other	—	322	322

Total Non Current Liabilities	20,243	23,485	30,669

Total Liabilities	34,294	77,613	60,265

Net Assets	9,455	368	4,554

Equity
Accumulated funds	9,455	368	4,554

Total Equity	9,455	368	4,554

Budget Estimates 2011-12	7 - 45

Department of Planning and Infrastructure
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	98,413	79,877	99,266
Grants and subsidies	70,211	42,966	58,232
Finance costs	1,041	1,244	1,904
Other	22,445	6,434	56,245

Total Payments	192,110	130,521	215,647

Receipts
Sale of goods and services	59,080	43,591	65,282
Interest	572	564	910
Other	15,967	28,172	16,564

Total Receipts	75,619	72,327	82,756

Net Cash Flows From Operating Activities	(116,491)	(58,194)	(132,891)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	600	—	600
Purchases of property, plant and equipment	(3,830)	(391)	(3,844)
Other	—	(207)	(4,325)

Net Cash Flows From Investing Activities	(3,230)	(598)	(7,569)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	2,700	5,500	7,089
Repayment of borrowings and advances	—	(26)	—

Net Cash Flows From Financing Activities	2,700	5,474	7,089

Cash Flows From Government
Recurrent appropriation	105,630	81,403	102,482
Capital appropriation	3,164	164	7,489
Cash transfers to Consolidated Fund	—	—	(1,263)

Net Cash Flows From Government	108,794	81,567	108,708

Net Increase/(Decrease) in Cash	(8,227)	28,249	(24,663)
Opening Cash and Cash Equivalents	10,296	13,807	42,056

Closing Cash and Cash Equivalents	2,069	42,056	17,393

Cash Flow Reconciliation
Net cost of services	(116,634)	(82,982)	(109,409)
Non cash items added back	4,060	5,151	4,016
Change in operating assets and liabilities	(3,917)	19,637	(27,498)

Net Cash Flow From Operating Activities	(116,491)	(58,194)	(132,891)

7 - 25	Budget Estimates 2011-12

Independent Commission Against Corruption
Introduction
Purpose
The Independent Commission Against Corruption (ICAC) promotes and improves integrity in the public sector. It has special powers to investigate, expose and minimise corruption.
The ICAC operates under the Independent Commission Against Corruption Act 1988.
Results and Services
The ICAC works towards the following results.
•	Potential offenders are deterred from corrupt conduct through the exposure of corruption activities and corruption risks.
•	The community and public sector employees have confidence that corruption matters reported are being properly investigated.
•	The community and public sector employees have an increased awareness and understanding of corrupt conduct and corruption risks across the public sector.
•	A comprehensive range of corruption prevention strategies operates across the public sector.
Contributing to these results, the ICAC’s key service involves investigating corruption complaints, preventing corruption where possible, and educating public sector agencies to promote awareness.
2011-12 Budget Highlights
In 2011-12, the ICAC’s key initiatives will include spending:
•	$880,000 to create a third specialist investigation team to undertake the complex investigations that base public inquiries, and provide more resources to the preliminary investigation team to identify matters for full investigation

•	$283,000 to engage more resources in the Legal Division to help prepare public inquiries and briefs, and in the Corruption Prevention Division so it can more readily deliver training and develop corruption prevention guidelines and recommendations

•	$2.7 million over four years to upgrade its information and communication technology infrastructure, software and equipment.

Budget Estimates 2011-12	7 - 47

Independent Commission Against Corruption
Delivery
Recent Achievements
In 2010-11, the ICAC’s key achievements included:
•	increasing the number of investigations completed within 12 months, from 90 per cent to 93 per cent

•	reducing the average number of days needed to deal with complaints by 13 per cent

•	increasing the number of investigation reports published by 33 per cent

•	increasing the number of corruption prevention training sessions delivered by 16 per cent

•	increasing the number of compulsory examinations conducted, from 124 to 130.
Future Directions
In future years, the ICAC plans to:
•	continue strengthening the integrity of the public sector through investigation and corruption prevention work

•	conduct between 9 and 12 public inquiries a year.

7 - 48	Budget Estimates 2011-12

Independent Commission Against Corruption
Performance Information
Result Indicators
Deterrence of corrupt conduct

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Compulsory examinations (a)	no.	40	124	72	130	100
Public inquiries (b)	no.	n.a.	n.a.	n.a.	9	12
Investigation reports published (c)	no.	13	9	10	12	12

(a)	This indicator shows the level of public exposure of corrupt conduct and corruption activities. Examinations include all people called to appear for interviews to present information, give statements and generate further leads. This may lead to public inquiries that are major investigations and include multiple examinations.

(b)	This result indicator began in 2010-11.

(c)	This indicator shows the level of exposure of corrupt conduct and systemic corruption issues. Investigation reports are produced following public inquiries.
Confidence that reported corruption matters are investigated

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Corruption matters that are received by ICAC from the general public, through protected disclosures and from principal officers (a)	no.	1,778	1,819	1,800	1,850	1,850
Corruption matters received that are referred for further ICAC inquiry, action or investigation (b)%		22	22	23	20	20

(a)	This indicator is a proxy for the level of confidence the community has in reporting matters that may involve corrupt conduct.

(b)	This indicator shows the level of serious matters being referred to ICAC requiring further action. This may include legal advice, requests for agency responses, investigation by examination or advice given on corruption prevention.
Increased awareness of corrupt conduct and corruption risks

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Corruption publications and guidelines released	no.	3	9	6	7	6
This indicator is a proxy for awareness of public sector employees of corruption issues and corruption risks through release of new publications and education on corrupt prevention strategies.

Budget Estimates 2011-12	7 - 49

Independent Commission Against Corruption
Corruption prevention strategies across the public sector

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Reform recommendations arising from investigation reports that are implemented	%	93	98	90	100	90
This indicator shows the effectiveness of ICAC in identifying corruption prevention strategies to improve public sector integrity.

7 - 50	Budget Estimates 2011-12

Independent Commission Against Corruption
Service Group Statements
Corruption Investigation, Prevention, Research and Education
Service description:	This service group covers the processing, assessment and investigation of all corruption complaints, as well as research and the development of corruption training and prevention advice for public sector agencies through educational materials. It also covers reporting on investigations and recommending prevention improvements.

Linkage to results:	This service group contributes to deterring corrupt conduct and building community confidence that reported corruption matters are being properly investigated, and to increasing awareness of corrupt conduct and corruption risks by developing and recommending corruption prevention strategies. This involves working towards a range of intermediate results that include:
•	responding to complaints in an appropriate and timely manner

•	increasing community confidence that all corruption matters will be rigorously investigated

•	deterring public officials and other potential offenders from committing corrupt conduct through the exposure of corrupt activities

•	raising community and public sector awareness of corrupt conduct, its detrimental effects and its risks across the public sector

•	developing a comprehensive range of corruption prevention strategies across the public sector and promoting the development of corruption detection and minimisation strategies.

		2008-09	2009-10	2010-11	2010-11	2011-12
Units		Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Average days to deal with complaints	no.	75	63	80	55	55
Investigations completed within twelve months	%	87	90	55	93	90
Corruption prevention recommendations arising from investigation reports	no.	84	45	40	93	40
Training and other presentations delivered	no.	87	76	70	88	70
Persons referred for consideration of prosecution or disciplinary action arising from investigations (a)	no.	n.a.	n.a.	n.a.	24	24
Employees:	FTE	112	110	118	118	129

(a)	This service measure began reporting in 2010-11.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	19,845	20,950	23,535
Total expenses include the following:
Employee related	14,785	15,255	16,524
Other operating expenses	4,321	4,956	5,920

Capital Expenditure	240	236	7,070

Budget Estimates 2011-12	7 - 51

Independent Commission Against Corruption
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	14,785	15,255	16,524
Other operating expenses	4,321	4,956	5,920
Depreciation and amortisation	739	739	1,091

Total Expenses Excluding Losses	19,845	20,950	23,535

Less:
Revenue
Sales of goods and services	430	401	350
Investment income	88	66	80
Other revenue	16	59	2,849

Total Revenue	534	526	3,279

Gain/(loss) on disposal of non current assets	—	(3)	—

Net Cost of Services	19,311	20,427	20,256

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	19,311	20,427	20,256
Recurrent Services Appropriation	17,986	19,186	20,508

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	240	236	7,070
Capital Works and Services Appropriation	240	236	4,983

7 - 52	Budget Estimates 2011-12

Independent Commission Against Corruption
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	1,463	1,851	1,947
Receivables	675	438	354

Total Current Assets	2,138	2,289	2,301

Non Current Assets
Property, plant and equipment -
Land and building	218	196	4,754
Plant and equipment	665	672	2,288
Intangibles	715	692	497

Total Non Current Assets	1,598	1,560	7,539

Total Assets	3,736	3,849	9,840

Liabilities
Current Liabilities
Payables	468	366	596
Provisions	1,469	1,484	1,522
Other	—	4	—

Total Current Liabilities	1,937	1,854	2,118

Non Current Liabilities
Provisions	12	14	—

Total Non Current Liabilities	12	14	—

Total Liabilities	1,949	1,868	2,118

Net Assets	1,787	1,981	7,722

Equity
Reserves	409	409	409
Accumulated funds	1,378	1,572	7,313

Total Equity	1,787	1,981	7,722

Budget Estimates 2011-12	7 - 53

Independent Commission Against Corruption
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	14,337	14,514	16,017
Other	4,717	5,829	6,648

Total Payments	19,054	20,343	22,665

Receipts
Sale of goods and services	430	401	350
Interest	121	75	49
Other	446	690	3,945

Total Receipts	997	1,166	4,344

Net Cash Flows From Operating Activities	(18,057)	(19,177)	(18,321)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(172)	(125)	(7,000)
Other	(68)	(111)	(70)

Net Cash Flows From Investing Activities	(240)	(236)	(7,070)

Cash Flows From Government
Recurrent appropriation	17,986	19,186	20,508
Capital appropriation	240	240	4,983
Cash transfers to Consolidated Fund	—	(17)	(4)

Net Cash Flows From Government	18,226	19,409	25,487

Net Increase/(Decrease) in Cash	(71)	(4)	96
Opening Cash and Cash Equivalents	1,534	1,855	1,851

Closing Cash and Cash Equivalents	1,463	1,851	1,947

Cash Flow Reconciliation
Net cost of services	(19,311)	(20,427)	(20,256)
Non cash items added back	1,229	1,410	1,597
Change in operating assets and liabilities	25	(160)	338

Net Cash Flow From Operating Activities	(18,057)	(19,177)	(18,321)

7 - 54	Budget Estimates 2011-12

Independent Pricing and Regulatory Tribunal
Introduction
Purpose
The Independent Pricing and Regulatory Tribunal (IPART) determines prices for monopoly services provided by government utilities and regulated industries, such as water, transport, energy and local government. It aims to encourage sustainable and efficient services, while protecting consumers.
IPART works to fairly and openly balance industry and consumer needs.
IPART operates under the Independent Pricing and Regulatory Tribunal Act 1992.
Results and Services
IPART works towards the following results.
•	IPART decisions prevent abuse of monopoly power and promote efficiency, sustainability and community welfare.
•	Healthy and sustainable energy and water supplies are promoted.
Contributing to these results, IPART’s key service involves setting prices for monopoly services, monitoring schemes like water licensing and greenhouse gas reduction, and advising on policy.
2011-12 Budget Highlights
In 2011-12, IPART’s key initiatives will include spending $20.7 million to:
•	regulate utility services and licence key water and energy retail business
•	administer the Greenhouse Gas Reduction and Energy Savings schemes
•	provide policy advice to the Government and set local council rates.
It aims to deliver a balanced outcome for all parties, including consumers and utilities, and the Government’s budget.
Delivery
Recent Achievements
In 2010-11, IPART’s key achievements included:
•	making determinations for water, electricity and transport monopoly services

Budget Estimates 2011-12	7 - 55

Independent Pricing and Regulatory Tribunal
•	administering licensing and authorisation of water, electricity and gas businesses, and monitoring compliance with licence conditions
•	administering the Greenhouse Gas Reduction and Energy Savings schemes
•	advising on hospital costs and outcomes for the Department of Health, the productivity of state owned corporations and their industry peers, a revenue framework for local government and climate change mitigation measures and the policy framework
•	setting local government rates and reviewing council development contribution plans.
Future Directions
In future years, IPART plans to continue to regulate prices for monopoly services, licence obligations and the Greenhouse Gas Reduction and Energy Savings schemes, and provide advice to the Government.

7 - 56	Budget Estimates 2011-12

Independent Pricing and Regulatory Tribunal
Performance Information
Result Indicators
Pricing decisions prevent abuse of monopoly power, promote efficiency, sustainability and community welfare

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators: (a)
Index of household charges (nominal, including GST): (b)
Change since 1992-93%		71	94	n.a.	n.a.	n.a.
Annual change	%	8.7	14.4	n.a.	n.a.	n.a.
Index of non-residential water prices (nominal): (c)
Change since 1992-93%		-13	-3	n.a.	n.a.	n.a.
Annual change	%	13.8	12.6	n.a.	n.a.	n.a.
Index of regulated electricity prices for a small business customer (nominal, excluding GST): (d)
Change since 1996-97%		50	85	n.a.	n.a.	n.a.
Annual change	%	11	23	n.a.	n.a.	n.a.

(a)	Data from regulated entities are collected in arrears and are not received in sufficient time to calculate current year indicators. These indicators are based on a range of factors, such as market share, that cannot be estimated in advance.

(b)	This indicator shows the impact of IPART’s decisions on composite household charges comprising residential electricity and gas prices, residential water charges and public transport prices. The change in the CPI (including GST) since 1992-93 was 54 per cent in 2008-09 and 57 per cent in 2009-10.

(c)	Index of real revenue per kilolitre of water used, including water, wastewater and trade waste charges. Average of Sydney Water and Hunter Water prices, weighted by volume of sales to non-residential customers. The change in the CPI since 1992-93 was 54 per cent in 2008-09 and 57 per cent in 2009-10.

(d)	Calculated for a business customer of EnergyAustralia on a general supply tariff using 30 MWh of electricity per year. Reference period is 1996-97 because comparable prices for 1993 are not available. Prices exclude GST because GST is a pass-through cost for businesses. The change in the CPI since 1996-97 was 34 per cent in 2008-09 and 38 per cent in 2009-10.
Promoting healthy and sustainable energy and water supplies

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Acceptance by Ministers of annual water and energy audit reports (a)	no.	6	16	8	8	8
Net tonnes per capita CO2 emissions in New South Wales from electricity usage (allowing for offset credits) (b)	tonnes	7	7	7	7	7
Annual reduction in electricity retailers sales under the Energy Savings Scheme (c)	‘000 MWh	n.a.	285.0	450.0	425.0	616.0

(a)	This is a check on the effectiveness of licence compliance based on detailed audits.

(b)	This measure is based on the targets set under the Kyoto protocol.

(c)	The scheme is based on a calendar year and started on 1 July 2009, so the original target for 2009-10 was to the end of December 2009.

Budget Estimates 2011-12	7 - 57

Independent Pricing and Regulatory Tribunal
Service Group Statements
Utilities Pricing, Regulation and Analysis and Policy Work
Service description:	This service group covers setting prices for energy, water and public transport and carrying out other specific reviews of government services referred at the request of the responsible Ministers. This service group also administers the Water Licensing, Energy Compliance, Greenhouse Gas Reduction and Energy Savings schemes.

Linkage to results:	This service group contributes to the following intermediate results.
•	Abuse of monopoly power is prevented, and efficiency, sustainability and community welfare is promoted.

•	Independent advice is provided to the Government on issues of pricing, funding, competition, service, economic and social policy and governance.

•	Prices (or revenues) for energy, transport and water services are determined fairly and reasonably in accordance with legislation.

•	Energy and water licence obligations and CO2 reduction targets are enforced.

•	Sustainable environmental outcomes are promoted.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Perceived professionalism of staff (a)%		n.a.	99	99	93	93
Special review reports submitted to Ministers	no.	7	5	4	5	4
Abatement certificates Registered (b)	mill	24.0	18.2	20.0	19.5	23.0
Energy Savings certificates registered	mill	n.a.	0.50	1.27	0.80	1.30
Employees: (c)	FTE	82	91	86	93	100

(a)	The stakeholder survey is conducted every two years.

(b)	The Energy Savings Scheme began in 2009-10.

(c)	Increased staff numbers are in response to additional referrals under Section 90 of the IPART Act.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	18,577	20,885	23,151
Total expenses include the following:
Employee related	10,554	12,531	12,918
Other operating expenses	7,442	7,605	9,520

Capital Expenditure	180	602	180

7 - 58	Budget Estimates 2011-12

Independent Pricing and Regulatory Tribunal
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	10,554	12,531	12,918
Other operating expenses	7,442	7,605	9,520
Depreciation and amortisation	581	749	713

Total Expenses Excluding Losses	18,577	20,885	23,151

Less:
Revenue Sales of goods and services	883	748	1,250
Investment income	230	467	400
Other revenue	200	811	205

Total Revenue	1,313	2,026	1,855

Net Cost of Services	17,264	18,859	21,296

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	17,264	18,859	21,296
Recurrent Services Appropriation	16,547	19,128	20,570

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	180	602	180
Capital Works and Services Appropriation	180	180	180

Budget Estimates 2011-12	7 - 59

Independent Pricing and Regulatory Tribunal
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	5,644	8,473	7,844
Receivables	191	606	447

Total Current Assets	5,835	9,079	8,291

Non Current Assets
Property, plant and equipment - Plant and equipment	1,600	1,828	1,289
Intangibles	33	61	67

Total Non Current Assets	1,633	1,889	1,356

Total Assets	7,468	10,968	9,647

Liabilities
Current Liabilities
Payables	557	861	606
Provisions	1,181	1,450	1,583
Other	—	952	—

Total Current Liabilities	1,738	3,263	2,189

Non Current Liabilities
Provisions	10	13	12
Other	266	334	266

Total Non Current Liabilities	276	347	278

Total Liabilities	2,014	3,610	2,467

Net Assets	5,454	7,358	7,180

Equity
Accumulated funds	5,454	7,358	7,180

Total Equity	5,454	7,358	7,180

7 - 60	Budget Estimates 2011-12

Independent Pricing and Regulatory Tribunal
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	10,185	11,435	12,798
Other	8,643	7,641	10,698

Total Payments	18,828	19,076	23,496

Receipts
Sale of goods and services	883	748	1,250
Interest	230	356	511
Other	1,421	763	1,488

Total Receipts	2,534	1,867	3,249

Net Cash Flows From Operating Activities	(16,294)	(17,209)	(20,247)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(180)	(602)	(169)
Other	—	—	(11)

Net Cash Flows From Investing Activities	(180)	(602)	(180)

Cash Flows From Government
Recurrent appropriation	16,547	20,080	20,570
Capital appropriation	180	180	180
Cash transfers to Consolidated Fund	—	(5)	(952)

Net Cash Flows From Government	16,727	20,255	19,798

Net Increase/(Decrease) in Cash	253	2,444	(629)
Opening Cash and Cash Equivalents	5,391	6,029	8,473

Closing Cash and Cash Equivalents	5,644	8,473	7,844

Cash Flow Reconciliation
Net cost of services	(17,264)	(18,859)	(21,296)
Non cash items added back	950	1,403	1,081
Change in operating assets and liabilities	20	247	(32)

Net Cash Flow From Operating Activities	(16,294)	(17,209)	(20,247)

Budget Estimates 2011-12	7 - 61

New South Wales Electoral Commission
Introduction
Purpose
The New South Wales Electoral Commission manages the electoral roll, elections and referendums. Its work includes:
•	running general elections for the State
•	running elections for local government, trade unions, statutory boards and registered clubs, and ballots for enterprise agreements
•	providing administrative support to the Election Funding Authority.
The Commission operates under the Parliamentary Electorates and Elections Act 1912.
Results and Services
The Commission works towards the following results.
•	Elections are conducted efficiently, impartially and in line with the law.
•	Voter participation is maximised and informal votes are minimised, including ensuring citizens who are eligible to enrol are on the electoral roll.
•	Public funding is provided in accordance with legislation and campaign funding disclosures are maximised.
Contributing to these results, the Commission’s key service involves conducting and managing elections, including reporting on electoral spending and advising different groups on their rights and responsibilities.
2011-12 Budget Highlights
In 2011-12, the Commission’s key initiatives will include spending $8.6 million to prepare for the 2012 Local Government elections.
Delivery
Recent Achievements
In 2010-11, the Commission’s key achievements included:
•	successfully conducting the State General Election in March 2011
•	introducing technology-assisted voting (iVote)
•	providing automatic enrolment
•	independently assessing stakeholder satisfaction with the way the State General Election was run and these other initiatives.

7 - 62	Budget Estimates 2011-12

New South Wales Electoral Commission
Future Directions
In future years, the Commission plans to further improve electoral administration and provide better services to all stakeholders, by harnessing the benefits of information and communications technology.

Budget Estimates 2011-12	7 - 63

New South Wales Electoral Commission
Performance Information
Result Indicators
To ensure that elections are impartial and delivered in accordance with the law

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Successful court challenges (a)	no.	0	0	0	0	0
Recounts required	no.	2	0	2	0	2

(a)	The nil result shown indicates a high quality service.
To maximise voter participation

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Eligible population enrolled	%	92.5	91.2	93.6	92.8	93.4
Minimisation of informal votes:
Legislative Assembly	%	n.a.	n.a.	2.7	3.2	n.a.
Legislative Assembly by-elections	%	2.8	3.2	2.7	n.a.	n.a.
Legislative Council	%	n.a.	n.a.	6.1	5.4	n.a.
Local Government ordinary elections	%	7.1	n.a.	n.a.	n.a.	n.a.
Local Government by-elections	%	4.3	3.0	4.2	2.8	n.a.
Percentage of roll that do not vote in: (a)
State general election (b)%		n.a.	n.a.	3.4	5.0	n.a.
State by-elections	%	9.7	14.0	9.6	n.a.	n.a.
Local Government ordinary elections (c)%		8.8	n.a.	n.a.	15.7	n.a.
Local Government by-elections	%	6.3	19.8	11.3	17.0	17.0

(a)	This indicator excludes non-voters that were exempt from voting under Section 120C (6) of the Parliamentary Electorates and Elections Act 1912.

(b)	The percentage of roll that did not vote in the March 2007 State General Election was 3.5 per cent.

(c)	Typically Local Government elections do not attract as high voter participation as State Government elections. The Commission fully managed the Local Government ordinary elections for the first time in 2008-09.
n.a. indicates that no election or by-election occurred. No forecast is available for 2011-12.
To deliver unbiased public funding and open disclosure of campaign donations

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Prosecutions for failure to lodge or making false or misleading declarations	no.	0	0	0	0	0
Declarations lodged on time	%	74.9	86.0	85.0	79.0	85.0

7 - 64	Budget Estimates 2011-12

New South Wales Electoral Commission
Service Group Statements
Conduct and Management of Elections
Service description:	This service group covers the delivery of elections and related services.

Linkage to results:	The result of the services is to deliver impartial electoral results which:
•	withstand public scrutiny

•	are based on the maximisation of voter participation and minimisation of informal votes

•	communicate electoral results in an accurate and timely way.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Parliamentary general and by-elections conducted	no.	4	1	1	1	0
Local Government ordinary election and by-elections conducted	no.	155	16	12	10	22
Registered club elections conducted	no.	15	16	24	20	13
Statutory board and industrial ballots conducted	no.	30	22	20	14	14

Employees:	FTE	36	36	44	37	44

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	65,512	59,246	81,795
Total expenses include the following:
Employee related	6,573	8,045	10,836
Other operating expenses	4,117	3,824	5,166
Other expenses	50,963	43,577	60,713

Capital Expenditure	6,937	10,775	1,760

Budget Estimates 2011-12	7 - 65

New South Wales Electoral Commission
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	6,573	8,045	10,836
Other operating expenses	4,117	3,824	5,166
Depreciation and amortisation	3,859	3,800	5,080
Other expenses	50,963	43,577	60,713

Total Expenses Excluding Losses	65,512	59,246	81,795

Less:
Revenue
Sales of goods and services	1,106	947	639
Investment income	157	357	161
Other revenue	—	—	8,600

Total Revenue	1,263	1,304	9,400

Net Cost of Services	64,249	57,942	72,395

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	64,249	57,942	72,395
Recurrent Services Appropriation	58,447	52,438	74,178

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	6,937	10,775	1,760
Capital Works and Services Appropriation	6,937	10,645	1,760

7 - 66	Budget Estimates 2011-12

New South Wales Electoral Commission
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	1,022	1,179	1,203
Receivables	295	736	534
Inventories	—	90	100
Other	—	58	50

Total Current Assets	1,317	2,063	1,887

Non Current Assets
Property, plant and equipment -
Plant and equipment	5,361	2,865	1,591
Intangibles	15,423	19,827	17,781

Total Non Current Assets	20,784	22,692	19,372

Total Assets	22,101	24,755	21,259

Liabilities
Current Liabilities
Payables	1,191	1,540	2,268
Provisions	852	959	1,191
Other	—	270	250

Total Current Liabilities	2,043	2,769	3,709

Non Current Liabilities
Other	526	402	600

Total Non Current Liabilities	526	402	600

Total Liabilities	2,569	3,171	4,309

Net Assets	19,532	21,584	16,950

Equity
Accumulated funds	19,532	21,584	16,950

Total Equity	19,532	21,584	16,950

Budget Estimates 2011-12	7 - 67

New South Wales Electoral Commission
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	5,810	7,328	10,076
Other	59,756	51,095	67,566

Total Payments	65,566	58,423	77,642

Receipts
Sale of goods and services	1,066	1,138	637
Interest	157	197	150
Other	4,900	3,998	11,501

Total Receipts	6,123	5,333	12,288

Net Cash Flows From Operating Activities	(59,443)	(53,090)	(65,354)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(4,782)	(1,135)	(1,697)
Other	(2,155)	(9,640)	(63)

Net Cash Flows From Investing Activities	(6,937)	(10,775)	(1,760)

Cash Flows From Government
Recurrent appropriation	58,447	52,438	74,178
Capital appropriation	6,937	10,645	1,760
Cash transfers to Consolidated Fund	—	(447)	(8,800)

Net Cash Flows From Government	65,384	62,836	67,138

Net Increase/(Decrease) in Cash	(996)	(1,029)	24
Opening Cash and Cash Equivalents	2,018	2,208	1,179

Closing Cash and Cash Equivalents	1,022	1,179	1,203

Cash Flow Reconciliation
Net cost of services	(64,249)	(57,942)	(72,395)
Non cash items added back	4,263	4,273	5,503
Change in operating assets and liabilities	543	579	1,538

Net Cash Flow From Operating Activities	(59,443)	(53,090)	(65,354)

7 - 68	Budget Estimates 2011-12

Ombudsman’s Office
Introduction
Purpose
The Ombudsman’s Office is an independent review body. It aims to ensure public and private sector bodies within its jurisdiction fulfil their functions properly.
The Ombudsman is accountable to the public through the NSW Parliament.
The Office operates under a range of legislation, including the Ombudsman Act 1974, the Community Services (Complaints, Reviews and Monitoring) Act 1993 and the Police Act 1990.
Results and Services
The Office works towards the following result: administrative practice and service delivery are fair, accountable and responsive.
Contributing to this result, the Office’s key service involves investigating, resolving, overseeing and scrutinising complaints.
2011-12 Budget Highlights
In 2011-12, the Office’s key initiatives will include spending:
•	$1.1 million to implement, monitor and report on public interest disclosures
•	an additional $500,000 to support the child death review function
•	an additional $100,000 to support official community visitors who visit residential services for children, young people and people with disabilities in care and accommodation across the State
•	$219,000 on capital works mainly to update its information technology equipment.
Delivery
Recent Achievements
In 2010-11, the Office’s key achievements included:
•	establishing a unit to help agencies comply with the Public Interests Disclosures Act 1994, which has conducted information sessions and developed a model internal reporting policy, practice guides and other resource material

Budget Estimates 2011-12	7 – 69

Ombudsman’s Office
•	establishing a unit to support the work of the Child Death Review Team (CDRT), which was transferred to the Office, including reviewing the team’s operations and its priorities for the year
•	increasing its training program, offering courses about complaints handling, the rights of consumers of community services and employment-related child protection.
Future Directions
In future years, the Office plans to:
•	focus on public interest disclosures throughout the public sector
•	support the CDRT in its work in developing strategies to prevent or reduce child deaths
•	increase the level of cross agency work in response to the more integrated whole-of-government approach to issues
•	continue to support new and developing Ombudsman offices and other oversight bodies in the region by sharing knowledge and experience on ways to promote accountable public administration and good governance.

7 – 70	Budget Estimates 2011-12

Ombudsman’s Office
Performance Information
Result Indicators
Fair, accountable and responsive administrative practice and service delivery

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Recommendations made in general jurisdiction that have been implemented by agency	%	79	96	100	83	80
Agency investigations remedied or deficiencies acknowledged following Ombudsman recommendation:
Police jurisdiction (a)%		n.a.	n.a.	n.a.	71	80
Employment related child protection jurisdiction (a)%		n.a.	n.a.	n.a.	89	80
Reports to Parliament on public interest issues	no.	3	5	3	7	5

(a)	These result indicators were created in 2010-11.

Budget Estimates 2011-12	7 – 71

Ombudsman’s Office
Service Group Statements
Complaint resolution, investigation, oversight and scrutiny

Service description:	This service group covers the independent resolution, investigation or oversight of complaints made by the public about agencies within the jurisdiction of the Ombudsman and the scrutiny of complaint handling and other systems of those agencies.

Linkage to results:	This service group contributes to community confidence that their complaints are being handled fairly, efficiently and effectively and in line with law or policy.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Written complaints and notifications about public sector and certain non-government agencies	no.	11,000	8,712	8,300	8,988	8,300
Telephone complaints/inquiries received	no.	23,000	23,797	23,450	24,371	23,000
Time spent on visiting services by Community Visitors	hours	14,616	5,941	8,500	6,884	5,600
Death in care reviewable (calendar year)	no.	65	105	75	101	100
Initial assessment of complaints and advice to complainants (where relevant) within 10 days (a)%		n.a.	n.a.	n.a.	98	80
Initial assessment of agency notifications and advice to agency (where relevant) within 10 days (a)%		n.a.	n.a.	n.a.	92	80
Employees:	FTE	181	171	170	177	180

(a)	These service measures were created in 2010-11.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	23,221	24,277	25,548
Total expenses include the following:
Employee related	18,724	19,238	20,233
Other operating expenses	4,044	4,576	4,744

Capital Expenditure	314	378	219

7 – 72	Budget Estimates 2011-12

Ombudsman’s Office
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	18,724	19,238	20,233
Other operating expenses	4,044	4,576	4,744
Depreciation and amortisation	453	463	571

Total Expenses Excluding Losses	23,221	24,277	25,548

Less:
Revenue
Sales of goods and services	100	583	434
Investment income	36	85	38
Grants and contributions	—	113	—
Other revenue	—	80	17

Total Revenue	136	861	489

Gain/(loss) on disposal of non current assets	—	11	—
Other gains/(losses)	—	(36)	—

Net Cost of Services	23,085	23,441	25,059

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	23,085	23,441	25,059
Recurrent Services Appropriation	21,460	21,804	23,406
Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	314	378	219
Capital Works and Services Appropriation	314	369	219

Budget Estimates 2011-12	7 – 73

Ombudsman’s Office
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	504	1,073	944
Receivables	410	626	589

Total Current Assets	914	1,699	1,533

Non Current Assets
Property, plant and equipment -
Plant and equipment	1,288	1,145	841
Intangibles	227	421	373

Total Non Current Assets	1,515	1,566	1,214

Total Assets	2,429	3,265	2,747

Liabilities
Current Liabilities
Payables	475	709	714
Provisions	1,678	1,646	1,863
Other	—	54	—

Total Current Liabilities	2,153	2,409	2,577

Non Current Liabilities
Provisions	21	20	20
Other	5	—	—

Total Non Current Liabilities	26	20	20

Total Liabilities	2,179	2,429	2,597

Net Assets	250	836	150

Equity
Accumulated funds	250	836	150

Total Equity	250	836	150

7 - 74	Budget Estimates 2011-12

Ombudsman’s Office
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	17,485	17,524	19,268
Other	4,488	5,175	5,259

Total Payments	21,973	22,699	24,527

Receipts
Sale of goods and services	100	547	434
Interest	23	96	31
Other	505	760	527

Total Receipts	628	1,403	992

Net Cash Flows From Operating Activities	(21,345)	(21,296)	(23,535)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	11	—
Purchases of property, plant and equipment	(199)	(298)	(119)
Other	(125)	(82)	(100)

Net Cash Flows From Investing Activities	(324)	(369)	(219)

Cash Flows From Government
Recurrent appropriation	21,460	21,804	23,406
Capital appropriation	314	369	219
Cash transfers to Consolidated Fund	—	(519)	—

Net Cash Flows From Government	21,774	21,654	23,625

Net Increase/(Decrease) in Cash	105	(11)	(129)

Opening Cash and Cash Equivalents	399	1,084	1,073

Closing Cash and Cash Equivalents	504	1,073	944

Cash Flow Reconciliation
Net cost of services	(23,085)	(23,441)	(25,059)
Non cash items added back	1,473	1,879	1,319
Change in operating assets and liabilities	267	266	205

Net Cash Flow From Operating Activities	(21,345)	(21,296)	(23,535)

Budget Estimates 2011-12	7 - 75

Police Integrity Commission
Introduction
Purpose
The Police Integrity Commission prevents, detects and investigates serious misconduct by NSW Police Force and NSW Crime Commission officers. It aims to promote public confidence in the integrity of these agencies.
The Commission oversees other agencies that investigate serious police misconduct.
The Commission operates under the Police Integrity Commission Act 1996.
Results and Services
The Commission works towards the following results.
•	The incidence of serious misconduct in the NSW Police Force and NSW Crime Commission is reduced.
•	Serious police misconduct is prevented.
Contributing to these results, the Commission’s key service involves investigating, researching and managing complaints.
2011-12 Budget Highlights
In 2011-12, the Commission’s key initiatives will include spending:
•	$16 million on detecting and investigating serious misconduct by NSW Police Force and Crime Commission officers
•	$1.5 million on preventing misconduct, including continued research projects to help the NSW Police Force and NSW Crime Commission manage corruption risk
•	$1.6 million to upgrade key information and communications technology systems, to improve support for operational activity and service delivery.
Delivery
Recent Achievements
In 2010-11, the Commission’s key achievements included:
•	publishing two reports aimed at improving corruption risk management at police local area commands and strengthening the corruption prevention and detection measures the police use when they are executing search warrants
•	maintaining an active investigative workload, which included 91 preliminary investigations and 41 major investigations.

7 - 76	Budget Estimates 2011-12

Police Integrity Commission
Future Directions
In future years, the Commission plans to:
•	continue investigative and preventative functions and, where appropriate, increase public hearings and investigation reports, to reduce serious misconduct and maintain public confidence in the NSW Police Force and NSW Crime Commission
•	expand education and promotion in managing the risk of corruption.

Budget Estimates 2011-12	7 - 77

Police Integrity Commission
Performance Information
Result Indicators
Reducing incidence of serious misconduct in the NSW Police Force and NSW Crime Commission

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Total complaints that are non-referred (a)%	39	45	45	45	45
Full investigations where information was disseminated to the NSWPF and resulted in managerial action (b)%	55	57	80	55	60

(a)	This indicator shows how effective the Commission is in detecting police misconduct. Non-referred complaints are complaints received by the Commission from sources other than the NSW Ombudsman and the NSW Police Force.

(b)	This indicator shows how the Commission has reduced police misconduct by referring information to the NSW Police Force that led to managerial action against a police officer.
Preventing serious misconduct in the NSW Police Force and NSW Crime Commission

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Requests for advice from the NSWPF which are met	%	100	100	100	100	100
Prevention advice provided in relation to the NSWPF’s systems and practices (a)	no.	14	23	25	25	25

(a)	This indicator shows that the Commission is providing corruption prevention advice, either directly to the NSW Police Force or to other organisations that are involved with the NSW Police Force’s practices, such as the NSW Ombudsman.

7 - 78	Budget Estimates 2011-12

Police Integrity Commission
Service Group Statements
Investigations, research and complaint management

Service description:	This service group covers the detection and investigation of serious misconduct by police and others and the development of effective research projects leading to recommendations for reform and practice improvements within the NSW Police Force and NSW Crime Commission.

Linkage to results:	This service group contributes to reducing and preventing serious police misconduct by working towards a range of intermediate results that include:
•	developing effective strategies to detect serious misconduct by police and others

•	exposing serious misconduct by police and others

•	deterring serious misconduct by police and others through effective investigation

•	providing informed advice on improvements to systems and work practices in the NSW Police Force and NSW Crime Commission

•	ensuring regular consultation and feedback to improve the quality of investigations and the implementation of reforms.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Current major investigations	no.	40	20	45	41	45
Research projects and reports including reform recommendations	no.	14	3	4	2	3
Complaints received	no.	1,157	1,020	1,200	1,200	1,200
Employees:	FTE	103	100	100	96	102

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	20,245	18,800	20,457
Total expenses include the following:
Employee related	14,012	13,315	14,184
Other operating expenses	4,727	4,130	4,837

Capital Expenditure	1,790	1,166	1,790

Budget Estimates 2011-12	7 - 79

Police Integrity Commission
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses —
Employee related	14,012	13,315	14,184
Other operating expenses	4,727	4,130	4,837
Depreciation and amortisation	1,481	1,327	1,411
Finance costs	25	28	25

Total Expenses Excluding Losses	20,245	18,800	20,457

Less:
Revenue
Investment income	80	89	90
Other revenue	—	8	—

Total Revenue	80	97	90

Gain/(loss) on disposal of non current assets	—	10	—

Net Cost of Services	20,165	18,693	20,367

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	20,165	18,693	20,367
Recurrent Services Appropriation	17,961	16,947	18,147
Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	1,790	1,166	1,790
Capital Works and Services Appropriation	1,790	1,166	1,790

7 – 80	Budget Estimates 2011-12

Police Integrity Commission
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	1,484	1,597	1,604
Receivables	357	460	407

Total Current Assets	1,841	2,057	2,011

Non Current Assets
Property, plant and equipment -
Land and building	583	524	411
Plant and equipment	2,615	2,082	2,449
Intangibles	46	367	492

Total Non Current Assets	3,244	2,973	3,352

Total Assets	5,085	5,030	5,363

Liabilities
Current Liabilities
Payables	457	443	649
Provisions	1,091	1,097	1,115
Other	—	164	—

Total Current Liabilities	1,548	1,704	1,764

Non Current Liabilities
Other	588	677	700

Total Non Current Liabilities	588	677	700

Total Liabilities	2,136	2,381	2,464

Net Assets	2,949	2,649	2,899

Equity
Reserves	—	186	186
Accumulated funds	2,949	2,463	2,713

Total Equity	2,949	2,649	2,899

Budget Estimates 2011-12	7 – 81

Police Integrity Commission
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities Payments
Employee related	13,410	12,793	13,375
Other	5,179	4,660	5,277

Total Payments	18,589	17,453	18,652

Receipts
Interest	92	79	91
Other	608	525	585

Total Receipts	700	604	676

Net Cash Flows From Operating Activities	(17,889)	(16,849)	(17,976)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	10	—
Purchases of property, plant and equipment	(1,790)	(806)	(1,490)
Other	—	(360)	(300)

Net Cash Flows From Investing Activities	(1,790)	(1,156)	(1,790)

Cash Flows From Government
Recurrent appropriation	17,961	17,111	18,147
Capital appropriation	1,790	1,166	1,790
Cash transfers to Consolidated Fund	—	(361)	(164)

Net Cash Flows From Government	19,751	17,916	19,773

Net Increase/(Decrease) in Cash	72	(89)	7
Opening Cash and Cash Equivalents	1,412	1,686	1,597

Closing Cash and Cash Equivalents	1,484	1,597	1,604

Cash Flow Reconciliation
Net cost of services	(20,165)	(18,693)	(20,367)
Non cash items added back	2,145	1,857	2,091
Change in operating assets and liabilities	131	(13)	300

Net Cash Flow From Operating Activities	(17,889)	(16,849)	(17,976)

7 – 82	Budget Estimates 2011-12

Public Service Commission
Introduction
Purpose
The Public Service Commission will lead efforts to ensure the public sector workforce can deliver government programs and services to the people of New South Wales. It will advise the Government on operational and policy issues.
The Commission will be established in the first half of the 2011-12 financial year, and will take over some of the functions currently undertaken by the Department of Premier and Cabinet’s Public Sector Workforce Branch (PSW).
The Commission will operate under the Public Sector Employment and Management Act 2002.
Results and services
The Commission will work towards the following result: human capital management is improved.
Contributing to this result, the Commission’s key service will involve improving government service delivery by enhancing public sector capability and addressing workforce issues.
2011-12 Budget Highlights
In 2011-12, the Commission’s key initiatives will include spending:
•	$4.8 million to conduct leadership development programs to ensure that New South Wales has the best qualified and most professional public service leadership in the nation
•	$1 million to run human capital management programs in areas like ethics, accountability, attraction and retention, and sector mobility
•	$150,000 on compiling the inaugural State of the Sector report to provide a detailed annual report to Parliament on the NSW public sector.
The Public Service Commission’s expenses will be supported by the transfer of the Public Sector Workforce Branch’s budget of $23 million in 2011-12.

Budget Estimates 2011-12	7 – 83

Public Service Commission
Delivery
Recent achievements
In 2010-11, key achievements by PSW (which will transfer to the Public Service Commission) included:
•	developing and launching a series of websites and publications to improve workforce management, such as the Making It Our Business website (miob.nsw.gov.au) for Aboriginal jobs
•	deploying an e-recruitment system to 73 agencies
•	implementing employment programs for under-represented groups, including a program that has seen 3,636 young people employed as apprentices or cadets since 2009.
Future directions
In future years, the Commission plans to:
•	build on existing PSW initiatives, such as building a strategic information collection and analysis capability
•	consult the Premier, agencies and other key stakeholders to determine the medium and long-term strategies and priorities for the organisation.

7 – 84	Budget Estimates 2011-12

Public Service Commission
Performance Information
Result Indicators
Improved human capital management

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Lead CEO performance agreements reviewed to align with the NSW 2021 Plan priorities	%	n.a.	n.a.	n.a.	100.0	n.a.
Result indicator inherited from Department of Premier and Cabinet with the transfer of the Public Sector Workforce functions to the new Public Service Commission. The Public Service Commission will determine new result indicators based on an initial planning process.

Budget Estimates 2011-12	7 – 85

Public Service Commission
Service Group Statements
Services and Capabilities Improvement

Service description:	This service group covers the promotion and maintenance of the highest levels of integrity, impartiality, accountability, capability and leadership across the public sector through innovative human capital management policies and programs.

Linkage to results:	This service group contributes to achieving improvements in government service delivery by public sector capability enhancement and addressing workforce issues.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	n.a.	n.a.	n.a.	n.a.	113
The Public Service Commission will determine service measures based on an initial planning process.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	—	—	28,227
Total expenses include the following:
Employee related	—	—	10,249
Other operating expenses	—	—	17,958

Capital Expenditure	—	—	3,306

7 – 86	Budget Estimates 2011-12

Public Service Commission
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses - Employee related	—	—	10,249
Other operating expenses	—	—	17,958
Depreciation and amortisation	—	—	20

Total Expenses Excluding Losses	—	—	28,227

Less:
Revenue
Other revenue	—	—	800

Total Revenue	—	—	800

Net Cost of Services	—		27,427

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	—	—	27,427
Recurrent Services Appropriation	—	—	27,407
Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	—	—	3,306
Capital Works and Services Appropriation	—	—	3,306

Budget Estimates 2011-12	7 – 87

Public Service Commission
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Non Current Assets
Property, plant and equipment - Plant and equipment	—	—	3,286

Total Non Current Assets	—	—	3,286

Total Assets	—	—	3,286

Net Assets	—	—	3,286

Equity
Accumulated funds	—	—	3,286

Total Equity	—	—	3,286

7 – 88	Budget Estimates 2011-12

Public Service Commission
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities Payments
Employee related	—	—	10,249
Other	—	—	17,958

Total Payments	—	—	28,207

Receipts
Other	—	—	800

Total Receipts	—	—	800

Net Cash Flows From Operating Activities	—	—	(27,407)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	—	—	(3,306)

Net Cash Flows From Investing Activities	—	—	(3,306)

Cash Flows From Government
Recurrent appropriation	—	—	27,407
Capital appropriation	—	—	3,306

Net Cash Flows From Government	—	—	30,713

Cash Flow Reconciliation
Net cost of services	—	—	(27,427)
Non cash items added back	—	—	20

Net Cash Flow From Operating Activities	—	—	(27,407)

Budget Estimates 2011-12	7 — 89

Environmental Trust
Introduction
Purpose
The Environmental Trust funds projects and programs to accelerate environmental improvement, and to promote awareness of and encourage community participation in such improvement.
The Trust gives grants to organisations like community groups, schools and research bodies. It also gives specific purpose grants to government agencies to promote key environmental initiatives.
The Trust operates under the Environmental Trust Act 1998.
Results and Services
The Trust works towards the following results.
•	The environment is healthier and cleaner.

•	Soil and vegetation are maintained and improved.

•	Natural and cultural values are conserved.

•	Consumption and production are sustainable and waste is reduced.
Contributing to these results, the Trust’s key services are:
•	funding community groups, schools, Aboriginal organisations, industry, research bodies and state and local government agencies to undertake restoration, rehabilitation, education, research and urban sustainability initiatives

•	funding government agencies to run major programs that address key environmental initiatives, including buying land for national parks, promoting waste management and resource recovery, and buying water entitlements to increase flows into rivers.
2011-12 Budget Highlights
In 2011-12, the Trust’s key initiatives will include spending:
•	$10 million under the four year River Red Gums Program to help timber industry businesses and workers and regional communities affected by the reservation of conservation land in the Riverina area

•	$9.6 million in grants to local councils under the Waste and Sustainability Infrastructure Grant Scheme for actions that reduce waste and increase recycling

7 - 90	Budget Estimates 2011-12

Environmental Trust
•	$19.8 million in new statutory grants for community groups, councils, schools, Aboriginal organisations, registered training organisations, lead environmental community groups, state agencies and research bodies, including $2 million for a new bush regeneration program and $5 million to buy land for national parks and reserves

•	$2 million in subsidies to eligible orchardists to install exclusion netting to protect fruit crops from flying foxes

•	$1.6 million for a Recycling Innovation Fund to support the faster deployment of recycling infrastructure.
Delivery
Recent Achievements
In 2010-11, the Trust’s key achievements included:
•	funding $27.2 million in business and worker exit payments and awarding $9.5 million in community development grants under the River Red Gums Program

•	spending $4.3 million under the Land Acquisition Program to buy eight properties covering 18,678 hectares for conservation

•	providing $8.1 million to buy 7,702 megalitres of water entitlements for the environment under the Riverbank Program

•	making contestable funding payments of $6.8 million to community groups and state and local agencies to help people protect and improve their environment.
Future Directions
In future years, the Trust plans to:
•	provide high quality and relevant grant programs to the broader community of New South Wales

•	engage with stakeholders to identify emerging and high priority environmental issues to address through its grant programs

•	refocus its Contaminated Land Management Program to include the remediation of derelict underground petroleum storage systems in sensitive environmental areas

•	progress its waste, sustainability and recycling grant programs, partnering with local government agencies and community groups to make the program more effective.

Budget Estimates 2011-12	7 - 91

Environmental Trust
Performance Information
Result Indicators
The environment is healthier and cleaner

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Projects awarded clearing polluted sites (a)	no.	62	66	72	51	53
Projects awarded reducing community exposure to chemicals, radiation, noise, waste, odour and vibrations (a)	no.	80	84	90	69	61
Locations rehabilitated, restored, remediated, cleaned up (a)	no.	219	165	171	161	161
Organisations being engaged in environmental projects (b)	no.	1,300	1,000	1,100	1,347	1,347

(a)	These indicators show the Trust’s funding focus on the reduction of significant risk or harm to the community and environment, such as the clean-up of emergency pollution events and orphan waste under the Emergency Pollution Clean-Up program as well as the number of locations being remediated or restored.

(b)	This indicator shows the extent to which the Trust engages with the community.
Soil and vegetation are maintained and improved

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Funding provided for forestry/farming industry structural adjustment and assistance (a)	$ m	13.8	8.7	31.3	33.5	12.3
Properties purchased under Farmer Exit Assistance (b)	no.	2	n.a.	1	n.a.	4
Competitive projects awarded impacting regional areas (c)	no.	142	143	143	164	164

(a)	This indicator shows the financial assistance provided by the Trust via assistance packages for the forestry and farming industries.

(b)	This indicator shows properties purchased for conservation management.

(c)	This indicator shows competitive grants that the Trust has awarded which impact regional communities.

7 - 92	Budget Estimates 2011-12

Environmental Trust
Natural and cultural values across the landscape are conserved

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Hectares purchased for conservation (cumulative) (a)	ha	399,607	422,287	444,115	441,146	467,896
Properties reserved (cumulative) (b)	no.	72	81	96	103	113
Water entitlements purchased (c)	ML	22,585	16,279	9,478	7,702	6,720

(a)	This indicator shows the increasing amount of land (in-holdings, coastal lowlands and wetlands, western, world heritage areas and other privately owned lands) purchased from Trust funds for conservation.

(b)	This indicator shows the number of properties purchased from Trust funds reserved as national park or other conservation reserve.

(c)	This indicator shows the megalitres of water entitlements purchased to protect and restore ailing wetlands and river systems.
Consumption and production are sustainable and waste is reduced

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Medium to large organisations addressing resource recovery issues (a)	no.	305	428	620	550	630
Chemicals collected under CleanOut (b)	kg	819,718	897,199	900,000	1,186,023	1,182,000
Penalty notices/clean up notices issued by the Regional Illegal Dumping (RID) Squads (c)	no.	524	774	600	910	800
Reduction of direct/indirect greenhouse gases through the Urban Sustainability programs (d)	tonnes	1,944	7,002	4,400	14,431	16,500

(a)	This indicator shows the number of medium to large organisations addressing resource recovery issues that improve environmental performance under the Sustainability Advantage program.

(b)	This indicator shows the disposal and management of potentially hazardous household chemicals.

(c)	This indicator shows the regulatory waste enforcement activities undertaken by the RID Squads.

(d)	This indicator shows the climate change benefits of the Trust’s Urban Sustainability programs.

Budget Estimates 2011-12	7 - 93

Environmental Trust
Service Group Statements
Competitive Grants

Service description:	This service group covers grant funding to community groups, schools, Aboriginal organisations, industry, research bodies, and state and local government agencies to undertake restoration and rehabilitation, education, research and urban sustainability initiatives.

Linkage to results:	This service group contributes to a healthier and cleaner environment; maintenance and improvement of soil and vegetation; conservation of natural and cultural values across the landscape; and sustainable consumption and production and waste reduction. This involves working towards a range of intermediate results that include:

• an increase in the area of bushland rehabilitated and polluted sites cleaned, a reduction in the clearing of native vegetation and an increase in the conservation of high value land

• increased scientific knowledge of environmental conditions, problems and solutions

• a reduction in community exposure to pollutants, as well as an increase in community participation in projects and programs that address environmental issues

• an increase in the value and quantity of water available for the environment

• an increase in resource recovery and waste avoidance .

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Grants awarded	no.	184	179	150	197	163
Funding provided (a)	$ m	24.4	25.4	25.7	12.2	14.2

(a)	The level and split of environmental funding delivered through the Trust varies with operational need. The Trust’s competitive grant program was reduced in 2010-11 (and 2011-12) and funding directed to River Red Gum package costs.

	2010-11		2011-12
	Budget	Est.Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	26,474	13,168	15,130
Total expenses include the following:
Other operating expenses	741	1,010	925
Grants and subsidies	25,733	12,158	14,205

7 - 94	Budget Estimates 2011-12

Environmental Trust
Major Programs

Service description:	This service group covers grant funding to government agencies for programs addressing key environmental initiatives and government priorities.

Linkage to results:	This service group contributes to a healthier and cleaner environment; maintenance and improvement of soil and vegetation; conservation of natural and cultural values across the landscape; and sustainable consumption and production and waste reduction. This involves working towards a range of intermediate results that include:

• an increase in the area of bushland rehabilitated and polluted sites cleaned, a reduction in the clearing of native vegetation and an increase in the conservation of high value land

• increased scientific knowledge of environmental conditions, problems and solutions

• a reduction in community exposure to pollutants, as well as an increase in community participation in projects and programs that address environmental issues

• an increase in the value and quantity of water available for the environment

• an increase in resource recovery and waste avoidance.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Grants awarded	no.	28	17	22	18	33
Funding provided	$m	65.2	52.1	69.0	76.5	59.1

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	69,747	77,557	60,025
Total expenses include the following:
Other operating expenses	741	1,011	925
Grants and subsidies	69,006	76,546	59,100

Budget Estimates 2011-12	7 - 95

Environmental Trust
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Other operating expenses	1,482	2,021	1,850
Grants and subsidies	94,739	88,704	73,305

Total Expenses Excluding Losses	96,221	90,725	75,155

Less:
Revenue
Investment income	1,173	1,479	1,173
Grants and contributions
Statutory funding*	—	—	19,814
Other	—	—	52,407
Other revenue	300	615	380

Total Revenue	1,473	2,094	73,774

Net Cost of Services	94,748	88,631	1,381

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	94,748	88,631	1,381
Recurrent Services Appropriation	96,832	92,066

*	Statutory funding is provided under Section 19 of the Environmental Trust Act 1998.

7 - 96	Budget Estimates 2011-12

Environmental Trust
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	18,680	28,454	17,117
Receivables	1,387	1,601	1,947

Total Current Assets	20,067	30,055	19,064

Total Assets	20,067	30,055	19,064

Liabilities
Current Liabilities
Payables	4,025	11,588	2,448
Other	—	470	—

Total Current Liabilities	4,025	12,058	2,448

Total Liabilities	4,025	12,058	2,448

Net Assets	16,042	17,997	16,616

Equity
Accumulated funds	16,042	17,997	16,616

Total Equity	16,042	17,997	16,616

Budget Estimates 2011-12	7 - 97

Environmental Trust
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Grants and subsidies	94,739	88,704	73,305
Other	1,959	(5,726)	11,245

Total Payments	96,698	82,978	84,550

Receipts
Interest	1,173	1,559	1,093
Other	777	2,274	72,590

Total Receipts	1,950	3,833	73,683

Net Cash Flows From Operating Activities	(94,748)	(79,145)	(10,867)

Cash Flows From Government
Recurrent appropriation	96,832	92,536	—
Cash transfers to Consolidated Fund	—	—	(470)

Net Cash Flows From Government	96,832	92,536	(470)

Net Increase/(Decrease) in Cash	2,084	13,391	(11,337)
Opening Cash and Cash Equivalents	16,596	15,063	28,454

Closing Cash and Cash Equivalents	18,680	28,454	17,117

Cash Flow Reconciliation
Net cost of services	(94,748)	(88,631)	(1,381)
Change in operating assets and liabilities	—	9,486	(9,486)

Net Cash Flow From Operating Activities	(94,748)	(79,145)	(10,867)

7 - 98	Budget Estimates 2011-12

Infrastructure NSW
Introduction
Purpose
Infrastructure NSW (INSW) is a statutory body reporting to the Premier. Its main aim is to improve the identification and delivery of critical infrastructure across the State.
INSW advises the Government on economic and regulatory impediments to infrastructure delivery and funding approaches.
It operates under the Infrastructure NSW Act 2011.
Results and services
INSW is the lead agency for the following NSW 2021 Plan goal.
•	Invest in critical infrastructure.
INSW works towards the following results.
•	Infrastructure required for the economic and social wellbeing of the community is secured.

•	Decisions about infrastructure projects are informed by expert professional analysis and advice.
Contributing to these results, INSW’s key services are:
•	preparing infrastructure plans and strategies

•	reviewing and evaluating proposed major infrastructure projects

•	overseeing and monitoring the delivery of major projects.
2011-12 Budget Highlights
In 2011-12, INSW’s key initiatives will include:
•	establishing the organisation

•	creating protocols and liaising with key government agencies and committees

•	starting to prepare the 20-year State Infrastructure Strategy

•	developing sectoral infrastructure statements.
The newly established Infrastructure NSW will receive $14.2 million in grant funding for 2011-12. This is primarily for employee related costs, engagement of consultants and establishment of office premises.

Budget Estimates 2011-12	7 – 99

Infrastructure NSW
Delivery
Recent achievements
INSW has recently:
•	established the advisory Board

•	appointed the Chief Executive Officer (Coordinator General)

•	started recruiting to meet its resourcing needs

•	established operations and found permanent accommodation.
Future directions
In the future years, INSW plans to:
•	finalise the State Infrastructure Strategy, which assesses infrastructure needs and priorities over the next 20 years

•	prepare and submit 5 and 10-year infrastructure plans to set out major priority infrastructure projects

•	monitor and review the delivery of major priority infrastructure projects

•	coordinate infrastructure funding submissions to the Australian Government

•	advise the Premier on strategic economic and regulatory reform.

7 - 100	Budget Estimates 2011-12

Infrastructure NSW
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	—	—	4,455
Other operating expenses	—	—	9,758

Total Expenses Excluding Losses	—	—	14,213

Less:
Revenue
Grants and contributions	—	—	14,213

Total Revenue	—	—	14,213

Budget Estimates 2011-12	7 - 101

Infrastructure NSW
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	—	—	4,455
Other	—	—	9,758

Total Payments	—	—	14,213

Receipts
Other	—	—	14,213

Total Receipts	—	—	14,213

7 - 102	Budget Estimates 2011-12

Natural Resources Commission
Introduction
Purpose
The Natural Resources Commission (NRC) is an independent body that advises the Government on managing the State’s natural resources.
It encourages an integrated approach to maintaining landscapes that are resilient, function effectively and support environmental, economic and cultural values.
The NRC operates under the Natural Resources Commission Act 2003.
Results and Services
The NRC works towards the following results.
•	Government has credible evidence on whether statewide natural resource management (NRM) targets are being met.

•	Government has credible evidence on whether Catchment Management Authorities (CMAs) and NRM programs are contributing effectively to the targets and whether there is better adaptive management by CMAs and NRM programs in moving towards the targets.

•	NRM policy settings are based on sound science and improving the condition of natural resources.

•	A framework for quality management is in place which ensures a sound scientific basis for properly informed NRM, achievement of the Government’s priorities and integrated triple bottom line outcomes.

•	Government decisions on complex and controversial NRM issues are demonstrably informed by independent advice, sound science and best practice management.
Contributing to these results, the NRC’s key service involves advising the Government on strategic and technical natural resource management issues, including developing targets, reporting on progress and recommending improvements.
2011-12 Budget Highlights
In 2011-12, total expenses for the NRC are estimated to be $4.9 million.
Its key initiatives will include:
•	recommending the prioritisation of resource condition monitoring indicators and activities, and piloting an integrated catchment evaluation

Budget Estimates 2011-12	7 - 103

Natural Resources Commission
•	promoting excellence in the development of integrated catchment action plans (CAPs) so that investment and planning is aligned and prioritised

•	driving improvement in catchment management by auditing CAP implementation and advising the Government on opportunities to improve the adaptive management of natural resources in the long term.
Delivery
Recent Achievements
In 2010-11, the NRC’s key achievements included:
•	completing a five-year review of the implementation of the regional NRM model and recommending improvements to government programs and plans to achieve healthy resilient landscapes

•	facilitating the innovative upgrade to CAPs in the Namoi and Central West CMAs, to promote whole-of-government planning and systems thinking

•	recommending the allocation of investment funding amongst 13 CMAs to maximise investment returns

•	starting the second round of audits of CAP implementation.
Future Directions
In future years, the NRC plans to:
•	develop policy responses to water scarcity and integrated NRM to ensure that biophysical landscape processes continue to sustain the economy, society and natural environment

•	better align NRM and land use policy to drive more effective government investment

•	carry out integrated catchment evaluations to provide evidence on which aspects of NRM are working and which need improvement

•	help the Government to improve catchment management, stakeholder collaboration, the science behind decisions and the design of regulatory mechanisms to complement voluntary landscape stewardship.

7 - 104	Budget Estimates 2011-12

Natural Resources Commission
Performance Information
Result Indicators
Credible evidence is provided on whether the targets are being met

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Reports to the Government on progress towards achieving targets	no.	2	2	2	1	1

The NRC is responsible for providing independent reports showing whether the targets are being achieved. It is not responsible for actually achieving the targets. Hence the result indicator is the report, not the data sets measuring progress within the report.
Credible evidence is provided on whether CMAs are contributing effectively to targets

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

NRC public reports on CMAs’ compliance with the Standard and contribution to the targets	no.	7	6	4	3	5

The NRC is responsible for auditing whether CMAs are effectively implementing their CAPs and the effectiveness of CAP implementation in contributing to the targets. It is not responsible for CMAs’ performance.
Objective advice is provided on technical natural resource management policy settings

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Formal reviews completed	no.	8	12	12	9	8

The formal reviews include reviews of the Snowy Mountains Cloud Seeding Trial, Environmental Outcomes Assessment Methodology, State Environmental Planning Policy (SEPP) 71 requests and other technical scientific reviews.

Budget Estimates 2011-12	7 - 105

Natural Resources Commission
The natural resource management framework for quality management is improved continuously

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Reports to Government recommending/revising the standard and the targets, facilitating their adoption and recommending wider adoption	no.	1	1	1	2	5

The NRC is responsible for reviewing and promoting the standard, and supporting CMAs and other agencies in adopting it.
Sound, independent advice is provided on complex natural resource management issues

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Independent reports to Government on requested NRM policy reviews	no.	2	3	3	1	1

This result indicator is a measure of the number of referrals on complex issues which the NRC receives from the Premier.

7 - 106	Budget Estimates 2011-12

Natural Resources Commission
Service Group Statements
Natural Resources Commission

Service description:	This service group covers the provision of independent advice to the Government on natural resource management (NRM) issues, which enables NRM decisions to be based on sound science and best practice management and ensures decisions are made in the environmental, social and economic interests of the State.

Linkage to results:	This service group contributes to better outcomes for native vegetation, biodiversity, land, rivers and coastal waterways by working towards a range of intermediate results that include the following.

• Government has credible evidence on whether statewide NRM targets are being met.

•    Government has credible evidence on whether Catchment Management Authorities (CMAs) and other NRM programs are contributing effectively to the targets and whether there is better adaptive management by CMAs and NRM programs in moving towards the targets.

• NRM policy settings are based on sound science and improving the condition of natural resources.

•    A NRM framework is in place which ensures a sound scientific basis for properly informed management of natural resources, achievement of the Government’s priorities and integrated triple bottom line outcomes.

• Government decisions on complex and controversial NRM issues are demonstrably informed by independent advice, sound science and best practice management.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Reviews and audits of the Catchment Action Plans and CMAs	no.	5	6	5	3	5
Reviews of the Standard and recommendations to facilitate wider adoption	no.	1	2	2	2	5
Employees:	FTE	23	22	23	23	23

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	4,829	4,781	4,873
Total expenses include the following:
Employee related	2,838	2,458	2,550
Other operating expenses	1,891	2,218	2,223

Capital Expenditure	—	6	—

Budget Estimates 2011-12	7 - 107

Natural Resources Commission
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	2,838	2,458	2,550
Other operating expenses	1,891	2,218	2,223
Depreciation and amortisation	100	105	100

Total Expenses Excluding Losses	4,829	4,781	4,873

Less:
Revenue
Investment income	24	18	25
Grants and contributions	—	—	4,750
Other revenue	—	5	—

Total Revenue	24	23	4,775

Net Cost of Services	4,805	4,758	98

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	4,805	4,758	98
Recurrent Services Appropriation	4,708	4,514	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	—	6	—

7 - 108	Budget Estimates 2011-12

Natural Resources Commission
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	177	452	42
Receivables	104	69	227

Total Current Assets	281	521	269

Non Current Assets
Property, plant and equipment -
Plant and equipment	205	191	91
Intangibles	—	3	3

Total Non Current Assets	205	194	94

Total Assets	486	715	363

Liabilities
Current Liabilities
Payables	59	247	121
Provisions	138	150	160
Other	2	194	2

Total Current Liabilities	199	591	283

Non Current Liabilities
Provisions	—	1	1
Other	64	70	64

Total Non Current Liabilities	64	71	65

Total Liabilities	263	662	348

Net Assets	223	53	15

Equity
Accumulated funds	223	53	15

Total Equity	223	53	15

Budget Estimates 2011-12	7 - 109

Natural Resources Commission
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	2,780	2,404	2,485
Other	1,889	2,267	2,451

Total Payments	4,669	4,671	4,936

Receipts
Interest	20	35	4
Other	2	321	4,716

Total Receipts	22	356	4,720

Net Cash Flows From Operating Activities	(4,647)	(4,315)	(216)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	—	(6)	—

Net Cash Flows From Investing Activities	—	(6)	—

Cash Flows From Government
Recurrent appropriation	4,708	4,708
Cash transfers to Consolidated Fund	—	(212)	(194)

Net Cash Flows From Government	4,708	4,496	(194)

Net Increase/(Decrease) in Cash	61	175	(410)
Opening Cash and Cash Equivalents	116	277	452

Closing Cash and Cash Equivalents	177	452	42

Cash Flow Reconciliation
Net cost of services	(4,805)	(4,758)	(98)
Non cash items added back	158	165	160
Change in operating assets and liabilities		278	(278)

Net Cash Flow From Operating Activities	(4,647)	(4,315)	(216)

7 - 110	Budget Estimates 2011-12

Royal Botanic Gardens and Domain Trust
Introduction
Purpose
The Royal Botanic Gardens and Domain Trust manages the Royal Botanic Garden, Sydney, the Australian Botanic Garden, Mount Annan, the Blue Mountains Botanic Garden, Mount Tomah, the National Herbarium of New South Wales and the NSW Seedbank.
It facilitates recreation, provides information on botanical, horticultural and biodiversity issues and carries out research.
The Trust, a statutory body, operates under the Royal Botanic Gardens and Domain Trust Act 1980.
Results and Services
The Trust works towards the following results.
•	Plant diversity and plant habitats are understood, protected and restored.

•	The community values plants and cultural heritage.

•	Participation and integration in community activities are increased.
Contributing to these results, the Trust’s key services are:
•	carrying out botanical research, managing scientific collections and running public programs

•	providing horticultural displays and collections, facilitating events and encouraging recreation.
2011-12 Budget Highlights
In 2011-12, the Trust’s key initiatives will include spending:
•	$735,000 to begin renovating the Tropical Centre in the Royal Botanic Garden, Sydney, costing $19.7 million over four years

•	$500,000 to design a dedicated Children’s Garden for the Royal Botanic Garden, Sydney, costing $8.9 million over five years

•	$500,000 to create new public facilities at the Australian Botanic Garden, Mount Annan, to accommodate the major rise in visitor numbers since entry fees were removed in April 2011, costing $1.3 million over four years

•	$134,000 to upgrade public amenities in the Domain, costing $686,000 over two years.

Budget Estimates 2011-12	7 - 111

Royal Botanic Gardens and Domain Trust
Delivery
Recent Achievements
In 2010-11, the Trust’s key achievements included:
•	starting to develop PlantBank, a research, conservation and education facility at the Australian Botanic Garden, Mount Annan, costing $19.8 million over four years, for which the construction phase will begin in December 2011

•	continuing the Domain roads and pathways upgrade

•	completing a new entrance to the Australian Botanic Garden, Mount Annan

•	removing entrance fees to the Australian Botanic Garden, Mount Annan, and the Blue Mountains Botanic Garden, Mount Tomah, to encourage more visitors.
Future Directions
In future years, the Trust plans to:
•	continue to provide scientific research on the State’s flora, its conservation, rehabilitation and management, and to provide secure storage for the at-risk Australian native seed collection through PlantBank

•	maintain and develop all of its estates to accommodate multiple uses, including recreation, relaxation, celebration, education and the promotion of conservation

•	implement a marketing and tourism strategy that will promote visitation to its estates

•	continue to develop and promote infrastructure and research projects, for funding or co-funding by benefactors or sponsorship, for the Trust’s bicentenary in 2016.

7 - 112	Budget Estimates 2011-12

Royal Botanic Gardens and Domain Trust
Performance Information
Result Indicators
Plant diversity is understood, protected and restored

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Species described or reassessed (a)	no.	31	64	30	47	30
Citation rate of Trust science in scientific papers in relation to comparable research institutions (b)	no.	1.6:1.0	1.9:1.0	1.9:1.0	1.6:1.0	1.9:1.0

(a)	New species described or species reassessed in a recognised scientific journal gives information which forms the basis of all further scientific or ecological inquiry associated with that plant.

(b)	This indicator gives a ratio of the number of times a Royal Botanic Gardens and Domain Trust scientific paper is cited in another scientific paper, compared to the number of times a scientific paper from a comparable research institution is cited. This is an indicator of the value that the scientific community places on Trust research.
The community values plants and cultural heritage

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Media items relating to Trust mission	no.	1,392	1,362	950	1,733	1,050

This indicator is based on a limited regular survey of national/capital city newspapers, radio and television sources.
Participation and integration in community activities are increased

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Volunteers who provide assistance and support to programs at the Trust	no.	694	697	784	627	697
Contribution from volunteers at the Trust (a)	hours	42,526	37,577	47,800	40,242	45,000
People attending public events on Trust estates (b)	no.	544,147	460,308	589,000	446,341	488,000
Visits to the Royal Botanic Garden, Sydney (c)	no.	3,456,129	3,854,750	3,800,000	3,657,284	3,650,000
Visits to the Australian Botanic Garden, Mount Annan (c)	no.	88,777	84,509	85,000	116,000	200,000
Visits to the Blue Mountains Botanic Garden, Mount Tomah (c)	no.	69,772	70,031	100,000	75,044	85,000
People using Domain for booked sports activities (d)	no.	89,755	72,732	80,000	65,379	75,000

Budget Estimates 2011-12	7 - 113

Royal Botanic Gardens and Domain Trust
Participation and integration in community activities are increased (cont)

(a)	Volunteers donate thousands of hours each year to the work of the Trust, supporting its programs and contributing to government targets for engaging the community in volunteering.

(b)	Attendance at public events is a measure of the Government’s target of increased visitation to parks, gardens and zoos contributing to tourism in New South Wales.

(c)	Increasing the number of visitors to the Trust Estates supports the Government’s target of increased visitation to parks, gardens and zoos contributing to tourism in New South Wales. It also contributes to improving public health and leads to better environmental outcomes through inspiring the appreciation and conservation of plants.

(d)	Sport bookings support better public health in Sydney’s central business district, although capacity is limited at the Domain.

7 - 114	Budget Estimates 2011-12

Royal Botanic Gardens and Domain Trust
Service Group Statements
Science and Public Programs

Service description:	This service group covers research of plant diversity cultivation and pathology, informing and contributing to policies relating to flora, vegetation and biodiversity; enhancing and maintaining the State collection of preserved plants and NSW Seedbank; designing and delivering plant related programs for specific visitor and outreach groups; and delivering volunteer programs to support Trust objectives.

Linkage to results:	This service group contributes to plant diversity being understood, protected and restored; the community valuing plants in natural and cultural landscapes; and the protection of natural, cultural and built heritage, by working towards a range of intermediate results that include:

• scientific collections accessed and used by Government, professionals and the community

• scientific knowledge and expertise used by Government, professionals and the community

• increased community awareness of plants, plant-related issues and cultural heritage.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Research projects funded by external grants	no.	18	19	26	21	25
Total participants in school and public education programs including Aboriginal programs	no.	65,786	75,964	75,000	80,711	82,000
Proportion of education program participants in Aboriginal programs	%	7.8	7.0	8.0	6.2	7.3
Acquisitions for preserved plant collections within the National Herbarium of New South Wales and NSW Seedbank	no.	4,793	5,675	6,100	4,453	4,650
Trust articles in peer-reviewed scientific publications, articles and presentations for scientific and general audiences	no.	189	152	165	122	165

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	8,745	9,263	9,216
Total expenses include the following:
Other operating expenses	7,661	8,133	8,085
Grants and subsidies	11	18	11

Capital Expenditure	3,720	1,613	11,817

Budget Estimates 2011-12	7 - 115

Royal Botanic Gardens and Domain Trust
Botanic Gardens and Parks

Service description:	This service group covers managing, making accessible and interpreting the landscapes and living collections of plants in the botanic gardens; maintaining conservation collections; conserving and interpreting the Aboriginal and cultural heritage of the botanic gardens; and making Trust sites available for community events, commercial events, sport and recreation.

Linkage to results:	This service group contributes to the community valuing plants in natural and cultural landscapes; protection of natural, cultural and built heritage; and visitation to and participation in recreational, educational and cultural activities in botanic gardens and parklands, by working towards a range of intermediate results that include the following:

• the community appreciates the educational, historical, cultural and recreational value of Trust lands

• more people using parks, sporting and recreational facilities provided by the Trust and

• more people enjoy visiting Trust lands.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Visitors to Trust estates satisfied with facilities, services and programs	%	94	94	95	97	95
Total water use for irrigation from non-potable sources at the Australian Botanic Garden	%	58	61	60	60	60
Reduction in use of potable water at the Royal Botanic Garden, Sydney since base year 2001-02%		43.5	27.5	50.0	52.8	50.0

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	31,781	33,657	33,349
Total expenses include the following:
Other operating expenses	27,837	29,554	29,237
Grants and subsidies	42	64	41

Capital Expenditure	8,235	7,836	4,825

7 - 116	Budget Estimates 2011-12

Royal Botanic Gardens and Domain Trust
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Other operating expenses	35,498	37,687	37,322
Depreciation and amortisation	4,974	5,151	5,191
Grants and subsidies	53	82	52
Finance costs	1	—	—

Total Expenses Excluding Losses	40,526	42,920	42,565

Less:
Revenue
Sales of goods and services	10,585	11,683	11,821
Investment income	122	182	122
Retained taxes, fees and fines	1,000	1,310	1,200
Grants and contributions	4,800	9,225	40,578
Other revenue	436	1,186	451

Total Revenue	16,943	23,586	54,172

Gain/(loss) on disposal of non current assets	—	(100)	—
Other gains/(losses)	—	(2)	—

Net Cost of Services	23,583	19,436	(11,607)

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	23,583	19,436	(11,607)
Recurrent Services Appropriation	19,914	19,914	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	11,955	9,449	16,642
Capital Works and Services Appropriation	10,605	8,274	—

Budget Estimates 2011-12	7 - 117

Royal Botanic Gardens and Domain Trust
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,466	2,493	2,777
Receivables	933	869	809
Inventories	248	216	216

Total Current Assets	3,647	3,578	3,802

Non Current Assets
Property, plant and equipment -
Land and building	205,235	246,972	257,277
Plant and equipment	36,367	44,959	45,260
Infrastructure systems	43,391	54,149	54,994

Total Non Current Assets	284,993	346,080	357,531

Total Assets	288,640	349,658	361,333

Liabilities
Current Liabilities
Payables	1,786	1,644	1,742
Borrowings at amortised cost	24	—	—
Provisions	1,919	2,249	2,283
Other	346	234	172

Total Current Liabilities	4,075	4,127	4,197

Non Current Liabilities
Other	24	26	24

Total Non Current Liabilities	24	26	24

Total Liabilities	4,099	4,153	4,221

Net Assets	284,541	345,505	357,112

Equity
Reserves	129,988	189,238	189,238
Accumulated funds	154,553	156,267	167,874

Total Equity	284,541	345,505	357,112

7 - 118	Budget Estimates 2011-12

Royal Botanic Gardens and Domain Trust
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	2	(13)	17
Grants and subsidies	53	82	52
Finance costs	1	—	—
Other	33,738	38,441	35,439

Total Payments	33,794	38,510	35,508

Receipts
Sale of goods and services	10,585	11,740	11,762
Interest	122	182	122
Other	4,476	7,413	40,550

Total Receipts	15,183	19,335	52,434

Net Cash Flows From Operating Activities	(18,611)	(19,175)	16,926

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	23	—
Purchases of property, plant and equipment	(11,955)	(9,449)	(16,642)

Net Cash Flows From Investing Activities	(11,955)	(9,426)	(16,642)

Cash Flows From Government
Recurrent appropriation	19,914	19,914	—
Capital appropriation	10,605	8,274	—

Net Cash Flows From Government	30,519	28,188	—

Net Increase/(Decrease) in Cash	(47)	(413)	284

Opening Cash and Cash Equivalents	2,513	2,906	2,493

Closing Cash and Cash Equivalents	2,466	2,493	2,777

Cash Flow Reconciliation
Net cost of services	(23,583)	(19,436)	11,607
Non cash items added back	4,974	564	5,191
Change in operating assets and liabilities	(2)	(303)	128

Net Cash Flow From Operating Activities	(18,611)	(19,175)	16,926

Budget Estimates 2011-12	7 - 119

Audit Office of New South Wales
Introduction
Purpose
The Audit Office of New South Wales audits government activity and prepares reports on behalf of the Auditor-General. It reports to Parliament and helps to hold the Government accountable for its use of community resources and legal powers.
The Audit Office, a statutory authority, operates under the Public Finance and Audit Act 1983.
Results and Services
The Audit Office works towards the following results.
•	NSW government financial reporting is sound.

•	Government activities are effective, efficient, economic, and comply with laws and government directions.

•	Parliament uses Audit Office reports to assist it in holding government accountable for its use of public resources.
Contributing to these results, the Audit Office’s key services are:
•	auditing financial statements

•	auditing agency performance

•	providing Auditor-General’s Reports to Parliament

•	investigating claims that public money is being wasted.
2011-12 Budget Highlights
In 2011-12, the Audit Office’s key initiatives will include:
•	generating $40.2 million from auditing government agencies and reporting the results to Parliament

•	spending $5.1 million on upgrading information technology and the audit methodology

•	delivering productivity increases, recruiting the best talent and significantly improving Parliamentary satisfaction with reporting.

7 - 120	Budget Estimates 2011-12

Audit Office of New South Wales
Delivery
Recent Achievements
In 2010-11, the Audit Office’s key achievements included:
•	completing 472 financial audits and issuing 24 qualified audit opinions

•	making 700 recommendations to top 50 financial audit clients, with 97 per cent accepted

•	completing and publishing 12 reviews of agency performance

•	publishing 11 reports to Parliament on the outcomes of financial audits

•	achieving 87 per cent of key performance indicators to target or above.
Future Directions
In future years, the Audit Office plans to:
•	continue to assist Parliament in improving the Government’s accountability and performance

•	continue to commit to performing high quality independent audits of government

•	continue to address in its activities the concerns of Parliament and the public.

Budget Estimates 2011-12	7 - 121

Audit Office of New South Wales
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	36,428	38,178	40,189
Investment income	370	527	480
Other revenue	107	1,034	62

Total Revenue	36,905	39,739	40,731

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	31,508	33,132	34,635
Other operating expenses	5,538	5,625	5,941
Depreciation and amortisation	807	674	554
Finance costs	—	16	—
Other expenses	63	41	95

Total Expenses Excluding Losses	37,916	39,488	41,225

Gain/(loss) on disposal of non current assets	—	(2)	—

SURPLUS/(DEFICIT)	(1,011)	249	(494)

7 - 122	Budget Estimates 2011-12

Audit Office of New South Wales
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	7,628	11,248	6,193
Receivables	4,732	5,135	5,135
Inventories	785	986	986
Other	5,610	6,491	6,491

Total Current Assets	18,755	23,860	18,805

Non Current Assets
Property, plant and equipment -
Land and building	1,124	1,121	2,097
Plant and equipment	931	480	712
Intangibles	1,955	487	3,840
Other	132	258	258

Total Non Current Assets	4,142	2,346	6,907

Total Assets	22,897	26,206	25,712

Liabilities
Current Liabilities
Payables	1,154	1,767	1,767
Provisions	8,201	9,916	9,916
Other	156	111	111

Total Current Liabilities	9,511	11,794	11,794

Non Current Liabilities
Provisions	11,243	12,636	12,636
Other	526	506	506

Total Non Current Liabilities	11,769	13,142	13,142

Total Liabilities	21,280	24,936	24,936

Net Assets	1,617	1,270	776

Equity
Accumulated funds	1,617	1,270	776

Total Equity	1,617	1,270	776

Budget Estimates 2011-12	7 - 123

Audit Office of New South Wales
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	36,428	36,675	40,189
Interest	370	510	480
Other	2,207	4,940	2,162

Total Receipts	39,005	42,125	42,831

Payments
Employee related	31,508	33,316	34,635
Other	7,701	8,863	8,136

Total Payments	39,209	42,179	42,771

Net Cash Flows From Operating Activities	(204)	(54)	60

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(781)	(333)	(1,665)
Other	(1,776)	(210)	(3,450)

Net Cash Flows From Investing Activities	(2,557)	(543)	(5,115)

Net Increase/(Decrease) in Cash	(2,761)	(597)	(5,055)

Opening Cash and Cash Equivalents	10,389	11,845	11,248

Closing Cash and Cash Equivalents	7,628	11,248	6,193

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(1,011)	249	(494)
Non cash items added back	807	674	554
Change in operating assets and liabilities	—	(977)	—

Net Cash Flow From Operating Activities	(204)	(54)	60

7 - 124	Budget Estimates 2011-12

Barangaroo Delivery Authority
Introduction
Purpose
The Barangaroo Delivery Authority is responsible for delivering the foreshore urban renewal project at Barangaroo. The project involves transforming redundant port land into a mixed-use precinct, creating jobs and public spaces.
The Authority operates under the Barangaroo Delivery Authority Act 2009.
2011-12 Budget Highlights
In 2011-12, the Authority’s key initiatives will include spending:
•	$32 million to continue works on Headland Park

•	$10.3 million on public domain and infrastructure works.
Other key initiatives include:
•	construction of the White Bay Cruise Terminal

•	remediation works.
On 31 March 2012, Lend Lease will pay the Authority $52 million. This will add to the $103 million in fixed payments Lend Lease has already made.
The Authority expects an operating surplus of $144 million in 2011-12, which includes revenue recognised from the issue of 99-year leases for land at Barangaroo South.
Delivery
Recent Achievements
In 2010-11, the Authority’s key achievements included:
•	completing the design of, and starting construction on, Headland Park

•	negotiating with Lend Lease to improve the concept design for the commercial, retail and residential precinct at Barangaroo South

•	continuing to test and develop a detailed plan for remediation works

•	negotiating with Department of Transport to fund and deliver the Wynyard Walk

•	providing access to Barangaroo for major public events, such as the New Year’s Eve fireworks, Seven Bridges Walk and City Mile Dash

•	providing information and consulting with the community.

Budget Estimates 2011-12	7 - 125

Barangaroo Delivery Authority
Future Directions
In future years, the Authority plans to deliver a world-class waterfront precinct at Barangaroo, at no cost to the Government, which will:
•	generate jobs and investment for the State

•	create new public spaces and enhance the cultural and natural heritage of New South Wales

•	be the catalyst for the growth of Sydney as a global financial centre.

7 - 126	Budget Estimates 2011-12

Barangaroo Delivery Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	76	275	2,517
Grants and contributions	35		58,078
Other revenue	—	2,181	—

Total Revenue	111	2,456	60,595

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	7,075	5,046	7,302
Other operating expenses	7,082	9,269	8,052
Depreciation and amortisation	150	776	349
Grants and subsidies	—	1,760	30,285
Finance costs	6,000	6,302	7,654

Total Expenses Excluding Losses	20,307	23,153	53,642

Gain/(loss) on disposal of non current assets	—	521	136,855

SURPLUS/(DEFICIT) BEFORE DISTRIBUTIONS	(20,196)	(20,176)	143,808

Distributions -
Dividends and capital repatriations	21,907	—	21,907

SURPLUS/(DEFICIT) AFTER DISTRIBUTIONS	(42,103)	(20,176)	121,901

Budget Estimates 2011-12	7 - 127

Barangaroo Delivery Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	100	10,342	100
Receivables	152	3,138	51,832

Total Current Assets	252	13,480	51,932

Non Current Assets
Receivables	—	—	69,012
Investment properties	—	355,655	261,247
Property, plant and equipment -
Land and building	410,000	54,345	54,345
Plant and equipment	1,254	1,152	803
Infrastructure systems	52,169	22,995	54,947

Total Non Current Assets	463,423	434,147	440,354

Total Assets	463,675	447,627	492,286

Liabilities
Current Liabilities
Payables	1,049	11,604	9,005
Borrowings at amortised cost	—	—	34,790
Provisions	52,207	49,502	50,800
Other	103,000	—	22,746

Total Current Liabilities	156,256	61,106	117,341

Non Current Liabilities
Borrowings at amortised cost	131,208	76,000	96,005
Provisions	65	55	64
Other	105,440	218,219	64,728

Total Non Current Liabilities	236,713	294,274	160,797

Total Liabilities	392,969	355,380	278,138

Net Assets	70,706	92,247	214,148

Equity
Reserves	—	20,000	20,000
Accumulated funds	70,706	72,247	194,148

Total Equity	70,706	92,247	214,148

7 - 128	Budget Estimates 2011-12

Barangaroo Delivery Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	76	275	2,517
Other	90,035	48	83,612

Total Receipts	90,111	323	86,129

Payments
Employee related	6,990	4,906	7,202
Grants and subsidies	—	1,760	30,285
Finance costs	6,004	6,471	7,306
Other	20,484	(76,011)	163,085

Total Payments	33,478	(62,874)	207,878

Net Cash Flows From Operating Activities	56,633	63,197	(121,749)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	521	231,263
Purchases of property, plant and equipment	(50,000)	(20,577)	(31,952)
Advances made	—	—	(120,692)

Net Cash Flows From Investing Activities	(50,000)	(20,056)	78,619

Cash Flows From Financing Activities
Proceeds from borrowings and advances	16,208	34,000	54,795
Repayment of borrowings and advances	(1,000)	(67,005)	—
Dividends paid	(21,907)	—	(21,907)

Net Cash Flows From Financing Activities	(6,699)	(33,005)	32,888

Net Increase/(Decrease) in Cash	(66)	10,136	(10,242)

Opening Cash and Cash Equivalents	166	206	10,342

Closing Cash and Cash Equivalents	100	10,342	100

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(20,196)	(20,176)	143,808
Non cash items added back	150	255	349
Change in operating assets and liabilities	76,679	83,118	(265,906)

Net Cash Flow From Operating Activities	56,633	63,197	(121,749)

Budget Estimates 2011-12	7 - 129

Centennial Park and Moore Park Trust
Introduction
Purpose
Centennial Park and Moore Park Trust manages the Centennial Parklands. These are Centennial Park, Queens Park and Moore Park, including the entertainment precinct.
The Trust operates under the Centennial Park and Moore Park Trust Act 1983.
Results and Services
The Trust works towards the following results.
•	Venues are provided to the community that enable participation in a diverse range of recreational, cultural and educational activities for users.

•	The Parklands are preserved and improved.
Contributing to these results, the Trust’s key service involves managing the Parklands, including providing community facilities and programs.
2011-12 Budget Highlights
In 2011-12, the Trust’s key initiatives will include spending:
•	$8 million to provide more venues and services for a wide range of users, including sports, recreational, cultural and educational

•	$7 million as part of a 10-year rolling program to refurbish the ageing asset base

•	$6.5 million to maintain park infrastructure to support increasing visitor numbers.
Delivery
Recent Achievements
In 2010-11, the Trust’s key achievements included:
•	developing and implementing safety management systems to improve safety for visitors and staff

•	delivering a capital program of $4.8 million, which included restoring the Charles Dickens statue, improving Moore Park Golf and carrying out the first stage of works in Moore Park East

7 - 130	Budget Estimates 2011-12

Centennial Park and Moore Park Trust
•	reviewing asset management practices and commencing development of a strategic asset management plan

•	developing the volunteer program, with volunteer hours increasing by 67.8 per cent to 7,529 hours.
Future Directions
In future years, the Trust plans to:
•	develop a long-term strategy that delivers sustainable funding

•	upgrade its key sporting facilities such as the E.S. Marks Athletics Field, Moore Park Golf and the Equestrian Centre

•	strengthen environmental management education in the Parklands

•	create a sustainable and comprehensive asset management strategy.

Budget Estimates 2011-12	7 - 131

Centennial Park and Moore Park Trust
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	18,953	17,494	18,465
Investment income	470	693	607
Retained taxes, fees and fines	369	233	212
Grants and contributions	7,840	7,788	7,400
Other revenue	650	1,596	1,349

Total Revenue	28,282	27,804	28,033

Less:
Expenses Excluding Losses
Operating Expenses - Other operating expenses	19,102	19,327	20,264
Depreciation and amortisation	5,926	5,814	5,960

Total Expenses Excluding Losses	25,028	25,141	26,224

Gain/(loss) on disposal of non current assets	—	34	—
Other gains/(losses)	—	122	—

SURPLUS/(DEFICIT)	3,254	2,819	1,809

7 - 132	Budget Estimates 2011-12

Centennial Park and Moore Park Trust
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	5,829	6,416	3,113
Receivables	2,118	1,297	2,120
Other financial assets	6,099	6,382	6,697
Inventories	212	158	162

Total Current Assets	14,258	14,253	12,092

Non Current Assets
Property, plant and equipment -
Land and building	459,489	470,562	468,728
Plant and equipment	1,192	952	924
Infrastructure systems	278,320	319,380	323,457
Intangibles	170	214	111
Other	84	77	93

Total Non Current Assets	739,255	791,185	793,313

Total Assets	753,513	805,438	805,405

Liabilities
Current Liabilities
Payables	2,691	3,256	2,164
Provisions	595	572	610
Other	974	2,086	1,885

Total Current Liabilities	4,260	5,914	4,659

Non Current Liabilities
Other	4,929	4,685	4,098

Total Non Current Liabilities	4,929	4,685	4,098

Total Liabilities	9,189	10,599	8,757

Net Assets	744,324	794,839	796,648

Equity
Reserves	148,544	200,425	200,425
Accumulated funds	595,780	594,414	596,223

Total Equity	744,324	794,839	796,648

Budget Estimates 2011-12	7 - 133

Centennial Park and Moore Park Trust
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	18,916	17,046	18,103
Interest	470	695	607
Other	12,268	12,532	11,255

Total Receipts	31,654	30,273	29,965

Payments
Other	23,138	23,295	25,945

Total Payments	23,138	23,295	25,945

Net Cash Flows From Operating Activities	8,516	6,978	4,020

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	39	—
Purchases of property, plant and equipment	(6,515)	(4,459)	(7,008)
Purchases of investments	(200)	(401)	(315)

Net Cash Flows From Investing Activities	(6,715)	(4,821)	(7,323)

Cash Flows From Financing Activities

Net Increase/(Decrease) in Cash	1,801	2,157	(3,303)

Opening Cash and Cash Equivalents	4,028	4,259	6,416

Closing Cash and Cash Equivalents	5,829	6,416	3,113

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	3,254	2,819	1,809
Non cash items added back	5,926	4,776	4,960
Change in operating assets and liabilities	(664)	(617)	(2,749)

Net Cash Flow From Operating Activities	8,516	6,978	4,020

7 - 134	Budget Estimates 2011-12

Historic Houses Trust of New South Wales
Introduction
The Historic Houses Trust of New South Wales cares for the State’s historically and culturally significant heritage properties.
The Trust provides the public with access to these properties and enables them to enjoy and learn more about the State’s cultural heritage.
The Trust operates under the Historic Houses Act 1980.
Results and Services
The Trust works towards the following results.
•	Heritage properties and their parks, gardens and collections are conserved and the public has access to them.

•	The public is more aware and better informed of its historic environment and cultural heritage, so that these items are better appreciated.
Contributing to these results, the Trust’s key services are:
•	managing and conserving historic properties and museums, including their parks, gardens and collections

•	providing public access, regional programs and a school education program

•	researching and interpreting historic properties.
2011-12 Budget Highlights
In 2011-12, the Trust’s key initiatives will include spending:
•	$1.7 million to maintain heritage properties, in line with the Government’s policy on heritage asset management, and to continue a range of exhibitions and publications

•	$360,000 to restore historic houses and collections

•	$85,000 to improve public facilities at Hyde Park Barracks.

Budget Estimates 2011-12	7 - 135

Historic Houses Trust of New South Wales
Delivery
Recent Achievements
In 2010-11, the Trust’s key achievements included:
•	acquiring the Beulah property under the Endangered Houses Fund program, and achieving a World Heritage-listing for the Hyde Park Barracks Museum

•	issuing three publications: The Enemy at Home: German Internees in World War 1 Australia, Painting the Rocks: the Loss of Old Sydney, and An Edwardian Summer: Sydney and Beyond through the Lens of Arthur Wigram Allen

•	running exhibitions such as Convict Hulks, Persons of Interest, Painting the Rocks, An Edwardian Summer and The Enemy at Home

•	hosting public events like Fifties Fair, Sydney Open, Jazz in the Garden and Garden Music.
Future Directions
In future years, the Trust plans to:
•	continually improve access to its collections and resources to reach new audiences and increase participation

•	continue to review its asset management strategies to ensure that its 12 historic properties are appropriately maintained.

7 - 136	Budget Estimates 2011-12

Historic Houses Trust of New South Wales
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	6,075	5,393	5,361
Investment income	649	577	370
Grants and contributions	22,490	24,482	21,334
Other revenue	74	205	60

Total Revenue	29,288	30,657	27,125

Less:
Expenses Excluding Losses
Operating Expenses - Other operating expenses	27,207	29,012	25,767
Depreciation and amortisation	1,389	579	536

Total Expenses Excluding Losses	28,596	29,591	26,303

Gain/(loss) on disposal of non current assets	1	3	—

SURPLUS/(DEFICIT)	693	1,069	822

Budget Estimates 2011-12	7 - 137

Historic Houses Trust of New South Wales
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	3,264	4,162	4,009
Receivables	1,752	746	746
Other financial assets	6,541	4,656	4,656
Inventories	723	745	854

Total Current Assets	12,280	10,309	10,265

Non Current Assets
Property, plant and equipment -
Land and building	203,587	282,091	282,483
Plant and equipment	38,115	38,148	38,102
Infrastructure systems	2,396	835	1,005
Intangibles	66	121	76

Total Non Current Assets	244,164	321,195	321,666

Total Assets	256,444	331,504	331,931

Liabilities
Current Liabilities
Payables	1,138	2,842	2,447
Provisions	1,533	2,564	2,564

Total Current Liabilities	2,671	5,406	5,011

Non Current Liabilities
Other	9	12	12

Total Non Current Liabilities	9	12	12

Total Liabilities	2,680	5,418	5,023

Net Assets	253,764	326,086	326,908

Equity
Reserves	105,762	166,016	166,016
Accumulated funds	148,002	160,070	160,892

Total Equity	253,764	326,086	326,908

7 - 138	Budget Estimates 2011-12

Historic Houses Trust of New South Wales
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	6,365	6,047	5,884
Interest	649	631	370
Other	25,057	25,561	24,996

Total Receipts	32,071	32,239	31,250

Payments
Other	30,698	27,933	30,197

Total Payments	30,698	27,933	30,197

Net Cash Flows From Operating Activities	1,373	4,306	1,053

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	1	3	—
Purchases of property, plant and equipment	(2,432)	(5,198)	(1,206)
Purchases of investments	—	(365)	—
Other	—	(87)	—

Net Cash Flows From Investing Activities	(2,431)	(5,647)	(1,206)

Net Increase/(Decrease) in Cash	(1,058)	(1,341)	(153)

Opening Cash and Cash Equivalents	4,322	3,830	4,162
Reclassification of Cash Equivalents	—	(1,673)	—

Closing Cash and Cash Equivalents	3,264	4,162	4,009

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	693	1,069	822
Non cash items added back	1,451	494	536
Change in operating assets and liabilities	(771)	2,743	(305)

Net Cash Flow From Operating Activities	1,373	4,306	1,053

Budget Estimates 2011-12	7 - 139

Hunter Development Corporation
Introduction
Purpose
The Hunter Development Corporation encourages economic growth, investment, masterplanning and renewal in the Hunter region.
The Corporation manages environmental programs and remediation on industrial lands at Mayfield and Kooragang Island. It also coordinates land redevelopment in the Honeysuckle redevelopment area and other urban renewal initiatives.
The Corporation operates under the Growth Centres (Development Corporations) Act 1974.
2011-12 Budget Highlights
In 2011-12, the Corporation’s key initiatives will include:
•	carrying out further remediation for the $110 million program at the former BHP Steelworks site at Mayfield and closure works on Kooragang Island

•	carrying out essential infrastructure works to support the development of the Intertrade Industrial Park

•	supporting the renewal of the Newcastle City Centre and the broader economic development of the region

•	delivering sites for two major new commercial developments in the Honeysuckle urban renewal project and releasing more land to the market.
Delivery
Recent Achievements
In 2010-11, the Corporation’s key achievements included:
•	spending $5.9 million on remediation works and construction of a 1.7 km freight rail line at Mayfield

•	awarding contracts to deliver 30,000 square metres of commercial and mixed-use buildings in the Honeysuckle area

•	consulting communities to inform development of remaining land in the Honeysuckle area

•	producing a study to assist in the understanding of the region’s infrastructure needs

•	purchasing and demolishing the former Empire Hotel to facilitate development in the area

•	requesting funding from Infrastructure Australia to deliver the first stage of an inner city university campus.

7 - 140	Budget Estimates 2011-12

Hunter Development Corporation
Future Directions
In future years, the Corporation plans to:
•	complete the development at Honeysuckle

•	complete remaining works at Mayfield, Kooragang Island and the Intertrade Industrial Park

•	progress new development opportunities for strategically important landholdings in the Hunter

•	help to establish and administer the Hunter Infrastructure and Investment Fund.

Budget Estimates 2011-12	7 - 141

Hunter Development Corporation
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	221	1,511	13,073
Investment income	1,894	2,069	1,787
Other revenue	47,394	13,996	36,981

Total Revenue	49,509	17,576	51,841

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	—	14	—
Other operating expenses	51,700	16,206	48,266
Depreciation and amortisation	46	74	63
Grants and subsidies	2,683	2,259	1,773
Finance costs	597	448	447

Total Expenses Excluding Losses	55,026	19,001	50,549

Other gains/(losses)	—	(960)	—

SURPLUS/(DEFICIT)	(5,517)	(2,385)	1,292

7 - 142	Budget Estimates 2011-12

Hunter Development Corporation
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	1	83	—
Receivables	547	997	381
Inventories	4,088	5,448	2,298

Total Current Assets	4,636	6,528	2,679

Non Current Assets
Inventories	67,199	53,543	52,239
Property, plant and equipment -
Plant and equipment	241	213	150

Total Non Current Assets	67,440	53,756	52,389

Total Assets	72,076	60,284	55,068

Liabilities
Current Liabilities
Payables	3,798	4,851	737
Borrowings at amortised cost	11,447	6,673	4,279
Provisions	255	222	225

Total Current Liabilities	15,500	11,746	5,241

Non Current Liabilities
Provisions	37	35	34
Other	—	52	50

Total Non Current Liabilities	37	87	84

Total Liabilities	15,537	11,833	5,325

Net Assets	56,539	48,451	49,743

Equity
Accumulated funds	56,539	48,451	49,743

Total Equity	56,539	48,451	49,743

Budget Estimates 2011-12	7 - 143

Hunter Development Corporation
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	170	1,666	13,689
Interest	1,894	2,069	1,787
Other	47,394	13,996	36,981

Total Receipts	49,458	17,731	52,457

Payments
Employee related	—	14	—
Grants and subsidies	2,683	2,259	1,773
Finance costs	597	448	447
Other	56,006	20,819	47,926

Total Payments	59,286	23,540	50,146

Net Cash Flows From Operating Activities	(9,828)	(5,809)	2,311

Cash Flows From Investing Activities
Purchases of property, plant and equipment	—	(2)	—

Net Cash Flows From Investing Activities	—	(2)	—

Cash Flows From Financing Activities
Proceeds from borrowings and advances	5,935	12,777	—
Repayment of borrowings and advances	—	(10,352)	(2,394)

Net Cash Flows From Financing Activities	5,935	2,425	(2,394)

Net Increase/(Decrease) in Cash	(3,893)	(3,386)	(83)

Opening Cash and Cash Equivalents	3,894	3,469	83

Closing Cash and Cash Equivalents	1	83	—

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(5,517)	(2,385)	1,292
Non cash items added back	46	1,027	63
Change in operating assets and liabilities	(4,357)	(4,451)	956

Net Cash Flow From Operating Activities	(9,828)	(5,809)	2,311

7 - 144	Budget Estimates 2011-12

Luna Park Reserve Trust
Introduction
Purpose
The Luna Park Reserve Trust was established to ensure that Luna Park and the associated harbour foreshore remain available and accessible to the public.
The Sydney Harbour Foreshore Authority manages the affairs of the Trust.
The Trust operates under the Luna Park Site Act 1990.
Results and Services
The Trust works towards the following results.
•	The visual appearance and sense of place of the whole Reserve is maintained.

•	Luna Park is preserved as a state heritage asset which sustains the 1930s amusement park theme of the site.

•	Luna Park is funded by a commercially viable business.
Contributing to these results, the Trust’s key services are:
•	administering the Heritage and Infrastructure Fund

•	managing a 40-year operating lease over the Luna Park site.
2011-12 Budget Highlights
In 2011-12, the Trust’s key initiatives will include spending:
•	$780,000 to replace lights and repaint Coney Island, Crystal Palace and the Luna Park face and towers

•	$50,000 for remediation works on Crystal Palace piles.
Recent Achievements
In 2010-11, the Trust’s key achievements included:
•	making the final payment of $250,000 to Luna Park Sydney Pty Ltd to reimburse costs associated with the park’s refurbishment before 2004

•	buying around 22,000 LED lights to replace the old festoon lighting on Coney Island, Crystal Palace, the Luna Park face and towers, which could reduce energy use by 90 per cent

•	repairing the Wild Mouse building and carpeting the Crystal Palace.

Budget Estimates 2011-12	1 - 145

Luna Park Reserve Trust
Future Directions
In future years, the Trust plans to:
•	continue to liaise with Luna Park Sydney Pty Ltd to ensure that the site remains a viable amusement park and entertainment precinct

•	refurbish park assets and infrastructure in line with the Asset Management Plan.

7 - 146	Budget Estimates 2011-12

Luna Park Reserve Trust
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	1,655	1,534	1,580
Investment income	66	22	47

Total Revenue	1,721	1,556	1,627

Less:
Expenses Excluding Losses
Operating Expenses - Other operating expenses	1,099	1,377	971
Depreciation and amortisation	466	603	603

Total Expenses Excluding Losses	1,565	1,980	1,574

SURPLUS/(DEFICIT)	156	(424)	53

Budget Estimates 2011-12	7 - 147

Luna Park Reserve Trust
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	908	470	1,083
Receivables	212	171	220

Total Current Assets	1,120	641	1,303

Non Current Assets
Property, plant and equipment - Land and building	18,178	24,100	23,706
Infrastructure systems	6,238	6,722	6,513

Total Non Current Assets	24,416	30,822	30,219

Total Assets	25,536	31,463	31,522

Liabilities
Current Liabilities
Payables	150	143	149

Total Current Liabilities	150	143	149

Total Liabilities	150	143	149

Net Assets	25,386	31,320	31,373

Equity
Reserves	15,906	22,449	22,449
Accumulated funds	9,480	8,871	8,924

Total Equity	25,386	31,320	31,373

7 - 148	Budget Estimates 2011-12

Luna Park Reserve Trust
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	1,655	1,534	1,580
Interest	66	22	47
Other	499	386	73

Total Receipts	2,220	1,942	1,700

Payments
Other	1,597	1,622	1,087

Total Payments	1,597	1,622	1,087

Net Cash Flows From Operating Activities	623	320	613

Net Increase/(Decrease) in Cash	623	320	613

Opening Cash and Cash Equivalents	285	150	470

Closing Cash and Cash Equivalents	908	470	1,083

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	156	(424)	53
Non cash items added back	466	603	603
Change in operating assets and liabilities	1	141	(43)

Net Cash Flow From Operating Activities	623	320	613

Budget Estimates 2011-12	1 - 149

Minister Administering the Environmental Planning and Assessment Act
Introduction
Purpose
The Minister Administering the Environmental Planning and Assessment Act, a corporation sole, acquires land for planning within the Sydney region. This includes land for regional open space, public transport corridors and specific projects. Separate funds then manage most of these activities, including the Sydney Region Development Fund.
The Corporation operates under the Environmental Planning and Assessment Act 1979.
Results and Services
The Corporation works towards the following results.
•	Land for infrastructure is acquired to allow expansion of the transport system.

•	Regional open space, including recreational and conservation lands, is provided for the community on a metropolitan-wide basis.

•	There is sound financial management of the Sydney Region Development Fund, with a 15-year business plan and sales of surplus land funding land acquisitions.
Contributing to these results, the Corporation’s key services are:
•	improving, maintaining and enhancing regional open space by looking after natural ecosystems, habitats and vegetation corridors

•	acting as caretaker for land until the intended use is determined, e.g. community use

•	buying land for the north west and south west rail corridors, and regional open space

•	developing initiatives to maximise the sale value of assets and generate income for land, with a focus on minimising the ongoing liability.
2011-12 Budget Highlights
In 2011-12, the Corporation’s key initiatives will include spending:
•	$55 million to continue to buy land for the North West Rail Link corridor

•	$28 million to finalise the purchase of land for Erskine Park Link Road ($8 million), and pay RTA to build the road ($20 million)

•	$25 million to buy land for regional open spaces, such as land that is transferred to the Western Sydney Parklands Trust

•	$5 million to transfer open space land to local and state government agencies so it is managed appropriately.

7 - 150	Budget Estimates 2011-12

Minister Administering the Environmental Planning and Assessment Act
Delivery
Recent Achievements
In 2010-11, the Corporation’s key achievements included:
•	buying rail corridor land in south west Sydney and then transferring 74 land parcels (worth $104.7 million) to the construction entity for the South West Rail Link

•	buying regional open space in the Sydney metropolitan area, including land in the Blacktown, Liverpool, Penrith, Ryde and Pittwater council areas, and transferring land at Wolli Creek and the Central Coast

•	encouraging metropolitan open spaces with initiatives like the Greenspace and the Sydney Harbour Access programs

•	managing a heritage asset management program under the Heritage Act 1977

•	selling surplus sites for major employment and residential land in western Sydney, at Huntingwood West and Doonside respectively

•	selling land in Seaforth, Castlereagh and North Balgowlah, and receiving planning approval for a residential development at Belrose

•	continuing to develop the mixed-use Rouse Hill Regional Centre with Landcom and the private sector.
Future Directions
In future years, the Corporation plans to:
•	manage its finances prudently to ensure it has enough capital funding and to achieve a good return on surplus assets

•	buy more rail corridor land for the North West Rail Link

•	continue to dispose of surplus land and review land to be acquired within the Sydney region to maintain a self-funding model

•	put into practice strategies for open space and other land.

Budget Estimates 2011-12	7 - 151

Minister Administering the Environmental Planning and Assessment Act
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	6,593	7,726	7,883
Investment income	1,250	2,362	4,700
Retained taxes, fees and fines	7,019	7,019	7,209
Grants and contributions	6,419	7,894	12,719
Other revenue	9,329	7,410	7,500

Total Revenue	30,610	32,411	40,011

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	200	68	50
Other operating expenses	18,658	8,772	9,317
Depreciation and amortisation	25	65	450
Grants and subsidies	123,950	26,428	39,940
Finance costs	23,729	19,338	21,000

Total Expenses Excluding Losses	166,562	54,671	70,757

Gain/(loss) on disposal of non current assets	10,136	18,963	23,659

SURPLUS/(DEFICIT)	(125,816)	(3,297)	(7,087)

7 - 152	Budget Estimates 2011-12

Minister Administering the Environmental Planning and Assessment Act
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	26,578	87,094	98,039
Receivables	339	2,306	1,500
Other financial assets	—	2,395	2,395
Assets held for sale	—	47,341	40,000
Other	—	35	35

Total Current Assets	26,917	139,171	141,969

Non Current Assets
Property, plant and equipment -
Land and building	1,299,881	1,022,722	1,057,283
Plant and equipment	—	12	8
Infrastructure systems	—	7	—

Total Non Current Assets	1,299,881	1,022,741	1,057,291

Total Assets	1,326,798	1,161,912	1,199,260

Liabilities
Current Liabilities
Payables	25,263	41,194	11,109
Borrowings at amortised cost	12,706	53,694	53,694
Provisions	18	—	—
Other	—	510	530

Total Current Liabilities	37,987	95,398	65,333

Non Current Liabilities
Borrowings at amortised cost	395,576	282,969	365,469
Provisions	73	—	—
Other	—	60	60

Total Non Current Liabilities	395,649	283,029	365,529

Total Liabilities	433,636	378,427	430,862

Net Assets	893,162	783,485	768,398

Equity
Reserves	760,751	620,293	600,293
Accumulated funds	132,411	163,192	168,105

Total Equity	893,162	783,485	768,398

Budget Estimates 2011-12	7 - 153

Minister Administering the Environmental Planning and Assessment Act
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities Receipts
Sale of goods and services	6,593	7,899	7,761
Interest	1,250	1,558	4,752
Other	35,267	29,246	34,276

Total Receipts	43,110	38,703	46,789

Payments
Employee related	200	68	50
Grants and subsidies	22,950	26,428	34,940
Finance costs	23,729	17,951	21,501
Other	31,158	1,747	45,057

Total Payments	78,037	46,194	101,548

Net Cash Flows From Operating Activities	(34,927)	(7,491)	(54,759)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	38,300	50,824	71,204
Purchases of property, plant and equipment	(137,000)	(41,736)	(88,000)
Purchases of investments	—	(2,395)	—

Net Cash Flows From Investing Activities	(98,700)	6,693	(16,796)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	107,000	43,817	82,500

Net Cash Flows From Financing Activities	107,000	43,817	82,500

Net Increase/(Decrease) in Cash	(26,627)	43,019	10,945
Opening Cash and Cash Equivalents	53,205	44,075	87,094

Closing Cash and Cash Equivalents	26,578	87,094	98,039

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(125,816)	(3,297)	(7,087)
Non cash items added back	101,025	65	5,450
Change in operating assets and liabilities	(10,136)	(4,259)	(53,122)

Net Cash Flow From Operating Activities	(34,927)	(7,491)	(54,759)

7 - 154	Budget Estimates 2011-12

Redfern-Waterloo Authority
Introduction
Purpose
The Redfern-Waterloo Authority promotes urban renewal in Redfern, Eveleigh, Darlington and Waterloo.
It encourages the orderly development of the suburbs to help address issues of social and economic disadvantage, to create greater social cohesion and community safety, and to provide housing and employment opportunities.
The Australian Technology Park is a wholly-owned subsidiary of the Authority.
The Authority operates under the Redfern-Waterloo Authority Act 2004.
Results and Services
The Authority works towards the following results.
•	Business investment is increased in the area.

•	Affordable housing is provided.

•	Jobs are created for the local unemployed.

•	Community safety is enhanced.
Contributing to these results, the Authority’s key services are:
•	providing commercial and residential floor space, particularly on surplus government lands

•	encouraging partnerships with the private sector and service providers to foster literacy and numeracy programs

•	encouraging positive engagement between younger and older people, to reduce social isolation and increase access to work

•	developing the assets of the Australian Technology Park.
2011-12 Budget Highlights
In 2011-12, the Authority’s key initiatives will include:
•	ensuring the effective transfer of its functions to the Sydney Metropolitan Development Authority (SMDA) and other relevant agencies

•	ensuring there are no unresolved liabilities or issues for the Government when the Authority is wound up

•	completing the transitions and wind up of the Redfern-Waterloo Authority within the allocated $1 million.

Budget Estimates 2011-12	7 - 155

Redfern-Waterloo Authority
Delivery
Recent Achievements
In 2010-11, the Authority’s key achievements included continuing to:
•	plan the area’s renewal by releasing detailed planning studies for local social housing sites

•	provide commercial and residential floor space, particularly on surplus government lands

•	encourage partnerships with the private sector and service providers to foster literacy and numeracy programs

•	encourage positive engagement between younger and older people, to reduce social isolation and increase access to work

•	develop the assets of the Australian Technology Park.
Future Directions
In future years, the Authority’s functions will be carried out by the newly formed SMDA and other relevant agencies.
It is anticipated that the Government will repeal the Redfern-Waterloo Authority Act and wind up the Authority within the 2011-12 financial year.

7 - 156	Budget Estimates 2011-12

Redfern-Waterloo Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	18,891	20,562	21,827
Investment income	1,956	3,077	2,400
Grants and contributions	2,599	16,726	1,884
Other revenue	7,418	1,390	276

Total Revenue	30,864	41,755	26,387

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5,037	4,547	3,653
Other operating expenses	13,833	14,793	13,435
Depreciation and amortisation	2,181	1,254	1,848
Grants and subsidies	—	535	20
Finance costs	3,492	3,418	2,657

Total Expenses Excluding Losses	24,543	24,547	21,613

Other gains/(losses)	—	2,590	—

SURPLUS/(DEFICIT)	6,321	19,798	4,774

Budget Estimates 2011-12	7 - 157

Redfern-Waterloo Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	36,271	57,085	65,135
Receivables	1,197	7,177	883
Other financial assets	437	437	437
Other	—	538	538

Total Current Assets	37,905	65,237	66,993

Non Current Assets
Other financial assets	3,342	3,343	3,343
Investment properties	176,825	162,640	162,640
Property, plant and equipment -
Land and building	—	21,002	21,812
Plant and equipment	29,234	1,755	2,709
Infrastructure systems	—	200	200
Intangibles	26	66	24
Other	1,719	1,806	1,806

Total Non Current Assets	211,146	190,812	192,534

Total Assets	249,051	256,049	259,527

Liabilities
Current Liabilities
Payables	3,400	3,914	2,485
Borrowings at amortised cost	437	—	—
Provisions	970	1,008	1,101
Other	—	1,249	1,249
Total Current Liabilities	4,807	6,171	4,835
Non Current Liabilities
Borrowings at amortised cost	33,338	38,776	38,776
Provisions	270	235	275
Other	9,399	9,406	9,406

Total Non Current Liabilities	43,007	48,417	48,457

Total Liabilities	47,814	54,588	53,292

Net Assets	201,237	201,461	206,235

Equity
Accumulated funds	201,237	201,461	206,235

Total Equity	201,237	201,461	206,235

7 - 158	Budget Estimates 2011-12

Redfern-Waterloo Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	18,891	21,036	21,827
Interest	1,956	3,077	2,400
Other	9,890	16,317	10,671

Total Receipts	30,737	40,430	34,898

Payments
Employee related	4,947	4,925	3,530
Grants and subsidies	—	535	20
Finance costs	3,492	3,198	2,657
Other	13,180	18,444	17,071

Total Payments	21,619	27,102	23,278

Net Cash Flows From Operating Activities	9,118	13,328	11,620

Cash Flows From Investing Activities
Advance repayments received	407	—	—
Purchases of property, plant and equipment	(5,150)	(3,063)	(3,492)
Other	—	(56)	(78)

Net Cash Flows From Investing Activities	(4,743)	(3,119)	(3,570)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(5,407)	(5,407)	—

Net Cash Flows From Financing Activities	(5,407)	(5,407)	—

Net Increase/(Decrease) in Cash	(1,032)	4,802	8,050
Opening Cash and Cash Equivalents	37,303	52,283	57,085

Closing Cash and Cash Equivalents	36,271	57,085	65,135

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	6,321	19,798	4,774
Non cash items added back	2,181	(1,336)	1,848
Change in operating assets and liabilities	616	(5,134)	4,998

Net Cash Flow From Operating Activities	9,118	13,328	11,620

Budget Estimates 2011-12	7 - 159

Sydney Metropolitan Development Authority
Introduction
Purpose
The Sydney Metropolitan Development Authority (SMDA) expedites and facilitates the development and delivery of declared urban renewal precincts to meet housing supply and employment targets.
The agency was established in December 2010 as a development corporation under the Growth Centres (Development Corporations) Act 1974.
Results and Services
The SMDA works towards the following result: housing supply and employment capacity is increased to accommodate growth in Sydney.
Contributing to this result, the SMDA’s key services are:
•	investigating and identifying potential precincts for urban renewal

•	promoting, procuring and managing the orderly and economic development and use of declared urban renewal precincts, including providing and managing infrastructure.
2011-12 Budget Highlights
In 2011-12, the SMDA’s key initiatives will include spending $8.7 million to:
•	undertake land use planning investigations and feasibility analyses on urban renewal precincts

•	deliver overarching precinct plans and supporting precinct delivery plans for declared sites

•	liaise with relevant agencies to deliver declared urban renewal precincts.
Delivery
Recent achievements
In 2010-11, the SMDA’s key achievements included:
•	beginning planning work on the Redfern-Waterloo and Granville precincts

•	commissioning a study to investigate potential urban renewal precincts

•	taking on many of the functions of the Redfern-Waterloo Authority.

7 - 160	Budget Estimates 2011-12

Sydney Metropolitan Development Authority
Future directions
In future years, the SMDA plans to:
•	coordinate with relevant infrastructure and service agencies to identify and facilitate the delivery of selected urban renewal precincts

•	employ integrated land use and transport planning to optimise the value of investment in transport and other infrastructure or government property assets

•	increase housing supply and employment capacity to accommodate growth in Sydney.

Budget Estimates 2011-12	7 - 161

Sydney Metropolitan Development Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	—	5	924
Grants and contributions	—	1,500	15,794
Other revenue	—	1,048	65

Total Revenue	—	2,553	16,783

Less:
Expenses Excluding Losses
Operating Expenses - Employee related	—	1,569	5,110
Other operating expenses	—	537	3,572
Grants and subsidies	—	—	600

Total Expenses Excluding Losses	—	2,106	9,282

SURPLUS/(DEFICIT)	—	447	7,501

7 - 162	Budget Estimates 2011-12

Sydney Metropolitan Development Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	—	690	7,800
Receivables	—	770	1,258

Total Current Assets	—	1,460	9,058

Non Current Assets
Property, plant and equipment -
Total Assets	—	1,460	9,058

Liabilities
Current Liabilities
Payables	—	554	623
Provisions	—	188	241

Total Current Liabilities	—	742	864

Non Current Liabilities
Provisions	—	271	246

Total Non Current Liabilities	—	271	246

Total Liabilities	—	1,013	1,110

Net Assets	—	447	7,948

Equity
Accumulated funds	—	447	7,948

Total Equity	—	447	7,948

Budget Estimates 2011-12	7 - 163

Sydney Metropolitan Development Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	—	5	924
Other	—	1,823	15,933

Total Receipts	—	1,828	16,857

Payments
Employee related	—	1,130	5,017
Grants and subsidies	—	—	600
Other	—	8	4,130

Total Payments	—	1,138	9,747

Net Cash Flows From Operating Activities	—	690	7,110

Net Increase/(Decrease) in Cash	—	690	7,110
Opening Cash and Cash Equivalents	—	—	690

Closing Cash and Cash Equivalents	—	690	7,800

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	—	447	7,501
Change in operating assets and liabilities	—	243	(391)

Net Cash Flow From Operating Activities	—	690	7,110

7 - 164	Budget Estimates 2011-12

Western Sydney Parklands Trust
Introduction
Purpose
The Western Sydney Parklands Trust manages the Western Sydney Parklands system.
The Parklands are 5,218 hectares of land stretching 27 kilometres from Doonside to Leppington. Much of this land is vested with the Trust, including the Western Sydney Regional Park at Abbotsbury.
The Trust operates under the Western Sydney Parklands Act 2006.
Results and Services
The Trust works towards the following results.
•	The Parklands are accessible for public access and use.

•	The Parklands are developed to promote public recreation use.

•	Environmental values in the Parklands and their watercourses are protected, restored and enhanced.
Contributing to these results, the Trust’s key services are:
•	managing the Parklands for community use

•	running programs and progressively developing the Parklands so the community can use and enjoy them

•	protecting and enhancing the biodiversity of the Parklands and their watercourses.
2011-12 Budget Highlights
In 2011-12, the Trust’s key initiatives will include spending:
•	$5.9 million to make the Parklands more accessible by providing new walking and cycling tracks, events facilities and play and picnic area upgrades at Nurragingy, in partnership with Blacktown City Council

•	$4.6 million to develop business infrastructure as part of the Trust’s sustainable financial model

•	$0.7 million to continue to improve the Parklands environment, including weed removal, restoring biodiversity and improving habitats

•	$0.25 million to run community engagement programs, such as the Bringing Back to the Bush — 100 Schools planting days.

Budget Estimates 2011-12	7 - 165

Western Sydney Parklands Trust
Delivery
Recent Achievements
In 2010-11, the Trust’s key achievements included:
•	completing the Parklands management plan and having it adopted by the Government

•	completing the first two stages of recreation works at Lizard Log picnic grounds, worth $6.8 million, with three times as many picnic and parking facilities, a new playground, an outdoor events space and toilet facilities

•	completing environmental programs worth $0.6 million, which focused on restoring creek lines and wildlife habitats

•	developing a new community engagement and awareness strategy, which involves expanding web-based communication, an outdoor billboard campaign and interaction with tenants and stakeholders.
Future Directions
In future years, the Trust plans to:
•	implement management plan programs to reach targets for recreation, natural and cultural heritage protection, community activities and urban farming

•	assist the community to engage more with Parklands programs, in particular through school education and recreation programs

•	review and continuously implement the Parklands biodiversity strategy to provide wildlife habitats and improve water quality

•	build a sustainable financial model by providing land for commercial leases and private investment in consultation with councils

•	progressively develop underused land for long-term use and public access.

7 - 166	Budget Estimates 2011-12

Western Sydney Parklands Trust
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	2,561	2,031	2,607
Investment income	105	455	374
Grants and contributions	6,542	6,542	6,542
Other revenue	10,076	10,580	5,106

Total Revenue	19,284	19,608	14,629

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	201	404	45
Other operating expenses	5,483	5,357	6,721
Depreciation and amortisation	909	707	1,082
Other expenses	—	—	(87)

Total Expenses Excluding Losses	6,593	6,468	7,761

Gain/(loss) on disposal of non current assets	—	(6)	—
Other gains/(losses)	—	190	—

SURPLUS/(DEFICIT)	12,691	13,324	6,868

Budget Estimates 2011-12	7 - 167

Western Sydney Parklands Trust
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	6,525	8,290	6,621
Receivables	178	4,845	495

Total Current Assets	6,703	13,135	7,116

Non Current Assets
Investment properties	—	14,640	14,640
Property, plant and equipment -
Land and building	403,248	478,041	478,024
Plant and equipment	589	661	614
Infrastructure systems	34,236	23,205	33,633

Total Non Current Assets	438,073	516,547	526,911

Total Assets	444,776	529,682	534,027

Liabilities
Current Liabilities
Payables	349	3,484	961
Provisions	101	137	137

Total Current Liabilities	450	3,621	1,098

Total Liabilities	450	3,621	1,098

Net Assets	444,326	526,061	532,929

Equity
Reserves	1,759	53,303	53,303
Accumulated funds	442,567	472,758	479,626

Total Equity	444,326	526,061	532,929

7 - 168	Budget Estimates 2011-12

Western Sydney Parklands Trust
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	2,561	(2,086)	6,957
Interest	105	455	374
Other	16,618	20,085	11,648

Total Receipts	19,284	18,454	18,979

Payments
Employee related	201	553	45
Other	5,483	9,332	9,157

Total Payments	5,684	9,885	9,202

Net Cash Flows From Operating Activities	13,600	8,569	9,777

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(8,536)	(10,118)	(11,446)

Net Cash Flows From Investing Activities	(8,536)	(10,118)	(11,446)

Net Increase/(Decrease) in Cash	5,064	(1,549)	(1,669)
Opening Cash and Cash Equivalents	1,461	9,839	8,290

Closing Cash and Cash Equivalents	6,525	8,290	6,621

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	12,691	13,324	6,868
Non cash items added back	909	517	1,082
Change in operating assets and liabilities	—	(5,272)	1,827

Net Cash Flow From Operating Activities	13,600	8,569	9,777

Budget Estimates 2011-12	7 - 169

8.	Trade and Investment, Regional Infrastructure and Services Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

Department of Trade and Investment, Regional Infrastructure and Services

Total Expenses	2,245.4	2,437.3	8.5
Capital Expenditure	65.4	55.2	-15.5

Casino, Liquor and Gaming Control Authority
Total Expenses	7.1	7.6	7.8
Capital Expenditure	0.1	0.1	—

New South Wales Rural Assistance Authority
Total Expenses	190.6	61.2	-67.9
Capital Expenditure	0.1	0.1	—

Art Gallery of New South Wales
Total Expenses	49.8	51.5	3.5
Capital Expenditure	16.2	6.8	-58.0

Australian Museum
Total Expenses	38.5	39.9	3.7
Capital Expenditure	5.2	5.3	1.6

Catchment Management Authorities
Total Expenses	147.9	128.0	-13.5
Capital Expenditure	0.3	0.3	—

Destination NSW
Total Expenses	—	117.9	—
Capital Expenditure	—	0.2	—

Museum of Applied Arts and Sciences
Total Expenses	45.6	53.7	17.8
Capital Expenditure	8.6	15.5	79.3

New South Wales Film and Television Office
Total Expenses	9.5	9.7	2.8
Capital Expenditure	—	—	—

NSW Food Authority
Total Expenses	21.1	22.4	6.6
Capital Expenditure	1.7	1.0	-41.2

State Library of New South Wales
Total Expenses	86.3	88.2	2.3
Capital Expenditure	17.1	29.0	69.8

Water Administration Ministerial Corporation
Total Expenses	—	43.9	—
Capital Expenditure	—	—	—

Budget Estimates 2011-12	8 - 1

Department of Trade and Investment, Regional Infrastructure and Services
Introduction
Purpose
The Department of Trade and Investment, Regional Infrastructure and Services drives sustainable economic growth in New South Wales. It works with and supports businesses and industries across the State to advance investment, innovation and business improvement in all sectors.
The Department’s work includes:
•	promoting trade and investment within the State and key international markets

•	providing business support, technical knowledge and science and research capabilities to industries

•	developing and sustaining profitable food and fibre industries, and best practice natural resource management

•	securing and regulating energy and mineral resources

•	supporting the tourism, hospitality, racing and cultural sectors.
Results and Services
The Department is the lead agency for the following NSW 2021 Plan goals.
•	Improve the performance of the NSW economy.

•	Drive economic growth in regional NSW.

•	Increase the competitiveness of doing business in NSW.

•	Secure potable water supplies.

•	Enhance cultural, creative, sporting and recreation opportunities.
The Department is also the co-lead agency for the following NSW 2021 Plan goal: increase opportunities for people to improve and look after their own neighbourhoods and environment.
The Department works to achieve the following results.
•	Business investment and jobs growth are supported across the State.

•	Industries are domestically and globally competitive.

•	Energy frameworks support secure and reliable energy supplies and a competitive market.

•	Industries and communities have appropriate access to natural resources and manage them sustainably.

•	Industries are safe, healthy and biosecure.

8 - 2	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
•	Rural and regional water supplies are reliable and sustainable, and services across New South Wales are well managed and efficient.

•	The Crown lands estate is managed to meet economic and community needs.

•	The arts, hospitality and charities sectors are strong and sustainable, and the hospitality and racing industries are responsible.
Contributing to these results, the Department’s key services are:
•	working with regional and statewide businesses, industries and trading partners to promote trade, investment, employment and innovation

•	developing and facilitating the transfer of knowledge and research to promote industry competitiveness, practice change and sustainable agricultural development

•	planning, managing and regulating sustainable use of commercial and recreational fisheries

•	improving biosecurity, including providing a biosecurity framework that supports primary industries and efficient food and fibre production

•	managing sustainable water sharing, licensing, allocation and trading arrangements, and coordinating state involvement in interstate water management

•	developing policy for and monitoring water utilities, managing regional water supply and sewerage programs, aiding water recycling, and helping non-metropolitan utilities to apply best practice

•	managing Crown lands to ensure industry and community have access to government land stocks to support economic, social and infrastructure development needs, and managing catchments to help communities and the Catchment Management Authorities deliver natural resource management priorities

•	supporting the mining and mineral resources industries by developing geoscientific information, managing titles and improving safety and environmental performance

•	maintaining and supporting frameworks to support a competitive energy market, reliable and secure energy supplies, and a sustainable energy mix, to deliver customer assistance programs, and to monitor the performance of electricity and gas networks and licensed pipelines

•	developing strategies to attract more economically beneficial major events and boost tourism, regulating and advising the hospitality and racing industries, and supporting the arts and cultural sectors by developing policy, encouraging participation, funding programs and providing infrastructure

•	providing personnel services to the Art Gallery of New South Wales, State Library of New South Wales, Sydney Opera House Trust, Australian Museum, Museum of Applied Arts and Sciences, Casino, Liquor and Gaming Control Authority, Forests NSW, Mine Subsidence Board, NSW Film and Television Office and Catchment Management Authorities.

Budget Estimates 2011-12	8 - 3

Department of Trade and Investment, Regional Infrastructure and Services
2011-12 Budget Highlights
Trade, Business and Investment
In 2011-12, key initiatives will include spending:
•	$130 million to attract industry and develop businesses through the State Investment Attraction Scheme and the Regional Industries Investment Fund, which will help to improve the state economy’s performance, drive economic growth in regional areas and complement the Jobs Action Plan

•	$10 million to continue investments under the Science Leveraging Fund, which helps to attract federal funding, develop research nodes and increase business innovation

•	$1.9 million to maintain the operations of four trade offices in China (Shanghai and Guanzhou), India (Mumbai) and the United Arab Emirates (Abu Dhabi)

•	$1.8 million for a range of exporter services covering education, market entry and expansion to grow exports from New South Wales.
Resources and Energy
In 2011-12, key initiatives will include spending:
•	$152 million in energy rebates for eligible customers to help them pay their energy bills and so contain electricity costs

•	$29 million to research, develop and demonstrate clean coal technologies as part of the Government’s $100 million commitment to the Coal Innovation NSW Fund (previously known as the Clean Coal Fund)

•	$5.5 million to extend the New Frontiers program to attract investment in petroleum and mineral exploration in underexplored areas and to grow production of these resources

•	$2.1 million to develop a land use policy for coal and coal seam gas assessment to grow the mining sector while protecting prime agricultural land.
Agriculture, Fisheries and Biosecurity
In 2011-12, key initiatives will include spending:
•	$11 million to control noxious weeds, which includes an extra $1.5 million in 2011-12 to attack noxious weeds, improve agricultural productivity and protect the environment

•	$5 million to develop a structural adjustment policy for fisheries to ensure a sustainable fishing industry

•	$2.6 million to develop a land use agricultural mapping policy as a tool to protect strategic agricultural land

8 - 4	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
•	$13 million for a biosecurity upgrade of Elizabeth Macarthur Agricultural Institute to ensure it is prepared to deal with biosecurity threats

•	$1.7 million for a biosecurity information management system to improve capacity to deal with biosecurity threats.
Water Management and Utilities
In 2011-12, key initiatives will include spending:
•	$84 million for the Country Towns Water Supply and Sewerage Program to secure long-term potable water supplies and to manage effluent effectively

•	$9.8 million as the State’s share of operating costs and works programs for irrigation areas to improve agricultural productivity

•	$7.5 million to conserve and restore the Great Artesian Basin’s groundwater resources.
Catchments and Lands
In 2011-12, key initiatives will include spending:
•	$32 million to invest in natural resource management under Catchment Action NSW, of which $26.9 million will be used by Catchment Management Authorities, $3.2 million is for grants to agencies and $1.6 million is for administrative costs to improve local environments

•	$5.5 million to meet the Government’s commitments under the Tweed River Entrance Sand Bypassing Act 1995

•	$12 million for coastal infrastructure repairs to maritime assets on Crown land.
Tourism, Gaming and Arts
In 2011-12, key initiatives will include spending:
•	$272 million in grants to cultural institutions to help them enhance cultural, creative and recreational opportunities and develop the State’s cultural heritage

•	$58 million for the Arts Funding Program to enhance cultural and creative opportunities

•	$15 million for the Responsible Gambling Fund to help maintain social health and encourage responsible behaviour

•	$12 million in a grant to Racing NSW for an infrastructure upgrade at Rosehill Gardens to enhance sporting and recreational opportunities

•	$9 million ($49 million over four years) in ClubGRANTS funding towards community infrastructure projects to increase participation in sport and recreational activities

•	$1 million a year for four years to revitalise regional libraries

•	$1.6 million to develop additional initiatives as part of the Client Oriented Regulatory Information System within the Office of Liquor, Gaming & Racing, a project that aims to provide an integrated system for licenses, including an information database.

Budget Estimates 2011-12	8 - 5

Department of Trade and Investment, Regional Infrastructure and Services
Delivery
Recent Achievements
Trade, Business and Investment
In 2010-11, key achievements included:
•	securing several major information, communications and technology projects for the State worth over $200 million
•	attracting several substantial manufacturing projects with companies such as Midal Cables and Amcor Packaging to support over 1,700 jobs
•	supporting regional and rural areas with numerous initiatives, including the Enterprising Regions Program, the Building the Country Program and help for the Regional Development Advisory Council
•	supporting several financial services projects, including the successful bid to have the Centre of Excellence for International Finance and Regulation in Sydney and helping Virgin Money to expand its operations
•	providing independent advice to the Government on science and research issues and improving engagement between the government, business and research sectors
•	improving the State’s global competitiveness by encouraging exports through the Global Growth Program, the International Tourism Incentive Fund, the NSW Export Lab and the Premier’s NSW Export Awards.
Resources and Energy
In 2010-11, key achievements included:
•	implementing the NSW Government’s commitments to reduce the burden of electricity prices by preparing the $200 Low Income Household Rebate program
•	starting to merge the three electricity distributors into two, with the savings generated from the merger to be used to pay for the cost of the energy rebates
•	reviewing the electricity network’s reliability licence conditions and closing the Solar Bonus Scheme
•	delivering consumer protection measures to help customers with energy bills, including financial counselling, a free price comparison service and an Energy Assistance Guide
•	finalising the NSW contribution to the Intergovernmental Agreement on Energy Supply Industry Safety to progress nationally harmonised safety and technical regulation for energy networks
•	attracting investment that contributed to mineral production of around $19.5 billion (with coal over $15.6 billion, and metallic and industrial minerals around $3.9 billion) and increasing investment in petroleum exploration.

8 - 6	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
•	implementing the Mining Regulation 2010, which covers environmental protection, compliance and information provision
•	funding the NSW Carbon Capture and Storage Demonstration Project, the NSW Drilling Program to identify the State’s carbon dioxide storage potential, nine research and development projects and other initiatives in low emissions coal.
Agriculture, Fisheries and Biosecurity
In 2010-11, key achievements included:
•	managing more emergency situations than normal, including incursions by myrtle rust, Queensland fruit fly, chestnut blight, cattle ticks, Asian honey bees, mice, aquatic weeds, redfin perch and unprecedented plague locusts
•	responding to and supporting industry through two major flood episodes
•	conducting research to ensure farm productivity and sustainability, including projects to breed livestock to reduce greenhouse gas emissions, develop the new Sherpa Rice variety and improve broad acre rice flood irrigation systems
•	publishing the Status of Fisheries Resources in NSW report, an important component of the reporting requirements for the State’s commercial fishery management strategies, which ensure fisheries resources are managed in a sustainable way
•	managing the Sustaining the Basin Farm Modernisation Project for Border Rivers-Gwydir, funded under the Australian Government’s Water for the Future initiative.
Water Management and Utilities
In 2010-11, key achievements included:
•	developing, implementing and assessing water sharing plans, expanding the water monitoring network and managing water sharing responsively to ensure critical supplies are delivered, while minimising impacts to the irrigation industry through drought
•	managing the Country Towns and the Aboriginal Communities Water and Sewerage programs, with local water utilities outperforming their interstate counterparts in many critical service areas and more than 2,700 Aboriginal people in 61 communities now receiving better water and sewerage services.
Catchments and Lands
In 2010-11, key achievements included:
•	generating $23 million from environmental consulting under the Soil Conservation Service in a year of challenging weather conditions, which is an increase of $2.1 million on 2009-10
•	working closely with Catchment Management Authorities, other state agencies and local communities to continue to update catchment action plans.

Budget Estimates 2011-12	8 - 7

Department of Trade and Investment, Regional Infrastructure and Services
Tourism, Gaming and Arts
In 2010-11, key achievements included:
•	providing additional support for contemporary arts, mainly in the small to medium performing arts sector, including $1.5 million for the management of CarriageWorks at North Eveleigh
•	releasing the NSW Aboriginal Arts and Cultural Strategy, to foster a vibrant and high profile Aboriginal arts and culture sector, and allocating over $2 million for a range of programs across the State
•	establishing a Precinct Liquor Accord in eight entertainment areas across the State to address alcohol-related violence and anti-social behaviour
•	establishing Destination NSW and the Visitor Economy Taskforce to promote tourism and secure major events, with the aim of achieving economic and social benefits for the people of New South Wales.
Future Directions
In future years, the Department plans to:
•	establish the NSW Export and Investment Advisory Board to advise on growing the economy
•	seek out emerging opportunities and pilot promising projects through NSW Trade Offices
•	establish the Office of the Small Business Commissioner to create a single point of contact for small business to resolve complaints about other businesses and government agencies
•	develop industry action plans, which focus on specific high performance and high potential industry sectors
•	link regional industry and business infrastructure needs to the regional and industry action plans
•	appoint a Cross-Border Commissioner to investigate, monitor and help resolve cross-border issues that adversely affect service delivery to NSW residents and the operating environment for businesses
•	progress the transition of energy policy to a national level, including implementing the National Energy Customer Framework and supporting the new National Standing Council on Energy and Resources
•	deliver efficiencies and improvements in energy businesses, for example by merging distributors to save a projected $100 million a year
•	implement the Government’s Strategic Regional Land Use Policy and participate in the Strategic Land Use Working Group
•	start the Resources for the Regions initiative and participate on the Mining Affected Communities Committee

8 - 8	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
•	identify and produce maps of important agricultural lands for future food, fibre and bio-energy production
•	independently review marine park science to examine the effectiveness of biodiversity protection and incorporate social and economic factors into decision-making
•	independently review fisheries policy, management and administration to ensure a viable and sustainable industry
•	maintain an effective and responsive biosecurity capability based on science that enables the State to be prepared for and respond quickly to immediate biosecurity challenges
•	support the irrigation industry, environment and rivers while making sure a secure and sustainable potable water supply is available, and is supported by effective effluent management, for all non-metropolitan urban water utilities
•	deliver a new tourism strategy via the Visitor Economy Taskforce to increase tourism and double visitor spending by 2020
•	continue to support major cultural festivals, including spending an extra $1.7 million a year for the Sydney Festival
•	finalise long-term plans for Pier 2/3 at Walsh Bay to complete the development of this world-class arts and cultural precinct
•	increase the online service delivery options for liquor-related applications and introduce back-office technology solutions to improve regulation, including the three strikes system.

Budget Estimates 2011-12	8 - 9

Department of Trade and Investment, Regional Infrastructure and Services
Performance Information
Result Indicators
Business investment, export revenue and jobs growth are supported across the State

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Business investment in New South Wales (a)	$ b	49.3	50.1	52.6	50.9	56.3
NSW’s GSP per capita (b)	$000	55.8	55.9	57.6	56.6	58.3
Growth in employment (c)%		0.60	1.20	1.75	3.10	1.00
Jobs created in New South Wales (d)	thous	21.8	39.9	n.a.	107.1	35.4
Jobs created/lost in regional New South Wales (e)	thous	-2.9	15.0	n.a.	49.5	13.7

(a)	Total real private business investment. This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. Estimated 2010-11 Actual is based on actual data for financial year to March 2011. Forecasts for 2010-11 and 2011-12 are based on annual growth rates of 5 per cent and 7 per cent respectively from 2009-10 base year. Data source: ABS National Accounts. Figures for 2008-09 Actual and 2010-11 Budget have changed to reflect changes in the scope of some of the components of the business investment to meet new international standards.

(b)	Real Gross State Product (GSP) per capita. This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. Forecasts for 2010-11 and 2011-12 are based on annual growth rates of 3 per cent and 1.2 per cent respectively from 2009-10 base year. Data source: ABS State Accounts.

(c)	Growth in average annual employment. This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. Forecasts for 2010-11 and 2011-12 are based on annual growth rates of 1.75 per cent and 1 per cent respectively from 2009-10 base year. Data source: ABS.

(d)	Increase in average annual employment. This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. Forecasts for 2010-11 and 2011-12 are based on annual growth targets of 1.75 per cent and 1 per cent respectively from 2009-10 base year. Data source: ABS. This is a new indicator being reported.

(e)	This indicator contributes to measuring the NSW 2021 Plan goal: drive economic growth in regional NSW. Regional New South Wales excludes the Sydney statistical division but includes Gosford-Wyong. Forecast for 2011-12 is based on annual growth rate of 1 per cent. This is a new indicator being reported.
Industries are domestically and globally competitive

			2008-09	2009-10	2010-11	2010-11	2011-12
	Units		Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Value of primary industries production (a)	$	m	31,778	24,988	30,107	31,138	33,923
Mining royalties collected (b)	$	m	1,279	985	1,768	1,240	1,768
Industry capital expenditure investment (mining) (c)	$	m	2,400	3,272	2,500	4,200	4,000
Value of targeted primary industries exports: (d)
Coal	$	m	17,100	11,200	16,000	14,100	18,000
Agriculture	$	m	5,289	6,053	5,778	5,421	5,500

8 - 10	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
Industries are domestically and globally competitive (cont)

Proportion of people employed in knowledge-intensive industries in New South Wales compared to the national average (e)	>national	>national	n.a.	>national	>national

(a)	Value of production, and hence economic performance, of the agriculture, minerals, wild harvest fisheries and aquaculture sectors. This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. While production is influenced by many external sectors, this indicator is a proxy for the effectiveness of the Department. Data sources: ABARE, ABS, NSW Minerals Industry Annual. Primary industry values from ABARE and the ABS have a 2-3 year lag so actuals continue to be updated.

(b)	This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. It shows the royalty revenue generated by mineral production as a proxy for the productivity of the NSW mining industry. Data source: NSW Treasury.

(c)	This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. It shows the level of investment by the mining sector and is a proxy for the attractiveness of New South Wales to mining investors. Data source: ABS.

(d)	This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. The value of exports is influenced by many external factors such as global demand and the value of the Australian dollar. Data source: ABARE, ABS, NSW Minerals Industry Annual.

(e)	This indicator contributes to measuring the NSW 2021 Plan goal: increase the competitiveness of doing business in NSW. Group includes knowledge-intensive industries as defined by the Organisation for Economic Co-operation and Development, plus advanced manufacturing, transport equipment, pharmaceutical and medical products manufacturing. Data source: ABS: 6291.0.55.003-Labour Force, Australia, detailed quarterly. Forecast for 2010-11 is not available as this is a new indicator.
Energy frameworks support secure and reliable energy supplies and a competitive market

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Unplanned electricity outages (a)	mins	135	107	126	125	122
GreenPower Sales- New South Wales (b)	GWh	564	537	640	547	540

(a)	This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. Industries and communities require reliable energy sources to operate. The reliability of electricity in New South Wales is measured by the total number of minutes an average customer is without electricity each year. Data sources: NSW electricity distributors, Department of Trade and Investment, Regional Infrastructure and Services.

(b)	This indicator contributes to measuring the NSW 2021 Plan goal: protect our natural environment, and the target: increase renewable energy — 20 per cent renewable energy by 2020. GreenPower sales are renewable energy sales produced from clean renewable sources. Data source: GreenPower annual audit.

Budget Estimates 2011-12	8 - 11

Department of Trade and Investment, Regional Infrastructure and Services
Industries and communities have appropriate access to natural resources and manage them sustainably

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Mines operating to agreed operation plans and subsidence plans (a)%		97	97	97	97	97
Primary/target and secondary fish species harvested at biologically sustainable levels (b)%		90	90	90	90	90
Proportion of water extraction covered by commenced water sharing plans (c)%		90	90	95	95	98
Reduction in over-allocation of groundwater systems (d)%		74	84	87	87	89
Soil treated by conservation earthworks (e)	ha	14,860	11,493	14,000	7,207	14,000

(a)	This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy. It shows the percentage of mines operating to agreed mine operation plans (for surface mining), subsidence management plans (for underground/subsurface mining) and petroleum operation plans (required for extraction of petroleum related products) as a proxy for mining industry sustainability performance. Data source: Department of Trade and Investment, Regional Infrastructure and Services.

(b)	This indicator contributes to measuring the NSW 2021 Plan goal: improve the performance of the NSW economy and is a proxy for the long term sustainability performance of the fishing industry and the effectiveness of NSW Government management of the fisheries resource. Data source: Department of Trade and Investment, Regional Infrastructure and Services.

(c)	This indicator contributes to measuring the NSW 2021 Plan goal: secure potable water supplies. It shows progress in establishing water sharing plans across all water sources in the State. Data source: Department of Trade and Investment, Regional Infrastructure and Services.

(d)	This indicator contributes to measuring the NSW 2021 Plan goal: secure potable water supplies. It shows progress under the Achieving Sustainable Groundwater Entitlements program in reducing the use of groundwater to the sustainable yields set by water sharing plans for the six major inland aquifers over the ten-year period of the plan. Data source: Department of Trade and Investment, Regional Infrastructure and Services.

(e)	This indicator contributes to measuring the NSW 2021 Plan goal: drive economic growth in regional NSW. It is a proxy for sustainable land management. It shows a significant reduction due to drought conditions followed by a prolonged wet period during 2010-11. Data source: Department of Trade and Investment, Regional Infrastructure and Services. Figure for 2008-09 has been corrected from 20,000.

8 - 12	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
Industries are safe, healthy and biosecure

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Value of primary industries production protected from market failure (a)	$ m	9.6	4.9	10.5	10.5	10.9
Fatal injuries per million hours in the mining industry: (b)
Coal	no.	0.02	0.02	0.03	0.03	0.03
Non-coal	no.	0.04	0.02	0.03	0.02	0.02
Compliance of energy network businesses with NSW statutory reporting requirements (c)%		100	100	100	100	100

(a)	This indicator contributes to measuring the NSW 2021 Plan goal: ensure NSW is ready to deal with major emergencies or natural disasters. This figure represents the agriculture, fisheries, aquaculture and forestry production that has been protected from biosecurity threats. Data sources: ABS, Department of Trade and Investment, Regional Infrastructure and Services.

(b)	The fatal injury rate per million hours worked (five year average) is a proxy for the effectiveness of services to improve workplace safety. New South Wales has met the nationally agreed target of 20 per cent reduction in fatal injury rates in the mining industry from 2002. Data source: Department of Trade and Investment, Regional Infrastructure and Services. Figures for 2008-09 Actual and 2010-11 Budget have been corrected.

(c)	This indicator contributes to measuring the NSW 2021 Plan goal: increase the competitiveness of doing business in NSW. It shows the compliance of energy network businesses with statutory reporting requirements and is a proxy for the effectiveness of compliance programs to ensure best practice health, safety and engineering standards. Data source: Department of Trade and Investment, Regional Infrastructure and Services.
Rural and regional water supplies are reliable and sustainable and services across New South Wales are well managed and efficient

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Proportion of requirements of Best Practice Management Guidelines for Water Supply and Sewerage met by local water utilities (a)%	82	85	85	85	85
Proportion of regional population having access to water that complies with drinking water standards (b)%	99	99	99	99	99

(a)	This indicator contributes to measuring the NSW 2021 Plan goal: secure potable water supplies. It shows progress towards meeting reliability performance standards for water continuity and quality for urban water services in non-metropolitan New South Wales. Data source: Department of Trade and Investment, Regional Infrastructure and Services.

(b)	This indicator contributes to measuring the NSW 2021 Plan goal: secure potable water supplies. Data source: Department of Trade and Investment, Regional Infrastructure and Services.

Budget Estimates 2011-12	8 - 13

Department of Trade and Investment, Regional Infrastructure and Services
Crown lands estate is managed to meet economic and community needs

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Gross revenue collected from leases and licences compared to budget (a)%		95.0	98.0	100.0	97.6	100.0
Performance against Crown road closure and disposal targets (b)%		92	105	100	112	100
Crown reserves managed through trust arrangements (c)%		20	21	21	21	21
Days the Tweed River entrance is navigable (d)	no.	365	365	365	365	365

(a)	This indicator shows the Department’s performance in collecting Crown leasehold revenue. Data source: Department of Trade and Investment, Regional Infrastructure and Services.

(b)	This indicator shows performance in managing Crown road assets. Data source: Department of Trade and Investment, Regional Infrastructure and Services.

(c)	This indicator contributes to measuring the NSW 2021 Plan goal: increase opportunities for people to improve and look after their own neighbourhoods and environment. It shows the percentage of Crown land (including reserve trusts) under community management. Data source: Department of Trade and Investment, Regional Infrastructure and Services. Figures now include reserve trusts in the base.

(d)	This indicator contributes to measuring the NSW 2021 Plan goal: enhance cultural, creative, sporting and recreation opportunities. It shows the effectiveness of sand dredging at the river mouth to ensure the Tweed River remains navigable for commercial and recreational purposes. Data sources: Department of Trade and Investment, Regional Infrastructure and Services.
Arts, hospitality and charities sectors are strong and sustainable, and the hospitality and racing industries are responsible

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Cultural businesses actively trading in New South Wales (a)	thous	27.3	27.3	27.3	27.3	27.3
Employment in cultural occupation and/or the cultural industry (a)	thous	171.4	171.4	170.0	170.0	170.0
Non-government support for Arts in New South Wales (b)	$ m	89.7	82.6	80.0	80.0	80.0
People attending selected cultural venues and events (c)	mill	4.5	4.8	4.6	4.8	4.8
Reduction in assaults on licensed premises (d)%		13.8	7.1	3.1	5.7	2.7

(a)	This indicator contributes to measuring the NSW 2021 Plan goal: enhance cultural, creative, sporting and recreation opportunities and relates to the overall strength of the arts and cultural sector in New South Wales. Data source: Culture Report for New South Wales, an analysis of ABS data prepared annually by the National Centre for Culture and Recreation Statistics.

(b)	This indicator contributes to measuring the NSW 2021 Plan goal: enhance cultural, creative, sporting and recreation opportunities. The level of private sector support for arts and cultural activity is an indicator of the sustainability and viability of the sector. It includes support from the corporate sector and private philanthropy. Data source: Australian Business and the Arts Foundation survey.

(c)	This indicator contributes to measuring the NSW 2021 Plan goal: enhance cultural, creative, sporting and recreation opportunities. Data source: ABS survey, Attendance at Selected Cultural Venues and Events, Australia, every four years.

(d)	This indicator reflects government and organisational strategies to reduce alcohol-related incidents in all licensed premises throughout the State, including hotspot areas. Data are now sourced from the Bureau of Crime Statistics and Research.

8 - 14	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
Service Group Statements
Trade, Business and Investment

Service description:	This service group covers investment attraction by undertaking industry specific analysis for priority areas, identifying export industries and markets, generating industry investment and providing strategic support to increase employment and investment. This includes support for small and medium enterprises and the development and implementation of industry and sectoral plans.

Linkage to results:	This service group contributes to business investment, export revenue, jobs growth and industry competitiveness by working towards a range of intermediate results that include the following.

• Industries see New South Wales as an attractive state in which to invest and increase competitiveness.

• The number of jobs in Sydney and regional New South Wales is increased and jobs are retained in targeted sectors and vulnerable locations.

• Small business has enhanced access to information to expand markets and adopt improved business practices.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Major investment projects supported by the department:
Metropolitan	no.	25	50	50	50	50
Regional	no.	260	200	200	200	200
Jobs impact	no.	7,566	11,059	8,000	13,000	8,000
Clients assisted to visit export markets (a)	no.	n.a.	n.a.	150	93	125
Clients assisted through small business programs	no.	54,800	33,146	50,000	50,000	50,000
Services provided to micro and start-up business clients	no.	135,000	225,521	200,000	200,000	200,000
Employees: (b)	FTE	310	326	351	335	312

(a)	The Department started collecting data on this service measure in 2010-11.

(b)	Figures are restated to reflect changes in service groups and functions for the Department.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	272,306	191,557	221,753
Total expenses include the following:
Employee related	40,519	46,943	41,174
Other operating expenses	11,308	23,332	11,848
Grants and subsidies	74,820	28,571	152,068
State Investment Attraction Scheme	—	—	77,195
Regional Industries Investment Fund	—	—	53,056
Other expenses	144,573	90,814	15,533

Capital Expenditure	113	113	113

Budget Estimates 2011-12	8 - 15

Department of Trade and Investment, Regional Infrastructure and Services

Agriculture

Service description:	This service group covers developing and facilitating the transfer of knowledge and research to promote industry competitiveness, practice change and sustainable development to enhance food security and drive productivity growth in agriculture and private forestry.

Linkage to results:	This service group contributes to business investment, export revenue, jobs growth, industry competitiveness, and appropriate access to and sustainable management of natural resources by working towards a range of intermediate results that include the following.

• Industries see New South Wales as an attractive state in which to invest and increase competitiveness.

• The number of jobs in New South Wales is increased and jobs are retained.

• The agriculture sector uses innovative technologies and practices and achieves improvements in natural resource management.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Farmers attending PROfarm training activities	no.	3,500	5,142	2,200	4,225	4,500
Publication of agriculture research-based innovations in science journals (a)	no.	n.a.	n.a.	n.a.	929	900
Pre-commercial lines and varieties delivered for uptake by private breeding and seed companies	no.	13	6	5	9	6
Employees: (b)	FTE	993	954	928	965	965

(a)	This is a new measure being reported in 2010-11.

(b)	2008-09 Actual and 2010-11 Budget numbers are restated due to reallocation of employees between service groups.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	231,010	191,174	174,245
Total expenses include the following:
Employee related	90,809	80,292	87,394
Other operating expenses	46,879	32,855	45,994
Grants and subsidies	84,361	70,699	31,349
NSW Food Authority recurrent grant	12,233	12,233	12,850
Government contribution to Forests NSW	9,557	9,557	9,557
Other expenses	—	29	—

Capital Expenditure	40,505	25,436	11,471

8 - 16	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services

Fisheries

Service description:	This service group covers the delivery of fisheries management, policy, compliance programs, regulatory services and research innovations to support the appropriate access to wild harvest fisheries and sustainable development of aquaculture, commercial and recreational fishing.

Linkage to results:	This service group contributes to business investment, export revenue, jobs growth, industry competitiveness, and appropriate access to and sustainable management of natural resources by working towards a range of intermediate results that include the following.

• Industries see New South Wales as an attractive state in which to invest and increase competitiveness.

• Industries use innovative technologies and practices.

• The number of jobs in New South Wales is increased and jobs are retained.

• The fisheries sector uses innovative technologies and practices and achieves improvements in natural resource management.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Native fish stocked in NSW freshwater	mill	2.5	2.8	2.2	1.8	2.2
Habitat restoration sites	no.	150	150	150	121	120
Aquatic species protected	no.	36	37	45	38	41
Fisheries compliance actions (a)	no.	2,151	2,211	2,150	2,629	2,275
Publication of fisheries research-based innovations in scientific journals (b)	no.	n.a.	n.a.	n.a.	47	45
Employees: (c)	FTE	549	530	516	535	535

(a)	Compliance actions include prosecutions and self-enforcing infringement notices.

(b)	This is a new measure being reported in 2010-11.

(c)	Figures are restated due to the reallocation of employees between service groups and inclusion of Marine Parks Authority staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	80,655	86,626	85,586
Total expenses include the following:
Employee related	49,229	53,725	50,922
Other operating expenses	25,075	25,161	27,251
Grants and subsidies	213	773	394
Other expenses	852	1,320	1,364

Capital Expenditure	6,258	3,709	5,469

Budget Estimates 2011-12	8 - 17

Department of Trade and Investment, Regional Infrastructure and Services
Biosecurity

Service description:	This service group covers activities that protect the NSW economy, environment and community from pests and diseases and meet community expectations for animal welfare. This includes regulatory services, biosecurity surveillance, diagnosis, research, emergency preparedness and response, and animal welfare activities.

Linkage to results:	This service group contributes to business investment, export revenue, jobs growth, appropriate access to and sustainable management of natural resources and industries being safe, healthy and biosecure by working towards a range of intermediate results that include the following.
• Industries see New South Wales as an attractive state in which to invest.
• Primary industries achieve improvements in natural resource management.
• Risks posed by pests, diseases and chemicals to the economy, environment and human health are excluded, eradicated or effectively managed.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Biosecurity agreements in place (a)	no.	25	26	27	27	28
Pest and disease monitoring programs in place	no.	40	40	38	38	41
Staff trained for major exotic pest and disease response	no.	270	280	220	250	310

Employees: (b)	FTE	563	541	527	548	548

(a)	Biosecurity agreements refer to government/government and industry/government agreements outlining roles and responsibilities and cost sharing arrangements.

(b)	2008-09 Actual and 2010-11 Budget numbers are restated due to reallocation of employees between service groups.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	88,849	110,315	103,900
Total expenses include the following:
Employee related	46,892	50,583	48,111
Other operating expenses	25,191	32,620	29,108
Grants and subsidies	9,563	13,843	18,927
Other expenses	2,483	7,575	2,354

Capital Expenditure	2,405	25,241	11,658

8 - 18	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services

Water Management

Service description:	This service group covers establishing and managing sustainable water sharing, licensing, allocation and trading arrangements to realise business, social and environmental benefits. Key services include interstate water management, statutory water sharing planning, licence administration and compliance, water quantity and assessment, allocation of available water and development of water trading rules.

Linkage to results:	This service group contributes to rural and regional water supplies being reliable and sustainable, and industries and communities having appropriate access to natural resources and manage them sustainably, by working towards a range of intermediate results that include the following.
• Water use in New South Wales is sustainable in the long term.
• Households and businesses continue to have access to safe, reliable and appropriately priced water and sewerage services.
• The condition of natural resources is improved, and degraded environments are remediated and restored.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Water sharing arrangements in place or commenced	%	47	54	84	64	86
Licences with volumetric entitlements converted to water access licences under the Water Management Act 2000	%	40	45	59	58	74
Free flowing bores remaining to be controlled in the Great Artesian Basin	no.	295	282	255	272	262

Employees:	FTE	554	554	578	622	634

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	222,619	216,600	254,681
Total expenses include the following:
Employee related	59,926	68,198	72,296
Other operating expenses	30,657	17,560	42,943
Grants and subsidies	105,258	108,391	112,525
Other expenses	15,233	12,922	17,499
Irrigation area asset renewals	9,495	9,275	9,761
Rehabilitation of artesian bores	5,538	3,647	7,538

Capital Expenditure	5,416	18,356	2,290

Budget Estimates 2011-12	8 - 19

Department of Trade and Investment, Regional Infrastructure and Services
Water Utilities

Service description:	This service group covers planning and policy development for urban water industries, facilitating water recycling across New South Wales, guiding and assisting non-metropolitan urban water utilities in best practice management, overseeing and monitoring utility performance, funding backlog water and sewerage infrastructure, and providing emergency drought assistance.

Linkage to results:	This service group contributes to rural and regional water supplies being reliable and sustainable, and industries and communities having appropriate access to natural resources and manage them sustainably, by working towards a range of intermediate results that include the following.
• Water use in New South Wales is sustainable in the long term.
• Households and businesses continue to have access to safe, reliable and appropriately priced water and sewerage services.
• Pollution and other adverse environmental impacts are prevented, reduced and mitigated.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Volume of sewerage effluent recycled in non-metropolitan New South Wales	GL	38	39	40	40	41
Water supply and sewerage projects completed	no.	368	385	411	464	482

Employees: (a)	FTE	43	43	42	42	42

(a)	2008-09 Actual and 2010-11 Budget numbers are restated due to reallocation of the Metropolitan Water Unit to the Department of Finance and Services.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	102,170	87,084	96,522
Total expenses include the following:
Employee related	708	7,790	5,372
Other operating expenses	1,333	24,728	1,660
Grants and subsidies	100,021	54,337	89,490
Country Towns Water Supply and Sewerage Program*	64,632	54,337	77,433

Capital Expenditure	115	—	—

*	These figures exclude the non-grant expenses relating to the program.

8 - 20	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
Catchments and Lands

Service description:	This service group covers managing the Crown land estate and Crown roads, running the Land Board, processing Aboriginal and Native Title land claims, providing specialist soil and water consulting services and managing catchments to support communities and the Catchment Management Authorities.

Linkage to results:	This service group contributes to improving economic returns on Crown land assets and meeting customer and community needs by working towards a range of intermediate results that include the following.
• Revenue to the State from Crown land leases (tenures) is improved.
• Land management for Crown land leases (tenures) and Crown reserves is sustainable.
• Access to Crown land is improved for business, tourism and recreational purposes from tenure management.
• Catchments and communities achieve improvements in natural resource and environmental management.

			2008-09	2009-10	2010-11	2010-11	2011-12
	Units		Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Lease, licence and permit accounts administered	thous		73	65	60	63	57
Gross revenue collected from leases and licences	$	m	74.9	64.7	65.3	58.6	60.0
Funds flowing into the Public Reserves Management Fund	$	m	11.5	10.6	10.8	10.0	10.1

Employees: (a)	FTE		571	558	549	552	541

(a)	Figures are restated due to reallocation of employees between service groups and inclusion of Catchment Management Authorities staff.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	349,625	350,437	366,372
Total expenses include the following:
Employee related	62,581	58,195	59,017
Other operating expenses	30,847	46,132	63,525
Grants and subsidies	229,376	212,017	219,494
Catchment Management Authorities grant	63,043	63,043	62,196
Other expenses	24,130	21,432	21,550

Capital Expenditure	2,803	3,319	14,898

Budget Estimates 2011-12	8 - 21

Department of Trade and Investment, Regional Infrastructure and Services
Mineral Resources and Mine Safety

Service description:	This service group covers assessment of the State’s geology and mineral resources, their allocation to private interests for exploration and mining, and regulation of exploration and mining activities for safety and environmental performance.

Linkage to results:	This service group contributes to business investment, export revenue, jobs growth and industry competitiveness and safety by working towards a range of intermediate results that include the following.
• Industries see New South Wales as an attractive state in which to invest and increase competitiveness.
• The number of jobs in New South Wales is increased and jobs are retained.
• Capital investment in New South Wales is increased.
• The mining industry operates to best practice health and safety standards.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Safety regulation:
Investigations of operational safety	no.	450	517	450	475	500
Enforcement actions (a)	no.	881	1,345	950	1,474	1,400
Environmental regulation:
Audits, assessments, investigations and enforcements	no.	940	855	950	905	950
Rehabilitation of derelict mine sites (b)	no.	30	24	25	30	30

Employees:	FTE	361	360	348	365	365

(a)	The figure for 2008-09 has been corrected from 800.

(b)	The figure for 2008-09 has been corrected from 28.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	83,671	76,802	102,333
Total expenses include the following:
Employee related	38,076	43,336	41,876
Other operating expenses	40,405	25,455	50,728
Grants and subsidies	—	2,199	15
Other expenses	1,950	2,264	6,117

Capital Expenditure	3,284	3,552	305

8 - 22	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
Energy Supply and Use

Service description:	This service group covers promoting and maintaining competition in energy supply markets, developing national energy market frameworks with other states, forecasting energy supply and demand, developing electricity and gas network and licensed pipeline regulations and monitoring performance, promoting renewable energy and energy saving schemes, and implementing consumer protection strategies for residential energy customers.

Linkage to results:	This service group contributes to energy frameworks supporting secure and reliable energy supplies, a competitive energy market, and industries being safe, by working towards a range of intermediate results that include the following.
• New South Wales participates in an efficient national energy market.
• Network operators comply with an improved regulatory framework.
• Renewable energy and efficiency incentive programs are in place.
• A robust consumer protection framework exists for all energy customers.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Regulatory administration:
Total number of licences granted under the Pipelines Act 1967	no.	34	34	38	35	40
Conveyance searches	no.	4,027	3,536	4,000	3,547	3,500
Energy labelling registrations	no.	1,081	2,306	2,100	2,133	2,400

Employees: (a)	FTE	44	58	65	58	65

(a)	The abolition of the Department of Water and Energy in July 2009 incorporated some legal and corporate services staff back into the Energy branch.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	183,607	135,198	187,859
Total expenses include the following:
Employee related	8,241	7,333	8,394
Other operating expenses	3,406	3,356	4,072
Grants and subsidies	171,823	124,495	175,256
Energy Concessions	171,493	124,128	174,921
Other expenses	—	14	—

Capital Expenditure	150	150	650

Budget Estimates 2011-12	8 - 23

Department of Trade and Investment, Regional Infrastructure and Services
Tourism, Gaming and Arts

Service description:	This service group covers promoting New South Wales to domestic and international tourism markets, fostering a sustainable, professional, creative and diverse cultural sector, and ensuring a vibrant and responsible hospitality sector.

Linkage to results:	This service group contributes to business investment, jobs growth and New South Wales being highly valued for tourism, major events, cultural production and diversity, by working towards a range of intermediate results that include the following.
• Industries see New South Wales as an attractive state in which to invest.
• New South Wales is positioned as an attractive visitor destination.
• Opportunities for cultural participation in New South Wales are increased.
• Hospitality venues operate safely in a well regulated environment.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Industry investment in tourism marketing (a)	$ m	5.7	6.6	7.0	4.8	n.a.
Occupancy rate for Arts NSW properties (b)%		79	91	91	81	82
Licensed venues audited or reviewed	%	10	10	10	10	10

Employees: (c)	FTE	396	397	377	310	255

(a)	Figures are the combined amounts of direct and indirect marketing activities reported in 2010-11’s Budget Paper No. 3. From 2011-12, responsibility for tourism marketing will shift to Destination NSW.

(b)	Arts NSW provides subsidised rental to many arts organisations through its property portfolio and grants provided through the Arts Funding Program. The decrease in occupancy rates in 2010-11 is due to the addition of Pier 2/3 at Walsh Bay to property portfolio, which is currently undeveloped.

(c)	Figures are recast due to the reallocation of employees between service groups and functions for the Department. The drop in 2011-12 reflects the shift of the tourism marketing function to Destination NSW and corresponding staff. These figures are estimates.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	375,523	434,336	546,878
Total expenses include the following:
Employee related	34,905	31,703	27,105
Other operating expenses	13,965	13,639	8,786
Grants and subsidies	292,349	350,097	504,078
Cultural Institutions	217,067	218,943	272,385
Destination NSW *	—	—	107,849
Arts Funding Program	56,649	48,756	58,218
Racing NSW	—	—	12,000
ClubGRANTS Fund	—	12,300	9,000
Responsible Gambling Fund	12,200	12,624	14,500
Other expenses	29,793	32,750	—

Capital Expenditure	4,350	3,476	8,395

*	Destination NSW was established in 2011-12 and incorporates the former Events NSW and Tourism NSW.

8 - 24	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
Personnel Services

Service description:	This service group covers provision of personnel services to Forests NSW, the Mine Subsidence Board, Art Gallery of New South Wales, State Library of New South Wales, Sydney Opera House Trust, Australian Museum, Casino, Liquor and Gaming Control Authority, NSW Film and Television Office and Catchment Management Authorities as part of the State’s Work Choices insulation legislation.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:

Forests NSW	FTE	470	309	470	271	271
Mine Subsidence Board	FTE	25	30	25	29	29
Art Gallery of New South Wales	FTE	236	227	232	237	237
State Library of New South Wales	FTE	347	356	404	390	390
Sydney Opera House Trust	FTE	450	456	450	444	444
Australian Museum	FTE	236	300	235	240	240
Museum of Applied Arts and Sciences	FTE	311	275	308	302	302
Casino, Liquor and Gaming Control Authority	FTE	34	35	44	33	46
Catchment Management Authorities	FTE	538	496	491	534	534
NSW Film and Television Office	FTE	21	20	20	20	20

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	255,410	265,897	261,439
Total expenses include the following:
Employee related	255,410	265,897	261,439

Budget Estimates 2011-12	8 - 25

Department of Trade and Investment, Regional Infrastructure and Services
Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Trade and Investment, Regional Infrastructure and Services cluster. This includes funding to the Casino, Liquor and Gaming Control Authority and New South Wales Rural Assistance Authority.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	—	—	35,691
Total expenses include the following:
Grants and subsidies	—	—	35,691
Casino, Liquor and Gaming Control Authority	—	—	7,042
New South Wales Rural Assistance Authority	—	—	28,649

8 - 26	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	687,296	713,995	703,100
Other operating expenses	229,066	244,838	285,915
Depreciation and amortisation	40,534	51,131	42,885
Grants and subsidies	1,067,784	965,422	1,339,287
Finance costs	1,751	1,520	1,655
Other expenses	219,014	169,120	64,417

Total Expenses Excluding Losses	2,245,445	2,146,026	2,437,259

Less:
Revenue
Sales of goods and services	442,263	469,797	497,398
Investment income	10,810	20,241	9,486
Retained taxes, fees and fines	16,191	20,074	16,621
Grants and contributions	276,094	282,909	135,496
Other revenue	16,940	29,769	14,772

Total Revenue	762,298	822,790	673,773

Gain/(loss) on disposal of non current assets	(1,109)	(18,418)	246
Other gains/(losses)	(5,488)	(61,510)	(5,488)

Net Cost of Services	1,489,744	1,403,164	1,768,728

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	1,489,744	1,403,164	1,768,728
Recurrent Services Appropriation	1,446,282	1,388,036	1,618,430

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	65,399	83,352	55,249
Capital Works and Services Appropriation	55,334	66,666	50,092

Budget Estimates 2011-12	8 - 27

Department of Trade and Investment, Regional Infrastructure and Services
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	197,845	281,481	265,909
Receivables	109,289	167,951	164,943
Other financial assets	6,675	6,115	6,115
Inventories	2,302	29,596	29,890
Assets held for sale	8,901	2,199	2,199
Other	13,004	4,528	5,145

Total Current Assets	338,016	491,870	474,201

Non Current Assets
Receivables	164,508	174,408	170,452
Other financial assets	85,911	98,821	99,680
Inventories	5,714	21,860	19,053
Property, plant and equipment -
Land and building	6,292,528	6,345,453	6,221,552
Plant and equipment	70,341	48,429	49,068
Infrastructure systems	816,460	1,058,842	1,045,076
Intangibles	112,067	180,274	182,901
Other	41	—	—

Total Non Current Assets	7,547,570	7,928,087	7,787,782

Total Assets	7,885,586	8,419,957	8,261,983

Liabilities
Current Liabilities
Payables	67,718	93,438	97,922
Borrowings at amortised cost	6,266	4,880	1,419
Other financial liabilities at fair value	—	1,891	1,891
Provisions	118,902	131,081	160,583
Other	23,797	37,626	14,360

Total Current Liabilities	216,683	268,916	276,175

Non Current Liabilities
Borrowings at amortised cost	13,619	11,320	9,337
Other financial liabilities at fair value	—	2,065	2,065
Provisions	143,060	61,822	55,816
Other	727,351	643,024	563,024

Total Non Current Liabilities	884,030	718,231	630,242

Total Liabilities	1,100,713	987,147	906,417

Net Assets	6,784,873	7,432,810	7,355,566

Equity
Reserves	193,493	105,558	159,841
Accumulated funds	6,591,380	7,327,252	7,195,725

Total Equity	6,784,873	7,432,810	7,355,566

8 - 28	Budget Estimates 2011-12

Department of Trade and Investment, Regional Infrastructure and Services
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	691,764	675,621	634,319
Grants and subsidies	952,038	868,491	1,235,763
Finance costs	1,639	1,084	1,639
Other	537,862	294,566	407,243

Total Payments	2,183,303	1,839,762	2,278,964

Receipts
Sale of goods and services	293,163	393,430	511,505
Interest	7,088	16,060	8,823
Other	437,260	354,504	196,549

Total Receipts	737,511	763,994	716,877

Net Cash Flows From Operating Activities	(1,445,792)	(1,075,768)	(1,562,087)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	32,019	6,684	26,932
Advance repayments received	2,276	—	3,421
Purchases of property, plant and equipment	(60,220)	(71,310)	(47,630)
Advances made	—	(103,273)	(2,500)
Other	81,973	37,379	(7,560)

Net Cash Flows From Investing Activities	56,048	(130,520)	(27,337)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(4,807)	(6,715)	(5,460)
Other	—	(68,139)	(67,951)

Net Cash Flows From Financing Activities	(4,807)	(74,854)	(73,411)

Cash Flows From Government
Recurrent appropriation	1,446,282	1,408,932	1,618,430
Capital appropriation	55,334	66,666	50,092
Asset sale proceeds transferred to the Consolidated Fund Entity	(995)	(58,498)	(363)
Cash transfers to Consolidated Fund	—	(23,852)	(20,896)

Net Cash Flows From Government	1,500,621	1,393,248	1,647,263

Net Increase/(Decrease) in Cash	106,070	112,106	(15,572)

Opening Cash and Cash Equivalents	91,775	169,375	281,481

Closing Cash and Cash Equivalents	197,845	281,481	265,909

Cash Flow Reconciliation
Net cost of services	(1,489,744)	(1,403,164)	(1,768,728)
Non cash items added back	73,048	117,327	175,819
Change in operating assets and liabilities	(29,096)	210,069	30,822

Net Cash Flow From Operating Activities	(1,445,792)	(1,075,768)	(1,562,087)

Budget Estimates 2011-12	8 - 29

Casino, Liquor and Gaming Control Authority
Introduction
Purpose
The Casino, Liquor and Gaming Control Authority (CLGCA) is responsible for regulating the Star City Casino and has significant licensing and approval functions for the liquor, machine gaming and registered club industries.
CLGCA operates under the Casino, Liquor and Gaming Control Authority Act 2007.
Results and Services
The CLGCA contributes to the following results.
•	The integrity of casino operations is protected.
•	Harm to individuals and families is minimised.
Contributing to these results, CLGCA’s key service involves licensing, supervising, controlling and monitoring legal casino gaming, and conducting statutory investigations.
2011-12 Budget Highlights
In 2011-12, the CLGCA’s key initiatives will include spending:
•	up to $500,000 to review the continued suitability of the casino licensee (this section 31 investigation must be completed by 15 December 2011)
•	$6.5 million (the balance of the allocation) to continue to supervise, control and monitor all aspects of the casino operations at Star City Casino.
The CLGCA will also spend $70,000 to replace office equipment and computer software.
Delivery
Recent Achievements
In 2010-11, the CLGCA continued to maintain and administer systems for the licensing, supervision and control of Star City Casino. This work ensured that the management and operation of the casino remained free from criminal influence and exploitation, that gaming there was conducted honestly and that the potential of the casino to cause harm to the public interest, individuals and families, was controlled.

8 - 30	Budget Estimates 2011-12

Casino, Liquor and Gaming Control Authority
The CLGCA also analysed the proposed demerger of Tabcorp Pty Ltd to ensure the resulting corporate structure would not adversely affect operations at the casino.
Future Directions
In future years, the CLGCA plans to:
•	continue to regulate the casino, with the outcome of the section 31 investigation likely to inform its priorities
•	build on synergies with the Department of Trade and Investment, Regional Infrastructure and Services, to make sure regulatory work is carried out efficiently.

Budget Estimates 2011-12	8 - 31

Casino, Liquor and Gaming Control Authority
Performance Information
Result Indicators
Protecting the integrity of casino operations

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Licensed employees and contractors later found to be unsuitable (a)	no.	0	0	2	0	2
Ratio of patron complaints investigated (b)%		27	15	10	16	15

(a)	This indicator shows the effectiveness of ensuring only suitable employees and contractors are associated with the Casino.

(b)	This indicator measures the casino operator’s compliance with the obligation to conduct gaming in accordance with the approved rules. The figures up to 2008-09 were determined under section 110 of Casino Control Act 1992. After this, they are determined under section 33 of Casino, Liquor and Gaming Control Act 2007.
Minimising harm to individuals and families

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Self excluded persons detected within casino (a)	no.	229	251	260	279	300
Detected non-compliance of responsible gaming requirements by casino operator (b)	no.	9	20	20	22	25

(a)	This indicator measures the number of occasions a self excluded person has been detected.

(b)	This indicator measures the casino operator’s compliance with the obligation to conduct gaming in a responsible manner.

8 - 32	Budget Estimates 2011-12

Casino, Liquor and Gaming Control Authority
Service Group Statements
Casino Control

Service description:	This service group covers administration of systems for the licensing, supervision, control and monitoring of legal casino gaming in New South Wales.

Linkage to results:
This service group contributes to protecting the integrity of casino gaming in New South Wales and minimising harm to individuals and families by working towards a range of intermediate results that include the following.

• There is a compliant casino operator who respects the public interest.
• Only suitable employees and companies are associated with the Casino.
• Illegal and undesirable activities are precluded from the Casino.
• Licensed entities and staff conduct authorised gambling and liquor activities in a responsible manner.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:

Penalty Infringement Notices issued	no.	136	163	175	149	160
Casino regulatory approvals and employee licences granted	no.	1,735	420	814	322	922

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	7,079	10,494	7,633
Total expenses include the following:
Other operating expenses	6,997	10,442	7,551

Capital Expenditure	70	36	70

Budget Estimates 2011-12	8 - 33

Casino, Liquor and Gaming Control Authority
Financial Statements
Operating Statement

	2010-11			2011-12
	Budget	Est. Actual		Budget
	$000	$000		$000

Expenses Excluding Losses
Operating expenses -
Other operating expenses	6,997	10,442	*	7,551
Depreciation and amortisation	82	52		82

Total Expenses Excluding Losses	7,079	10,494		7,633

Less:
Revenue
Sales of goods and services	162	723		166
Investment income	144	216		148
Retained taxes, fees and fines	—	4,384	*	—
Grants and contributions	266	—		7,308

Total Revenue	572	5,323		7,622

Gain/(loss) on disposal of non current assets	—	(1)		—

Net Cost of Services	6,507	5,172		11

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	6,507	5,172	11
Recurrent Services Appropriation	6,426	5,860	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	70	36	70
Capital Works and Services Appropriation	70	36	—

*	Estimated actual expenses and revenue in 2010-11 exceed the budget mainly because employee related expenses are included for staff who carried out duties relating to liquor and gaming machine administration, and liquor administration and licensing revenue. While the expenses and revenue are included here, the budget for this function is included in the Office of Liquor, Gaming and Racing (OLGR) which is part of the Department of Trade and Investment, Regional Infrastructure and Services, as these staff are employed by the OLGR. The budgeted expenses included in OLGR for this purpose in 2010-11 were $2.6 million and budgeted revenue was $2.7 million.

8 - 34	Budget Estimates 2011-12

Casino, Liquor and Gaming Control Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	4,779	3,327	2,656
Receivables	170	1,824	1,838

Total Current Assets	4,949	5,151	4,494

Non Current Assets
Property, plant and equipment —
Plant and equipment	97	73	53
Intangibles	26	20	28

Total Non Current Assets	123	93	81

Total Assets	5,072	5,244	4,575

Liabilities Current Liabilities
Payables	101	559	589
Provisions	382	—	—
Other	45	856	170

Total Current Liabilities	528	1,415	759

Non Current Liabilities
Provisions	6	—	—
Other	7	8	6

Total Non Current Liabilities	13	8	6

Total Liabilities	541	1,423	765

Net Assets	4,531	3,821	3,810

Equity
Accumulated funds	4,531	3,821	3,810

Total Equity	4,531	3,821	3,810

Budget Estimates 2011-12	8 - 35

Casino, Liquor and Gaming Control Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Other	6,897	16,404	7,564

Total Payments	6,897	16,404	7,564

Receipts
Sale of goods and services	162	5,643	240
Interest	144	207	160
Other	166	4,901	7,117

Total Receipts	472	10,751	7,517

Net Cash Flows From Operating Activities	(6,425)	(5,653)	(47)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(50)	(30)	(50)
Other	(20)	(6)	(20)

Net Cash Flows From Investing Activities	(70)	(36)	(70)

Cash Flows From Government
Recurrent appropriation	6,426	6,414	—
Capital appropriation	70	36	—
Cash transfers to Consolidated Fund	—	(1,953)	(554)

Net Cash Flows From Government	6,496	4,497	(554)

Net Increase/(Decrease) in Cash	1	(1,192)	(671)
Opening Cash and Cash Equivalents	4,778	4,519	3,327

Closing Cash and Cash Equivalents	4,779	3,327	2,656

Cash Flow Reconciliation
Net cost of services	(6,507)	(5,172)	(11)
Non cash items added back	82	52	82
Change in operating assets and liabilities	—	(533)	(118)

Net Cash Flow From Operating Activities	(6,425)	(5,653)	(47)

8 - 36	Budget Estimates 2011-12

New South Wales Rural Assistance Authority
Introduction
Purpose
The New South Wales Rural Assistance Authority delivers assistance programs to farmers and other people in rural industries. It aims to encourage self-reliance, facilitate change and help mitigate extreme events.
The Authority’s work includes helping people to manage debt and business risks. It also encourages improved land management practices.
The Authority operates under the Rural Assistance Act 1989.
Results and Services
The Authority works towards the following results.
•	The agricultural and small business sectors are able to recover from the effects of extreme events.
•	The agricultural and farming-related small business sectors are able to resist, and remain viable when faced with, financial challenges.
•	The agricultural sector is able to coexist with, and support, the natural environment.
•	Farm debt disputes are resolved efficiently and equitably.
Contributing to these results, the Authority’s key service involves giving financial aid to farmers and small businesses, such as loans and grants to help them recover from natural disasters or interest subsidies in exceptional circumstances.
2011-12 Budget Highlights
In 2011-12, the Authority expects to make payments totalling:
•	$25.6 million on the Exceptional Circumstances program to provide support for farmers and small businesses recovering from drought
•	$121.2 million on recovery grants under the Natural Disaster Relief and Recovery Arrangements to help farmers and small businesses recover from natural disasters
•	$5 million for low interest loans under the Special Conservation Scheme to enable farmers to undertake works that will benefit the land and environment
•	$15 million for the Natural Disaster Relief Scheme loans to help farmers and small businesses recover from natural disasters.

Budget Estimates 2011-12	8 - 37

New South Wales Rural Assistance Authority
Delivery
Recent Achievements
In 2010-11, the Authority’s key achievements included:
•	approving 3,649 applications for drought recovery assistance worth $163.6 million under the Advancing Australian Agriculture program, which included extending aid under the Exceptional Circumstances program (most of the previously declared areas were extended until 31 March 2011, and other areas to 30 April 2011 and 30 April 2012)
•	approving 4,351 grants worth $33.9 million under the Natural Disaster Relief and Recovery Arrangements
•	approving 74 low interest loans worth $5.2 million under the Special Conservation Scheme, which includes drought-related initiatives
•	approving $28.1 million of low interest loans under the Natural Disaster Relief Scheme.
Future Directions
In future years, the Authority plans to:
•	help farmers and small businesses recover from the effects of extreme events by continuing to provide low interest loans and grants through the Natural Disaster Relief and Recovery Arrangements
•	effectively manage the Authority’s loan portfolio to limit the risk of default
•	continue partnerships with other government agencies to effectively deliver assistance programs, such as the Forging Partnerships program and the Flying Fox Netting Subsidy program
•	ensure farm debt disputes are resolved efficiently and equitably through administration of the Farm Debt Mediation Act 1994.

8 - 38	Budget Estimates 2011-12

New South Wales Rural Assistance Authority
Performance Information
Result Indicators
The agriculture and small business sector is able to recover from the effects of extreme events

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Eligible applicants receive Natural Disaster Relief Scheme assistance (a)%		100	100	100	100	100
Applications for assistance Approved:
Loans	no.	118	189	100	263	250
Grants	no.	68	2,386	0	4,351	5,120
Value of assistance provided:
Loans	$ m	10.7	18.6	9.0	28.1	15.0
Grants	$ m	0.8	27.4	0.0	33.9	121.2

(a)	Represents the percentage of eligible applicants who are provided with assistance.
The agricultural sector is able to resist and remain viable when faced with financial challenges

			2008-09	2009-10	2010-11	2010-11	2011-12
	Units		Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Eligible applicants receive Exceptional Circumstances assistance (a)%			100	100	100	100	100
Applications for assistance approved	no.		9,526	5,066	4,900	3,649	485
Value of assistance provided	$	m	263.8	201.6	176.4	163.6	25.6

(a)	Represents the percentage of eligible applicants who are provided with assistance.
The agricultural sector is able to coexist with and support the natural environment

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Eligible applicants receive Special Conservation Scheme assistance (a)%		100	100	100	100	100
Applications for assistance approved	no.	270	158	250	74	50
Value of assistance provided	$ m	18.6	10.2	18.0	5.2	5.0

(a)	Represents the percentage of eligible applicants who are provided with assistance.

Budget Estimates 2011-12	8 - 39

New South Wales Rural Assistance Authority
Farm debt disputes are resolved efficiently and equitably

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Farm debt disputes are effectively resolved	%	94	94	90	96	95

Represents satisfactory mediations where an agreement has been reached.

8 - 40	Budget Estimates 2011-12

New South Wales Rural Assistance Authority
Service Group Statements
Financial Assistance to Farmers and Small Businesses

Service description:	This service group covers financial assistance through loans allowing farmers and small businesses to continue operations following natural disasters and helping farmers to improve land management practices. Assistance is also provided through grant programs with Exceptional Circumstances being the main program providing interest rate subsidies to farmers and small businesses.

Linkage to results:	This service group contributes to the recovery of the agricultural sector from the effects of natural disasters and exceptional circumstances, to its coexistence with the natural environment, and to the efficient and effective resolution of farm debt disputes, by working towards intermediate results that include:

•	clients are aware of, and respond to, available assistance

•	viability of farming operations is protected

•	resources to initiate conservation measures are accessible

•	a limited number of farm debt disputes proceeds to court.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Applications for assistance processed	no.	11,107	9,012	5,250	9,299	6,620
Applications processed within time frames	%	60	50	90	71	90
Promotional activities	no.	7	8	8	7	5
Farm Debt Mediation applications determined	no.	75	95	50	92	120
Employees:	FTE	30	27	28	22	25

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	190,629	315,610	61,236 *
Total expenses include the following:
Employee related	2,694	2,520	2,295
Other operating expenses	3,030	2,835	1,275
Grants and subsidies	178,770	303,638	50,441
Exceptional Circumstances assistance	176,410	179,570	9,651

Capital Expenditure	50	—	50

*	Under accounting rules, $101.3 million of payments to be made in 2011-12 have been expensed in 2010-11 as applications for assistance were received in late 2010-11.

Budget Estimates 2011-12	8 - 41

New South Wales Rural Assistance Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	2,694	2,520	2,295
Other operating expenses	3,030	2,835	1,275
Depreciation and amortisation	35	25	25
Grants and subsidies	178,770	303,638	50,441 *
Finance costs	6,100	6,592	7,200

Total Expenses Excluding Losses	190,629	315,610	61,236

Less:
Revenue
Investment income	6,648	7,610	7,763
Grants and contributions	2,360	38,538	154,840
Other revenue	20	267	14

Total Revenue	9,028	46,415	162,617

Gain/(loss) on disposal of non current assets	—	(24)	—

Net Cost of Services	181,601	269,219	(101,381)

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	181,601	269,219	(101,381)
Recurrent Services Appropriation	181,585	153,606

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	50	—	50
Capital Works and Services Appropriation	50	—	—

*	Under accounting rules, $101.3 million of payments to be made in 2011-12 have been expensed in 2010-11 as applications for assistance were received in late 2010-11.

8 - 42	Budget Estimates 2011-12

New South Wales Rural Assistance Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	28,771	17,442	16,003
Receivables	1,941	2,517	1,725
Other financial assets	14,700	13,040	14,079

Total Current Assets	45,412	32,999	31,807

Non Current Assets
Other financial assets	93,045	97,388	97,834
Property, plant and equipment -
Plant and equipment	113	47	72

Total Non Current Assets	93,158	97,435	97,906

Total Assets	138,570	130,434	129,713

Liabilities
Current Liabilities
Payables	5,500	4,873	5,277
Borrowings at amortised cost	14,700	13,040	13,934
Provisions	263	341	301
Other	—	103,952 *	—

Total Current Liabilities	20,463	122,206	19,512

Non Current Liabilities
Borrowings at amortised cost	93,580	97,714	98,160
Provisions	5	5	5

Total Non Current Liabilities	93,585	97,719	98,165

Total Liabilities	114,048	219,925	117,677

Net Assets	24,522	(89,491)	12,036

Equity
Accumulated funds	24,522	(89,491)	12,036

Total Equity	24,522	(89,491)	12,036

*	Includes $101.3 million in payments to be made in 2011-12.

Budget Estimates 2011-12	8 - 43

New South Wales Rural Assistance Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	2,647	2,371	2,260
Grants and subsidies	178,770	202,288	151,791
Finance costs	4,100	3,895	4,200
Other	3,930	19,882	1,700

Total Payments	189,447	228,436	159,951

Receipts
Sale of goods and services	—	115	—
Interest	508	1,214	503
Other	5,269	56,140	156,606

Total Receipts	5,777	57,469	157,109

Net Cash Flows From Operating Activities	(183,670)	(170,967)	(2,842)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	2	—
Advance repayments received	20,990	20,417	20,715
Purchases of property, plant and equipment	(50)	—	(50)
Advances made	(17,640)	(22,066)	(15,000)

Net Cash Flows From Investing Activities	3,300	(1,647)	5,665

Cash Flows From Financing Activities
Proceeds from borrowings and advances	17,640	22,066	15,000
Repayment of borrowings and advances	(16,890)	(16,636)	(16,660)

Net Cash Flows From Financing Activities	750	5,430	(1,660)

Cash Flows From Government
Recurrent appropriation	181,585	156,208	—
Capital appropriation	50	—	—
Cash transfers to Consolidated Fund	—	(6,754)	(2,602)

Net Cash Flows From Government	181,635	149,454	(2,602)

Net Increase/(Decrease) in Cash	2,015	(17,730)	(1,439)
Opening Cash and Cash Equivalents	26,756	35,172	17,442

Closing Cash and Cash Equivalents	28,771	17,442	16,003

Cash Flow Reconciliation
Net cost of services	(181,601)	(269,219)	101,381
Non cash items added back	(3,867)	(3,835)	(4,029)
Change in operating assets and liabilities	1,798	102,087	(100,194)

Net Cash Flow From Operating Activities	(183,670)	(170,967)	(2,842)

8 - 44	Budget Estimates 2011-12

Art Gallery of New South Wales
Introduction
Purpose
The Art Gallery of New South Wales collects, conserves, interprets and displays artworks, and aims to enrich the community’s cultural wellbeing through these works.
It places an emphasis on the artistic traditions of Australia and its neighbouring regions.
The Gallery operates under the Art Gallery of New South Wales Act 1980.
Results and Services
The Gallery works towards the following results.
•	The community has daily access to both the art collections and the heritage building (which meets international museum standards for the display and storage of artworks).

•	People have a better understanding of the value of their cultural heritage and the wealth embodied in the Gallery’s art collections and heritage building.

•	Art collections are enhanced and conserved, kept vibrant and remain available for presentation now and in the future.
Contributing to these results, the Gallery’s key services are:
•	acquiring, maintaining and displaying art collections so there is an enduring representation of contemporary visual arts

•	running exhibitions and education, community and family programs and producing publications.
2011-12 Budget Highlights
In 2011-12, the Gallery’s key initiatives will include spending $50.9 million to present a culturally rich exhibition program and to enhance the State’s art collection with highlights such as:
•	The mad square: modernity in German art 1910-37, an Australian first, curated and organised by the Gallery, with loans from around the world

•	the Gallery’s most ambitious exhibition yet, Picasso: Masterpieces from the Musée National Picasso, Paris, an exclusive show displaying Pablo Picasso’s most significant artworks.

Budget Estimates 2011-12	8 - 45

Art Gallery of New South Wales
Delivery
Recent Achievements
In 2010-11, the Gallery’s key achievements included:
•	staging The first emperor: China’s entombed warriors, an exhibition exclusive to Sydney, which attracted over 306,000 visitors and contributed over $20 million to the State’s economy

•	launching the new contemporary art gallery and the John Kaldor Family Collection Gallery, with a weekend program of more than 50 free events that attracted over 12,000 visitors to the Gallery.
Future Directions
In future years, the Gallery plans to continue to:
•	conserve the collection and acquire the finest works of art available from around the world

•	develop at least one major exhibition each year that is exclusive to Sydney and will contribute a significant economic benefit to the State

•	support NSW regional art galleries by touring shows, including the annual Archibald Prize exhibition, loaning collections and offering professional advice and assistance

•	maintain its buildings to international museum standards

•	build partnerships with the corporate sector to strengthen the Gallery’s operational capacity.

8 - 46	Budget Estimates 2011-12

Art Gallery of New South Wales
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	14,587	14,038	11,528
Investment income	2,450	2,240	1,950
Grants and contributions	39,006	54,697	40,940

Total Revenue	56,043	70,975	54,418

Less:
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	46,537	42,481	46,182
Depreciation and amortisation	3,216	4,709	5,334

Total Expenses Excluding Losses	49,753	47,190	51,516

Gain/(loss) on disposal of non current assets	—	851	—

SURPLUS/(DEFICIT)	6,290	24,636	2,902

Budget Estimates 2011-12	8 - 47

Art Gallery of New South Wales
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	12,052	17,295	16,419
Receivables	1,462	2,528	1,553
Inventories	967	911	1,189

Total Current Assets	14,481	20,734	19,161

Non Current Assets
Other financial assets	12,207	17,540	18,540
Property, plant and equipment -
Land and building	201,837	194,126	196,135
Plant and equipment	830,833	846,657	848,194
Intangibles	—	286	211

Total Non Current Assets	1,044,877	1,058,609	1,063,080

Total Assets	1,059,358	1,079,343	1,082,241

Liabilities
Current Liabilities
Payables	4,200	6,283	6,278

Total Current Liabilities	4,200	6,283	6,278

Non Current Liabilities
Other	20	22	23

Total Non Current Liabilities	20	22	23

Total Liabilities	4,220	6,305	6,301

Net Assets	1,055,138	1,073,038	1,075,940

Equity
Reserves	325,780	325,348	325,348
Accumulated funds	729,358	747,690	750,592

Total Equity	1,055,138	1,073,038	1,075,940

8 - 48	Budget Estimates 2011-12

Art Gallery of New South Wales
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	14,587	14,410	11,013
Interest	1,150	2,305	1,727
Other	36,282	43,750	36,816

Total Receipts	52,019	60,465	49,556

Payments
Other	46,100	44,031	42,997

Total Payments	46,100	44,031	42,997

Net Cash Flows From Operating Activities	5,919	16,434	6,559

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	1,095	—
Proceeds from sale of investments	—	177	—
Purchases of property, plant and equipment	(16,209)	(17,101)	(6,635)
Purchases of investments	(250)	(7,726)	(800)

Net Cash Flows From Investing Activities	(16,459)	(23,555)	(7,435)

Net Increase/(Decrease) in Cash	(10,540)	(7,121)	(876)
Opening Cash and Cash Equivalents	22,592	24,416	17,295

Closing Cash and Cash Equivalents	12,052	17,295	16,419

Cash Flow Reconciliation

Surplus/(deficit) for year before distributions	6,290	24,636	2,902
Non cash items added back	(84)	(6,805)	3,134
Change in operating assets and liabilities	(287)	(1,397)	523

Net Cash Flow From Operating Activities	5,919	16,434	6,559

Budget Estimates 2011-12	8 - 49

Australian Museum
Introduction
Purpose
The Australian Museum collects, conserves, interprets and displays natural history and cultural artefacts, and aims to inspire exploration in these areas.
Its main site is in Sydney but it also engages in museum partnerships, runs outreach and regional support programs, and provides online access.
The Museum operates under the Australian Museum Trust Act 1975.
Results and Services
The Museum works towards the following results.
•	Scientific researchers, and the wider community, have access to the Museum’s natural history and cultural collections.

•	The community has access to a wide range of information about natural history and cultures, both in the Museum and online.

•	There is access to information which increases awareness and influences policy and decision making.
Contributing to these results, the Museum’s key services are:
•	managing the collections

•	undertaking scientific research

•	delivering public programs.
2011-12 Budget Highlights
In 2011-12, the Museum’s key initiatives will include spending:
•	$7.7 million on delivering a program of public engagement activities both on site and through outreach programs, including the exhibitions Beauty from Nature: Art of the Scott Sisters, Yiwarra Kuju: The Canning Stock Route and Wildlife Photographer of the Year

•	$3.6 million on ongoing improvements to general public facilities, including completing the temporary exhibition space refurbishment program

•	$750,000 on investigating sustainability improvements at the College Street site.

8 - 50	Budget Estimates 2011-12

Australian Museum
Delivery
Recent Achievements
In 2010-11, the Museum’s key achievements included:
•	attracting around 342,000 visitors to its College Street site

•	delivering a wide range of programs, both physically and online, including the exhibitions Rituals of Seduction: Birds of Paradise and Wildlife Photographer of the Year

•	starting upgrade works aimed at improving the visitor experience

•	finishing capital works to safeguard the Museum’s heritage building assets

•	continuing to focus on scientific research and building research partnerships with scientific, government and commercial organisations.
Future Directions
In future years, the Museum plans to:
•	develop and deliver strong, culturally informed, curriculum-linked education programs

•	deliver public engagement programs that meet customer expectations and are consistent with the Government’s ‘Selling Sydney and NSW to the World Plan’.

•	continually improve the physical experience for Museum visitors

•	increase access to Museum collections, both physically and online

•	deliver scientific research that directly links to current social and environmental issues

•	continue to actively move towards carbon neutrality.

Budget Estimates 2011-12	8 - 51

Australian Museum
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	7,425	7,381	7,060
Investment income	330	740	650
Grants and contributions	31,744	33,326	32,707
Other revenue	—	53	—

Total Revenue	39,499	41,500	40,417

Less:
Expenses Excluding Losses
Operating Expenses —
Other operating expenses	34,585	34,933	35,030
Depreciation and amortisation	3,814	4,805	4,800
Grants and subsidies	87	123	87

Total Expenses Excluding Losses	38,486	39,861	39,917

Gain/(loss) on disposal of non current assets	—	5	—
Other gains/(losses)	—	44	—

SURPLUS/(DEFICIT)	1,013	1,688	500

8 - 52	Budget Estimates 2011-12

Australian Museum
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	6,967	10,797	9,630
Receivables	1,401	1,472	1,731
Inventories	243	219	205

Total Current Assets	8,611	12,488	11,566

Non Current Assets

Receivables	344	390	366
Property, plant and equipment —
Land and building	215,838	219,108	214,926
Plant and equipment	811,331	1,211,445	1,215,972
Infrastructure systems	3,589	3,138	3,293
Intangibles		76	76

Total Non Current Assets	1,031,102	1,434,157	1,434,633

Total Assets	1,039,713	1,446,645	1,446,199

Liabilities
Current Liabilities
Payables	2,730	2,033	1,419
Provisions	2,121	2,360	2,314
Other	293	589	301

Total Current Liabilities	5,144	4,982	4,034

Non Current Liabilities

Borrowings at amortised cost	344	390	366
Other	24	—	26

Total Non Current Liabilities	368	390	392

Total Liabilities	5,512	5,372	4,426

Net Assets	1,034,201	1,441,273	1,441,773

Equity
Reserves	440,748	846,737	846,737
Accumulated funds	593,453	594,536	595,036

Total Equity	1,034,201	1,441,273	1,441,773

Budget Estimates 2011-12	8 - 53

Australian Museum
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	7,425	7,812	6,697
Interest	330	738	652
Other	30,494	35,588	31,323

Total Receipts	38,249	44,138	38,672

Payments
Employee related	—	(1,040)	1,040
Grants and subsidies	87	123	87
Other	33,335	37,474	33,338

Total Payments	33,422	36,557	34,465

Net Cash Flows From Operating Activities	4,827	7,581	4,207

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	5	—
Purchases of property, plant and equipment	(5,217)	(5,415)	(5,374)

Net Cash Flows From Investing Activities	(5,217)	(5,410)	(5,374)

Net Increase/(Decrease) in Cash	(390)	2,171	(1,167)
Opening Cash and Cash Equivalents	7,357	8,626	10,797

Closing Cash and Cash Equivalents	6,967	10,797	9,630

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	1,013	1,688	500
Non cash items added back	3,814	4,803	4,800
Change in operating assets and liabilities	—	1,090	(1,093)

Net Cash Flow From Operating Activities	4,827	7,581	4,207

8 - 54	Budget Estimates 2011-12

Catchment Management Authorities
Introduction
Purpose
The Catchment Management Authorities (CMAs) coordinate regional partnerships to deliver natural resource management projects, ensuring local communities are involved.
The CMAs develop and implement catchment action plans. They also issue consents under the Native Vegetation Act 2003 and help landholders to manage their land sustainably.
The CMAs operate under the Catchment Management Authorities Act 2003.
The CMAs are:
•	Border Rivers-Gwydir Catchment Management Authority
•	Central West Catchment Management Authority
•	Hawkesbury-Nepean Catchment Management Authority
•	Hunter-Central Rivers Catchment Management Authority
•	Lachlan Catchment Management Authority
•	Lower Murray-Darling Catchment Management Authority
•	Murray Catchment Management Authority
•	Murrumbidgee Catchment Management Authority
•	Namoi Catchment Management Authority
•	Northern Rivers Catchment Management Authority
•	Southern Rivers Catchment Management Authority
•	Sydney Metropolitan Catchment Management Authority
•	Western Catchment Management Authority.
2011-12 Budget Highlights
In 2011-12, the CMAs’ key initiatives will include spending $85.6 million on on-ground works. Funds will come from:
•	the NSW Government’s Catchment Action NSW program ($26.9 million)
•	the Australian Government’s Caring for our Country initiative ($35.3 million)

•	other sources, such as industry and the Australian Government’s Water for the Future program (around $23.4 million).

Budget Estimates 2011-12	8 - 55

Catchment Management Authorities
Delivery
Recent Achievements
In 2010-11, the CMAs’ key achievements included:
•	improving the extent and condition of native vegetation by enhancing and rehabilitating significant native vegetation areas
•	helping threatened species to recover by protecting endangered ecological communities
•	reducing the impact of pest species with plant and animal control measures
•	helping regional communities to participate in natural resources management by raising awareness and providing training
•	offering incentives to improve soil conditions and manage grazing sustainably.
Future Directions
By December 2012, the CMAs will develop their second-generation catchment action plans, aligning with major NSW Government natural resource management plans and strategies, and community needs. These new plans are intended to become the benchmark for integrated catchment planning in New South Wales and Australia.

8 - 56	Budget Estimates 2011-12

Border Rivers-Gwydir Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	160	249	100
Grants and contributions	6,742	6,697	7,093
Other revenue	16,291	8,701	600

Total Revenue	23,193	15,647	7,793

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5	26	5
Other operating expenses	19,499	11,945	4,379
Depreciation and amortisation	29	26	65
Grants and subsidies	3,697	3,699	4,016

Total Expenses Excluding Losses	23,230	15,696	8,465

SURPLUS/(DEFICIT)	(37)	(49)	(672)

Budget Estimates 2011-12	8 - 57

Border Rivers-Gwydir Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,386	3,837	2,920
Receivables	335	215	210

Total Current Assets	2,721	4,052	3,130

Non Current Assets
Property, plant and equipment -
Plant and equipment	150	78	36

Total Non Current Assets	150	78	36

Total Assets	2,871	4,130	3,166

Liabilities
Current Liabilities
Payables	200	1,318	1,086
Provisions	241	340	194

Total Current Liabilities	441	1,658	1,280

Non Current Liabilities
Other	2	127	213

Total Non Current Liabilities	2	127	213

Total Liabilities	443	1,785	1,493

Net Assets	2,428	2,345	1,673

Equity
Accumulated funds	2,428	2,345	1,673

Total Equity	2,428	2,345	1,673

8 - 58	Budget Estimates 2011-12

Border Rivers-Gwydir Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	160	249	100
Other	23,220	15,375	7,539

Total Receipts	23,380	15,624	7,639

Payments
Employee related	5	26	5
Grants and subsidies	3,697	3,699	4,016
Other	19,992	11,429	4,512

Total Payments	23,694	15,154	8,533

Net Cash Flows From Operating Activities	(314)	470	(894)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(28)	(23)

Net Cash Flows From Investing Activities	(23)	(28)	(23)

Net Increase/(Decrease) in Cash	(337)	442	(917)

Opening Cash and Cash Equivalents	2,723	3,395	3,837

Closing Cash and Cash Equivalents	2,386	3,837	2,920

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(37)	(49)	(672)
Non cash items added back	29	26	65
Change in operating assets and liabilities	(306)	493	(287)

Net Cash Flow From Operating Activities	(314)	470	(894)

Budget Estimates 2011-12	8 - 59

Central West Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	100	139	100
Grants and contributions	8,108	8,138	8,446
Other revenue	654	1,582	654

Total Revenue	8,862	9,859	9,200

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5	1	5
Other operating expenses	4,062	4,961	4,099
Depreciation and amortisation	31	24	21
Grants and subsidies	4,533	4,533	4,837

Total Expenses Excluding Losses	8,631	9,519	8,962

SURPLUS/(DEFICIT)	231	340	238

8 - 60	Budget Estimates 2011-12

Central West Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	1,163	1,991	2,058
Receivables	466	138	466

Total Current Assets	1,629	2,129	2,524

Non Current Assets
Property, plant and equipment —
Plant and equipment	98	70	72

Total Non Current Assets	98	70	72

Total Assets	1,727	2,199	2,596

Liabilities
Current Liabilities
Payables	545	625	990
Provisions	433	639	404

Total Current Liabilities	978	1,264	1,394

Non Current Liabilities
Other	5	33	62

Total Non Current Liabilities	5	33	62

Total Liabilities	983	1,297	1,456

Net Assets	744	902	1,140

Equity
Accumulated funds	744	902	1,140

Total Equity	744	902	1,140

Budget Estimates 2011-12	8 - 61

Central West Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	100	139	100
Other	8,663	9,532	8,855

Total Receipts	8,763	9,671	8,955

Payments
Employee related	5	1	5
Grants and subsidies	4,533	4,533	4,837
Other	4,290	4,884	4,023

Total Payments	8,828	9,418	8,865

Net Cash Flows From Operating Activities	(65)	253	90

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(17)	(23)
Net Cash Flows From Investing Activities	(23)	(17)	(23)
Net Increase/(Decrease) in Cash	(88)	236	67

Opening Cash and Cash Equivalents	1,251	1,755	1,991

Closing Cash and Cash Equivalents	1,163	1,991	2,058

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	231	340	238
Non cash items added back	31	24	21
Change in operating assets and liabilities	(327)	(111)	(169)

Net Cash Flow From Operating Activities	(65)	253	90

8 - 62	Budget Estimates 2011-12

Hawkesbury-Nepean Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	75	204	75
Grants and contributions	8,253	8,453	8,380
Other revenue	13,465	7,773	8,196

Total Revenue	21,793	16,430	16,651

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5	8	5
Other operating expenses	16,962	11,496	11,717
Depreciation and amortisation	64	44	64
Grants and subsidies	4,963	4,960	5,061

Total Expenses Excluding Losses	21,994	16,508	16,847

SURPLUS/(DEFICIT)	(201)	(78)	(196)

Budget Estimates 2011-12	8 - 63

Hawkesbury-Nepean Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	692	3,932	3,523
Receivables	95	408	95

Total Current Assets	787	4,340	3,618

Non Current Assets
Property, plant and equipment -
Land and building	10	37	37
Plant and equipment	100	78	37

Total Non Current Assets	110	115	74

Total Assets	897	4,455	3,692

Liabilities
Current Liabilities
Payables	53	3,039	2,695
Provisions	454	677	454

Total Current Liabilities	507	3,716	3,149

Non Current Liabilities
Other	7	105	105

Total Non Current Liabilities	7	105	105

Total Liabilities	514	3,821	3,254

Net Assets	383	634	438

Equity
Accumulated funds	383	634	438

Total Equity	383	634	438

8 - 64	Budget Estimates 2011-12

Hawkesbury-Nepean Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	—	(20)	—
Interest	75	204	75
Other	21,671	15,902	16,691

Total Receipts	21,746	16,086	16,766

Payments
Employee related	5	8	5
Grants and subsidies	4,963	4,960	5,061
Other	17,483	10,632	12,086

Total Payments	22,451	15,600	17,152

Net Cash Flows From Operating Activities	(705)	486	(386)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	11	—
Purchases of property, plant and equipment	(23)	(54)	(23)

Net Cash Flows From Investing Activities	(23)	(43)	(23)

Net Increase/(Decrease) in Cash	(728)	443	(409)

Opening Cash and Cash Equivalents	1,420	3,489	3,932

Closing Cash and Cash Equivalents	692	3,932	3,523

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(201)	(78)	(196)
Non cash items added back	64	44	64
Change in operating assets and liabilities	(568)	520	(254)

Net Cash Flow From Operating Activities	(705)	486	(386)

Budget Estimates 2011-12	8 - 65

Hunter-Central Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	270	374	270
Grants and contributions	9,505	9,472	9,631
Other revenue	5,731	7,045	4,321

Total Revenue	15,506	16,891	14,222

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5	8	5
Other operating expenses	9,719	11,150	8,334
Depreciation and amortisation	143	93	89
Grants and subsidies	5,982	5,982	6,083

Total Expenses Excluding Losses	15,849	17,233	14,511

SURPLUS/(DEFICIT)	(343)	(342)	(289)

8 - 66	Budget Estimates 2011-12

Hunter-Central Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	4,120	8,186	8,087
Receivables	1,412	1,449	1,141
Inventories	87	63	87

Total Current Assets	5,619	9,698	9,315

Non Current Assets
Property, plant and equipment -
Land and building	4,201	4,043	3,998
Plant and equipment	46	76	55
Intangibles	781	825	825

Total Non Current Assets	5,028	4,944	4,878

Total Assets	10,647	14,642	14,193

Liabilities
Current Liabilities
Payables	1,705	5,670	5,603
Provisions	532	707	614

Total Current Liabilities	2,237	6,377	6,217

Non Current Liabilities
Other	8	65	65

Total Non Current Liabilities	8	65	65

Total Liabilities	2,245	6,442	6,282

Net Assets	8,402	8,200	7,911

Equity
Reserves	240	53	53
Accumulated funds	8,162	8,147	7,858

Total Equity	8,402	8,200	7,911

Budget Estimates 2011-12	8 - 67

Hunter-Central Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	270	364	284
Other	14,839	15,495	13,999

Total Receipts	15,109	15,859	14,283

Payments
Employee related	5	8	5
Grants and subsidies	5,982	5,982	6,083
Other	10,059	8,399	8,271

Total Payments	16,046	14,389	14,359

Net Cash Flows From Operating Activities	(937)	1,470	(76)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment		3	—
Purchases of property, plant and equipment	(23)	—	(23)

Net Cash Flows From Investing Activities	(23)	3	(23)

Net Increase/(Decrease) in Cash	(960)	1,473	(99)
Opening Cash and Cash Equivalents	5,080	6,713	8,186

Closing Cash and Cash Equivalents	4,120	8,186	8,087

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(343)	(342)	(289)
Non cash items added back	143	93	89
Change in operating assets and liabilities	(737)	1,719	124

Net Cash Flow From Operating Activities	(937)	1,470	(76)

8 - 68	Budget Estimates 2011-12

Lachlan Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	125	271	125
Grants and contributions	8,475	8,567	8,635
Other revenue	654	1,937	2,754

Total Revenue	9,254	10,775	11,514

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5	61	5
Other operating expenses	4,421	6,122	6,556
Depreciation and amortisation	31	33	38
Grants and subsidies	4,669	4,668	4,794

Total Expenses Excluding Losses	9,126	10,884	11,393

SURPLUS/(DEFICIT)	128	(109)	121

Budget Estimates 2011-12	8 - 69

Lachlan Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	4,744	4,802	4,958
Receivables	477	720	477

Total Current Assets	5,221	5,522	5,435

Non Current Assets
Property, plant and equipment -
Plant and equipment	188	135	120

Total Non Current Assets	188	135	120

Total Assets	5,409	5,657	5,555

Liabilities
Current Liabilities
Payables	318	782	694
Provisions	464	599	464

Total Current Liabilities	782	1,381	1,158

Non Current Liabilities
Other	6	6	6

Total Non Current Liabilities	6	6	6

Total Liabilities	788	1,387	1,164

Net Assets	4,621	4,270	4,391

Equity
Accumulated funds	4,621	4,270	4,391

Total Equity	4,621	4,270	4,391

8 - 70	Budget Estimates 2011-12

Lachlan Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	125	271	125
Other	8,925	10,067	11,289

Total Receipts	9,050	10,338	11,414

Payments
Employee related	5	61	5
Grants and subsidies	4,669	4,668	4,794
Other	4,644	5,537	6,436

Total Payments	9,318	10,266	11,235

Net Cash Flows From Operating Activities	(268)	72	179

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	—	(23)

Net Cash Flows From Investing Activities	(23)	—	(23)

Net Increase/(Decrease) in Cash	(291)	72	156
Opening Cash and Cash Equivalents	5,035	4,730	4,802

Closing Cash and Cash Equivalents	4,744	4,802	4,958

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	128	(109)	121
Non cash items added back	31	33	38
Change in operating assets and liabilities	(427)	148	20

Net Cash Flow From Operating Activities	(268)	72	179

Budget Estimates 2011-12	8 - 71

Lower Murray — Darling Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	200	349	200
Grants and contributions	5,437	5,369	5,527
Other revenue	130	278	130

Total Revenue	5,767	5,996	5,857

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	20	66	5
Other operating expenses	2,587	3,032	2,623
Depreciation and amortisation	13	32	36
Grants and subsidies	3,160	3,160	3,229

Total Expenses Excluding Losses	5,780	6,290	5,893

SURPLUS/(DEFICIT)	(13)	(294)	(36)

8 - 72	Budget Estimates 2011-12

Lower Murray — Darling Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	4,392	5,065	4,531
Receivables	535	203	535

Total Current Assets	4,927	5,268	5,066

Non Current Assets
Property, plant and equipment -
Land and building	47	64	57
Plant and equipment	150	147	141

Total Non Current Assets	197	211	198

Total Assets	5,124	5,479	5,264

Liabilities
Current Liabilities
Payables	100	453	248
Provisions	193	192	193

Total Current Liabilities	293	645	441

Non Current Liabilities
Other	1	26	51

Total Non Current Liabilities	1	26	51

Total Liabilities	294	671	492

Net Assets	4,830	4,808	4,772

Equity
Accumulated funds	4,830	4,808	4,772

Total Equity	4,830	4,808	4,772

Budget Estimates 2011-12	8 - 73

Lower Murray — Darling Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	200	349	200
Other	5,423	5,673	5,476

Total Receipts	5,623	6,022	5,676

Payments
Employee related	20	66	5
Grants and subsidies	3,160	3,160	3,229
Other	3,174	2,744	2,953

Total Payments	6,354	5,970	6,187

Net Cash Flows From Operating Activities	(731)	52	(511)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(45)	(23)

Net Cash Flows From Investing Activities	(23)	(45)	(23)

Net Increase/(Decrease) in Cash	(754)	7	(534)
Opening Cash and Cash Equivalents	5,146	5,058	5,065

Closing Cash and Cash Equivalents	4,392	5,065	4,531

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(13)	(294)	(36)
Non cash items added back	13	32	36
Change in operating assets and liabilities	(731)	314	(511)

Net Cash Flow From Operating Activities	(731)	52	(511)

8 - 74	Budget Estimates 2011-12

Murray Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	168	276	168
Grants and contributions	8,481	8,699	8,948
Other revenue	671	1,860	946

Total Revenue	9,320	10,835	10,062

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5	3	5
Other operating expenses	4,031	5,418	4,326
Depreciation and amortisation	40	40	32
Grants and subsidies	5,813	5,813	6,260

Total Expenses Excluding Losses	9,889	11,274	10,623

SURPLUS/(DEFICIT)	(569)	(439)	(561)

Budget Estimates 2011-12	8 - 75

Murray Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	3,391	3,601	3,735
Receivables	228	272	228
Inventories	572	655	725

Total Current Assets	4,191	4,528	4,688

Non Current Assets
Inventories	153	—	—
Property, plant and equipment -
Land and building	—	28	29
Plant and equipment	116	141	131

Total Non Current Assets	269	169	160

Total Assets	4,460	4,697	4,848

Liabilities
Current Liabilities
Payables	1,219	851	1,791
Provisions	325	553	325

Total Current Liabilities	1,544	1,404	2,116

Non Current Liabilities
Other	2	31	31

Total Non Current Liabilities	2	31	31

Total Liabilities	1,546	1,435	2,147

Net Assets	2,914	3,262	2,701

Equity
Accumulated funds	2,914	3,262	2,701

Total Equity	2,914	3,262	2,701

8 - 76	Budget Estimates 2011-12

Murray Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	168	276	168
Other	9,413	10,144	9,874

Total Receipts	9,581	10,420	10,042

Payments
Employee related	5	3	5
Grants and subsidies	5,813	5,813	6,260
Other	3,418	4,727	3,620

Total Payments	9,236	10,543	9,885

Net Cash Flows From Operating Activities	345	(123)	157

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(53)	(23)

Net Cash Flows From Investing Activities	(23)	(53)	(23)

Net Increase/(Decrease) in Cash	322	(176)	134
Opening Cash and Cash Equivalents	3,069	3,777	3,601

Closing Cash and Cash Equivalents	3,391	3,601	3,735

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(569)	(439)	(561)
Non cash items added back	40	40	32
Change in operating assets and liabilities	874	276	686

Net Cash Flow From Operating Activities	345	(123)	157

Budget Estimates 2011-12	8 - 77

Murrumbidgee Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	100	249	100
Grants and contributions	10,424	10,537	10,907
Other revenue	654	852	670

Total Revenue	11,178	11,638	11,677

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	10	106	10
Other operating expenses	4,663	4,885	4,722
Depreciation and amortisation	55	82	73
Grants and subsidies	6,505	6,504	6,945

Total Expenses Excluding Losses	11,233	11,577	11,750

SURPLUS/(DEFICIT)	(55)	61	(73)

8 - 78	Budget Estimates 2011-12

Murrumbidgee Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	6,026	2,079	3,931
Receivables	716	392	564

Total Current Assets	6,742	2,471	4,495

Non Current Assets
Property, plant and equipment —
Land and building	107	166	115
Plant and equipment	70	79	80

Total Non Current Assets	177	245	195

Total Assets	6,919	2,716	4,690

Liabilities
Current Liabilities
Payables	5,805	1,357	3,535
Provisions	444	574	294

Total Current Liabilities	6,249	1,931	3,829

Non Current Liabilities

Other	7	158	307

Total Non Current Liabilities	7	158	307

Total Liabilities	6,256	2,089	4,136

Net Assets	663	627	554

Equity
Accumulated funds	663	627	554

Total Equity	663	627	554

Budget Estimates 2011-12	8 - 79

Murrumbidgee Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	100	249	100
Other	10,842	10,992	11,458

Total Receipts	10,942	11,241	11,558

Payments
Employee related	10	106	10
Grants and subsidies	6,505	6,504	6,945
Other	2,096	5,855	2,728

Total Payments	8,611	12,465	9,683

Net Cash Flows From Operating Activities	2,331	(1,224)	1,875

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(33)	(23)

Net Cash Flows From Investing Activities	(23)	(33)	(23)

Net Increase/(Decrease) in Cash	2,308	(1,257)	1,852
Opening Cash and Cash Equivalents	3,718	3,336	2,079

Closing Cash and Cash Equivalents	6,026	2,079	3,931

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(55)	61	(73)
Non cash items added back	55	82	73
Change in operating assets and liabilities	2,331	(1,367)	1,875

Net Cash Flow From Operating Activities	2,331	(1,224)	1,875

8 - 80	Budget Estimates 2011-12

Namoi Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	97	170	97
Grants and contributions	6,746	6,776	6,971
Other revenue	1,325	1,473	—

Total Revenue	8,168	8,419	7,068

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	7	10	7
Other operating expenses	4,723	4,791	3,313
Depreciation and amortisation	26	40	43
Grants and subsidies	3,776	3,759	3,983

Total Expenses Excluding Losses	8,532	8,600	7,346

SURPLUS/(DEFICIT)	(364)	(181)	(278)

Budget Estimates 2011-12	8 - 81

Namoi Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,310	2,280	3,133
Receivables	202	123	202

Total Current Assets	2,512	2,403	3,335

Non Current Assets
Property, plant and equipment -
Plant and equipment	240	206	186

Total Non Current Assets	240	206	186

Total Assets	2,752	2,609	3,521

Liabilities
Current Liabilities
Payables	922	439	1,712
Provisions	395	479	395

Total Current Liabilities	1,317	918	2,107

Non Current Liabilities
Other	3	2	3

Total Non Current Liabilities	3	2	3

Total Liabilities	1,320	920	2,110

Net Assets	1,432	1,689	1,411

Equity
Accumulated funds	1,432	1,689	1,411

Total Equity	1,432	1,689	1,411

8 - 82	Budget Estimates 2011-12

Namoi Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	97	170	97
Other	7,955	8,683	6,807

Total Receipts	8,052	8,853	6,904

Payments
Employee related	7	10	7
Grants and subsidies	3,776	3,759	3,983
Other	4,195	4,997	2,038

Total Payments	7,978	8,766	6,028

Net Cash Flows From Operating Activities	74	87	876

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(11)	(23)

Net Cash Flows From Investing Activities	(23)	(11)	(23)

Net Increase/(Decrease) in Cash	51	76	853

Opening Cash and Cash Equivalents	2,259	2,204	2,280

Closing Cash and Cash Equivalents	2,310	2,280	3,133

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(364)	(181)	(278)
Non cash items added back	26	40	43
Change in operating assets and liabilities	412	228	1,111

Net Cash Flow From Operating Activities	74	87	876

Budget Estimates 2011-12	8 - 83

Northern Rivers Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	50	237	50
Grants and contributions	9,567	9,711	9,736
Other revenue	2,474	3,523	—

Total Revenue	12,091	13,471	9,786

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5	16	5
Other operating expenses	6,824	7,991	4,389
Depreciation and amortisation	20	19	20
Grants and subsidies	5,460	5,460	5,593

Total Expenses Excluding Losses	12,309	13,486	10,007

SURPLUS/(DEFICIT)	(218)	(15)	(221)

8 - 84	Budget Estimates 2011-12

Northern Rivers Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,917	3,240	2,835
Receivables	231	145	270

Total Current Assets	3,148	3,385	3,105

Non Current Assets
Property, plant and equipment -
Land and building	—	45	45
Plant and equipment	55	36	39

Total Non Current Assets	55	81	84

Total Assets	3,203	3,466	3,189

Liabilities
Current Liabilities
Payables	1,422	1,316	1,427
Provisions	395	514	395

Total Current Liabilities	1,817	1,830	1,822

Non Current Liabilities
Other	—	55	7

Total Non Current Liabilities	—	55	7

Total Liabilities	1,817	1,885	1,829

Net Assets	1,386	1,581	1,360

Equity
Accumulated funds	1,386	1,581	1,360

Total Equity	1,386	1,581	1,360

Budget Estimates 2011-12	8 - 85

Northern Rivers Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	50	237	50
Other	11,778	12,984	9,528

Total Receipts	11,828	13,221	9,578

Payments
Employee related	5	16	5
Grants and subsidies	5,460	5,460	5,593
Other	5,505	7,471	4,362

Total Payments	10,970	12,947	9,960

Net Cash Flows From Operating Activities	858	274	(382)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	1	—
Purchases of property, plant and equipment	(23)	(48)	(23)

Net Cash Flows From Investing Activities	(23)	(47)	(23)

Net Increase/(Decrease) in Cash	835	227	(405)
Opening Cash and Cash Equivalents	2,082	3,013	3,240

Closing Cash and Cash Equivalents	2,917	3,240	2,835

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(218)	(15)	(221)
Non cash items added back	20	19	20
Change in operating assets and liabilities	1,056	270	(181)

Net Cash Flow From Operating Activities	858	274	(382)

8 - 86	Budget Estimates 2011-12

Southern Rivers Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	60	195	140
Grants and contributions	7,967	8,042	8,974
Other revenue	281	2,800	125

Total Revenue	8,308	11,037	9,239

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	5	5	5
Other operating expenses	4,429	6,689	4,386
Depreciation and amortisation	24	50	37
Grants and subsidies	4,356	4,355	5,333

Total Expenses Excluding Losses	8,814	11,099	9,761

SURPLUS/(DEFICIT)	(506)	(62)	(522)

Budget Estimates 2011-12	8 - 87

Southern Rivers Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	1,060	3,435	3,437
Receivables	308	235	422

Total Current Assets	1,368	3,670	3,859

Non Current Assets
Property, plant and equipment -
Land and building	—	29	21
Plant and equipment	68	112	106

Total Non Current Assets	68	141	127

Total Assets	1,436	3,811	3,986

Liabilities
Current Liabilities
Payables	100	1,151	2,018
Provisions	429	580	410

Total Current Liabilities	529	1,731	2,428

Non Current Liabilities
Other	5	54	54

Total Non Current Liabilities	5	54	54

Total Liabilities	534	1,785	2,482

Net Assets	902	2,026	1,504

Equity
Accumulated funds	902	2,026	1,504

Total Equity	902	2,026	1,504

8 - 88	Budget Estimates 2011-12

Southern Rivers Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	60	195	140
Other	8,062	10,716	8,708

Total Receipts	8,122	10,911	8,848

Payments
Employee related	5	5	5
Grants and subsidies	4,356	4,355	5,333
Other	5,379	7,228	3,485

Total Payments	9,740	11,588	8,823

Net Cash Flows From Operating Activities	(1,618)	(677)	25

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(23)	(49)	(23)

Net Cash Flows From Investing Activities	(23)	(49)	(23)

Net Increase/(Decrease) in Cash	(1,641)	(726)	2

Opening Cash and Cash Equivalents	2,701	4,161	3,435

Closing Cash and Cash Equivalents	1,060	3,435	3,437

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(506)	(62)	(522)
Non cash items added back	24	50	37
Change in operating assets and liabilities	(1,136)	(665)	510

Net Cash Flow From Operating Activities	(1,618)	(677)	25

Budget Estimates 2011-12	8 - 89

Sydney Metropolitan Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	67	105	67
Grants and contributions	3,568	3,621	4,031
Other revenue	1,718	2,779	951

Total Revenue	5,353	6,505	5,049

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5	4	5
Other operating expenses	4,003	5,194	3,253
Depreciation and amortisation	15	20	22
Grants and subsidies	1,545	1,544	1,991

Total Expenses Excluding Losses	5,568	6,762	5,271

SURPLUS/(DEFICIT)	(215)	(257)	(222)

8 - 90	Budget Estimates 2011-12

Sydney Metropolitan Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	857	1,259	1,107
Receivables	108	188	108

Total Current Assets	965	1,447	1,215

Non Current Assets
Property, plant and equipment —
Plant and equipment	88	67	68

Total Non Current Assets	88	67	68

Total Assets	1,053	1,514	1,283

Liabilities
Current Liabilities
Payables	134	468	633
Provisions	189	363	189

Total Current Liabilities	323	831	822

Non Current Liabilities
Other	3	3	3

Total Non Current Liabilities	3	3	3

Total Liabilities	326	834	825

Net Assets	727	680	458

Equity
Accumulated funds	727	680	458

Total Equity	727	680	458

Budget Estimates 2011-12	8 - 91

Sydney Metropolitan Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	67	105	67
Other	5,313	6,234	4,958

Total Receipts	5,380	6,339	5,025

Payments
Employee related	5	4	5
Grants and subsidies	1,545	1,544	1,991
Other	4,470	5,137	3,158

Total Payments	6,020	6,685	5,154

Net Cash Flows From Operating Activities	(640)	(346)	(129)

Cash Flows From Investing Activities

Proceeds from sale of property, plant and equipment	—	3	—
Purchases of property, plant and equipment	(23)	(11)	(23)

Net Cash Flows From Investing Activities	(23)	(8)	(23)

Net Increase/(Decrease) in Cash	(663)	(354)	(152)
Opening Cash and Cash Equivalents	1,520	1,613	1,259

Closing Cash and Cash Equivalents	857	1,259	1,107

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(215)	(257)	(222)
Non cash items added back	15	20	22
Change in operating assets and liabilities	(440)	(109)	71

Net Cash Flow From Operating Activities	(640)	(346)	(129)

8 - 92	Budget Estimates 2011-12

Western Catchment Management Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	214	276	214
Grants and contributions	6,675	6,658	6,815
Other revenue	206	428	233

Total Revenue	7,095	7,362	7,262

Less:
Expenses Excluding Losses
Operating Expenses —
Employee related	7	11	3
Other operating expenses	3,010	3,895	3,068
Depreciation and amortisation	10	9	10
Grants and subsidies	3,956	3,453	4,071

Total Expenses Excluding Losses	6,983	7,368	7,152

SURPLUS/(DEFICIT)	112	(6)	110

Budget Estimates 2011-12	8 - 93

Western Catchment Management Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	3,568	4,549	3,606
Receivables	406	161	573

Total Current Assets	3,974	4,710	4,179

Non Current Assets
Property, plant and equipment —
Plant and equipment	66	7	20

Total Non Current Assets	66	7	20

Total Assets	4,040	4,717	4,199

Liabilities
Current Liabilities
Payables	162	730	162
Provisions	356	416	356

Total Current Liabilities	518	1,146	518

Non Current Liabilities
Other	3	3	3

Total Non Current Liabilities	3	3	3

Total Liabilities	521	1,149	521

Net Assets	3,519	3,568	3,678

Equity
Accumulated funds	3,519	3,568	3,678

Total Equity	3,519	3,568	3,678

8 - 94	Budget Estimates 2011-12

Western Catchment Management Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Interest	214	276	214
Other	6,808	6,948	6,790

Total Receipts	7,022	7,224	7,004

Payments
Employee related	7	11	3
Grants and subsidies	3,956	3,453	4,071
Other	3,667	3,819	3,850

Total Payments	7,630	7,283	7,924

Net Cash Flows From Operating Activities	(608)	(59)	(920)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	10	—
Purchases of property, plant and equipment	(23)	—	(23)

Net Cash Flows From Investing Activities	(23)	10	(23)

Net Increase/(Decrease) in Cash	(631)	(49)	(943)

Opening Cash and Cash Equivalents	4,199	4,598	4,549

Closing Cash and Cash Equivalents	3,568	4,549	3,606

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	112	(6)	110
Non cash items added back	10	9	10
Change in operating assets and liabilities	(730)	(62)	(1,040)

Net Cash Flow From Operating Activities	(608)	(59)	(920)

Budget Estimates 2011-12	8 - 95

Destination NSW
Introduction
Purpose
Destination NSW is a new agency that incorporates the functions of the former Events NSW and Tourism NSW. Its main aim is to achieve economic and social benefits for the people of New South Wales by developing tourism and securing major events.
Destination NSW has been set up as a direct result of the Government’s commitment to ensuring that the tourism and events sector can fully realise its potential and more effectively help to rebuild the State’s economy.
A Visitor Economy Taskforce will be established to position Sydney and New South Wales as leading destinations for world-class events and to set a strategy to double tourism in the State by 2020.
Destination NSW operates under the Destination NSW Act 2011.
2011-12 Budget Highlights
In 2011-12, Destination NSW’s key initiatives will include spending:
•	$70 million to invest in the NSW Events Calendar, supporting major events such as Opera on Sydney Harbour, the Australian Open of Surfing at Manly, Telstra Sydney 500 V8 Supercars and the Bledisloe Cup

•	$16 million for regional tourism, including $5 million for a new Regional Product Development Fund

•	$16 million on marketing to promote Sydney, which includes $9 million on international marketing with a strong focus on growth markets like China

•	$2 million for a partnership with Jetset Travel World Group to create new opportunities for packaging and promoting a range of NSW tourism products and experiences.

8 - 96	Budget Estimates 2011-12

Destination NSW
Future Directions
In future years, Destination NSW plans to:
•	implement strategies set by the Visitor Economy Taskforce to double tourism in New South Wales by 2020, as measured by overnight visitor spending

•	develop and manage significant initiatives, such as Brand Sydney and Brand NSW, to use for domestic and international audiences

•	contribute to strong economic growth and create jobs through tourism and events.

Budget Estimates 2011-12	8 - 97

Destination NSW
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	300	386	300
Grants and contributions	40,224	51,274	115,899
Other revenue	—	772	340

Total Revenue	40,524	52,432	116,539

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	5,440	5,287	16,749
Other operating expenses	34,811	42,192	64,105
Depreciation and amortisation	681	542	1,948
Grants and subsidies	—	3,067	3,383
Other expenses	—	1,852	31,754

Total Expenses Excluding Losses	40,932	52,940	117,939

Other gains/(losses)	—	(170)	—

SURPLUS/(DEFICIT)	(408)	(678)	(1,400)

Note:Destination NSW was established in 2011-12 and incorporates former Events NSW and Tourism NSW. The 2010-11 estimates relate to Events NSW.

8 - 98	Budget Estimates 2011-12

Destination NSW
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	4,933	3,158	2,002
Receivables	1,377	961	1,588

Total Current Assets	6,310	4,119	3,590

Non Current Assets
Property, plant and equipment -
Land and building	117	263	(71)
Plant and equipment	99	296	486
Infrastructure systems	—	—	7,694
Intangibles	264	216	191

Total Non Current Assets	480	775	8,300

Total Assets	6,790	4,894	11,890
Liabilities
Current Liabilities
Payables	6,026	4,084	3,137
Provisions	713	854	923

Total Current Liabilities	6,739	4,938	4,060

Non Current Liabilities
Total Liabilities	6,739	4,938	4,060

Net Assets	51	(44)	7,830

Equity
Accumulated funds	51	(44)	7,830

Total Equity	51	(44)	7,830

Note:Destination NSW was established in 2011-12 and incorporates former Events NSW and Tourism NSW. The 2010-11 estimates relate to Events NSW.

Budget Estimates 2011-12	8 - 99

Destination NSW
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	—	(170)	—
Interest	300	386	300
Other	40,482	52,816	114,834

Total Receipts	40,782	53,032	115,134

Payments
Employee related	5,369	3,376	17,410
Grants and subsidies	—	3,067	3,383
Other	35,222	44,252	95,394

Total Payments	40,591	50,695	116,187

Net Cash Flows From Operating Activities	191	2,337	(1,053)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(7)	(215)	(3)
Other	4,749	1,036	(100)

Net Cash Flows From Investing Activities	4,742	821	(103)

Net Increase/(Decrease) in Cash	4,933	3,158	(1,156)

Opening Cash and Cash Equivalents	—	—	3,158

Closing Cash and Cash Equivalents	4,933	3,158	2,002

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	(408)	(678)	(1,400)
Non cash items added back	681	542	1,948
Change in operating assets and liabilities	(82)	2,473	(1,601)

Net Cash Flow From Operating Activities	191	2,337	(1,053)

Note: Destination NSW was established in 2011-12 and incorporates former Events NSW and Tourism NSW. The 2010-11 estimates relate to Events NSW.

8 - 100	Budget Estimates 2011-12

Museum of Applied Arts and Sciences
Introduction
Purpose
The Museum of Applied Arts and Sciences explores the role of human ingenuity in developing technology and changing lifestyles.
Its main sites are the Powerhouse Museum, the Powerhouse Discovery Centre, the Sydney Observatory, operating steam trains at Thirlmere and the NSW Migration Heritage Centre. It also engages in museum partnerships, runs outreach and regional support programs, and provides online access.
The Museum operates under the Museum of Applied Arts and Sciences Act 1945.
Results and Services
The Museum works towards the following results.
•	Community heritage is preserved and accessible.

•	The community is inspired to learn about human creativity and innovation, both past and present.

•	Creativity and innovation are fostered by engaging the community with innovative solutions and programs.
Contributing to these results, the Museum’s key services are:
•	providing public access to the collections, scholarship and cultural programs, mainly by running exhibitions, public programs and online services

•	managing cultural heritage collections and assets held in trust for the people

•	fostering partnerships with industry, government, community and the education sector.
2011-12 Budget Highlights
In 2011-12, the Museum’s key initiatives will include:
•	spending $6.6 million to complete Stage One of its revitalisation project, which will provide more temporary gallery space and improve facilities for visitors

•	spending $1.9 million to stage The Wiggles Exhibition, from September 2011, which was developed in collaboration with The Wiggles to celebrate their 20th anniversary

•	spending $1 million to stage several other significant exhibitions, such as Spirit of Jang-in: Treasures of Korean Metal Craft and Love Lace.

•	being the first venue outside the United States to stage Harry Potter: The Exhibition, which is likely to have around 325,000 visitors.

Budget Estimates 2011-12	8 - 101

Museum of Applied Arts and Sciences
Delivery
Recent Achievements
In 2010-11, the Museum’s key achievements included:
•	hosting over 654,000 visitors across its three sites, with a further 77,000 visitors attending off-site exhibitions and programs through 47 regional organisations

•	exceeding 3.7 million website visitors

•	increasing access to the Museum’s collection, with 80 per cent of collection content now available online and visitor numbers at the Powerhouse Discovery Centre increasing by 15 per cent.
Future Directions
In future years, the Museum plans to:
•	continue to work with industry, research and education institutions to support the State’s creative industry strategies, via exhibitions and programs which focus on innovation

•	complete revitalisation work to improve amenities and the visitor experience and thus enhance both visitor numbers and the Museum’s reputation

•	maximise cultural tourism opportunities from exhibitions, which will enhance its international reputation.

8 - 102	Budget Estimates 2011-12

Museum of Applied Arts and Sciences
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	5,210	5,296	13,812
Investment income	689	1,088	841
Grants and contributions	40,773	41,462	41,051
Other revenue	205	434	160

Total Revenue	46,877	48,280	55,864

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	209	—	—
Other operating expenses	38,941	40,026	48,114
Depreciation and amortisation	6,457	4,943	5,629

Total Expenses Excluding Losses	45,607	44,969	53,743

Gain/(loss) on disposal of non-current assets	208	(3)	208

SURPLUS/(DEFICIT)	1,478	3,308	2,329

Budget Estimates 2011-12	8 - 103

Museum of Applied Arts and Sciences
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	3,626	10,411	2,276
Receivables	811	1,368	1,112
Other financial assets	137	127	122

Total Current Assets	4,574	11,906	3,510

Non Current Assets
Other financial assets	4,824	5,147	5,656
Property, plant and equipment -
Land and building	113,286	144,273	153,939
Plant and equipment	420,774	406,270	407,318

Total Non Current Assets	538,884	555,690	566,913

Total Assets	543,458	567,596	570,423

Liabilities
Current Liabilities
Payables	2,404	3,349	3,847
Provisions	3,104	2,943	2,943
Other	—	138	138
Total Current Liabilities	5,508	6,430	6,928

Non Current Liabilities
Other	28	—	—

Total Non Current Liabilities	28	—	—

Total Liabilities	5,536	6,430	6,928

Net Assets	537,922	561,166	563,495

Equity
Reserves	139,763	160,588	160,588
Accumulated funds	398,159	400,578	402,907

Total Equity	537,922	561,166	563,495

8 - 104	Budget Estimates 2011-12

Museum of Applied Arts and Sciences
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	5,210	5,325	13,812
Interest	332	687	332
Other	37,975	42,663	38,208

Total Receipts	43,517	48,675	52,352

Payments
Employee related	209	(430)	—
Other	36,745	41,455	45,257

Total Payments	36,954	41,025	45,257

Net Cash Flows From Operating Activities	6,563	7,650	7,095

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	268	123	268
Advance repayments received	—	2	5
Purchases of property, plant and equipment	(8,645)	(5,200)	(15,503)
Net Cash Flows From Investing Activities	(8,377)	(5,075)	(15,230)
Net Increase/(Decrease) in Cash	(1,814)	2,575	(8,135)

Opening Cash and Cash Equivalents	5,440	7,836	10,411

Closing Cash and Cash Equivalents	3,626	10,411	2,276

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	1,478	3,308	2,329
Non cash items added back	5,200	4,074	4,220
Change in operating assets and liabilities	(115)	268	546

Net Cash Flow From Operating Activities	6,563	7,650	7,095

Budget Estimates 2011-12	8 - 105

New South Wales Film and Television Office
Introduction
Purpose
The New South Wales Film and Television Office (trading as Screen NSW) fosters creative and business opportunities in the screen industry.
It promotes innovation in screen content and technology, and champions the industry’s contribution to society, culture and the economy.
The Office operates under the Film and Television Office Act 1988.
Results and Services
The Office works towards the following results.
•	Investment and jobs in the screen industry are increased.

•	New South Wales is seen as an attractive state in which to invest and competitiveness in the screen sector is increased.
Contributing to these results, the Office’s key services are:
•	providing production finance, project development and other programs for screen practitioners

•	advising on how to attract production and marketing the State as a filming destination.
2011-12 Budget Highlights
In 2011-12, the Office’s key initiatives will include spending:
•	$3.7 million to invest in production to support NSW screen businesses and practitioners and grow production levels

•	$1.3 million for key creative staff to develop scripts and projects, to stimulate the creation of compelling screen experiences across all platforms

•	$660,000 for screen organisations and training partners to create professional development opportunities for practitioners and so develop the industry

•	$400,000 for regional initiatives for screen producers, to ensure regional New South Wales enjoys the economic, cultural and employment benefits from screen production.

8 - 106	Budget Estimates 2011-12

New South Wales Film and Television Office
Delivery
Recent Achievements
In 2010-11, the Office’s key achievements included:
•	approving $9.6 million of investment in 48 screen productions, generating over $143 million of spending in New South Wales (this major increase in spending was due to a $5 million addition to the Screen NSW Production Investment Fund)

•	funding for internationally acclaimed films, Toomelah and Sleeping Beauty, which were both selected in official competition at the Cannes International Film Festival and Sydney International Film Festival

•	seeing Sydney named a UNESCO City of Film, which recognises the city’s international reputation as a world-class centre for screen production, promotion and exhibition.
Future Directions
In future years, the Office plans to:
•	increase investment and jobs in the State through new screen activity (local and international), and develop, nurture and inspire local creative talent

•	help production enterprises to be more robust, by considering new market opportunities and emerging production and distribution platforms

•	aggressively market New South Wales as Australia’s capital of screen production.

Budget Estimates 2011-12	8 - 107

New South Wales Film and Television Office
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	310	522	375
Grants and contributions	8,498	13,921	8,551
Other revenue	700	765	700

Total Revenue	9,508	15,208	9,626

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	340	93	111
Other operating expenses	3,644	3,642	4,151
Depreciation and amortisation	157	27	55
Grants and subsidies	5,323	10,684	5,409
Other expenses	—	81	—

Total Expenses Excluding Losses	9,464	14,527	9,726

Gain/(loss) on disposal of non current assets	—	(3)	—

SURPLUS/(DEFICIT)	44	678	(100)

8 - 108	Budget Estimates 2011-12

New South Wales Film and Television Office
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	6,400	10,447	9,394
Receivables	595	555	317
Other financial assets	513	65	719

Total Current Assets	7,508	11,067	10,430

Non Current Assets
Property, plant and equipment -
Plant and equipment	155	49	38
Intangibles	—	37	37

Total Non Current Assets	155	86	75

Total Assets	7,663	11,153	10,505

Liabilities
Current Liabilities
Payables	2,240	3,316	2,542
Provisions	340	187	201
Other	—	16	16
Total Current Liabilities	2,580	3,519	2,759

Non Current Liabilities
Other	376	—	212

Total Non Current Liabilities	376	—	212

Total Liabilities	2,956	3,519	2,971

Net Assets	4,707	7,634	7,534

Equity
Accumulated funds	4,707	7,634	7,534

Total Equity	4,707	7,634	7,534

Budget Estimates 2011-12	8 - 109

New South Wales Film and Television Office
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	165	118	47
Interest	310	417	480
Other	9,989	15,950	10,151

Total Receipts	10,464	16,485	10,678

Payments
Employee related	248	75	129
Grants and subsidies	5,323	10,684	5,409
Other	4,053	4,080	5,495

Total Payments	9,624	14,839	11,033

Net Cash Flows From Operating Activities	840	1,646	(355)

Cash Flows From Investing Activities
Advance repayments received	—	635	—
Purchases of property, plant and equipment	(44)	—	(44)
Advances made	—	(62)	(654)
Other		(37)	—

Net Cash Flows From Investing Activities	(44)	536	(698)
Net Increase/(Decrease) in Cash	796	2,182	(1,053)
Opening Cash and Cash Equivalents	5,604	8,265	10,447

Closing Cash and Cash Equivalents	6,400	10,447	9,394

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	44	678	(100)
Non cash items added back	157	108	55
Change in operating assets and liabilities	639	860	(310)

Net Cash Flow From Operating Activities	840	1,646	(355)

8-110	Budget Estimates 2011-12

NSW Food Authority
Introduction
Purpose
The NSW Food Authority works to improve food safety, reduce food-borne illness and aid community health.
The Authority ensures food standards are met during production, processing, manufacture,sale and service. It also helps local councils to regulate food operations.
The Authority operates under the Food Act 2003.
Results and Services
The Authority works towards the following results.
•	Consumers make safe and healthy food choices.
•	Fewer people get ill or injured through eating food.
•	The NSW food industry is reputable, innovative and competitive.
•	State, local and national food regulations are aligned.
Contributing to these results, the Authority’s key services are:
•	developing, implementing and evaluating the food regulatory framework
•	advising, training and communicating with industry
•	monitoring compliance with regulatory requirements by licensing food businesses and auditing their operations
•	investigating complaints and enforcing laws
•	educating the public on safe food handling and providing a single point of contact for food safety issues
•	communicating and coordinating with other government agencies.
2011-12 Budget Highlights
The Authority is funded by both the Government and industry.
In 2011-12, the Authority’s recurrent expenditure will be $22.4 million, with capital expenditure of $1 million. The Government will contribute $12.9 million and $209,000 respectively.

Budget Estimates 2011-12	8 - 111

NSW Food Authority
Key expenditures will be:
•	$10.8 million on food regulatory activities
•	$850,000 to maintain the Food Regulation Partnership model with local government
•	$925,000 to implement the Healthy Food Choices initiative requiring standard food outlets to disclose energy content on their menus
•	$581,000 to develop and maintain business systems, including $209,000 of capital expenditure on wireless internet access for field-based staff.
Delivery
Recent Achievements
In 2010-11, the Authority’s key achievements included:
•	maintaining the Food Regulation Partnership with local government to which the Government contributed $850,000
•	implementing legislation that requires retail food service businesses to have a trained Food Safety Supervisor
•	piloting the Scores on Doors scheme, along with local government, which allows food businesses to display a score based on food safety inspections
•	implementing the Approved Auditor Program for third-party auditors and the NSW Egg Food Safety Scheme
•	developing laws requiring standard food outlets to disclose energy content on their menus
•	developing the BYTE database system to which the Government contributed $820,000
•	contributing to initiatives by the Council of Australian Governments and to national policies and standards.
Future Directions
In future years, the Authority plans to:
•	improve the regulatory framework for industry to produce safe and correctly labelled food and ensure industry compliance through advice, training and consistent interpretation of the law
•	continue educating consumers about food safety and how to make wise food choices
•	consolidate its role as the State’s recognised authority and reference point on food safety.

8 - 112	Budget Estimates 2011-12

NSW Food Authority
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	1,962	3,284	2,387
Investment income	1,100	914	900
Retained taxes, fees and fines	6,568	6,580	6,503
Grants and contributions	12,233	12,233	12,850

Total Revenue	21,863	23,011	22,640

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	14,424	13,613	16,512
Other operating expenses	5,946	5,211	4,579
Depreciation and amortisation	683	953	945
Grants and subsidies	—	510	400

Total Expenses Excluding Losses	21,053	20,287	22,436

Gain/(loss) on disposal of non current assets	—	(151)	—

SURPLUS/(DEFICIT)	810	2,573	204

Budget Estimates 2011-12	8 - 113

NSW Food Authority
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	12,428	14,226	15,469
Receivables	1,436	1,274	1,610

Total Current Assets	13,864	15,500	17,079

Non Current Assets
Property, plant and equipment -
Land and building	5,722	8,315	8,030
Plant and equipment	3,086	2,026	1,766
Intangibles	2,537	3,271	3,271

Total Non Current Assets	11,345	13,612	13,067

Total Assets	25,209	29,112	30,146

Liabilities
Current Liabilities
Payables	1,395	1,398	2,109
Provisions	4,959	5,415	5,488
Other	1,547	—	63

Total Current Liabilities	7,901	6,813	7,660

Non Current Liabilities
Provisions	9,064	9,000	8,983

Total Non Current Liabilities	9,064	9,000	8,983

Total Liabilities	16,965	15,813	16,643

Net Assets	8,244	13,299	13,503

Equity
Reserves	—	1,862	1,862
Accumulated funds	8,244	11,437	11,641

Total Equity	8,244	13,299	13,503

8 - 114	Budget Estimates 2011-12

NSW Food Authority
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	1,962	3,284	2,387
Retained taxes	1,000	1,117	1,100
Interest	1,100	914	900
Other	18,293	18,516	18,774

Total Receipts	22,355	23,831	23,161

Payments
Employee related	14,225	14,214	16,456
Grants and subsidies	—	510	400
Other	6,405	5,312	4,875

Total Payments	20,630	20,036	21,731

Net Cash Flows From Operating Activities	1,725	3,795	1,430

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	500	435	600
Purchases of property, plant and equipment	(1,080)	(951)	(387)	*
Other	(615)	(1,242)	(400)	*

Net Cash Flows From Investing Activities	(1,195)	(1,758)	(187)

Net Increase/(Decrease) in Cash	530	2,037	1,243

Opening Cash and Cash Equivalents	11,898	12,189	14,226

Closing Cash and Cash Equivalents	12,428	14,226	15,469

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	810	2,573	204
Non cash items added back	683	953	945
Change in operating assets and liabilities	232	269	281

Net Cash Flow From Operating Activities	1,725	3,795	1,430

*	Cash payments for $213,000 of 2011-12 capital expenditure will be made in 2012-13.

Budget Estimates 2011-12	8 - 115

State Library of New South Wales
Introduction
Purpose
The State Library of New South Wales is the State’s main public reference and research library. Its mission is to strengthen the community by providing quality information services. It includes the heritage Mitchell and Dixson libraries, the State Reference Library and online services.
The Library operates under the Library Act 1939 and the Library Regulation 2010.
Results and Services
The Library works towards the following results.
•	The library is client-focused with services and programs tailored to client needs.
•	An effective public library network is built through support and development.
Contributing to these results, the Library’s key services are:
•	providing library services, including online access, and managing technology, the heritage building, and the Mitchell and Dixson library collections
•	developing public libraries by providing access to specialist collections and expertise, and by managing NSW.net so online access is affordable.
2011-12 Budget Highlights
In 2011-12, the Library’s key initiatives will include spending:
•	$27 million for public library grants and subsidies to improve community access to collections and services
•	$14 million to acquire books, journals, pictures, maps and manuscripts for the collections
•	$7.5 million to expand the electronic catalogue
•	$1.3 million for works to improve and maintain major assets
•	$884,000 to reconfigure collection storage areas.

8 - 116	Budget Estimates 2011-12

State Library of New South Wales
Delivery
Recent Achievements
In 2010-11, the Library’s key achievements included:
•	allocating $2 million through the Country Libraries Fund for 18 projects, enabling public libraries to improve infrastructure and services to the community
•	approving $1.2 million in library development grants for 14 projects, to improve library infrastructure and services for communities across New South Wales
•	providing $4.3 million towards the electronic catalogue project, to create electronic records for all of the Library collections which will improve electronic services, business processes and access to digitised content.
Future Directions
In future years, the Library plans to:
•	continually improve the value of its collections and services to maximise access by current and future generations, providing a client-focused library and an effective public library network
•	work towards understanding its client base to improve client satisfaction with services and programs
•	increase awareness and use of the Library’s information services and programs
•	fully utilise current and emerging technologies
•	develop collaborative relationships with stakeholders.

Budget Estimates 2011-12	8 - 117

State Library of New South Wales
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	1,735	1,965	1,682
Investment income	2,390	2,553	2,678
Grants and contributions	84,201	87,252	87,148
Other revenue	15	97	—

Total Revenue	88,341	91,867	91,508

Less:
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	44,416	44,667	45,357
Depreciation and amortisation	16,300	16,990	16,300
Grants and subsidies	25,538	25,552	26,549

Total Expenses Excluding Losses	86,254	87,209	88,206

Gain/(loss) on disposal of non current assets	—	(6)	—
Other gains/(losses)	—	(22)	—

SURPLUS/(DEFICIT)	2,087	4,630	3,302

8 - 118	Budget Estimates 2011-12

State Library of New South Wales
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	6,937	11,774	4,487
Receivables	1,399	6,150	3,716
Inventories	225	212	212

Total Current Assets	8,561	18,136	8,415

Non Current Assets
Other financial assets	18,199	19,023	19,297
Property, plant and equipment -
Land and building	222,034	215,626	212,435
Plant and equipment	1,882,496	2,155,209	2,171,149

Total Non Current Assets	2,122,729	2,389,858	2,402,881

Total Assets	2,131,290	2,407,994	2,411,296

Liabilities
Current Liabilities
Payables	3,395	4,469	4,469
Provisions	3,359	3,526	3,526
Other	—	1,000	1,000

Total Current Liabilities	6,754	8,995	8,995

Non Current Liabilities
Other	38	39	39

Total Non Current Liabilities	38	39	39

Total Liabilities	6,792	9,034	9,034

Net Assets	2,124,498	2,398,960	2,402,262

Equity
Reserves	517,074	788,156	788,156
Accumulated funds	1,607,424	1,610,804	1,614,106

Total Equity	2,124,498	2,398,960	2,402,262

Budget Estimates 2011-12	8 - 119

State Library of New South Wales
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	1,729	797	1,617
Interest	2,389	2,469	2,090
Other	86,900	90,030	89,600

Total Receipts	91,018	93,296	93,307

Payments
Grants and subsidies	25,538	25,552	26,549
Other	46,895	50,155	45,310

Total Payments	72,433	75,707	71,859

Net Cash Flows From Operating Activities	18,585	17,589	21,448

Cash Flows From Investing Activities
Proceeds from sale of investments	890	910	1,000
Purchases of property, plant and equipment	(17,111)	(12,515)	(29,049)
Purchases of investments	(1,050)	(1,170)	(686)

Net Cash Flows From Investing Activities	(17,271)	(12,775)	(28,735)

Net Increase/(Decrease) in Cash	1,314	4,814	(7,287)

Opening Cash and Cash Equivalents	5,623	6,960	11,774

Closing Cash and Cash Equivalents	6,937	11,774	4,487

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	2,087	4,630	3,302
Non cash items added back	16,300	16,360	15,712
Change in operating assets and liabilities	198	(3,401)	2,434

Net Cash Flow From Operating Activities	18,585	17,589	21,448

8 - 120	Budget Estimates 2011-12

Water Administration Ministerial Corporation
Introduction
Purpose
The Water Administration Ministerial Corporation is the legal entity responsible for water management in New South Wales.
As a statutory body, the Corporation is a legal mechanism only and operates within the confines of the Water Management Act 2000. It works to facilitate particular activities for the Department of Trade and Investment, Regional Infrastructure and Services. These activities are fully integrated into the department and are covered by a specific instrument of delegation from the Minister for Primary Industries.

Budget Estimates 2011-12	8 - 121

Water Administration Ministerial Corporation
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	—	45,169	40,650

Total Revenue	—	45,169	40,650

Less:
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	—	45,169	40,650
Depreciation and amortisation	—	3,414	3,268

Total Expenses Excluding Losses	—	48,583	43,918

SURPLUS/(DEFICIT)	—	(3,414)	(3,268)

8 - 122	Budget Estimates 2011-12

Water Administration Ministerial Corporation
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Non Current Assets
Property, plant and equipment -
Land and building	—	12	12
Plant and equipment	—	3,687	3,355
Infrastructure systems	—	739,123	736,187

Total Non Current Assets	—	742,822	739,554

Total Assets	—	742,822	739,554

Net Assets	—	742,822	739,554

Equity
Reserves	—	3	3
Accumulated funds	—	742,819	739,551

Total Equity	—	742,822	739,554

Budget Estimates 2011-12	8 - 123

Water Administration Ministerial Corporation
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	—	45,169	40,650

Total Receipts	—	45,169	40,650

Payments
Other	—	45,169	40,650

Total Payments	—	45,169	40,650

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	—	(3,414)	(3,268)
Non cash items added back	—	3,414	3,268

Net Cash Flow From Operating Activities	—	—	—

8 - 124	Budget Estimates 2011-12

9. Transport Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

Department of Transport
Total Expenses	9,033.3	9,796.5	8.4
Capital Expenditure	334.5	366.4	9.6
Roads and Traffic Authority of New South Wales
Total Expenses	2,947.7	3,140.7	6.5
Capital Expenditure	2,753.4	3,155.0	14.6
Maritime Authority of NSW
Total Expenses	96.1	130.3	35.6
Capital Expenditure	25.9	24.1	-6.8
Independent Transport Safety Regulator
Total Expenses	16.6	16.9	1.3
Capital Expenditure	0.1	0.1	—
Office of Transport Safety Investigations
Total Expenses	2.4	2.3	-4.3
Capital Expenditure	—	—	—

Budget Estimates 2011-12	9 - 1

Department of Transport
Introduction
Purpose
The Government is establishing a new integrated transport authority, Transport for NSW, to coordinate planning and service delivery across all modes of transport. The new authority’s work will focus on:
•	encouraging greater use of public transport

•	providing better, customer-oriented services

•	consolidating planning for roads, rail, buses, ferries, taxis and waterways

•	developing policies and regulations

•	integrating freight strategies and programs to meet the needs of the State’s economy, particularly in regional areas.
The Transport portfolio includes the Roads and Traffic Authority of New South Wales (RTA), Rail Corporation NSW (RailCorp), the State Transit Authority, the Country Rail Infrastructure Authority, the Transport Construction Authority, Sydney Ferries, the Maritime Authority of NSW (NSW Maritime), the Port Corporations as well as the Independent Transport Safety Regulator and the Office of Transport Safety Investigations (OTSI).
Under the new structure, the Country Rail Infrastructure Authority and the Transport Construction Authority will cease to exist and their functions will be absorbed by the new integrated authority. Transport for NSW will be responsible for the coordinated delivery of transport services across all modes, and a renewed focus on the customer. The RTA and NSW Maritime will be abolished and a new agency, NSW Roads and Maritime Services, will be formed to build and maintain roads, conduct driving tests, issue licences and registrations and oversee harbours and waterways. Service providers RailCorp, State Transit and Sydney Ferries will focus on front-line service delivery, providing safe, reliable, clean and efficient transport services.
These arrangements will improve the delivery of both public transport services and major transport infrastructure projects.

9 - 2	Budget Estimates 2011-12

Results and Services
The new integrated transport authority will be the lead agency for the following NSW 2021 Plan goals.
•	Reduce travel times.

•	Grow patronage on public transport by making it a more attractive choice.

•	Improve customer experience with public transport services.

•	Improve road safety.
The Department will work towards the following results.
•	The customer is at the centre of everything we do.

•	Transport in New South Wales is safe.

•	The movement of people and goods is efficient and reliable.

•	The availability of transport options is aligned to the community needs and the economy.

•	Transport infrastructure meets acceptable standards.

•	The impact of transport on the environment is minimised.
Contributing to these results, the Department’s key services will be:
•	designing and managing new infrastructure projects and programs

•	ensuring the safety and security of transport users and staff

•	delivering services, including operating and regulating public transport and providing customer information

•	planning to integrate modes of transport for efficiency and reliability, including considering land use options, supporting growth areas, pursuing funding and maintaining transport assets.
2011-12 Budget Highlights
In 2011-12, the total expenses for transport will be $9.8 billion. This covers:
•	$5.1 billion in grants to rail, bus and ferry transport service providers

•	$4.7 billion in grants for roads and maritime services.

Budget Estimates 2011-12	9 - 3

Department of Transport
Rail Services
Key initiatives will include spending:
•	$264 million to develop the 23-kilometre North West Rail Link to deliver transport services to the area, including $172 million to buy the necessary land

•	$292 million to continue the $2.1 billion South West Rail Link to deliver transport infrastructure that caters for the area’s growing population, including an 11.4 kilometre twin track extension, two new stations, car parking and a train-stabling facility

•	$103 million to expand light rail in central Sydney and the inner west, integrating it with other forms of transport, and to assess the feasibility of new routes between the CBD and both the University of New South Wales and the University of Sydney

•	$51 million to start building the Wynyard Walk, which will provide a direct link between the Barangaroo development precinct and Wynyard railway station

•	$159 million for the Country Regional Network, including $57.5 million to re-sleeper tracks, $10.3 million to renew bridges and $3.7 million to convert jointed rail to continuous welded track

•	$197.9 million for the Rail Clearways Program to continue construction works for the Liverpool turnback, the Kingsgrove to Revesby quadruplication, the Richmond line duplication and a new platform at Macarthur

•	$105.8 million to improve infrastructure to meet the needs of new Waratah trains

•	$15 million to continue a new stabling facility at Emu Plains and $10.5 million to continue Wollongong stabling works

•	$152 million to buy and upgrade rollingstock, including $130 million toward 99 new carriages for outer suburban services, $15.1 million for rollingstock enhancements and $7 million for the internal emergency door release program.
Other initiatives will include spending:
•	$7.5 million for a new program to boost Easy Access upgrades and provide accessible rail services, $22.5 million on programmed Easy Access station upgrades across the CityRail network and $69 million on station upgrades

•	$16.9 million as part of an increased commitment to $40 million over four years for Park and Travel Safety improvements

•	$102 million over four years to provide more express rail services

•	$2 million to conduct a study of north coast rail services

•	$12 million on passenger information systems to improve customer communications.

9 - 4	Budget Estimates 2011-12

Department of Transport
Bus Services
Key initiatives will include:
•	purchasing 261 new buses, worth $118.8 million, including 95 buses for State Transit and 166 for private operators

•	spending $45 million for new bus depots to accommodate growth in the bus fleet

•	spending $7.6 million over four years to increase Nightride bus services

•	spending $9.2 million over four years to continue support for free bus services

•	spending $3 million for studies into a bus rapid transit system for the northern beaches.
Ferry Services
Key initiatives will include:
•	continuing the Fixing Sydney Ferries program, by franchising Sydney Ferries, restoring and expanding services, upgrading wharves and looking at fleet replacement

•	spending an additional $7.5 million over four years to improve ferry wharves

•	spending $11.8 million over four years to expand ferry services.
Transport Interchanges and Commuter Car Parks
Key initiatives will include:
•	spending $76 million on interchanges and car parks, including completion of four new car parks and seven interchanges now under construction

•	developing a rolling program of upgrades to provide clean, efficient, attractive and safe interchanges and support a seamless end-to-end journey, with more focus on improving customer information, assistance and access.
Ticketing, Concessions and Community Transport
Key initiatives will include:
•	spending $110 million to deliver a fast, convenient and integrated electronic ticketing system for greater Sydney

•	providing concession schemes for pensioners, tertiary students, people with disabilities and others using public transport, estimated at $438 million

•	subsidising travel under the School Student Transport Scheme, estimated at $550 million

•	spending an extra $12 million over four years to boost community transport services and to set up an accreditation scheme for the sector, with funding to community transport organisations in 2011-12 set to rise by 15.5 per cent to $4.6 million

Budget Estimates 2011-12	9 - 5

Department of Transport
•	spending $1.6 million over four years to deliver free seniors’ photo cards to eligible Seniors Card holders and older people receiving a disability support pension

•	spending $43.3 million for the transport component of the Home and Community Care Program.
Roads and Maritime
The new roads and maritime services agency will build and maintain roads, manage traffic, conduct driving tests, issue licences and registrations and oversee harbours and waterways.
Key initiatives for the State’s roads will include:
•	spending more than $200 million over four years for the Government’s congestion and safety package

•	committing to match overall additional Australian Government funding for the Pacific Highway of $468 million to 2013-14, consistent with the term of the current National Partnership Agreement for the Nation Building Program

•	fast-tracking the school flashing lights program

•	supporting the Youth and Road Trauma Forum

•	spending over $80 million on major upgrades to the Princes Highway, including projects at Gerringong, South Nowra and Bega.
Other initiatives to improve NSW roads include continuing:
•	the Pacific Highway upgrade, including completing the Ballina bypass and the Glenugie upgrade and progressing bypasses at Bulahdelah, Kempsey and Woolgoolga and other projects to increase the length of dual carriageway

•	the Hume Highway duplication, including completing the Woomargama and Tarcutta bypasses, which are key links in providing a four-lane dual carriageway between Sydney and Melbourne

•	the jointly funded $1.7 billion Hunter Expressway, a new 40-kilometre, four-lane freeway between Newcastle and the Hunter

•	the $550 million M2 upgrade, which will widen the motorway from generally two to three lanes in each direction and provide new ramps for easier access

•	the Great Western Highway upgrade in the Blue Mountains, which will widen the highway to four lanes east of Katoomba

•	the roll-out of the $170 million package to improve the safety of all road users

•	maintenance work worth over $1 billion on roads and bridges to retain their structural integrity and value.

9 - 6	Budget Estimates 2011-12

Department of Transport
Key initiatives for maritime services will include spending:
•	$11.4 million to refurbish commuter wharves in Sydney Harbour under the Wharf Upgrade Program

•	$3.5 million to upgrade charter vessel wharves and redeveloping the Rozelle Bay maritime precinct.
Delivery
Recent Achievements
In 2010-11, key transport achievements included:
•	making major progress on the North West Rail Link, including setting up a project office, awarding design tenders, opening a community information centre at Castle Hill, and starting to brief industry and the community

•	extending MyZone tickets to the light rail system

•	reducing the price of periodic transport tickets

•	initiating the franchising of Sydney Ferries to a private operator, to improve customer service

•	introducing a one-stop shop for information at Circular Quay, to help customers plan their journeys across all modes

•	establishing the School Bus Safety Community Advisory Committee to examine school bus safety in regional and rural New South Wales

•	awarding the major contract for the $62 million Princes Highway upgrade at South Nowra to improve traffic flow, particularly during peak holiday periods

•	returning the speed limit to 110 kilometres per hour on most of the Newell Highway

•	commencing a statewide audit of speed zones

•	starting to implement fully cashless tolling on the M2, to be completed by April 2012.
Rail and Bus Services
Key achievements included:
•	putting the first eight-car set of Waratah trains into service on 1 July 2011 (in all, 626 new carriages will replace 498 non-airconditioned carriages and add capacity to the CityRail fleet)

•	finishing three Easy Access station upgrades at Burwood, Martin Place and St James stations, to make services and station amenities more accessible and meet various state and federal disability requirements

•	funding 565 buses (428 in metropolitan Sydney and 137 in outer metropolitan areas).

Budget Estimates 2011-12	9 - 7

Department of Transport
Roads and Maritime
Key achievements on the State’s roads included:
•	upgrading parts of the Pacific Highway, including between Moorland and Herons Creek, at Banora Point and at Ballina, to improve safety and travel times on this key passenger and freight route

•	launching the Live Traffic NSW website, real-time F3 travel times and F3 critical alerts, to provide road users with accurate information on network operations

•	reducing the road toll to around 5 fatalities per 100,000 people

•	completing another 80 projects that target key bottleneck areas, or pinch points, in the road network

•	completing the Timber Bridge Partnership Program, which replaced 172 bridges on regional roads

•	completing numerous projects in the capital program to improve safety and travel times and to support the economy, such as work on Cowpasture Road, the Bangor Bypass, Main Road 92 (Nowra to Nerriga), the Princes Highway, Avoca Drive, the Central Coast Highway, the Kings Highway, the Great Western Highway and the F5.
Key achievements for maritime services included:
•	implementing a three year, $3 million Safe Boating and Communications Plan, which focuses on skipper responsibility, targets specific demographics and uses both mainstream and emerging media

•	improving public boating facilities, including boat ramps, jetties and drop-off points, through the Better Boating Program

•	delivering new maritime infrastructure at Rozelle Bay, including large boat repair and dry boat storage facilities

•	completing essential maintenance and upgrading on several Sydney Harbour commuter wharves

•	ensuring an ongoing sustainable funding base for Marine Rescue NSW through boaters’ contributions.

9 - 8	Budget Estimates 2011-12

Department of Transport
Future Directions
The creation of an integrated transport authority presents major opportunities to improve the efficiency and quality of transport services. Over the next four years, the Government will systematically improve the productivity of all government-funded transport services by:
•	improving the quality of strategic and operational planning

•	selecting and prioritising projects more appropriately

•	reforming processes to meet contemporary standards.
In future years, the new transport authority plans to:
•	grow patronage on public transport with reliable, on-time services and increase walking and cycling

•	improve customer satisfaction with transport services and give customers more real-time travel information

•	improve road safety and reduce fatalities to 4.3 per 100,000 people by 2016

•	invest in critical infrastructure by doubling the proportion of container freight movements by rail through the State’s ports by 2020

•	invest in critical infrastructure to improve road quality in both urban and rural areas

•	develop planning policy that encourages job growth in centres close to where people live and accessible by public transport

•	reduce travel times by improving the efficiency of Sydney’s road network during peak times.
Roads and Maritime
The new roads and maritime services agency will:
•	continue upgrading and developing key links in the road network to improve its safety and efficiency

•	investigate ways to capitalise on technical innovation and to reinvest commercial returns to offset costs

•	investigate maritime incidents to identify safety and compliance issues

•	improve the safety of, and access to, commuter ferry wharves

•	work with local government and community groups to improve recreational boating facilities across the State through the Better Boating Program.

Budget Estimates 2011-12	9 - 9

Department of Transport
Performance Information
Result Indicators
Transport in New South Wales is safe

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Improve road safety: reduce fatalities (a)	no.	6.20	6.20	6.20	5.00	5.00
Bus operator on-road compliance audits completed	no.	5,135	4,840	4,550	5,641	5,641
Taxi operator on-road compliance audits completed	no.	5,936	9,187	6,550	7,471	7,471

(a)	This indicator contributes to measuring the NSW 2021 Plan target to reduce fatalities to 4.3 per 100,000 population by 2016.
The movement of people and goods is efficient and reliable

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Increasing the share of commuter trips made by public transport to and from:
Sydney CBD during peak hours (a) (b)%		75.5	75.8	76.7	n.a.	77.0
Parramatta CBD during peak hours (a) (c)%		38.0	39.6	41.7	n.a.	42.6
Newcastle CBD during peak hours (a) (d)%		15.3	14.5	16.4	n.a.	16.5
Wollongong CBD during peak hours (a) (e)%		9.0	8.7	10.5	n.a.	10.5
Liverpool CBD during peak hours (a) (f)%		15.0	15.7	16.2	n.a.	16.9
Penrith CBD during peak hours (a) (g)%		21.1	20.2	22.1	n.a.	22.2
Proportion of total journeys by public transport in the Sydney Metropolitan Region (a) (h)%		23.9	24.0	24.9	n.a.	25.0
Provide reliable public transport: (i)
On time running of peak CityRail trains %		95.5	96.3	92.0	95.2	92.0
On time departure of Sydney buses %		96.1	95.8	95.0	95.3	95.0
On time running of Sydney ferries %		98.1	98.1	99.5	98.5	98.5
Average incident clearance times (j)	mins	35	32	40	40	40

9 - 10	Budget Estimates 2011-12

Department of Transport
The movement of people and goods is efficient and reliable (cont)
(a)	The 2010-11 Est. Actuals are not provided as they are sourced from the Household Travel Survey, which is yet to be released.

(b-g)	These indicators contribute to measuring the NSW 2021 Plan target: Quality services - Transport.

The target is to increase the share of commuter trips made by public transport to and from:
(b)	the Sydney CBD to 80 per cent by 2016.

(c)	the Parramatta CBD to 50 per cent by 2016.

(d)	the Newcastle CBD to 20 per cent by 2016.

(e)	the Wollongong CBD to 15 per cent by 2016.

(f)	the Liverpool CBD to 20 per cent by 2016.

(g)	the Penrith CBD to 25 per cent by 2016.
(h)	The target is to increase the proportion of total journeys by public transport in the Sydney metropolitan area to 28 per cent by 2016.

(i)	The reliability targets are set at 92 per cent for trains, 95 per cent for buses and 98.5 per cent for ferries.

(j)	The target is for 98 per cent of incidents on principal transport routes to be cleared, on average, within 40 minutes of being reported.
The availability of transport options is aligned to the needs of the community and the economy

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
School Student Transport Scheme beneficiaries	thous	495	495	495	495	495
Community transport organisations meeting service quality measures	%	93.8	92.5	92.5	92.5	92.5
Timetabled accessible bus services provided by contracted bus operators (a)%		n.a.	n.a.	n.a.	46.2	48.0

(a)	New result indicator in 2010-11. Results in prior years not available.
Transport infrastructure meets acceptable standards

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Improve the quality of urban and rural roads	%	89.0	90.0	90.0	91.3	91.3
Pavement durability: average rate of cracking on State roads (per cent rated good)%		76.0	77.0	78.0	78.0	78.0
Carriageway kilometres of high roughness on sealed State roads (a)	km	541	541	541	587	595
Carriageway kilometres of narrow sealed width (<7 metres) high trafficked rural State roads	km	1,643	1,550	1,500	1,493	1,423
New replacement buses to meet maximum average fleet age (b)	no.	n.a.	n.a.	n.a.	198	197

(a)	Forecast based on the effects of the prevailing wet environment, particularly in low trafficked roads in rural areas.

(b)	New result indicator in 2010-11. Data was not forecast in prior years. Represents STA and privately operated bus fleets.

Budget Estimates 2011-12	9 - 11

Department of Transport
The impact of transport on the environment is minimised

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Increase walking and cycling:
Increase the mode share of walking trips (a)%	22.5	22.5	n.a.	n.a.	23.2
Increase the mode share of bicycle trips (b)%	n.a.	1.8	2.1	n.a.	2.1
Total of fleet that are ‘Green’ buses (c)%	24	49	39	58	65

(a)	This indicator contributes to measuring the NSW 2021 Plan target to increase the mode share of walking trips made in the Greater Sydney region, at a local and district level, to 25 per cent by 2016.

(b)	This indicator contributes to measuring the NSW 2021 Plan target to more than double the mode share of bicycle trips made in the Greater Sydney region, at a local and district level, by 2016.

(c)	Fleet refers to STA businesses operating the four Metropolitan Bus Service contracts in the Sydney metropolitan area. A ‘green’ bus meets emission control standards of a least EURO 3 (diesel and compressed natural gas).

9 - 12	Budget Estimates 2011-12

Department of Transport
Service Group Statements
Transport Infrastructure and Development

Service description:	This service group covers developing and building new infrastructure along with enhancing the existing public transport system and the road network.

Linkage to results:	This service group contributes to a transport system that maximises benefits for the community and the economy by working towards a range of intermediate results that include:

• enhancing the existing transport network to move more people and goods

• prioritising investment of ongoing works to maintain the condition and value of transport assets

• designing, delivering and managing new transport infrastructure projects and programs and optimising safety and security

• implementing intelligent transport systems and integrated ticketing for public transport

• working collaboratively across government agencies, local government and private sector to respond to growing transport infrastructure demands.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Major roadworks completed within 10 per cent of planned duration	%	92	90	90	87	90
Major roadworks completed within 10 per cent of authorised cost	%	92	90	90	100	90
Transit lane length	km	86	80	75	75	75
Bus lane length	km	127	133	142	147	156

Employees:	FTE	n.a.	n.a.	n.a.	n.a.	91

The Department of Transport, in its current form, began operating as a principal department on 4 April 2011. Employees include assigned staff from organisations within the Transport cluster.

Budget Estimates 2011-12	9 - 13

Department of Transport
Transport Infrastructure and Development (cont)

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	3,799,606	3,123,009	3,974,341
Total expenses include the following:
Employee related	1,898	8,903	14,867
Other operating expenses	1,088	1,413	1,273
Grants and subsidies	3,793,844	3,110,224	3,954,855
Roads and Traffic Authority – Capital and Operating Grants	2,237,726	2,009,294	2,426,979
South West Rail Link	406,395	56,395	437,471
Rail Corporation – Capital Grant – North West Rail Link	—	—	92,000
Rail Corporation – Capital Grant (a)	853,607	863,301	696,089
Light Rail Expansion (b)	55,000	—	103,000

Capital Expenditure	334,502	346,818	366,449

(a)	A further $312 million is available from Budget grants from prior years.

(b)	Expenditure in 2010-11 was brought to account as a capital expenditure by Department of Transport.

9 - 14	Budget Estimates 2011-12

Department of Transport
Integrated Transport Service Delivery

Service description:	This service group covers the delivery of a range of transport services, from operation, coordination and regulation of public transport, to transport service contracts, pricing and ticketing and customer information services. This also includes delivering more specialised services to better connect local communities and helping disadvantaged groups. This service group seeks to implement initiatives to increase safe road use behaviour to ensure that drivers and riders are eligible, competent and identified, vehicles are roadworthy and meet emissions standards and a high standard of customer service is maintained.

Linkage to results:	This service group contributes to a transport system that maximises benefits for the community and the economy by working towards a range of intermediate results that include:

• providing efficient and comfortable transport services

• ensuring that road network, principal transport routes and freight movements are connected

• making transport information available and easily accessible

• ensuring that transport in New South Wales is safe through transport regulation, compliance and enforcement frameworks

• ensuring that the impact of transport on the environment is minimised.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Heavy vehicle inspections	thous	100	104	107	104	104
Enhanced enforcement hours	thous	178.8	203.5	230.5	212.7	215.0
Licensed drivers and riders	mill	4.72	4.77	4.84	4.89	4.93
Registered vehicles	mill	5.33	5.44	5.56	5.59	5.70
Total service cost (registration and licensing and other services) per weighted transaction (a)	$	6.60	6.40	6.04	6.18	6.48
M5 cashback claims (b)	thous	764	747	600	457	481
M5 cashback claims paid (b)	$ m	107	98	85	62	68
CityRail services passenger journeys	mill	304.8	302.3	311.3	311.4	320.6
Sydney Ferries passenger journeys	mill	14.3	14.3	14.8	14.5	14.7
Metropolitan bus services passenger boardings	mill	207.0	189.7	207.0	191.9	193.6
Bus feedback compliments received per 100,000 passengers	no.	1.0	1.7	1.6	1.6	1.7
Bus feedback complaints received per 100,000 passengers	no.	20.70	16.20	20.50	16.20	12.00
Taxi feedback complaints resolved within benchmark	%	94.0	83.9	90.0	70.0	90.0
Customers using transport information services	mill	11.6	21.4	12.8	30.2	35.1
Calls and enquiries resolved on first contact (c)%		n.a.	n.a.	n.a.	98.0	98.5

Budget Estimates 2011-12	9 - 15

Department of Transport
Integrated Transport Service Delivery (cont)
Employees:      FTE      n.a.      n.a.      n.a.      n.a.      678
(a)	This indicator has been revised to reflect the structure for delivering registration, licensing and other services. Costs and weighted transactions for areas that specifically focus on service delivery through face-to-face, telephone and internet channels are included in the calculation.
(b)	Tolls on the M4 ended in February 2010. 2008-09 and 2009-10 figures include claims for the M4. 2010-11 figures include residual claims for the M4.
(c)	New service measure in 2010-11. Historical data not available. Includes complaints, compliments, suggestions and complex queries.
The Department of Transport, in its current form, began operating as a principal department on 4 April 2011. Employees include assigned staff from organisations within the Transport cluster.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	3,634,092	3,591,933	3,781,512
Total expenses include the following:
Employee related	27,019	93,208	98,589
Other operating expenses	7,714	18,904	24,087
Grants and subsidies	3,479,720	3,362,548	3,519,094
Roads and Traffic Authority – Capital and Operating Grants	523,716	369,591	394,450
Rail Corporation – Contract services and Concessions	1,592,382	1,550,224	1,572,423
Private Buses (Metropolitan and Outer Metropolitan) – contract services and concessions	348,665	416,057	448,302
Private Buses (Rural and Regional) – contract services and concessions	355,391	353,272	362,195
State Transit Authority – contact service and concessions	310,476	324,792	375,478
Sydney Ferries – contract services and concessions	84,679	84,989	93,210
Rail Infrastructure Corporation – Country Regional Network	155,288	155,288	159,329
Taxi Transport Subsidy Scheme	25,756	25,715	26,356
Community Transport Funding (including HACC)	43,089	51,414	47,899
Other expenses	22,396	23,074	24,767

9 - 16	Budget Estimates 2011-12

Department of Transport
Integrated Transport Planning and Management

Service description:	This service group covers planning for integration between transport modes to deliver a more efficient and reliable customer experience. It also includes the development of strategic policy to influence land use planning, coordinates strategies to address future growth and transport demands of the community and industry. This service group seeks to ensure safe, reliable movement of people and goods on the arterial road network and manage the primary arterial network to retain the value and quality of the infrastructure as a long-term renewable asset.

Linkage to results:	This service group contributes to a transport system that maximises benefits for the community and the economy by working towards a range of intermediate results that include:

• ensuring that road network and public transport system plans are aligned with other travel modes, connection points and improve accessibility

• consulting with the community, partners and stakeholders on transport projects, programs and services

• optimising the movement of people and freight, and incident management systems

• ensuring the road network has been maintained to the required condition and value

• maximising safety of the road environment

• balancing transport decisions against land use options including the impact of transport on the environment

• supporting new growth areas with appropriate transport solutions and

• identifying and pursuing appropriate funding options for mode-specific plans and regional plans.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Crash related treatments (including State and Australian Government funded treatments) (a)	no.	156	134	178	177	239
Maintenance and reconstruction expenditure on State roads per kilometre of roadway	$000	47	49	50	50	50
Average annual rate of rebuilding of sealed roads (b)%		0.8	1.0	1.0	1.0	1.0
Employees:	FTE	n.a.	n.a.	n.a.	n.a.	737

(a)	This indicator includes traffic signals, safety barrier installation and other measures to improve road safety. More complex but fewer projects were undertaken in 2009-10.

(b)	This indicator consists of contributions from both the major new infrastructure program and the maintenance rehabilitation and reconstruction programs. The combination from major projects has been estimated at an average of 0.3 per cent each year. The actual contribution from major projects may vary from year to year.
The Department of Transport, in its current form, began operating as a principal department on 4 April 2011. Employees include assigned staff from organisations within the Transport cluster.

Budget Estimates 2011-12	9 - 17

Department of Transport
Integrated Transport Planning and Management

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	1,599,566	1,933,463	2,022,909
Total expenses include the following:
Employee related	18,793	84,726	87,561
Other operating expenses	3,595	9,630	10,468
Grants and subsidies	1,577,001	1,838,930	1,924,685
Roads and Traffic Authority – Capital and Operating Grants	1,571,977	1,830,406	1,915,161

9 - 18	Budget Estimates 2011-12

Department of Transport
Cluster Grant Funding

Service description:	This service group covers the provision of grant funding to agencies within the Transport cluster. This includes funding to Independent Transport Safety Regulator and Office of Transport Safety Investigations.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	—	—	17,726
Total expenses include the following:
Grants and subsidies	—	—	17,726
Independent Transport Safety Regulator	—	—	15,539
Office of transport Safety Investigations	—	—	2,187

Budget Estimates 2011-12	9 - 19

Department of Transport
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related*	47,710	186,837	201,017
Other operating expenses	12,397	29,947	35,828
Depreciation and amortisation	42,495	41,338	52,453
Grants and subsidies*	8,850,565	8,311,702	9,416,360
Finance costs	57,701	55,507	66,063
Other expenses	22,396	23,074	24,767

Total Expenses Excluding Losses	9,033,264	8,648,405	9,796,488

Less:
Revenue
Sales of goods and services	10,775	40,979	20,740
Investment income	2,665	5,689	5,736
Retained taxes, fees and fines	2,101	2,160	2,042
Grants and contributions	44,377	52,203	47,458
Other revenue	3,855	—	3,696

Total Revenue	63,773	101,031	79,672

Other gains/(losses)	—	(500)	—

Net Cost of Services	8,969,491	8,547,874	9,716,816

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000
Net Cost of Services	8,969,491	8,547,874	9,716,816
Recurrent Services Appropriation	8,964,222	8,595,254	9,712,165

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000
Capital Expenditure	334,502	346,818	366,449
Capital Works and Services Appropriation	3,979	3,979	218,595

*	These numbers include amounts incurred by the Department of Transport in respect of staff assigned from RTA and RailCorp ($63 million 2010-11 Est. Actual and $101 million 2011-12 Budget).

9 - 20	Budget Estimates 2011-12

Department of Transport
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	19,350	70,118	68,350
Receivables	15,346	119,337	78,165

Total Current Assets	34,696	189,455	146,515

Non Current Assets
Receivables	343	585	365
Property, plant and equipment -
Land and building	—	55,606	228,602
Plant and equipment	982,571	884,370	983,684
Infrastructure systems	40,946	38,398	83,398
Intangibles	6,775	17,938	14,624
Other	—	32,707	36,402

Total Non Current Assets	1,030,635	1,029,604	1,347,075

Total Assets	1,065,331	1,219,059	1,493,590

Liabilities
Current Liabilities
Payables	29,274	153,882	117,664
Borrowings at amortised cost	28,000	44,942	30,000
Provisions	4,018	6,596	4,294
Other	—	2,784	—

Total Current Liabilities	61,292	208,204	151,958

Non Current Liabilities
Borrowings at amortised cost	952,985	836,869	951,312
Other	45	45	45

Total Non Current Liabilities	953,030	836,914	951,357

Total Liabilities	1,014,322	1,045,118	1,103,315

Net Assets	51,009	173,941	390,275

Equity
Accumulated funds	51,009	173,941	390,275

Total Equity	51,009	173,941	390,275

Budget Estimates 2011-12	9 – 21

Department of Transport
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	45,377	179,051	203,834
Grants and subsidies	8,850,565	8,311,369	9,416,360
Finance costs	57,701	55,507	66,063
Other	122,975	48,797	180,186

Total Payments	9,076,618	8,594,724	9,866,443

Receipts
Sale of goods and services	10,775	40,979	20,740
Interest	2,665	5,186	5,867
Other	134,659	87,992	177,039

Total Receipts	148,099	134,157	203,646

Net Cash Flows From Operating Activities	(8,928,519)	(8,460,567)	(9,662,797)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,979)	(39,255)	(218,595)
Other	—	(9,643)	—

Net Cash Flows From Investing Activities	(3,979)	(48,898)	(218,595)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(39,135)	(38,180)	(48,352)

Net Cash Flows From Financing Activities	(39,135)	(38,180)	(48,352)

Cash Flows From Government
Recurrent appropriation	8,964,222	8,598,038	9,712,165
Capital appropriation	3,979	3,979	218,595
Cash transfers to Consolidated Fund	—	(3,796)	(2,784)

Net Cash Flows From Government	8,968,201	8,598,221	9,927,976

Net Increase/(Decrease) in Cash	(3,432)	50,576	(1,768)
Opening Cash and Cash Equivalents	22,782	19,542	70,118

Closing Cash and Cash Equivalents	19,350	70,118	68,350

Cash Flow Reconciliation
Net cost of services	(8,969,491)	(8,547,874)	(9,716,816)
Non cash items added back	40,973	44,750	51,147
Change in operating assets and liabilities	(1)	42,557	2,872

Net Cash Flow From Operating Activities	(8,928,519)	(8,460,567)	(9,662,797)

9 – 22	Budget Estimates 2011-12

Roads and Traffic Authority of New South Wales
Introduction
Purpose
The Roads and Traffic Authority of New South Wales (RTA) aims to deliver a safe, sustainable and efficient road transport system. It manages, operates, maintains and develops the road network, regulates road use and educates road users.
The RTA, a statutory authority, operates under the Transport Administration Act 1988.
The Government is currently establishing a new integrated transport authority, Transport for NSW, to coordinate planning and service delivery across all modes of transport. A new agency, NSW Roads and Maritime Services, will combine the functions of the RTA and NSW Maritime.
The Department of Transport funds most of the RTA’s activities and these are covered in the Department’s section.

Budget Estimates 2011-12	9 – 23

Roads and Traffic Authority of New South Wales
Service Group Statements
Transport Infrastructure and Development

Service description:	This service group includes the development of new infrastructure along with enhancement of the existing road network.

Linkage to results:	This service group contributes to a transport system that maximises benefits for the community and the economy by working towards the following intermediate results:

• enhancing the existing transport network to move more people and goods

• prioritising investment of ongoing works to maintain the condition and value of transport assets

• designing, delivering and managing new transport infrastructure projects and programs optimising safety and security

• working collaboratively across government agencies, local government and the private sector to respond to growing transport infrastructure demands.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	1,348	1,313	1,336	634	601

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	7,679	7,730	5,298
Total expenses include the following:
Employee related	—	6,522	4,704
Other operating expenses	7,679	1,208	594

Capital Expenditure	2,296,241	2,030,444	2,451,467

9 – 24	Budget Estimates 2011-12

Roads and Traffic Authority of New South Wales
Integrated Transport Service Delivery

Service description:	This service group seeks to implement initiatives to increase safe road use behaviour to ensure: that drivers and riders are eligible, competent and identified; vehicles are roadworthy and meet emission standards; and a high standard of customer service is maintained.

Linkage to results:	This service group contributes to a transport system that maximises benefits for the community and the economy by working towards the following intermediate results:

• providing efficient and comfortable transport services

• ensuring that road network, principal transport routes and freight movements are coordinated

• ensuring that the impact of transport on the environment is minimised.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	2,443	2,257	2,444	2,696	2,570

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	584,795	572,597	600,604
Total expenses include the following:
Employee related	290,859	224,807	242,401
Other operating expenses	263,907	321,098	328,765
Grants and subsidies	14,711	24,451	26,466
Other expenses	1,003	699	757

Capital Expenditure	34,493	40,795	48,366

Budget Estimates 2011-12	9 – 25

Roads and Traffic Authority of New South Wales
Integrated Transport Planning and Management

Service description:	This service group seeks to ensure safe, reliable movement of people and goods on the arterial road network and retain the value and quality of the infrastructure as a long-term renewable asset.

Linkage to results:	This service group contributes to a transport system that maximises benefits for the community and the economy by working towards the following intermediate results:

• ensuring that road network and public transport system plans are aligned with other travel modes and connection points and improve accessibility

• optimising the movement of people and freight and incident management systems

• maintaining the road network to the required condition and value

• maximising the safety of the road environment.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Employees:	FTE	4,034	4,375	4,065	4,101	4,339

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	2,355,229	2,467,088	2,534,769
Total expenses include the following:
Employee related	275,961	328,068	319,765
Other operating expenses	858,251	741,833	809,017
Grants and subsidies	194,975	349,087	455,088
Other expenses	—	194	272

Capital Expenditure	422,675	513,167	655,120

9 – 26	Budget Estimates 2011-12

Roads and Traffic Authority of New South Wales
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	566,820	559,397	566,870
Other operating expenses	1,129,837	1,064,139	1,138,376
Depreciation and amortisation	946,127	960,317	870,456
Grants and subsidies	209,686	373,538	481,554
Finance costs	94,230	89,131	82,386
Other expenses	1,003	893	1,029

Total Expenses Excluding Losses	2,947,703	3,047,415	3,140,671

Less:
Revenue
Sales of goods and services	425,913	429,748	438,195
Investment income	6,488	14,794	14,650
Grants and contributions*	4,387,386	4,350,936	4,922,120
Other revenue	100,107	167,617	177,383

Total Revenue	4,919,894	4,963,095	5,552,348

Gain/(loss) on disposal of non current assets	—	6,887	—
Other gains/(losses)	(1,000)	(498)	(1,000)

Net Cost of Services	(1,971,191)	(1,922,069)	(2,410,677)

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	(1,971,191)	(1,922,069)	(2,410,677)

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	2,753,409	2,584,406	3,154,953

*	These numbers exclude amounts incurred by the RTA in respect of staff assigned to the Department of Transport ($31.5 million in 2010-11 Estimated Actual and $38 million in 2011-12 Budget). The amounts have been reported in Department of Transport.

Budget Estimates 2011-12	9 - 27

Roads and Traffic Authority of New South Wales
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	55,522	296,649	325,907
Receivables	125,494	145,785	131,950
Inventories	11,758	12,498	12,779
Assets held for sale	26,320	44,469	44,469

Total Current Assets	219,094	499,401	515,105

Non Current Assets
Receivables	25,893	16,988	20,462
Other financial assets	104,430	104,431	111,547
Property, plant and equipment -
Land and building	3,384,001	3,254,377	3,437,868
Plant and equipment	205,661	186,534	219,232
Infrastructure systems	93,106,584	59,245,724	63,460,352
Intangibles	27,995	45,876	45,036
Other	484,413	665,242	818,657

Total Non Current Assets	97,338,977	63,519,172	68,113,154

Total Assets	97,558,071	64,018,573	68,628,259

Liabilities
Current Liabilities
Payables	512,795	732,586	789,154
Borrowings at amortised cost	150,052	136,121	143,263
Provisions	270,552	279,908	287,334
Other	144,052	136,292	139,573

Total Current Liabilities	1,077,451	1,284,907	1,359,324

Non Current Liabilities
Borrowings at amortised cost	1,015,936	1,067,029	942,191
Provisions	486,955	632,005	610,270
Other	331,424	354,458	340,654

Total Non Current Liabilities	1,834,315	2,053,492	1,893,115

Total Liabilities	2,911,766	3,338,399	3,252,439

Net Assets	94,646,305	60,680,174	65,375,820

Equity
Reserves	46,556,557	30,960,340	33,141,440
Accumulated funds	48,089,748	29,719,834	32,234,380

Total Equity	94,646,305	60,680,174	65,375,820

9 - 28	Budget Estimates 2011-12

Roads and Traffic Authority of New South Wales
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	537,205	545,500	552,861
Grants and subsidies	177,929	329,052	396,354
Finance costs	93,472	87,227	81,450
Other	1,508,738	1,421,827	1,509,210

Total Payments	2,317,344	2,383,606	2,539,875

Receipts
Sale of goods and services	385,604	397,857	401,587
Interest	6,442	14,680	14,730
Other	4,768,056	4,649,584	5,339,893

Total Receipts	5,160,102	5,062,121	5,756,210

Net Cash Flows From Operating Activities	2,842,758	2,678,515	3,216,335

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	43,186	31,562	36,760
Purchases of property, plant and equipment	(2,724,150)	(2,479,534)	(3,099,062)
Other	(5,044)	18	(6,242)

Net Cash Flows From Investing Activities	(2,686,008)	(2,447,954)	(3,068,544)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(155,179)	(117,941)	(118,532)

Net Cash Flows From Financing Activities	(155,179)	(117,941)	(118,532)

Net Increase/(Decrease) in Cash	1,571	112,620	29,259
Opening Cash and Cash Equivalents	53,951	184,029	296,649

Closing Cash and Cash Equivalents	55,522	296,649	325,908

Cash Flow Reconciliation
Net cost of services	1,971,191	1,922,069	2,410,677
Non cash items added back	883,412	652,020	796,991
Change in operating assets and liabilities	(11,845)	104,426	8,667

Net Cash Flow From Operating Activities	2,842,758	2,678,515	3,216,335

Budget Estimates 2011-12	9 – 29

Maritime Authority of NSW
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	56,598	67,844	84,546
Investment income	4,153	5,368	4,212
Retained taxes, fees and fines	41,750	42,776	44,118
Grants and contributions	—	259	2,000
Other revenue	1,314	2,836	1,366

Total Revenue	103,815	119,083	136,242

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	39,486	43,931	44,543
Other operating expenses	31,007	34,227	38,016
Depreciation and amortisation	10,710	14,681	14,906
Grants and subsidies	7,372	6,094	7,958
Finance costs	7,522	8,112	24,922

Total Expenses Excluding Losses	96,097	107,045	130,345

Gain/(loss) on disposal of non current assets	(62)	(1,542)	(62)
Other gains/(losses)	1,495	1,641	1,749

SURPLUS/(DEFICIT) BEFORE DISTRIBUTIONS	9,151	12,137	7,584

Distributions -
Dividends and capital repatriations	4,000	4,000	4,000

SURPLUS/(DEFICIT) AFTER DISTRIBUTIONS	5,151	8,137	3,584

9 - 30	Budget Estimates 2011-12

Maritime Authority of NSW
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	35,261	32,120	24,907
Receivables	9,755	32,810	33,679
Other financial assets	35,679	43,740	43,740
Inventories	173	143	143

Total Current Assets	80,868	108,813	102,469

Non Current Assets
Receivables	99,616	29,246	28,045
Investment properties	129,458	132,289	132,289
Property, plant and equipment -
Land and building	123,138	111,053	109,951
Plant and equipment	22,034	20,080	21,649
Infrastructure systems	834,555	1,377,460	1,387,135
Intangibles	1,114	978	800
Other	141	480	480

Total Non Current Assets	1,210,056	1,671,586	1,680,349

Total Assets	1,290,924	1,780,399	1,782,818

Liabilities Current Liabilities
Payables	8,451	15,348	19,105
Borrowings at amortised cost	1,487	20,595	20,505
Provisions	20,485	21,280	21,147
Other	34,290	38,879	38,881

Total Current Liabilities	64,713	96,102	99,638

Non Current Liabilities
Borrowings at amortised cost	65,141	25,130	23,533
Provisions	18,032	19,711	18,396
Other	342,162	219,220	217,431

Total Non Current Liabilities	425,335	264,061	259,360

Total Liabilities	490,048	360,163	358,998

Net Assets	800,876	1,420,236	1,423,820

Equity
Reserves	509,789	889,122	889,122
Accumulated funds	291,087	531,114	534,698

Total Equity	800,876	1,420,236	1,423,820

Budget Estimates 2011-12	9 - 31

Maritime Authority of NSW
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Receipts
Sale of goods and services	55,299	46,725	84,612
Interest	2,895	5,368	4,212
Other	60,100	158,399	56,245

Total Receipts	118,294	210,492	145,069

Payments
Employee related	37,747	44,470	44,781
Grants and subsidies	7,372	6,094	7,958
Finance costs	7,522	8,112	24,922
Other	42,751	115,299	45,801

Total Payments	95,392	173,975	123,462

Net Cash Flows From Operating Activities	22,902	36,517	21,607

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	970	7,480	970
Purchases of property, plant and equipment	(25,706)	(23,407)	(23,998)
Other	(165)	(272)	(105)

Net Cash Flows From Investing Activities	(24,901)	(16,199)	(23,133)

Cash Flows From Financing Activities
Repayment of borrowings and advances	(1,341)	(22,244)	(1,687)
Dividends paid	(4,000)	(4,000)	(4,000)

Net Cash Flows From Financing Activities	(5,341)	(26,244)	(5,687)

Net Increase/(Decrease) in Cash	(7,340)	(5,926)	(7,213)
Opening Cash and Cash Equivalents	42,601	39,160	32,120
Reclassification of Cash Equivalents	—	1,114	—

Closing Cash and Cash Equivalents	35,261	32,120	24,907

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	9,151	12,137	7,584
Non cash items added back	8,850	11,597	12,942
Change in operating assets and liabilities	4,901	12,783	1,081

Net Cash Flow From Operating Activities	22,902	36,517	21,607

9 - 32	Budget Estimates 2011-12

Independent Transport Safety Regulator
Introduction
Purpose
The Independent Transport Safety Regulator (ITSR) facilitates the safe operation of transport services. It promotes safety as a key objective for transport services.
ITSR promotes and enforces transport safety legislation and advises government and industry on transport safety emerging issues.
ITSR, a statutory authority, operates under the Transport Administration Act 1988.
Results and Services
ITSR works towards the following results.
•	Organisations involved in railway and bus operations have management systems that effectively manage safety risk and promote a continuously improving safety culture.

•	Highly regarded and sought after safety advice.

•	Continuous improvement in transport safety regulatory frameworks.
Contributing to these results, ITSR’s key service involves providing accreditation, monitoring compliance, promoting safety, enforcing rail safety law, supporting the safety regulation of bus services and advising the Government and industry on how the performance of public network assets affects safety.
2011-12 Budget Highlights
In 2011-12, ITSR’s key initiatives will include spending:
•	$12.8 million to ensure railway organisations comply with rail safety law and to advise the Department of Transport on bus safety regulation
•	$4 million to promote and advise on safety to ensure transport operators are aware of better safety management practices in Australia and overseas.

Budget Estimates 2011-12	9 - 33

Independent Transport Safety Regulator
Delivery
Recent Achievements
In 2010-11, ITSR’s key achievements included:
•	rigorously monitoring the safety management practices and performance of rail operators, with a focus on track worker safety

•	engaging with major operators on asset management, including trialling an asset management assurance toolkit with RailCorp

•	successfully prosecuting for rail safety-related fatalities and drug and alcohol offences

•	giving more safety advice to state and national governments, including specialist input to improve level crossing risk assessment

•	having significant input into the national reforms, developing a national rail safety law and establishing a national regulator

•	publishing ITSR’s annual Rail Safety Industry Report.
Future Directions
In future years, ITSR plans to:
•	work with operators on track worker safety, asset management, contractor management and rail safety compliance

•	provide specialist safety reports and advice to state and national agencies

•	monitor and advise the Government and the public on progress with implementation of recommendations from independent rail, bus and ferry accident reports

•	work with Transport for NSW to transition bus safety regulation to ITSR

•	work with government bodies to ensure that having a single national rail safety regulator does not diminish safety.

9 - 34	Budget Estimates 2011-12

Independent Transport Safety Regulator
Performance Information
Result Indicators
Organisations involved in railway operations have management systems that provide for effective safety risk management and promote a continuously improving safety culture

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Fatalities on the NSW rail network (passenger & employee): (a)	no.	2	2	n.a.	1	n.a.
Incidents on the NSW rail network per million train kilometres:
Running line derailment (b)	no.	0.6	0.8	n.a.	0.6	n.a.
Running line collision between trains	no.	0.2	0.1	n.a.	0.1	n.a.
Level crossing occurrences:
road vehicle collision	no.	0.1	0.1	n.a.	0.2	n.a.
Recommendations from independent investigation rail accident reports closed (c)%		79	74	n.a.	81	n.a.
Annual Safety Performance
Reports received by ITSR from rail operators identifying self-improvement safety initiatives (d)%		67	52	n.a.	76	n.a.

(a)	Due to nature of the accidents, forecast data cannot be predicted for any of the indicators.

(b)	Note that a correction has been made to previously reported trend data which stated 0.2 for 2008-09 Actuals.

(c)	This indicator reflects ITSR’s role in ensuring that major investigations on rail accidents recommending safety improvements are acted upon. It measures the implementation of the Office of Transport Safety Investigations, the Australian Transport Safety Bureau and Coronial Inquiry reports.

(d)	This indicator reflects whether industry is meeting its safety reporting requirements and demonstrating an improving safety culture through self-initiated actions.
Highly regarded and sought after safety advice

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Participants who agreed or strongly agreed that ITSR’s seminar helped them better manage rail safety	%	85	97	90	88	0

ITSR surveys its seminar participants to ensure that information provided is meaningful and to inform future seminars.

Budget Estimates 2011-12	9 - 35

Independent Transport Safety Regulator
Continuous improvement in transport safety regulatory frameworks

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Recommendations from independent investigations into rail, bus and ferry accidents closed	%	82	80	n.a.	80	n.a.

ITSR works with the Department of Transport and the Maritime Authority of NSW to ensure recommendations on safety for all transport utilities (rail, bus and ferry) arising from independent investigation reports are monitored and acted upon. It is not possible to forecast future closure.

9 - 36	Budget Estimates 2011-12

Independent Transport Safety Regulator
Service Group Statements
Transport Safety Regulation

Service description:	This service group delivers accreditation, compliance monitoring and enforcement of rail safety legislative requirements, including audits, inspections, investigations and prosecutions and under delegation from Department of Transport supports safety regulation of bus operators including monitoring and advisory accountabilities. Service group delivery also includes monitoring of responses to recommendations of independent safety investigation reports across the rail, bus and ferry modes, collection and analysis of safety occurrence data, provision of safety advice to Government and industry, and information for the community about transport safety performance. It also covers ITSR’s leadership role working with safety regulators to facilitate improvements to transport safety regulatory frameworks.

Linkage to results:	This program is aligned to the following three key results under ITSR’s revised results logic:
• organisations involved in railway and bus operations have management systems that provide for effective safety risk management and improving safety culture
• highly regarded and sought-after safety advice
• continuous improvement in transport safety regulatory frameworks.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Compliance activities completed (audits, inspections, investigations) (a) (b)	no.	336	450	n.a.	234	n.a.
Statutory notices issued (Prohibition, Improvement, Penalty, Notice to Produce) (b)	no.	24	147	n.a.	137	n.a.
Safety advices issued to Government (c)	no.	n.a.	93	132	172	n.a.
Employees: (d)	FTE	77	75	80	75	82

(a)	Previously this service measure was reported as two separate service measures.

(b)	Future data cannot be forecast due to the nature of the regulatory function.

(c)	ITSR began collecting data on its advice function in 2009-10. This function has existed since ITSR’s inception. Future data cannot be forecast due to the nature of the data.

(d)	Employee numbers are restated due to merging of service groups.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	16,634	13,678	16,850
Total expenses include the following:
Employee related	13,059	11,341	13,176
Other operating expenses	2,178	1,931	2,348
Other expenses	1,030	114	1,030

Capital Expenditure	50	73	50

Budget Estimates 2011-12	9 - 37

Independent Transport Safety Regulator
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	13,059	11,341	13,176
Other operating expenses	2,178	1,931	2,348
Depreciation and amortisation	367	292	296
Other expenses	1,030	114	1,030

Total Expenses Excluding Losses	16,634	13,678	16,850

Less:
Revenue
Sales of goods and services	13	127	31
Investment income	62	125	142
Grants and contributions	—	91	15,539

Total Revenue	75	343	15,712

Net Cost of Services	16,559	13,335	1,138

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	16,559	13,335	1,138
Recurrent Services Appropriation	15,441	13,260	—
Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	50	73	50

9 - 38	Budget Estimates 2011-12

Independent Transport Safety Regulator
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	2,339	3,032	2,847
Receivables	190	442	241

Total Current Assets	2,529	3,474	3,088

Non Current Assets
Property, plant and equipment -
Plant and equipment	153	188	183
Intangibles	308	400	159

Total Non Current Assets	461	588	342

Total Assets	2,990	4,062	3,430

Liabilities Current Liabilities
Payables	1,434	862	777
Provisions	1,263	1,209	1,563
Other	—	582	—

Total Current Liabilities	2,697	2,653	2,340

Total Liabilities	2,697	2,653	2,340

Net Assets	293	1,409	1,090
Equity
Accumulated funds	293	1,409	1,090

Total Equity	293	1,409	1,090

Budget Estimates 2011-12	9 - 39

Independent Transport Safety Regulator
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	12,360	11,018	12,012
Other	3,708	2,160	4,017

Total Payments	16,068	13,178	16,029

Receipts
Sale of goods and services	13	127	31
Interest	62	107	175
Other	500	280	16,270

Total Receipts	575	514	16,476

Net Cash Flows From Operating Activities	(15,493)	(12,664)	447

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(50)	(73)	(50)

Net Cash Flows From Investing Activities	(50)	(73)	(50)

Cash Flows From Government
Recurrent appropriation	15,441	13,842	—
Cash transfers to Consolidated Fund	—	(277)	(582)

Net Cash Flows From Government	15,441	13,565	(582)

Net Increase/(Decrease) in Cash	(102)	828	(185)
Opening Cash and Cash Equivalents	2,441	2,204	3,032

Closing Cash and Cash Equivalents	2,339	3,032	2,847

Cash Flow Reconciliation
Net cost of services	(16,559)	(13,335)	(1,138)
Non cash items added back	1,166	884	1,115
Change in operating assets and liabilities	(100)	(213)	470

Net Cash Flow From Operating Activities	(15,493)	(12,664)	447

9 - 40	Budget Estimates 2011-12

Office of Transport Safety Investigations
Introduction
Purpose
The Office of Transport Safety Investigations (OTSI) investigates transport accidents and incidents. Its work covers rail, bus and ferry passenger transport and rail freight.
OTSI, an independent statutory office, operates under the Transport Administration Act 1988.
Results and Services
OTSI works towards the following result: the risk of accidents in rail freight and public transport is reduced.
Contributing to this result, OTSI’s key service involves investigating safety incidents in order to mitigate risks.
2011-12 Budget Highlights
In 2011-12, OTSI’s key initiatives will include spending:
•	$20,000 on new computer hardware and software to aid investigations and support an evidence management system

•	$15,000 to train investigators in analysis methods, cognitive interviewing, blood-borne pathogens and critical incident stress management.
Delivery
Recent Achievements
In 2010-11, OTSI’s key achievements included:
•	providing coronial support for a fatal bus incident in which it sought to have the Australian Design Rules amended so people could no longer take risks on the outside of moving buses

•	analysing three bus fires to give findings on causes and propagation, including the use of non-flammable materials in fittings and finishes

•	investigating international standards for tunnel safety and fire suppression systems and comparing them with Australian standards and application in New South Wales.

Budget Estimates 2011-12	9 - 41

Office of Transport Safety Investigations
Future Directions
In future years, OTSI plans to:
•	promote transparency in incident reporting through industry briefings about its investigative process.

•	recommend measures to reduce operating delays caused by damage to rail infrastructure and rolling stock.

•	conduct systemic investigations to improve the safety, efficiency and reliability of public transport services.

9 - 42	Budget Estimates 2011-12

Office of Transport Safety Investigations
Performance Information
Result Indicators
Reduced risk of accidents in public transport and rail freight in
     New South Wales

	2008-09	2009-10	2010-11	2010-11	2011-12
Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Agreement by parties to Statement of Facts (a)%	100	100	100	98	100
Confidential Safety Information and Reporting Scheme referrals actioned (b)%	100	100	100	100	100
Implementation of OTSI recommendations (c)%	75	80	75	85	90

(a)	Measures the level of agreement to the published statement of facts relating to an incident being investigated.

(b)	Measures action taken on breach of safe working practice incidents, when confidentially reported by transport workers.

(c)	Measures the level of acceptance by operators that OTSI’s recommendations will improve safe working within public transport.

Budget Estimates 2011-12	9 - 43

Office of Transport Safety Investigations
Service Group Statements
Investigation and Risk Mitigation Analysis

Service description:	This service group covers the mandated function of independently investigating safety incidents that occur in public transport and rail freight in New South Wales.

Linkage to results:	This service group contributes to reduced risk of accidents in public transport and rail freight in New South Wales, by carrying out risk mitigation analysis and investigations associated with all public transport and rail freight incidents. OTSI liaises with all industry participants, including the regulators, to prepare reports and recommendations.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
Notifiable incidents reported	no.	1,769	2,173	2,500	2,479	2,500
Incident investigations conducted	no.	8	12	12	12	15
Confidential Safety Information and Reporting Scheme investigations conducted	no.	16	23	30	23	25

Employees:	FTE	11	11	11	11	11

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	2,444	2,439	2,340
Total expenses include the following:
Employee related	1,725	1,818	1,763
Other operating expenses	461	471	461
Other expenses	100	—	100

Capital Expenditure	20	18	20

9 - 44	Budget Estimates 2011-12

Office of Transport Safety Investigations
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	1,725	1,818	1,763
Other operating expenses	461	471	461
Depreciation and amortisation	158	150	16
Other expenses	100	—	100

Total Expenses Excluding Losses	2,444	2,439	2,340

Less:
Revenue
Sales of goods and services	1	2	3
Investment income	6	6	6
Grants and contributions	—	—	2,187

Total Revenue	7	8	2,196

Net Cost of Services	2,437	2,431	144

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	2,437	2,431	144
Recurrent Services Appropriation	2,142	2,141	—

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	20	18	20
Capital Works and Services Appropriation	20	—	—

Budget Estimates 2011-12	9 - 45

Office of Transport Safety Investigations
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	121	179	104
Receivables	8	31	21

Total Current Assets	129	210	125

Non Current Assets
Property, plant and equipment -
Plant and equipment	34	31	40
Intangibles	4	5	—

Total Non Current Assets	38	36	40

Total Assets	167	246	165

Liabilities
Current Liabilities
Payables	68	80	74
Provisions	180	233	209

Total Current Liabilities	248	313	283

Total Liabilities	248	313	283

Net Assets	(81)	(67)	(118)

Equity
Accumulated funds	(81)	(67)	(118)

Total Equity	(81)	(67)	(118)

9 – 46	Budget Estimates 2011-12

Office of Transport Safety Investigations
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	1,626	1,685	1,695
Other	616	481	626

Total Payments	2,242	2,166	2,321

Receipts
Sale of goods and services	1	2	3
Interest	6	6	6
Other	60	30	2,257

Total Receipts	67	38	2,266

Net Cash Flows From Operating Activities	(2,175)	(2,128)	(55)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(20)	(18)	(20)

Net Cash Flows From Investing Activities	(20)	(18)	(20)

Cash Flows From Government
Recurrent appropriation	2,142	2,141	—
Capital appropriation	20	—	—

Net Cash Flows From Government	2,162	2,141	—

Net Increase/(Decrease) in Cash	(33)	(5)	(75)
Opening Cash and Cash Equivalents	154	184	179

Closing Cash and Cash Equivalents	121	179	104

Cash Flow Reconciliation
Net cost of services	(2,437)	(2,431)	(144)
Non cash items added back	249	253	109
Change in operating assets and liabilities	13	50	(20)

Net Cash Flow From Operating Activities	(2,175)	(2,128)	(55)

Budget Estimates 2011-12	9 – 47

10. Treasury Cluster

	2010-11	2011-12
	Budget	Budget	Variation
Agency	$m	$m	%

The Treasury
Total Expenses	73.7	75.8	2.9
Capital Expenditure	1.8	0.4	-78.2
Crown Finance Entity
Total Expenses	4,924.5	5,210.7	5.8
Capital Expenditure	0.5	0.5	—
Electricity Tariff Equalisation Ministerial Corporation
Total Expenses	0.1	0.4	256.1
Capital Expenditure	—	—	—
Liability Management Ministerial Corporation
Total Expenses	—	66.3	n.a.
Capital Expenditure	—	—	—
NSW Self Insurance Corporation
Total Expenses	1,459.6	1,687.1	15.6
Capital Expenditure	1.4	0.4	-67.7
Advance to the Treasurer
Total Expenses	300.0	150.0	-50
Capital Expenditure	140.0	135.0	-3.6

Budget Estimates 2011-12	10 – 1

The Treasury
Introduction
Purpose
The Treasury is the Government’s main financial and economic adviser. Its work includes:
•	advising on infrastructure and asset management

•	advising on micro-economic reforms and competition policy

•	managing the State Budget and the balance sheet
It aims to achieve a better a public service and a stronger economy.
Treasury Corporation operates as an autonomous corporation under its Board which is chaired by the Treasury Secretary.
Results and Services
Treasury is the lead agency for the following NSW 2021 Plan goal: rebuild state finances.
Treasury works towards the following results.
•	State finances support the delivery and long-term affordability of government services.

•	Policy settings promote a competitive state economy.
Contributing to these results, Treasury’s key service involves advising on economic and financial strategies, advising on agency efficiency, providing budget and financial management services and providing public sector management systems.
2011-12 Budget Highlights
In 2011-12, Treasury’s estimated total expenses will be $66.9 million.
Its key initiatives will include:
•	setting up the Fiscal Effectiveness Office to work with agencies to ensure the efficiency savings identified in expenditure reviews are delivered through effective program management

•	working with state owned corporations (SOCs) to implement recommendations arising from the efficiency reviews

•	assisting the Commission of Audit and implementing Financial Audit recommendations as accepted by the Government

•	revising the States’s medium and long-term fiscal targets in the Fiscal Responsibility Act 2005

10 – 2	Budget Estimates 2011-12

The Treasury
•	providing strategic reform options to support the State’s participation in the Commonwealth Tax Forum and Council of Australian Governments (COAG) meetings

•	working to secure federal funding streams and a more equitable share of GST for New South Wales as part of the Australian Government’s GST Distribution Review.
Delivery
Recent Achievements
In 2010-11, Treasury’s key achievements included:
•	completing 19 major reviews including nine individual agency, eight government business and two whole-of-government reviews to identify cost and efficiency savings

•	working with central agencies to advise the Government on public sector wages and excess employees policies

•	helping to finalise the Metropolitan Plan for Sydney 2036, including analysing the affordability of the 10-year Metropolitan Transport Plan

•	actively participating in the national health reform negotiations to ensure the funding model and governance arrangements provided a firm basis for managing financial risks and clarifying responsibilities

•	contributing to an intergovernmental working party into housing supply and affordability, and the reforms needed to reduce supply barriers and stimulate demand

•	providing policy and administrative support for the Financial Audit, including evidence-based advice on fiscal and revenue reform strategies

•	reviewing governance arrangements for SOC boards

•	selling the Government’s waste services business, WSN Environmental Solutions, for $235 million

•	selling three government-owned retail energy businesses, EnergyAustralia, Integral Energy, and Country Energy, and executing gen-trader agreements with TRUenergy for the outputs of Eraring and Delta West power stations, for gross proceeds of $5.3 billion

•	successfully applying to the Commonwealth Grants Commission for an $11 million increase in NSW GST revenues in 2011-12.

Budget Estimates 2011-12	10 - 3

The Treasury
Future Directions
In future years, Treasury plans to:
•	work with Infrastructure NSW to implement the Government’s infrastructure priorities based on sound economic analysis

•	enhance fiscal discipline and financial accountability across the public sector by reforming the Financial Management Framework, including budget and reporting systems

•	contribute to micro-economic reform and competition policy to lessen the burden of red tape and inefficient regulation when doing business in New South Wales

•	help to implement savings initiatives in agencies to ensure budgets are sustainable

•	contribute to the COAG reforms and represent the State’s interests in negotiating national agreements

•	support more effective resource allocation across NSW agencies by advising Cabinet and taking part in the agency reform program

•	assist the Government in dealing with the Commission of Audit report.

10 – 4	Budget Estimates 2011-12

The Treasury
Performance Information
Result Indicators
State finances support the delivery and long run affordability of Government services

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
Maintaining a Triple-A credit rating for New South Wales(a)	Rating	triple-A	triple-A	triple-A	triple-A	triple-A
Maintaining a downward trend in GG sector net financial liabilities compared to GSP (b)%		12.0	12.6	11.0	12.0	11.6
Deviation of actual expenses from budget (c)%		2.7	0.3	<1.0	<0	0.

(a)	This indicator contributes to the measurement of NSW 2021 Plan goal. The target is to maintain the State’s triple-A credit rating assigned by international credit rating agencies Moody’s, and Standard and Poor’s.

(b)	General government (GG) sector net financial liabilities provide an indicator of balance sheet strength. GSP — Gross State Product.

(c)	Deviation of expenses within tolerance limits is an indication of appropriate funding at Budget time.
This performance indicator is based on changes to underlying expenses.
Policy settings promote a competitive State economy

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:
New South Wales total state revenue per capita to be less than or equal to the other states average:(a)
New South Wales		$7,053	7,810	7,897	7,768	8,156
Other states		$7,845	8,444	8,065	8,636	8,885

(a)	Signals whether NSW is competitive taking into account limitations imposed by NSW share of Australian Government funding. Figures exclude revenue from Commonwealth payments passed on by states to third parties such as non-government schools and local government.

Budget Estimates 2011-12	10 - 5

The Treasury
Service Group Statements
State Resource Management

Service description:	This service group covers advice on economic and fiscal strategies, the efficiency and effectiveness of public sector agencies, and infrastructure, asset management and procurement. It also includes budget management services, public sector management systems, and financial asset and liability management services.

Linkage to results:	This service group contributes to strong state finances that support the delivery and long-term affordability of services, as well as policy settings that promote a competitive state economy, by working towards a range of intermediate results that include:

• efficient management of financial assets and liabilities • better resource allocation decisions linked to Government priorities

• sustainable investment, maintenance and management of infrastructure assets

• sustainable and predictable revenue flows

• implementation of competition, regulatory and human capital reforms with a focus on the Council of Australian Government program.

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Service measures:
State physical assets covered by a Total Asset Management Plan submission for nominated agencies	%	98.0	95.7	100.0	100.0	100.0
Required government businesses with a signed Statement of Corporate Intent or
Statement of Business Intent (a)%		79	66	100	48	100
Employees:	FTE	289	314	338	357	361

(a)	The change of government impacted on the target completion of Statement of Corporate Intent and Statement of Business Intents in 2010-11.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:
Total Expenses Excluding Losses	73,661	74,667	75,780
Total expenses include the following:
Employee related	45,432	47,045	46,271
Other operating expenses	27,376	26,607	28,677
Grants and subsidies	169	347	169

Capital Expenditure	1,765	439	385

10 – 6	Budget Estimates 2011-12

The Treasury
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses

Operating expenses -
Employee related	45,432	47,045	46,271
Other operating expenses	27,376	26,607	28,677
Depreciation and amortisation	684	668	663
Grants and subsidies	169	347	169

Total Expenses Excluding Losses	73,661	74,667	75,780

Less:
Revenue
Sales of goods and services	8,648	10,610	8,400
Investment income	255	680	500
Other revenue	—	18	15

Total Revenue	8,903	11,308	8,915

Gain/(loss) on disposal of non current assets	—	3	—

Net Cost of Services	64,758	63,356	66,865

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	64,758	63,356	66,865
Recurrent Services Appropriation	62,034	59,660	63,981

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	1,765	439	385
Capital Works and Services Appropriation	385	340	385

Budget Estimates 2011-12	10 - 7

The Treasury
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	886	10,834	12,729
Receivables	2,461	3,109	1,930

Total Current Assets	3,347	13,943	14,659

Non Current Assets
Property, plant and equipment -
Plant and equipment	2,318	1,113	1,023
Intangibles	1,453	917	729

Total Non Current Assets	3,771	2,030	1,752

Total Assets	7,118	15,973	16,411

Liabilities
Current Liabilities
Payables	2,135	3,099	3,152
Provisions	3,835	5,241	5,218

Total Current Liabilities	5,970	8,340	8,370

Non Current Liabilities
Provisions	50	56	56

Total Non Current Liabilities	50	56	56

Total Liabilities	6,020	8,396	8,426

Net Assets	1,098	7,577	7,985

Equity
Accumulated funds	1,098	7,577	7,985

Total Equity	1,098	7,577	7,985

10 - 8	Budget Estimates 2011-12

The Treasury
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	45,437	45,642	43,341
Grants and subsidies	169	347	169
Other	43,343	24,184	31,949

Total Payments	88,949	70,173	75,459

Receipts
Sale of goods and services	12,588	12,412	9,430
Interest	1,312	1,772	480
Other	4,395	(5,389)	3,463

Total Receipts	18,295	8,795	13,373

Net Cash Flows From Operating Activities	(70,654)	(61,378)	(62,086)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	236	—
Purchases of property, plant and equipment	(1,771)	(447)	(243)
Other	(15,521)	(17,723)	(142)

Net Cash Flows From Investing Activities	(17,292)	(17,934)	(385)

Cash Flows From Government
Recurrent appropriation	62,034	59,660	63,981
Capital appropriation	385	340	385
Cash transfers to Consolidated Fund	—	(80)	—

Net Cash Flows From Government	62,419	59,920	64,366

Net Increase/(Decrease) in Cash	(25,527)	(19,392)	1,895

Opening Cash and Cash Equivalents	26,413	30,226	10,834

Closing Cash and Cash Equivalents	886	10,834	12,729

Cash Flow Reconciliation
Net cost of services	(64,758)	(63,356)	(66,865)
Non cash items added back	3,573	3,401	3,570
Change in operating assets and liabilities	(9,469)	(1,423)	1,209

Net Cash Flow From Operating Activities	(70,654)	(61,378)	(62,086)

Budget Estimates 2011-12	10 - 9

Crown Finance Entity
Introduction
Purpose
The Crown Finance Entity manages and reports on public sector assets, liabilities and associated transactions.
It makes defined benefit superannuation contributions, manages the long service leave and debt obligations of the general government sector, and pays interest on bank balances in the Treasury Banking System. It also covers redundancy costs, first home owner grants and GST administration costs, and provides funds for natural disaster relief.
Results and Services
The Entity works towards the following results.
•	The State’s financial assets and liabilities are efficiently managed.

•	Approved agency appropriations and grants are paid on time.
Contributing to these results, the Entity’s key services are:
•	setting the parameters within which the Crown debt portfolio is managed, to minimise cost and risk

•	managing superannuation liabilities in line with the Government’s plan to fully fund them

•	providing central financial payments to agencies and managing the Treasury Banking System.
2011-12 Budget Highlights
In 2011-12, the Entity’s key expected outcomes will include funding:
•	$1.4 billion to State Super expenses for defined benefit schemes

•	$1.4 billion for interest expenses on new and existing debt held mainly with NSW Treasury Corporation

•	$267 million for capital grants for first home owners

•	$224.2 million for the Australia Taxation Office for GST administration and related payments

•	$100 million for redundancy payments to various government agencies

•	$265 million for natural disaster relief grants

•	$47 million for regional relocation grants.

10 - 10	Budget Estimates 2011-12

Crown Finance Entity
Delivery
Recent Achievements
In 2010-11, the Entity’s key achievements included:
•	receiving $5.3 billion from the first sales in the State’s energy reform process

•	providing 32,560 first home owner grants at a cost of $262 million

•	assuming $1.6 billion in long service leave liabilities from NSW Health and $1.2 billion in debt from Delta Electricity and Eraring Energy.
Future Directions
In future years, the Entity will continue to monitor the service-wide assets, liabilities and transactions that are the overall responsibility of the Government, to ensure they meet government objectives, including:
•	fully funding the superannuation liability by the legislated target date of 2030

•	minimising the cost of debt and maximising investment returns.

Budget Estimates 2011-12	10 - 11

Crown Finance Entity
Performance Information
Result Indicators
Minimise level and cost of State liabilities

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Proportion of defined benefit superannuation liabilities that are fully funded (a)%		57.5	63.5	63.3	58.5	63.2
Crown Finance Entity interest cost as proportion of debt	%	5.2	5.5	6.2	6.1	6.4

(a)	This measures the percentage of defined benefit superannuation liabilities covered by superannuation assets valued on a funding basis.
Provide an effective payment system

		2008-09	2009-10	2010-11	2010-11	2011-12
	Units	Actual	Actual	Forecast	Est. Actual	Forecast

Result indicators:

Crown Finance Entity payments made on time	%	100	100	100	100	100

Measures timeliness of remittance of funds to agencies.

10 - 12	Budget Estimates 2011-12

Crown Finance Entity
Service Group Statements
Debt Liability Management

Service description:	This service group covers the management of the Crown debt portfolio and the Treasury Banking System (TBS), which are managed in conjunction with NSW Treasury Corporation, to minimise the market value of debt within specified risk constraints, minimise the cost of debt and maximise investment returns.

Linkage to results:	This service group contributes towards minimising the level and cost of the State’s net debt liabilities by working towards a range of intermediate results that include:
•	maintaining underlying general government net debt as a proportion of gross state product

•	ensuring liabilities are managed to minimise associated costs

•	maximising returns within risk constraints through appropriate investment of any surplus funds.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	1,362,041	1,252,184	1,390,140
Total expenses include the following:
Other expenses	5,012	6,948	7,331

Budget Estimates 2011-12	10 - 13

Crown Finance Entity
Superannuation Liability Management

Service description:	This service group covers the management of unfunded superannuation liabilities of NSW public sector defined benefit superannuation schemes in line with the Government’s long-term funding plan.

Linkage to results:	This service group contributes towards the elimination of Total State Sector net unfunded superannuation liabilities by 30 June 2030.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	1,526,961	1,517,561	1,475,494
Total expenses include the following:
Employee related	1,526,961	1,517,561	1,423,968
Grants and subsidies	—	—	51,526

10 - 14	Budget Estimates 2011-12

Crown Finance Entity
Central Financial Services

Service description:	This service group covers the periodic payments made to meet agency long service leave, the cost of redundancies, grants under the First Home Owners Grant Scheme and GST administration costs payable to the Australian Taxation Office. It also includes provision of funds to various departments and authorities responding to natural disasters.

Linkage to results:	This service group contributes to efficient operation of the State’s finances by working towards a range of intermediate results that include:
•	managing the payment system to ensure agencies receive funding in timely manner

•	efficiently managing other financial assets and liabilities.

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Financial indicators:

Total Expenses Excluding Losses	2,035,507	1,578,106	2,345,051
Total expenses include the following:
Employee related	465,238	661,129	585,242
Other operating expenses	511,462	82,225	484,896
Grants and subsidies	613,284	492,045	918,612
Other expenses	437,122	313,122	287,077

Capital Expenditure	500	—	500

Budget Estimates 2011-12	10 - 15

Crown Finance Entity
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Expenses Excluding Losses
Operating expenses -
Employee related	1,992,199	2,178,690	2,009,210
Other operating expenses	511,462	82,225	484,896
Depreciation and amortisation	52	46	48
Grants and subsidies	613,284	492,045	970,138
Finance costs	1,365,378	1,274,775	1,451,985
Other expenses	442,134	320,070	294,408

Total Expenses Excluding Losses	4,924,509	4,347,851	5,210,685

Less:
Revenue
Sales of goods and services	10,500	9,346	9,600
Investment income	233,345	345,601	572,050
Grants and contributions	3,636	—	4,908
Other revenue	53,687	139,508	16,578

Total Revenue	301,168	494,455	603,136

Gain/(loss) on disposal of non current assets	—	(242,332)	—
Other gains/(losses)	45,463	161,903	(92,357)

Net Cost of Services	4,577,878	3,933,825	4,699,906

Recurrent Funding Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Net Cost of Services	4,577,878	3,933,825	4,699,906
Recurrent Services Appropriation	4,702,103	3,809,443	5,350,923

Capital Expenditure Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Capital Expenditure	500	—	500
Capital Works and Services Appropriation	452,614	411,879	4,310,518

10 - 16	Budget Estimates 2011-12

Crown Finance Entity
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	384,562	4,905,289	339,826
Receivables	15,125	16,477	14,718
Other financial assets	69,333	92,200	228,463

Total Current Assets	469,020	5,013,966	583,007

Non Current Assets
Other financial assets	2,331,478	2,257,722	2,397,498
Property, plant and equipment -
Land and building	1,000	—	500
Plant and equipment	79	88	66
Intangibles	70	75	49

Total Non Current Assets	2,332,627	2,257,885	2,398,113

Total Assets	2,801,647	7,271,851	2,981,120

Liabilities
Current Liabilities
Payables	370,888	733,690	467,626
Borrowings at amortised cost	532,595	304,273	267,645
Other financial liabilities at fair value	3,787	547	547
Provisions	4,506,310	6,381,033	6,288,400
Other	138,683	201,324	371,993

Total Current Liabilities	5,552,263	7,620,867	7,396,211

Non Current Liabilities
Borrowings at amortised cost	18,911,033	18,833,408	18,545,178
Provisions	24,535,576	30,030,804	26,346,943
Other	111,252	1,239,333	1,052,993

Total Non Current Liabilities	43,557,861	50,103,545	45,945,114

Total Liabilities	49,110,124	57,724,412	53,341,325

Net Assets	(46,308,477)	(50,452,561)	(50,360,205)

Equity
Accumulated funds	(46,308,477)	(50,452,561)	(50,360,205)

Total Equity	(46,308,477)	(50,452,561)	(50,360,205)

Budget Estimates 2011-12	10 - 17

Crown Finance Entity
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities
Payments
Employee related	1,884,462	1,886,621	2,130,691
Grants and subsidies	616,284	475,488	972,058
Finance costs	1,170,210	1,033,380	1,233,846
Other	1,050,869	384,193	21,891

Total Payments	4,721,825	3,779,682	4,358,486

Receipts
Sale of goods and services	8,441	4,092	1,495
Retained taxes	—	—	(11,000)
Interest	231,242	319,407	535,640
Other	74,823	159,892	38,086

Total Receipts	314,506	483,391	564,221

Net Cash Flows From Operating Activities	(4,407,319)	(3,296,291)	(3,794,265)

Cash Flows From Investing Activities
Proceeds from sale of property, plant and equipment	—	42	187,525
Proceeds from sale of investments	53	16,953	10,499
Advance repayments received	96,931	96,434	87,595
Purchases of property, plant and equipment	(500)	—	(500)
Purchases of investments	(30)	(1,463)	(734)
Advances made	(284,299)	(115,550)	(431,417)
Other	(19,194)	15,732	—

Net Cash Flows From Investing Activities	(207,039)	12,148	(147,032)

Cash Flows From Financing Activities
Proceeds from borrowings and advances	3,388,092	2,990,673	3,348,424
Repayment of borrowings and advances	(1,232,454)	(1,313,339)	(3,805,774)
Other		1,162,942	(1,309,014)

Net Cash Flows From Financing Activities	2,155,638	2,840,276	(1,766,364)

Cash Flows From Government
Recurrent appropriation	4,702,103	3,828,409	5,350,923
Capital appropriation	452,614	411,879	4,310,518
Asset sale proceeds transferred to the Consolidated Fund Entity	(2,705,549)	698,737	(8,500,277)
Cash transfers to Consolidated Fund	—	(14,626)	(18,966)

Net Cash Flows From Government	2,449,168	4,924,399	1,142,198

Net Increase/(Decrease) in Cash	(9,552)	4,480,532	(4,565,463)

Opening Cash and Cash Equivalents	394,114	424,757	4,905,289

Closing Cash and Cash Equivalents	384,562	4,905,289	339,826

10 - 18	Budget Estimates 2011-12

Crown Finance Entity
Cash Flow Statement (cont)

Cash Flow Reconciliation
Net cost of services	(4,577,878)	(3,933,825)	(4,699,906)
Non cash items added back	63,081	185,302	190,558
Change in operating assets and liabilities	107,478	452,232	715,083

Net Cash Flow From Operating Activities	(4,407,319)	(3,296,291)	(3,794,265)

Budget Estimates 2011-12	10 - 19

Electricity Tariff Equalisation Ministerial Corporation
Introduction
Purpose
The Electricity Tariff Equalisation Ministerial Corporation was established to manage the Electricity Tariff Equalisation Fund (ETEF). The ETEF stopped operating on 30 June 2011.
The ETEF provided oversight for the cost risk of purchases for state-owned electricity retail suppliers who supply small retail customers at independently set tariffs. It smoothed the volatility in wholesale electricity prices.
2011-12 Budget Highlights
Under its payment rules, adjustments to prior periods can be made up to January 2012 and then the Fund will be audited and wound up. The Independent Pricing and Regulatory Tribunal will audit the data supplied to the Fund Administrator for 2010 and 2011. After these audits, the balance of the Fund will be transferred to the Consolidated Fund.
Minor expenses of $381,000 for 2011-12 are expected. These include costs for managing the Fund, as well as auditing and winding up costs.
Delivery
Recent Achievements
In 2010-11, the average NSW wholesale electricity price was $36.05 per megawatt hour with average monthly prices varying between $22.34 and $123.55 per megawatt hour.
The Fund’s balance as at 30 June 2011 was $282.7 million.

10 - 20	Budget Estimates 2011-12

Electricity Tariff Equalisation Ministerial Corporation
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	6	11,556	14,250
Retained taxes, fees and fines	109	177,468	(3,000)

Total Revenue	115	189,024	11,250

Less:
Expenses Excluding Losses
Operating Expenses - Other operating expenses	107	274	381

Total Expenses Excluding Losses	107	274	381

SURPLUS/(DEFICIT)	8	188,750	10,869

Budget Estimates 2011-12	10 - 21

Electricity Tariff Equalisation Ministerial Corporation
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	100	282,724	304,519
Receivables	20,012	10,958	—

Total Current Assets	20,112	293,682	304,519

Non Current Assets
Property, plant and equipment -
Total Assets	20,112	293,682	304,519

Liabilities
Current Liabilities
Payables	35	57	25

Total Current Liabilities	35	57	25

Total Liabilities	35	57	25

Net Assets	20,077	293,625	304,494

Equity
Accumulated funds	20,077	293,625	304,494

Total Equity	20,077	293,625	304,494

10 - 22	Budget Estimates 2011-12

Electricity Tariff Equalisation Ministerial Corporation
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities Receipts
Retained taxes	109	204,804	7,950
Interest	6	11,556	14,250
Other	—	24	15

Total Receipts	115	216,384	22,215

Payments
Other	115	284	420

Total Payments	115	284	420

Net Cash Flows From Operating Activities	—	216,100	21,795

Net Increase/(Decrease) in Cash	—	216,100	21,795
Opening Cash and Cash Equivalents	100	66,624	282,724

Closing Cash and Cash Equivalents	100	282,724	304,519

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	8	188,750	10,869
Change in operating assets and liabilities	(8)	27,350	10,926

Net Cash Flow From Operating Activities	—	216,100	21,795

Budget Estimates 2011-12	10 - 23

Liability Management Ministerial Corporation
Introduction
Purpose
The Liability Management Ministerial Corporation controls the General Government Liability Management Fund.
The Fund accumulates financial assets to help manage the government sector’s balance sheet and allow flexibility with superannuation contributions to defined benefit schemes.
The Corporation operates under the General Government Liability Management Fund Act 2002.
2011-12 Budget Highlights
In 2011-12, the Corporation will:
•	use a $51.5 million contribution from the Crown Finance Entity to fund benefit payments for the Judges’ Pension Scheme and create an asset portfolio to provide for unfunded past service scheme liabilities
•	accept $735.1 million of unfunded Judges Pension Scheme liabilities from the Crown Finance Entity so that the Corporation controls all assets and liabilities for the scheme.
Delivery
Recent Achievements
There were no transactions associated with the Fund in 2010-11.
Future Directions
The General Government Liability Management Fund will be used in the future to make benefit payments under the Judges’ Pensions Act 1953 and to accumulate financial assets with the intention of fully funding outstanding liabilities by 2030.

10 - 24	Budget Estimates 2011-12

Liability Management Ministerial Corporation
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Investment income	—	—	697
Grants and contributions	—	—	51,526

Total Revenue	—	—	52,223

Less:
Expenses Excluding Losses
Operating Expenses -
Employee related	—	—	66,000
Other operating expenses	—	—	250

Total Expenses Excluding Losses	—	—	66,250

SURPLUS/(DEFICIT)	—	—	(14,027)

Budget Estimates 2011-12	10 - 25

Liability Management Ministerial Corporation
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Non Current Assets
Other financial assets	—	—	16,373
Property, plant and equipment -

Total Non Current Assets	—	—	16,373

Total Assets	—	—	16,373

Liabilities
Current Liabilities
Provisions	—	—	51,526

Total Current Liabilities	—	—	51,526

Non Current Liabilities
Provisions	—	—	646,574

Total Non Current Liabilities	—	—	646,574

Total Liabilities	—	—	698,100

Net Assets	—	—	(681,727)

Equity
Accumulated funds	—	—	(681,727)

Total Equity	—	—	(681,727)

10 - 26	Budget Estimates 2011-12

Liability Management Ministerial Corporation
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities Receipts
Other	—	—	51,526

Total Receipts	—	—	51,526

Payments
Employee related	—	—	35,600
Other	—	—	250

Total Payments	—	—	35,850

Net Cash Flows From Operating Activities	—	—	15,676

Cash Flows From Investing Activities
Purchases of investments	—	—	(15,676)

Net Cash Flows From Investing Activities	—	—	(15,676)

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	—	—	(14,027)
Non cash items added back	—	—	(697)
Change in operating assets and liabilities	—	—	30,400

Net Cash Flow From Operating Activities	—	—	15,676

Budget Estimates 2011-12	10 - 27

NSW Self Insurance Corporation
Introduction
Purpose
The NSW Self Insurance Corporation (SICorp):
•	operates the Treasury Managed Fund (TMF) which, as the NSW Government’s self-insurance scheme, provides cover mainly for general government agencies against loss or damage
•	provides home warranty insurance for residential building projects via the Home Warranty Insurance Fund (HWIF).
It also manages several other closed insurance schemes of the State.
SICorp operates under the NSW Self Insurance Corporation Act 2004.
2011-12 Budget Highlights
In 2011-12, SICorp key initiatives will include:
•	reviewing the strategic asset allocation of its investments to ensure it is appropriate within the current economic climate
•	spending $0.7 million to improve data governance to strengthen critical controls and enhance data quality in the TMF data warehouse system, which will support actuarial analysis and agency reporting
•	spending $0.2 million to improve disaster recovery plans and procedures for the SICorp information technology system.
Delivery
Recent Achievements
In 2010-11, SICorp’s key achievements included:
•	managing tenders for claims and risk management services and awarding five-year contracts to external providers to reduce the costs of the TMF scheme

•	setting up a new home warranty insurance service to enable the provision of Home Warranty Insurance to the public after the withdrawal of the general insurance industry, providing stability to the Home Building Industry.

10 - 28	Budget Estimates 2011-12

NSW Self Insurance Corporation
Future Directions
In future years, SICorp plans to:
•	improve contracts and performance management to help reduce spending on claims
•	assist agencies in reviewing their risk management capability with the aim of reducing claims costs.

Budget Estimates 2011-12	10 - 29

NSW Self Insurance Corporation
Financial Statements
Operating Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Revenue
Sales of goods and services	1,058,303	996,124	1,384,235
Investment income	489,069	479,221	291,270
Grants and contributions	15,000	67,042	3,000
Other revenue	—	3,003	—

Total Revenue	1,562,372	1,545,390	1,678,505

Less:
Expenses Excluding Losses
Operating Expenses -
Other operating expenses	1,158,522	1,004,184	1,368,841
Depreciation and amortisation	1,439	619	427
Finance costs	299,595	294,058	317,831

Total Expenses Excluding Losses	1,459,556	1,298,861	1,687,099

SURPLUS/(DEFICIT)	102,816	246,529	(8,594)

10 - 30	Budget Estimates 2011-12

NSW Self Insurance Corporation
Balance Sheet

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Assets
Current Assets
Cash assets	206,578	272,810	279,373
Receivables	153,574	122,731	167,516
Other	—	354	354

Total Current Assets	360,152	395,895	447,243

Non Current Assets
Receivables	240,567	197,074	228,049
Other financial assets	5,739,464	5,335,427	5,899,115
Property, plant and equipment -
Plant and equipment	671	291	316
Intangibles	2,426	432	429
Other	16	41	26

Total Non Current Assets	5,983,144	5,533,265	6,127,935

Total Assets	6,343,296	5,929,160	6,575,178

Liabilities
Current Liabilities
Payables	146,468	29,495	145,772
Provisions	760,693	803,244	851,985
Other	4,709	6,781	7,037

Total Current Liabilities	911,870	839,520	1,004,794

Non Current Liabilities
Provisions	450,936	370,096	371,331
Other	4,455,386	4,407,223	4,895,326

Total Non Current Liabilities	4,906,322	4,777,319	5,266,657

Total Liabilities	5,818,192	5,616,839	6,271,451

Net Assets	525,104	312,321	303,727

Equity
Accumulated funds	525,104	312,321	303,727

Total Equity	525,104	312,321	303,727

Budget Estimates 2011-12	10 - 31

NSW Self Insurance Corporation
Cash Flow Statement

	2010-11		2011-12
	Budget	Est. Actual	Budget
	$000	$000	$000

Cash Flows From Operating Activities Receipts
Sale of goods and services	1,058,303	1,002,905	1,384,491
Interest	235,374	255,027	250,065
Other	141,569	232,001	247,987

Total Receipts	1,435,246	1,489,933	1,882,543

Payments
Other	1,188,491	1,250,505	1,353,048

Total Payments	1,188,491	1,250,505	1,353,048

Net Cash Flows From Operating Activities	246,755	239,428	529,495

Cash Flows From Investing Activities
Proceeds from sale of investments	—	305,117	—
Purchases of property, plant and equipment	(185)	(149)	(159)
Purchases of investments	(238,840)	(429,371)	(522,483)
Other	(1,205)	(62)	(290)

Net Cash Flows From Investing Activities	(240,230)	(124,465)	(522,932)

Net Increase/(Decrease) in Cash	6,525	114,963	6,563
Opening Cash and Cash Equivalents	200,053	157,847	272,810

Closing Cash and Cash Equivalents	206,578	272,810	279,373

Cash Flow Reconciliation
Surplus/(deficit) for year before distributions	102,816	246,529	(8,594)
Non cash items added back	(252,256)	(223,575)	(40,778)
Change in operating assets and liabilities	396,195	216,474	578,867

Net Cash Flow From Operating Activities	246,755	239,428	529,495

10 - 32	Budget Estimates 2011-12

Advance to the Treasurer
Advance to the Treasurer
Each year an amount is advanced to the Treasurer to manage contingencies in the Budget year and that can arise from unforseen events.
Once allocated, expenditure is shown within the appropriate agency. As the use of Treasurer’s Advance represents a transfer of spending, there is no budget impact.
In 2011-12 an amount of $285 million has been allocated. This comprises $150 million for recurrent services and $135 million for capital works and services. The capital component includes $65 million for projects awaiting appropriate business cases such as Shared Corporate Services with the remainder held for contingencies.
Treasurer’s Advance is lower than previous years. This follows implementation of stronger budget control measures. Treasurer’s Advance for recurrent services represents a contingency of 0.3 per cent of total expenses.

Budget Estimates 2011-12	10 - 33

Index

A
Aboriginal Affairs	3-2
Aboriginal Housing	4-6, 4-17, 6-6
Aboriginal Housing Office	4-1, 4-27
Aboriginal students	3-9:11, 3-14, 3-16, 3-19
Advance to the Treasurer	10-33
Advancing Australian Agriculture	8-38
Ageing Support	4-3:4, 4-6:7
Agriculture	7-37, 8-4, 8-7, 8-10:11, 8-13, 8-16, 8-38:39
Ambulance response time	6-11
Ambulance Service of NSW	6-2
Aquaculture	8-11, 8-13, 8-17
Art Gallery of New South Wales	8-1, 8-3, 8-25, 8-45
Audit Office of New South Wales	7-1, 7-120
Australian Botanic Garden, Mount Annan	7-111:113
Australian Museum	8-1, 8-3, 8-25, 8-50

B
Balance Sheet	iv
Barangaroo Delivery Authority	7-1, 7-125, 9-4
Blue Mountains Botanic Garden, Mount Tomah	7-111:113
Blueprint for Corporate and Shared Services in NSW Government	5-4
Border Rivers-Gwydir Catchment Management Authority	8-55, 8-57
Bus Services	9-5, 9-7, 9-11, 9-15, 9-33

C
Cancer Institute NSW	6-1, 6-6, 6-23, 6-34
Capital Funding Statement	iv
Caring for Our Country Program	8-55
Cash Flow Statement	iv
Casino, Liquor and Gaming Control Authority	8-1, 8-3, 8-25:26, 8-30
Catchment Action Plan	7-104, 7-107, 8-7, 8-55:56
Catchment Management Authorities	8-1, 8-3, 8-5, 8-7, 8-21, 8-25
Centennial Park and Moore Park Trust	7-2, 7-5, 7-30, 7-130
Centennial Parklands	7-5, 7-130
Central West Catchment Management Authority	7-104, 8-55, 8-60
Child Protection	2-69, 4-2:5, 4-7, 4-14:15, 4-37, 7-70:71
Children’s Court	2-4:5, 2-69:70
Children’s Guardian	3-2, 3-12
CityRail Services	9-4, 9-7, 9-10, 9-15
Civil Law Services	2-69, 2-73
Climate Change Fund	7-5, 7-23:24
Commission for Children and Young People	3-2
Community Fire Units	2-53:56
Community Health	6-2, 6-5, 6-15, 8-111
Community Housing	4-3, 4-6:7, 4-17, 4-27:28
Community Justice Centres	2-3, 2-6, 2-12
Community Partnership (Legal Aid)	2-75
Community Relation Commission of New South Wales	3-1, 3-3, 3-24:25, 3-29, 7-6
Companion Animals	7-4, 7-22
Compensation Authorities Staff Division	5-1, 5-24, 5-63
Consumer Trader and Tenancy Tribunal	5-4, 5-38
Corrective Services NSW	2-2:3, 2-5, 2-8:10
Counter-terrorism	2-80, 2-84
Country Rail Infrastructure Authority	9-2
Country Towns Water Supply and Sewerage Program	8-5, 8-20
Criminal investigation	2-89, 2-91
Criminal Law Services	2-69, 2-72
Crown Finance Entity	5-34, 10-1, 10-10, 10-24
Crown Solicitor’s Office	2-3, 2-16

D
Department of Attorney General and Justice	2-1, 2-2, 2-80
Department of Education and Communities	3-1, 3-2, 3-50
Department of Family and Community Services	4-1, 4-2, 4-36, 4-38
Department of Finance and Services	5-1, 5-2, 5-47, 8-20
Department of Health	6-1, 6-2, 6-27, 6-34, 7-56
Department of Planning and Infrastructure	7-1, 7-35

Budget Estimates 2011-12	i1

Index

Department of Premier and Cabinet	2-79, 3-23, 7-1, 7-3, 7-83, 7-85
Department of Rural Fire Service	2-1, 2-23, 2-43
Department of Trade and Investment, Regional Infrastructure and Services	8-1, 8-2, 8-31, 8-34, 8-121
Department of Transport	7-125, 9-1, 9-2, 9-23, 9-27, 9-33, 9-36:37
Destination NSW	8-1, 8-8, 8-24, 8-96,
Disability Services	2-18, 4-8, 4-10:12, 5-5
District Court	2-7, 2-12, 2-38
Drought	7-23, 7-27, 7-29, 8-7, 8-12, 8-20, 8-37:38
Dust Diseases Tribunal	5-62

E
Early Childhood Education and Care	3-2:5, 3-7, 3-9, 3-13
Election Funding Authority	7-62
Electricity Tariff Equalisation Ministerial Corporation	10-1, 10-20
Electronic Ticketing	9-5
Emergency Services	2-1, 2-53:54, 2-79:87, 2-106, 6-18, 7-25, 7-29
Energy Concessions	8-23
Environmental Trust	7-1, 7-5, 7-31, 7-90
Events New South Wales Pty Limited	8-24, 8-96, 8-98:100

F
Fair Trading	5-2:9, 5-16, 5-38
Family Law Services	2-69, 2-74
Finance and Services	5-1, 5-2
Fire and Rescue NSW	2-1, 2-23, 2-53
First Home Owner Grant Scheme	5-9, 5-14, 10-10:11, 10-15
Fisheries	8-3:4, 8-7, 8-9:17
Floodplain management	7-23
Forum Sentencing	2-4, 2-7

G
Government Licensing Service	5-4, 5-6, 5-12
Government Radio Network	5-11
Government Records Repository	5-47

H
Hawkesbury-Nepean Catchment Management Authority	8-55, 8-63
Health	6-1, 6-2
Health Care Complaints Commission	6-1, 6-6, 6-23, 6-27
Health, Capital Works	6-5
Health, Governance	6-7
Heritage Asset Management	7-135, 7-151
Historic Houses Trust of New South Wales	7-2, 7-5, 7-30, 7-135
Home and Community Care	4-7, 4-11, 9-6
Home Care Service of New South Wales	4-1, 4-23
Home Purchase Assistance Fund	4-1, 4-23
Homelessness	4-3:9, 4-13
Housing	2-96, 4-2, 4-27
Hunter Development Corporation	7-2, 7-35, 7-43, 7-140
Hunter Water	7-57
Hunter-Central Rivers Catchment Management Authority	8-55, 8-66

I
Independent Commission Against Corruption	7-1, 7-47
Independent Pricing and Regulatory Tribunal	7-1, 7-55
Independent Transport Safety and Regulator	9-1, 9-2, 9-19, 9-33
Information and Privacy Commission	2-1, 2-23, 2-62
Infrastructure NSW	7-1, 7-6, 7-8, 7-31, 7-99
Infringement notices	2-100:1, 7-25, 8-17

J
Judicial Commission of New South Wales	2-1, 2-27
Juvenile Justice	2-2, 2-4, 2-8:22

i2	Budget Estimates 2011-12

Index

K
Keep Them Safe	4-4:5, 6-7, 7-5

L
Lachlan Catchment Management Authority	8-55, 8-69
Land and Property	5-2:8, 5-18
Legal Aid Commission of New South Wales	2-1, 2-23, 2-69
Legislative Assembly	1-2, 7-64
Legislative Council	1-2, 7-64
Liability Management Fund	10-24
Liability Management Ministerial Corporation	10-1, 10-24
Light Rail	9-4, 9-7, 9-14
Local Courts	2-4, 2-38, 2-75
Local Government Infrastructure Backlog Policy	7-5
Long Service Corporation	5-1, 5-19, 5-28
Lower Murray-Darling Catchment Management Authority	8-55, 8-72
Luna Park Reserve Trust	7-2, 7-145

M
Marine Parks	8-17
Maritime Authority of New South Wales	9-1:2, 9-30
Medical Research	6-4
Medical Workforce	6-3
Mental Health	6-2:6, 6-12, 6-20
Metropolitan Strategy	7-40
Metropolitan Transport Plan	10-3
Metropolitan Water	5-2:5, 5-11, 8-20
Mine Safety	8-22
Mining	7-36:37, 8-3:23
Minister Administering the Environmental Planning and Assessment Act	7-1, 7-150
Ministry for Police and Emergency Services	2-1, 2-23, 2-79
Motor Accidents Authority	5-1, 5-24, 5-33
Murray Catchment Management Authority	8-55, 8-75
Murrumbidgee Catchment Management Authority	8-55, 8-78
Museum of Applied Arts and Sciences	8-1, 8-3, 8-25, 8-101

N
Namoi Catchment Management Authority	8-55, 8-81
National Health Reform	4-23, 6-9, 7-6, 10-3
Native Title	8-21
Natural Disaster Resilience Program	2-80
Natural Disasters Relief	8-37:39, 10-10
Natural Resources Commission	7-1, 7-31, 7-103
New South Wales Crime Commission	2-1, 2-23, 2-88
New South Wales Electoral Commission	7-1, 7-62
New South Wales Film and Television Office	8-1, 8-106
New South Wales Rural Assistance Authority	8-1, 8-26, 8-37
North West Rail Link	7-150:151, 9-4, 9-7, 9-14
Northern Rivers Catchment Management Authority	8-55, 8-84
NSW Businesslink Pty Limited	4-1, 4-18, 4-36
NSW Food Authority	8-1, 8-16, 8-111
NSW Health	6-2, 6-7:8, 6-13, 6-22, 10-11
NSW Industrial Relations	5-2:3, 5-5, 5-7, 5-10, 5-29
NSW Police Force	2-1, 2-23, 2-95, 7-76:79
NSW Procurement	5-2, 5-4, 5-9
NSW Self Insurance Corporation	10-1, 10-28
NSW Trustee and Guardian	2-1, 2-17, 2-114
Nurses	6-3, 6-8

O
Office of Environment and Heritage	7-3
Office of State Revenue	5-2, 5-4, 5-6, 5-8
Office of the Board of Studies	3-1, 3-3, 3-25, 3-37
Office of the Director of Public Prosecutions	2-1, 2-34
Office of the Protective Commissioner	2-114
Office of the Public Guardian	2-17
Office of Transport Safety Investigation	9-1:2, 9-19, 9-35, 9-41
Olympic Park Authority, Sydney	3-1, 3-3, 3-24:25, 3-47

Budget Estimates 2011-12	i3

Index

Ombudsman’s Office	7-1, 7-69
Operating Statement	iv
Out-of-Home Care	3-3, 3-5, 3-7, 3-12, 3-23, 4-3:4, 4-7, 4-9, 4-16, 6-4
P
Parliamentary Budget Office	1-3
Parliamentary Counsel’s Office	7-3
Parramatta Park Trust	7-5, 7-30
Payroll Tax	5-6
Pensioner Rebate Scheme	7-21
Pillar Administration	5-52
Police Integrity Commission	7-1, 7-76
Powerhouse Museum	8-101
Premier and Cabinet	2-79, 3-23, 7-1:2, 7-3, 7-83, 7-85
Preventive Health	6-4, 6-8
Primary Industries	8-3, 8-10, 8-13, 8-18, 8-121
Property Vegetation Plans	7-13
Protocol	7-18, 7-57, 7-99
Public Purpose Fund	2-69
Public Service Commission	7-1, 7-6, 7-8, 7-16, 7-83

R
Rail Corporation New South Wales	9-2
Recurrent Funding Statement	iv
Redfern-Waterloo Authority	7-2, 7-155, 7-160
Regional Development	7-13, 7-27, 7-35, 7-43, 8-6
Registry of Births, Deaths and Marriages	2-15
Rental Bond Board	5-1, 5-38
Responsible Gaming	8-32
Road Safety	2-96:97, 2-101, 5-33, 9-3, 9-9:10, 9-17
Roads and Traffic Authority of New South Wales	5-33, 9-1:2, 9-14, 9-16, 9-18, 9-23
Rouse Hill Regional Centre	7-151
Royal Botanic Gardens and Domain Trust	7-1, 7-5, 7-30:31, 7-111

S
School Student Transport Scheme	9-5, 9-11
Screen NSW	8-106:107
ServiceFirst	5-2, 5-4, 5-6
South West Rail Link	7-150:151, 9-4, 9-14
Southern Rivers Catchment Management Authority	8-55, 8-87
Sport and Recreation	3-2, 3-5, 3-7:8, 3-11, 3-21, 7-116, 8-5,
State Contracts Control Board	5-12
State Emergency Service	2-1, 2-23, 2-106
State Infrastructure Strategy	7-99
State Library of New South Wales	8-1, 8-3, 8-25, 8-116
State Property Authority	5-1, 5-3, 5-19, 5-42
State Records Authority	5-1, 5-3, 5-19, 5-47
State Super	5-52, 10-10,
State Transit Authority	9-2, 9-16
StateFleet	5-2, 5-4, 5-6, 5-13
Stronger Together	4-4, 4-6:7
Superannuation Administration Corporation	5-1, 5-52
Superannuation contributions	10-10, 10-24
Supreme Court	2-7, 2-12, 2-38
Sydney Ferries	9-2, 9-5, 9-7, 9-10, 9-15:16
Sydney Metropolitan Catchment Management Authority	8-55, 8-90
Sydney Metropolitan Development Authority	7-2, 7-155, 7-160
Sydney Olympic Park Authority	3-1, 3-3, 3-24:25, 3-47
Sydney Opera House Trust	8-3, 8-25
Sydney Region Development Fund	7-150

T
TAFE Education Services	3-2:6, 3-19
Tenancy Advice and Advocacy Program	5-38
The Governor	7-4, 7-18
The Legislature	1-1, 1-2
The Treasury	10-1, 10-2
Trade and Investment, Regional Infrastructure and Services	8-1, 8-2, 8-26

i4	Budget Estimates 2011-12

Index

Transport Construction Authority	9-2
Transport for NSW	9-2, 9-23, 9-34
Transport Safety and Reliability Regulator	9-19
Transport Subsidy Schemes	9-16
Treasurer’s Advance	10-1, 10-33
Treasury	4-32, 8-11, 10-1, 10-2
Treasury Managed Fund	10-28

U
Unclaimed Money	5-14

V
Victim and Witness Assistance	2-34, 2-37, 2-39
Victims of Crime	2-5, 2-14, 2-35
Volunteers engaged in emergency services	2-106:110

W
Water Administration Ministerial Corporation	8-1, 8-121
Water Sharing Plans	8-7, 8-12
Western Catchment Management Authority	8-55, 8-93
Western Sydney Parklands Trust	7-2, 7-5, 7-30, 7-150, 7-165
WorkCover Authority	2-108, 5-1, 5-24, 5-34, 5-57
Workers Compensation Commission	5-24
Workers’ Compensation (Dust Diseases) Board	5-1, 5-24, 5-62

Budget Estimates 2011-12	i5